As Filed With The Securities And Exchange Commission On January 24, 2007
Registration No. 333-130617

United States
Securities and Exchange Commission
Washington, D.C. 20549

AMENDMENT NO. 5
TO
FORM SB-2

Registration Statement Under The Securities Act Of 1933
________________

TECHNEST HOLDINGS, INC.
(Name of small business issuer in its charter)

Nevada	88-0357272
(State or other jurisdiction identification number)	(I.R.S. employer of incorporation or organization)

3829
(Primary Standard Industrial Classification Code Number)

One McKinley Square, Fifth Floor, Boston, MA 02109
(617) 722-9800
(Address and telephone number of principal executive offices)

276 Washington Street, P.O. Box 367, Boston, MA 02108
(Mailing Address)

Daniel Clevenger
Suzette R. O’Connor
One McKinley Square, Fifth Floor, Boston, MA 02109
(617) 722-9800
(Name, address and telephone number of agent for service)

Copies To:
David A. Broadwin, Esq.
Foley Hoag LLP
1000 Winter Street
Waltham, Massachusetts 02451
(617) 832-1000
________________

Approximate Date Of Proposed Sale To The Public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (7)(8)
Common Stock, par value $.001 per share	306,047 (2)	$5.09	$1,557,779.23	$166.68
Common Stock, par value $.001 per share	632,178 (3)	$5.09	$3,217,786.02	$344.30
Common Stock, par value $.001 per share	374,286 (4)	$5.09	$1,905,115.74	$203.85
Common Stock, par value $.001 per share	262,688 (5)	$5.09	$1,337,081.92	$143.07
Common Stock, par value $.001 per share	2,033,896 (6)	$5.09	$10,352,530.64	$1,107.72
Total	3,609,095		$18,370,293.55	$1,965.62

(1)
Pursuant to Rule 416(a), the number of shares of common stock being registered will be adjusted to include any additional shares which may be offered as a result of stock splits, stock dividends, or similar transactions.

(2)
Represents the number of shares of common stock issuable upon conversion of 64.631 shares of Series A convertible preferred stock. Each share of Series A convertible preferred stock is currently convertible into 4,735.297 shares of Technest common stock.

(3)
Represents the number of shares of common stock issuable upon conversion of 632,178 shares of Series C convertible preferred stock. The number of shares of Technest common stock into which each share of Series C convertible preferred stock is convertible is determined by dividing $2.175 by the Series C Conversion Price. The Series C Conversion Price is $2.175.

(4)	Represents the number of shares of common stock issuable upon exercise of outstanding warrants to purchase shares of common stock at an exercise price of $6.50 per share.

(5)
Represents our good faith estimate of the number of shares which may become issuable in satisfaction of liquidated damages arising from our Registration Rights Agreement, dated February 14, 2005, as amended on October 3, 2005, (with an effective date of September 30, 2005) and February 27, 2006.

(6)
Represents shares of common stock that are presently outstanding, including 1,001,545 shares issued in satisfaction of liquidated damages arising from our Registration Rights Agreement, dated February 14, 2005, as amended on October 3, 2005 (with an effective date of September 30, 2005) and February 27, 2006, to require that all liquidated damages be paid using shares of our common stock. We are registering these shares pursuant to piggy-back registration rights previously granted and other arrangements agreed to by the registrant.

(7)
Estimated solely for the purpose of determining our registration fee pursuant to Rule 457(c), based on the average of the high and low sales prices of our common stock on December 20, 2005, as reported on the OTC Bulletin Board by the National Association of Securities Dealers, Inc., which was $5.09.

(8)	The registrant previously paid a registration fee of $7,361.89.

____________________________

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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EXPLANATORY NOTE

General. This registration statement on Form SB-2 covers the resale of 2,033,896 shares of our common stock that are presently outstanding; 306,047 shares of our common stock issuable upon conversion of 64.631 shares of Series A convertible preferred stock; 632,178 shares of our common stock issuable upon conversion of Series C preferred stock; 374,286 shares of our common stock issuable upon exercise of currently outstanding warrants to purchase common stock at an exercise price of $6.50 per share; and 262,688 shares issuable as liquidated damages in connection with a certain registration rights agreement.

____________________________________

The information in this prospectus is not complete and may be changed without notice. The selling stockholders may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the selling stockholders are not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

3,609,095 SHARES OF COMMON STOCK
OF
TECHNEST HOLDINGS, INC.

This prospectus relates to the resale, from time to time, of up to 3,609,095 shares of our common stock by the stockholders referred to throughout this prospectus as "selling stockholders" including:

•	306,047 shares of our common stock issuable upon conversion of 64.631 shares of Technest Series A convertible preferred stock;

•	632,178 shares of our common stock issuable upon conversion of 632,178 shares of Technest Series C convertible preferred stock;

•	374,286 shares of our common stock issuable upon exercise of outstanding warrants to purchase our common stock at an exercise price of $6.50 per share;

•
262,688 shares of our common stock which may be issued as liquidated damages as contemplated by our Registration Rights Agreement dated February 14, 2005, as amended on October 3, 2005 and February 27, 2006; and

•	2,033,896 shares of our common stock that are presently outstanding.

The selling stockholders may sell the common stock being offered pursuant to this prospectus from time to time (directly or through agents or dealers) on terms to be determined at the time of sale. The prices at which the selling stockholders may sell their shares may be determined by the prevailing market price for the shares or in negotiated transactions.

The selling stockholders will receive all of the proceeds from the sales made under this prospectus. Accordingly, we will receive no part of the proceeds from sales made under this prospectus. We are paying the expenses incurred in registering the shares, but all selling and other expenses incurred by the selling stockholders will be borne by them.

Our common stock is quoted on the OTC Bulletin Board by the National Association of Securities Dealers, Inc. under the symbol "TCNH.OB." On January 19, 2007, the last reported sale price of our common stock on the OTC Bulletin Board was $1.40 per share.

Investing in our common stock involves a high degree of risk. See Risk Factors on page 3 of this prospectus.

Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, as amended. Broker-dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Broker-dealers are required to determine whether an investment in a penny stock is suitable investment for a prospective investor.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________, 2007

TABLE OF CONTENTS

Prospectus Summary	1

Risk Factors	3

Special Note Regarding Forward-Looking Statements	16

Use of Proceeds	16

Price Range for Common Stock and Dividend Policy	17

Selling Stockholders	18

Management's Discussion and Analysis of Financial Condition and Results of Operations	25

Business	34

Property	43

Legal Proceedings	44

Directors and Executive Officers	45

Executive Compensation	48

Security Ownership of Certain Beneficial Owners and Management	52

Disclosure of Commission Position on Indemnification for Securities Act Liabilities	54

Certain Relationships and Related Transactions	55

Description of Our Securities	57

Plan of Distribution	60

Available Information	62

Legal Matters	62

Experts	62

____________________________

The selling stockholders are offering and selling shares of our common stock only to those persons and in those jurisdictions where these offers and sales are permitted.
____________________________

You should rely only on the information contained in this prospectus, as amended and supplemented from time to time. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The information in this prospectus is complete and accurate only as of the date of the front cover regardless of the time of delivery or of any sale of shares. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in our affairs since the date hereof.

____________________________

In this prospectus, "Technest," "the Company," "we," "us" and "our" refer to Technest Holdings, Inc. and its subsidiaries, taken as a whole, unless the context otherwise requires; “Markland” refers to Markland Technologies, Inc.; “Genex” refers to Genex Technologies, Inc.; and “EOIR” refers to EOIR Technologies, Inc.
____________________________

The information in this prospectus reflects our 1-for-211.18 reverse stock split effective as of the close of business on July 19, 2005.

____________________________

This prospectus contains trademarks, service marks and registered marks of Technest Holdings, Inc. and its subsidiaries and other companies, as indicated. Unless otherwise provided in this prospectus, as amended and supplemented from time to time, trademarks identified by (R) and (TM) are registered trademarks or trademarks, respectively, of Technest Holdings, Inc. or its subsidiaries. All other trademarks trade names and service names are the properties of their respective owners.
____________________________

PROSPECTUS SUMMARY

This summary highlights material information contained elsewhere in this prospectus but does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information, including our financial statements and the related notes, elsewhere in this prospectus and the matters discussed in "Risk Factors" beginning on page 3.

Recent Acquisitions

On August 17, 2005, pursuant to a Stock Purchase Agreement with Markland Technologies, Inc., our majority stockholder, we purchased all of the outstanding stock of E-OIR Technologies, Inc., (“EOIR”), formerly one of Markland’s wholly-owned subsidiaries. As consideration for the stock of EOIR, we issued 12 million shares of our common stock to Markland, and as a result, Markland’s ownership of Technest increased from 85% immediately prior to the transaction to approximately 98% on a primary basis and from 39% to approximately 82% on a fully diluted basis (assuming the conversion of all of our convertible securities and the exercise of all warrants to purchase Technest common stock). As of December 20, 2006, Markland owned 80.96.% of our outstanding common stock on a primary basis and 73.7% on a fully diluted basis.

On February 14, 2005, Markland acquired a controlling interest in Technest. In connection with this transaction, and at the same time, we acquired all of the capital stock of Genex Technologies, Inc., a private company with expertise in imaging and surveillance whose primary customer is the U.S. Department of Defense ("DOD"). We financed the acquisition of Genex through the private placement of securities to sophisticated investors.

Prior to the EOIR and Genex transactions, we were a public “shell” company with no operations, nominal assets, accrued liabilities totaling $309,316 and 139,260 shares of common stock issued and outstanding. Our primary attraction to a potential merger partner or acquisition vehicle was expected to be our status as a public company.

Who we are

Technest Holdings, Inc. provides advanced technology, products, and services to the defense and homeland security marketplaces. We work closely with the U.S. military, major defense prime contractors, and government intelligence agencies to develop advanced electronic systems, devices, and equipment. We remain aligned with the needs of the U.S. Government and the U.S. Department of Defense by focusing on intelligence, surveillance, reconnaissance, communication and network systems, and systems integration. Through our operating subsidiaries, we have been serving the military and government sectors for over 25 years. We operate in five principal technical areas: Advanced Sensor Systems, Imaging and Intelligence Solutions, Operational Management, Intelligent Surveillance, and Chemical and Explosive Detection.

Our executive offices are located at One McKinley Square, Fifth Floor, Boston, Massachusetts 02109, and our phone number is (617) 722-9800.

The Offering

The selling stockholders are offering up to 3,609,095 shares of our common stock in accordance with the following terms:

Issuer:	Technest Holdings, Inc.

Securities Offered:	3,609,095 shares of Technest common stock, $.001 par value, per share

OTC Bulletin Board Symbol:	TCNH

Use Of Proceeds:
We will not receive any of the proceeds from the sale by any selling stockholder of the common stock. Certain of the shares covered by this prospectus are issuable upon the exercise of warrants; we intend to use any cash proceeds from the exercise of these warrants for our working capital.

Offering Price:	To be determined by the prevailing market price for the shares at the time of the sale or in negotiated transactions.

Risk Factors:	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 3.

Common Stock Outstanding	16,727,992 as of January 19, 2007.

The selling stockholders acquired the securities covered by this registration statement in connection with the transactions described on page 23 under “Transactions with our Selling Stockholders.”

Shares Of Common Stock Offered Pursuant To This Registration Statement

The selling stockholders are offering up to 3,609,095 shares of our common stock consisting of (i) 2,033,896 shares of our common stock that are presently outstanding; (ii) 306,047 shares of our common stock issuable upon conversion of 64.631 shares of Series A convertible preferred stock; (iii) 632,178 shares of our common stock issuable upon conversion of Series C preferred stock; (iv) 374,286 shares of our common stock issuable upon exercise of currently outstanding warrants to purchase common stock at an exercise price of $6.50 per share; and (v) 262,688 shares issuable as liquidated damages in connection with a certain registration rights agreement.

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We do not know when these shares will be sold since sales will depend upon the market price for our common stock, the circumstances, needs and decisions of the selling stockholders, and other factors. Sales of these shares may significantly affect the trading price for our common stock.

RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should consider carefully the risks described below and elsewhere in this prospectus and the information under “Special Note Regarding Forward-Looking Statements,” together with any added, updated or changed information included in applicable prospectus supplements before you decide to buy the securities. If any of the following risks, or other risks not presently known to us or that we currently believe are not material, develop into an actual event, then our business, financial condition and results of operations could be adversely affected. In that case, the value of the securities could fall and you may lose all or part of the money you paid to buy the securities.

Risks Related To Our Business, Results Of Operations And Financial Condition

We have a limited operating history. As a result, it may be difficult to evaluate our prospects for profitable operations and our ability to produce a positive return on Genex or EOIR.

Technest has a limited operating history on which a potential investor may base an evaluation of us, our prospects and our ability to operate Genex or EOIR profitably.  If Technest is unable to sustain profitable operations, investors may lose their entire investment in Technest.

We have a history of operating losses and cannot give assurance of future revenues or operating profits; investors may lose their entire investment.

Technest has had net operating losses each year since its inception. As of September 30, 2006, our accumulated deficit was $17,110,230. If Technest continues to suffer losses as it has in the past, investors may not receive any return on their investment and may lose their entire investment.

If we cannot obtain additional capital required to fund our operations and finance the growth our business, operating results and financial condition may suffer and the price of our stock may decline.

The development of our technologies will require additional capital, and our business plan is to acquire additional revenue-producing assets. Although we believe that we have sufficient sources of liquidity to satisfy our obligations for at least the next 12 months, we may be unable to obtain additional funds, if needed, in a timely manner or on acceptable terms, which may render us unable to fund our operations or expand our business. If we are unable to obtain capital when needed, we may have to restructure our business or delay or abandon our development and expansion plans. If this occurs, the price of our common stock may decline and you may lose part or all of your investment.

We will have ongoing capital needs as we expand our business.  If we raise additional funds through the sale of equity or convertible securities, your ownership percentage of our common stock will be reduced. In addition, these transactions may dilute the value of our common stock.  We may have to issue securities that have rights, preferences and privileges senior to our common stock.  The terms of any additional indebtedness may include restrictive financial and operating covenants that would limit our ability to compete and expand. Although we have been successful in the past in obtaining financing for working capital and acquisitions, there can be no assurance that we will be able to obtain the additional financing we may need to fund our business, or that such financing will be available on acceptable terms.

We have grown quickly; if we cannot effectively manage our growth, our business may suffer.

We have rapidly and significantly expanded our operations through the acquisitions of EOIR in August 2005 and Genex in February 2005.  This growth has placed, and is expected to continue to place, a strain on our personnel, management, financial and other resources.  Some of our officers have no prior senior management experience at public companies.  To manage our growth effectively, we must, among other things:

•	upgrade and expand our contract support, manufacturing facilities and capacity in a timely manner;

•	successfully attract, train, motivate and manage a larger number of employees for contract support, manufacturing, sales and customer support activities;

•	control higher inventory and working capital requirements; and

•	improve the efficiencies within our operating, administrative, financial and accounting systems, procedures and controls.

To meet our growth objectives we must attract and retain highly skilled technical, operational, managerial and sales and marketing personnel.  If we fail to attract and retain the necessary personnel, we may be unable to achieve our business objectives and may lose our competitive position, which could lead to a significant decline in net sales.  We face significant competition for these skilled professionals from other companies, research and academic institutions, government entities and other organizations.

If we fail to manage our growth properly, we may incur unnecessary expenses and the efficiency of our operations may decline, adversely affecting our business and the price of our stock.

Future acquisitions of other companies, if any, may disrupt our business and result in additional expenses, which could harm our business.

We have made significant acquisitions in the past, and we plan to continue to review potential acquisition candidates, and our business plan includes building our business through strategic acquisitions. However, acceptable acquisition candidates may not be available in the future or may not be available on terms and conditions acceptable to us.

Acquisitions involve numerous risks including among others, difficulties and expenses incurred in the consummation of acquisitions and the assimilation of the operations, personnel, and services and products of the acquired companies. Additional risks associated with acquisitions include the difficulties of operating new businesses, the diversion of management's attention from other business concerns and the potential loss of key employees of the acquired company. If we do not successfully integrate the businesses we may acquire in the future, our business will suffer.

If we fail to realize some or all of the anticipated benefits from our acquisition of EOIR, our business will suffer.

Our combined company may fail to realize some or all of the anticipated benefits and synergies of the transaction as a result of, among other things, lower than expected order rates from customers of EOIR, unanticipated costs, deterioration in the U.S. economy and other factors. There can be no assurance that we will receive new orders under EOIR’s existing contract with the United States Army Night Vision and Electronic Sensors Directorate.

Some of our competitors are much larger than we are, have better name recognition than we do and have far greater financial and other resources than we do. If we cannot effectively compete, our business may suffer and the price of our stock would decrease.

With the U.S. government's large appropriation of money for homeland security programs, many companies are competing for the same homeland security contracts and there can be no assurance that Technest will effectively compete with large companies who have more resources and funds than we do. Several companies have been working on issues relevant to the safety of the American people for the past several years. Because of the services and additional human and financial resources that these larger companies can provide, they may be more attractive to the U.S. Government. Lockheed Martin and Northrop Grumman are providers of hardware engineering and systems engineering solutions. Computer Sciences Corporation and EDS provide computer and computer software solutions. Defense companies, such as General Dynamics, Boeing and Raytheon, are solutions providers that could easily expand their businesses into the homeland security business and are currently allocating resources to develop programs in this area.

Our business may suffer if we cannot protect our proprietary technology.

Our ability to compete depends significantly upon our patents, our trade secrets, our source code and our other proprietary technology.  Any misappropriation of our technology or the development of competing technology could seriously harm our competitive position, which could lead to a substantial reduction in revenue.

The steps we have taken to protect our technology may be inadequate to prevent others from using what we regard as our technology to compete with us. Our patents could be challenged, invalidated or circumvented, in which case the rights we have under our patents could provide no competitive advantages. Existing trade secrets, copyright and trademark laws offer only limited protection. In addition, the laws of some foreign countries do not protect our proprietary technology to the same extent as the laws of the United States, which could increase the likelihood of misappropriation.  Furthermore, other companies could independently develop similar or superior technology without violating our intellectual property rights.

If we resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome, disruptive and expensive, distract the attention of management, and there can be no assurance that we would prevail.

Claims by others that we infringe their intellectual property rights could increase our expenses and delay the development of our business. As a result, our business and financial condition could be harmed.

Our industries are characterized by the existence of a large number of patents and frequent claims and related litigation regarding patent and other intellectual property rights. We cannot be certain that our products do not and will not infringe issued patents, patents that may be issued in the future, or other intellectual property rights of others.

We do not conduct exhaustive patent searches to determine whether the technology used in our products infringes patents held by third parties. In addition, product development is inherently uncertain in a rapidly evolving technological environment in which there may be numerous patent applications pending, many of which are confidential when filed, with regard to similar technologies.

We may face claims by third parties that our products or technology infringe their patents or other intellectual property rights. Any claim of infringement could cause us to incur substantial costs defending against the claim, even if the claim is invalid, and could distract the attention of our management. If any of our products are found to violate third-party proprietary rights, we may be required to pay substantial damages. In addition, we may be required to re-engineer our products or obtain licenses from third parties to continue to offer our products. Any efforts to re-engineer our products or obtain licenses on commercially reasonable terms may not be successful, which would prevent us from selling our products, and, in any case, could substantially increase our costs and have a material adverse effect on our business, financial condition and results of operations.

Fluctuations in our quarterly revenue and results of operations could depress the market price of our common stock.

Our future net sales and results of operations are likely to vary significantly from quarter to quarter due to a number of factors, many of which are outside our control. Accordingly, you should not rely on quarter-to-quarter comparisons of our results of operations as an indication of future performance. It is possible that our revenue or results of operations in a quarter will fall below the expectations of securities analysts or investors. If this occurs, the market price of our common stock could fall significantly. Our results of operations in any quarter can fluctuate for many reasons, including:

•	timing of orders from our largest customers - the DOD, Homeland Security, various INTEL and the United States Night Vision and Electronic Sensors Directorate;

•	our ability to perform under contracts and manufacture, test and deliver products in a timely and cost-effective manner;

•	our success in winning competitions for orders;

•	the timing of new product introductions by us or our competitors;

•	the mix of products we sell;

•	competitive pricing pressures; and

•	general economic climate.

A large portion of our expenses, including expenses for facilities, equipment, and personnel, are relatively fixed. Accordingly, if our revenues decline or do not grow as much as we anticipate, we might be unable to maintain or improve our operating margins. Any failure to achieve anticipated revenues could therefore significantly harm our operating results for a particular fiscal period.

Our ability to service our debt and meet our cash requirements depends on many factors, some of which are beyond our control.

Although there can be no assurances, we believe that the level of borrowings available to us, combined with cash provided by our operations, will be sufficient to provide for our cash requirements for the foreseeable future. However, our ability to satisfy our obligations will depend on our future operating performance and financial results, which will be subject, in part, to factors beyond our control, including interest rates and general economic, financial and business conditions. If we are unable to generate sufficient cash flow to service our debt, we may be required to:

•	refinance all or a portion of our debt;

•	obtain additional financing;

•	sell some of our assets or operations;

•	reduce or delay capital expenditures and/or acquisitions; or

•	revise or delay our strategic plans.

If we are required to take any of these actions, it could have a material adverse effect on our business, financial condition, results of operations and liquidity. In addition, we cannot assure you that we would be able to take any of these actions, that these actions would enable us to continue to satisfy our capital requirements or that these actions would be permitted under the terms of our credit facilities.

The covenants in our term loan facility with Silicon Valley Bank impose restrictions that may limit our ability and the ability of our subsidiaries to take certain actions.

The covenants in our term loan facility with Silicon Valley Bank restrict our ability and the ability of our subsidiaries to, among other things:

•	sell, transfer or lease certain parts of our business and property or that of our subsidiaries;

•	incur additional debt;

•	pay dividends and make other restricted payments and restricts our subsidiaries from doing the same;

•	make certain investments, loans and advances;

•	create or permit certain liens;

•	enter into transactions with affiliates;

•	engage in certain business activities; and

•	consolidate or merge or sell all or substantially all of our assets or those of our subsidiaries.

Our term loan facility contains other covenants customary for credit facilities of this nature, including requiring us to meet specified financial ratios and financial tests. Our ability to borrow under our term loan facility will depend upon satisfaction of these covenants. Events beyond our control can affect our ability to meet those covenants.

If we are unable to meet the terms of our financial covenants, or if we violate any of these covenants, a default could occur under this agreement. A default, if not waived by our lender, could result in the acceleration of our outstanding indebtedness and cause our debt to become immediately due and payable. If acceleration occurs, we would not be able to repay our debt, and it is unlikely that we would be able to borrow sufficient funds to refinance our debt. Even if new financing is made available to us, it may not be on terms acceptable to us.

Our credit facilities with Silicon Valley Bank are based on variable rates of interest, which could result in higher interest expenses in the event of an increase in interest rates.

The interest rate that we pay on our credit facilities with Silicon Valley Bank depend on the Bank’s prime rate. This increases our exposure to fluctuations in market interest rates. If the Bank’s prime rate rises, the interest rate on our credit facilities also may increase. Therefore, an increase in the Bank’s prime rate may increase our interest payment obligations and have a negative effect on our cash flow and financial position.

Risks Related to Contracting with the United States Government

Our contract with the United States Army Night Vision and Electronic Sensors Directorate expires in July 2007. We are in the “re-compete” process. If we are not awarded a new contract, our revenues would decrease significantly and our financial condition would be adversely affected.

We have a contract with the United States Army Night Vision and Electronic Sensors Directorate that may provide for revenues of up to approximately $406 million (including revenue already recognized) depending upon the U.S. Army's needs of which our subsidiary, EOIR, recognized in excess of approximately $70.31 million in revenues for the year ended June 30, 2006 or 86.6% of our total consolidated revenues during that period. This contract expires in July 2007 and we anticipate that the U.S. Army will competitively award a replacement contract. We will expend substantial cost and managerial time and effort to prepare for the bid and proposal for this new contract. Although we believe that it is likely that we will be awarded a new contract, if we are not awarded a new contract, our revenues would significantly decrease and our financial condition could be adversely affected.

Although the U.S. Army has not announced the evaluation criteria for the replacement contract, there are several factors that are likely to be considered during the re-compete process, such as our ability to do the work or find subcontractors that can do the work; our competitive pricing; our reputation, the Government’s prior experience with our work; our competition; changes in Government programs or requirements; budgetary priorities; changes in fiscal policies; curtailment of the Government’s use of technology solutions firms; new contract requirements; and the government’s need for a diverse contracting base. If we are not able to satisfy the Government’s requirements, we may not be awarded a new contract.

Our current and future expected revenues are derived from a small number of customers within the U.S. government such that the loss of any one ultimate customer could materially reduce our revenues. As a result, our financial condition and our stock price would be adversely affected.

We currently derive substantially all of our revenue from contracts with the U.S. Government, including the DOD, Homeland Security and various INTEL within the U.S. Government. We have a contract with the United States Army Night Vision and Electronic Sensors Directorate that may provide for revenues of up to approximately $406 million (including revenue already recognized) depending upon the U.S. Army's needs of which our subsidiary, EOIR, recognized in excess of approximately $70.31 million in revenues for the year ended June 30, 2006 or 86.6% of our total consolidated revenues during that period. Although we expect this contract to account for a substantial portion of our revenues going forward, this contract expires in July 2007 and we are in the process of competing for a new contract. If we are not awarded a new contract, our revenues would significantly decrease and our financial condition could be adversely affected.

In addition, the loss of this customer due to cutbacks, competition, or other reasons would materially reduce our revenue base. Annual or quarterly losses may occur or be increased if there are material gaps or delays in orders from one of our largest customers that are not replaced by other orders or other sources of income.

Our largest customers are the DOD, Homeland Security, and various other INTEL whose operations are subject to unique political and budgetary constraints, involve competitive bidding, and our contacts with these customers may be subject to cancellation with or without penalty, which may produce volatility in our earnings and revenue.

Our largest customers are the DOD, Homeland Security, and various other INTEL. Due to political and budgetary processes and other scheduling delays that may frequently occur relating to the contract or bidding process, some government agency orders may be canceled or delayed, and the receipt of revenues or payments may be substantially delayed. This irregular and unpredictable revenue stream makes it difficult for our business to operate smoothly. Obtaining contracts from government agencies is challenging, and government contracts often include provisions that are not standard in private commercial transactions. For example, government contracts may:

•	include provisions that allow the government agency to terminate the contract without penalty under some circumstances;

•	be subject to purchasing decisions of agencies that are subject to political influence;

•	contain onerous procurement procedures; and

•	be subject to cancellation if government funding becomes unavailable.

In addition, federal government agencies routinely audit government contracts. These agencies review a contractor's performance on its contract, pricing practices, cost structure and compliance with applicable laws, regulations and standards. These audits may occur several years after completion of the audited work. An audit could result in a substantial adjustment to our revenues because we would not be reimbursed for any costs improperly allocated to a specific contract, and we would be forced to refund any improper costs already reimbursed. If a government audit uncovers improper or illegal activities, we may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts forfeiture of profits, suspension of payments, fines and suspension or debarment from doing business with federal government agencies. In addition, our reputation could be harmed if allegations of impropriety were made against us.

Our business could be adversely affected by changes in budgetary priorities of the Government.

Because we derive a substantial majority of our revenue from contracts with the Government, we believe that the success and development of our business will continue to depend on our successful participation in Government contract programs. Changes in Government budgetary priorities could directly affect our financial performance. A significant decline in government expenditures, or a shift of expenditures away from programs that we support, or a change in Government contracting policies, could cause Government agencies to reduce their purchases under contracts, to exercise their right to terminate contracts at any time without penalty or not to exercise options to renew contracts. Any such actions could cause our actual results to differ materially from those anticipated. Among the factors that could seriously affect our Government contracting business are:

•	changes in Government programs or requirements;

•
budgetary priorities limiting or delaying Government spending generally, or specific departments or agencies in particular, and changes in fiscal policies or available funding, including potential Governmental shutdowns (as occurred during the Government’s 1996 fiscal year);

•	curtailment of the Government’s use of technology solutions firms.

Our Government contracts may be terminated by the government at any time and may contain other provisions permitting the government not to continue with contract performance. If lost contracts are not replaced, our operating results may differ materially from those anticipated.

We derive substantially all of our revenue from Government contracts that typically span one or more base years and one or more option years. The option periods typically cover more than half of the contract’s potential duration. Government agencies generally have the right not to exercise these option periods. In addition, our contracts typically also contain provisions permitting a government client to terminate the contract for its convenience. A decision not to exercise option periods or to terminate contracts could result in significant revenue shortfalls from those anticipated.

Our Government contracts contain numerous provisions that are unfavorable to us.

Government contracts, including ours, contain provisions and are subject to laws and regulations that give the government rights and remedies, some of which are not typically found in commercial contracts, including allowing the Government to:

•	cancel multi-year contracts and related orders if funds for contract performance for any subsequent year become unavailable;

•	claim rights in systems and software developed by us;

•	suspend or debar us from doing business with the Government or with a Government agency, impose fines and penalties and subject us to criminal prosecution; and

•	control or prohibit the export of our data and technology.

If the Government terminates any of our contracts for convenience, we may recover only our incurred or committed costs, settlement expenses and profit on work completed prior to the termination. If the Government terminates any of our contracts for default, we may be unable to recover even those amounts, and instead may be liable for excess costs incurred by the Government in procuring undelivered items and services from another source. Depending on the value of the particular contract, that type of termination could cause our actual results to differ materially from those anticipated. Our Government contracts also contain organizational conflict of interest clauses that limit our ability to compete for certain related follow-on contracts. For example, when we work on the design of a particular system, we may be precluded from competing for the contract to install that system. As we grow our business, we expect to experience organizational conflicts of interest more frequently. Depending upon the value of the matters affected by an organizational conflict of interest issue that precludes our participation in a program or contract could cause our actual results to differ materially from those anticipated.

We derive significant revenue from contracts and task orders awarded through a competitive bidding process. If we are unable to consistently win new awards over any extended period, our business and prospects will be adversely affected.

Substantially all of our contracts and task orders with the Government are awarded through a competitive bidding process. We expect that much of the business that we will seek in the foreseeable future will continue to be awarded through competitive bidding. Budgetary pressures and changes in the procurement process have caused many Government clients to increasingly purchase goods and services through indefinite delivery/indefinite quantity, or ID/IQ, contracts, GSA schedule contracts and other government-wide acquisition contracts. These contracts, some of which are awarded to multiple contractors, have increased competition and pricing pressure, requiring that we make sustained post-award efforts to realize revenue under each such contract. In addition, in consideration of recent publicity regarding the practice of agencies awarding work under such contracts that is arguably outside their intended scope, both the GSA and the DOD have initiated programs aimed to ensure that all work fits properly within the scope of the contract under which it is awarded. The net effect of such programs may reduce the number of bidding opportunities available to us. Moreover, even if we are highly qualified to work on a particular new contract, we might not be awarded business because of the Government’s policy and practice of maintaining a diverse contracting base.

The competitive bidding process presents a number of risks, including the following:

•	we bid on programs before the completion of their design, which may result in unforeseen technological difficulties and cost overruns;

•	we expend substantial cost and managerial time and effort to prepare bids and proposals for contracts that we may not win;

•	we may be unable to estimate accurately the resources and cost structure that will be required to service any contract we win; and

•
we may encounter expense and delay if our competitors protest or challenge awards of contracts to us in competitive bidding, and any such protest or challenge could result in the resubmission of bids on modified specifications, or in the termination, reduction or modification of the awarded contract.

If we are unable to win particular contracts, we may be unable to provide clients services that are purchased under those contracts for a number of years. If we are unable to consistently win new contract awards over any extended period, our business and prospects will be adversely affected and that could cause our actual results to differ materially from those anticipated. In addition, upon the expiration of a contract, if the client requires further services of the type provided by the contract, there is frequently a competitive re-bidding process. There can be no assurance that we will win any particular bid, or that we will be able to replace business lost upon expiration or completion of a contract, and the termination or non-renewal of any of our significant contracts could cause our actual results to differ materially from those anticipated.

Our business may suffer if we or our employees are unable to obtain the security clearances or other qualifications we and they need to perform services for our clients.

Many of our Government contracts require us to have security clearances and employ personnel with specified levels of education, work experience and security clearances. High-level security clearances can be difficult and time-consuming to obtain. If we or our employees lose or are unable to obtain necessary security clearances, we may not be able to win new business and our existing clients could terminate their contracts with us or decide not to renew them. To the extent we cannot obtain or maintain the required security clearances for our employees working on a particular contract, we may not derive the revenue anticipated from the contract, which could cause our results to differ materially from those anticipated.

The Government may change its procurement or other practices in a manner adverse to us.

The Government may change its procurement practices or adopt new contracting rules and regulations, such as cost accounting standards. It could also adopt new contracting methods relating to GSA contracts or other government-wide acquisition contracts, or adopt new socio-economic requirements. These changes could impair our ability to obtain new contracts or win re-competed contracts. New contracting requirements could be costly or administratively difficult for us to satisfy, and, as a result could cause actual results to differ materially from those anticipated.

Restrictions on or other changes to the Government’s use of service contracts may harm our operating results.

We derive a significant amount of revenue from service contracts with the Government. The Government may face restrictions from new legislation, regulations or union pressures, on the nature and amount of services the Government may obtain from private contractors. Any reduction in the Government’s use of private contractors to provide services could cause our actual results to differ materially from those anticipated.

Our contracts and administrative processes and systems are subject to audits and cost adjustments by the Government, which could reduce our revenue, disrupt our business or otherwise adversely affect our results of operations.

Government agencies, including the Defense Contract Audit Agency, or DCAA, routinely audit and investigate Government contracts and Government contractors’ administrative processes and systems. These agencies review our performance on contracts, pricing practices, cost structure and compliance with applicable laws, regulations and standards. They also review our compliance with regulations and policies and the adequacy of our internal control systems and policies, including our purchasing, property, estimating, compensation and management information systems. Any costs found to be improperly allocated to a specific contract will not be reimbursed, and any such costs already reimbursed must be refunded. Moreover, if any of the administrative processes and systems is found not to comply with requirements, we may be subjected to increased government oversight and approval that could delay or otherwise adversely affect our ability to compete for or perform contracts. Therefore, an unfavorable outcome to an audit by the DCAA or another agency could cause actual results to differ materially from those anticipated. If an investigation uncovers improper or illegal activities, we may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeitures of profits, suspension of payments, fines and suspension or debarment from doing business with the Government. In addition, we could suffer serious reputational harm if allegations of impropriety were made against us. Each of these results could cause actual results to differ materially from those anticipated.

Unfavorable government audit results could force us to adjust previously reported operating results and could subject us to a variety of penalties and sanctions.

The federal government audits and reviews our performance on awards, pricing practices, cost structure, and compliance with applicable laws, regulations, and standards. Like most large government vendors, our awards are audited and reviewed on a continual basis by federal agencies, including the Defense Contract Management Agency and the Defense Contract Audit Agency. An audit of our work, including an audit of work performed by companies we have acquired or may acquire or subcontractors we have hired or may hire, could result in a substantial adjustment in our operating results for the applicable period. For example, any costs which were originally reimbursed could subsequently be disallowed. In this case, cash we have already collected may need to be refunded and our operating margins may be reduced. To date, we have not experienced any significant adverse consequences as a result of government audits.

If a government audit uncovers improper or illegal activities, we may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines and suspension or debarment from doing business with U.S. Government agencies.

Employee misconduct, including security breaches, could result in the loss of clients and our suspension or disbarment from contracting with the Government.

We may be unable to prevent our employees from engaging in misconduct, fraud or other improper activities that could adversely affect our business and reputation. Misconduct could include the failure to comply with procurement regulations, regulations regarding the protection of classified information and legislation regarding the pricing of labor and other costs in government contracts. Many of the systems we develop involve managing and protecting information involved in national security and other sensitive functions. A security breach in one of these systems could prevent us from having access to such critically sensitive systems. Other examples of employee misconduct could include time card fraud and violations of the Anti-Kickback Act. The precautions we take to prevent and detect this activity may not be effective, and we could face unknown risks or losses. As a result of employee misconduct, we could face fines and penalties, loss of security clearance and suspension or debarment from contracting with the Government, which could cause our actual results to differ materially from those anticipated.

If our subcontractors or vendors fail to perform their contractual obligations, our performance as a prime contractor and our ability to obtain future business could be materially and adversely impacted and our actual results could differ materially from those anticipated.

Our performance of Government contracts may involve the issuance of subcontracts or purchase orders to other companies upon which we rely to perform all or a portion of the work we are obligated to deliver to our clients. A failure by one or more of our subcontractors or vendors to satisfactorily deliver on a timely basis the agreed-upon supplies and/or perform the agreed-upon services may materially and adversely impact our ability to perform our obligations as a prime contractor.

A performance deficiency by a subcontractor or a vendor could result in the Government terminating our contract for default. A default termination could expose us to liability for excess costs of re-procurement by the Government and have a material adverse effect on our ability to compete for future contracts and task orders.

Depending upon the level of problem experienced, such problems with subcontractors could cause our actual results to differ materially from those anticipated.

Risks Related To “Controlled Companies”

We are a majority owned subsidiary of Markland. As a result, the ability of minority shareholders to influence our affairs is extremely limited.

As of December 20, 2006, Markland controlled approximately 80.96% of outstanding Technest common stock on a primary basis.  As a result, Markland has the ability to control all matters submitted to the stockholders of Technest for approval (including the election and removal of directors) and to control Technest’s management and affairs.  Pursuant to the Stockholder Agreement between Markland and Technest dated March 13, 2006, Markland agreed to elect Joseph Mackin, Gino Pereira, and our three independent directors, Robert Doto, Gen. David Gust (US Army Rtd.) and Darlene Deptula-Hicks.

This concentration of ownership may have the effect of delaying, deferring or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control, which in turn could materially and adversely affect the market price of the common stock.

Minority shareholders of Technest will be unable to affect the outcome of stockholder voting as long as Markland or any other party retains a controlling interest. Further, pursuant to the Stockholder Agreement entered into between Markland and Technest on March 13, 2006, Markland agreed for a period of twelve months from the date of the agreement, not to vote the shares held by it to increase the size of our board of directors or to remove any of the directors currently in office.

If our majority stockholder, Markland Technologies, Inc., sells or transfers all or a significant portion of the shares of our common stock that it currently holds, a change of control could result, which could significantly disrupt our operations.

Currently, Markland owns approximately 80.96% of our outstanding common stock. Markland has declared a distribution to its stockholders of 2,500,000 shares that it owns of Technest and has placed in escrow an aggregate of 4,640,192 shares of our common stock held by Markland to secure the conversion of the Markland Series E preferred stock. Upon the distribution to its stockholders of 2,500,000 shares of Technest, Markland’s ownership of Technest will be 65.9%. If all of the shares held in escrow were transferred by Markland, Markland’s ownership of Technest would drop to 38%. These holdings represent a significant portion of Markland’s assets. If Markland disposes of a large number of shares of our common stock for any reason, a change of control may result.  In particular, Markland is subject to various legal actions, proceedings and claims and may become subject to additional actions, proceedings and claims in the future. Were any of these claims to result in an outcome adverse to Markland, the resulting damages or amounts paid in settlement could be satisfied partially or wholly with shares of our common stock. A change of control at the shareholder level could result in a change to the composition of our board and, ultimately, a change in our management and business plan.  Any such transition could lead to, among other things, a decline in service levels, disruption in our operations and departures of key personnel, which could in turn harm our business.

Gino Pereira serves as a director and Chief Financial Officer of Technest and Markland. Conflicts of interest could arise as a result of these overlapping positions.

While Mr. Pereira’s employment agreement provides that he shall spend no less than 60% of his time working for Technest, there can be no assurance competing demands on Mr. Pereira at a given time will not result in an allocation of time and resources unfavorable to us. Neither our organizational documents nor our policies specify a minimum standard of time and attention that our officers and directors are required to devote to us, and there can be no assurance that conflicts of interest will not arise.

In light of Markland’s significant holdings of our common stock and the potential for conflict given Mr. Pereira’s current positions with Markland and Technest, in an effort to avoid even the mere appearance of a conflict, the board of directors of Technest on September 22, 2006 formed a special committee comprised of the three independent directors, Robert Doto, Gen. David Gust (US Army Rtd.) and Darlene Deptula-Hicks, to address issues arising from or related to, directly or indirectly, the ownership of our common stock by Markland and its assignees and to take any action the special committee deems appropriate.

Risks Related To Capital Structure

Shares eligible for future sale, if sold into the public market, may adversely affect the market price of our common stock.

Pursuant to the terms of the Merger Agreement and the Registration Rights Agreements executed on February 14, 2005 in connection with our acquisition of Genex, Technest was obligated to file one or more registration statements with the Securities and Exchange Commission covering shares that are being registered pursuant to the registration statement, of which this prospectus is a part. In addition, we are obligated to registered shares held by Markland or any of its transferees. Our common stock is thinly traded. The registration of these shares for public resale may result in a greater number of shares being available for trading than the market can absorb. This may cause the market price of our common stock to decrease.

The sale of material amounts of common stock could encourage short sales by third parties and further depress the price of our common stock.  As a result, you may lose all or part of your investment.

The significant downward pressure on our stock price caused by the sale of a significant number of registered shares could cause our stock price to decline, thus allowing short sellers of our stock an opportunity to take advantage of any decrease in the value of our stock. The presence of short sellers in our common stock may further depress the price of our common stock.

Technest does not foresee paying cash dividends in the foreseeable future.

Technest has not paid cash dividends on our stock and does not plan to pay cash dividends on our stock in the foreseeable future.

Risks Related To Investing In Low- Priced Stock

It may be difficult for you to resell shares of our common stock if an active market for our common stock does not develop.

Our common stock is not actively traded on a securities exchange and we do not meet the initial listing criteria for any registered securities exchange or the Nasdaq National Market System. It is quoted on the less recognized OTC Bulletin Board. This factor may further impair your ability to sell your shares when you want and/or could depress our stock price. As a result, you may find it difficult to dispose of, or to obtain accurate quotations of the price of, our securities because smaller quantities of shares could be bought and sold, transactions could be delayed and security analyst and news coverage of our company may be limited. These factors could result in lower prices and larger spreads in the bid and ask prices for our shares.

Technest’s common stock is “penny stock,” with the result that trading of our common stock in any secondary market may be impeded.

Due to the current price of our common stock, many brokerage firms may not be willing to effect transactions in our securities, particularly because low-priced securities are subject to SEC rules imposing additional sales requirements on broker-dealers who sell low-priced securities (generally defined as those having a per share price below $5.00). These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock as it is subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.  These factors severely limit the liquidity, if any, of our common stock, and will likely continue to have a material adverse effect on its market price and on our ability to raise additional capital.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that:

(a)	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

(b)
contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of securities laws;

(c)	contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;

(d)	contains a toll-free telephone number for inquiries on disciplinary actions;

(e)	defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

(f)	contains such other information and is in such form, including language, type, size and format, as the SEC may require by rule or regulation.

In addition, the broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

(a)	bid and ask quotations for the penny stock;

(b)	the compensation of the broker-dealer and its salesperson in the transaction;

(c)	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

(d)	monthly account statements showing the market value of each penny stock held in the customer’s account.

Also, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

We cannot predict the extent to which investor interest in our stock or a business combination, if any, will lead to an increase in our market price or the development of an active trading market or how liquid that market, if any, might become.

The market price of our common stock may be volatile. As a result, you may not be able to sell our common stock in short time periods, or possibly at all.

Our stock price has been volatile. From January 2003 to December 20, 2006, the trading price of our common stock ranged from a low price of $0.02 per share to a high price of $63.29 per share. Many factors may cause the market price of our common stock to fluctuate, including:

•	variations in our quarterly results of operations;

•	the introduction of new products by us or our competitors;

•	acquisitions or strategic alliances involving us or our competitors;

•	future sales of shares of common stock in the public market; and

•	market conditions in our industries and the economy as a whole.

In addition, the stock market has recently experienced extreme price and volume fluctuations. These fluctuations are often unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the market price of our common stock. When the market price of a company's stock drops significantly, stockholders often institute securities class action litigation against that company. Any litigation against us could cause us to incur substantial costs, divert the time and attention of our management and other resources or otherwise harm our business.

Risks Related to the Homeland Security and Defense Industries

The homeland security and defense industries are characterized by rapid technological change and evolving industry standards, and unless we keep pace with the changing technologies, we could lose customers and fail to win new customers.

Our future success will depend, in part, upon our ability to develop and introduce a variety of new products and services and enhancements to these new product and services in order to address the changing and sophisticated needs of the homeland security marketplace. Delays in introducing new products, services and enhancements, the failure to choose correctly among technical alternatives or the failure to offer innovative products and services at competitive prices may cause customers to forego purchases of our products and services and purchase those of our competitors. Frequently, technical development programs in the homeland security industry require assessments to be made of the future directions of technology and technology markets generally, which are inherently risky and difficult to predict.

We face intense competition, which could result in lower revenues and higher research and development expenditures and could adversely affect our results of operations.

Current political tensions throughout the world have heightened interest in the homeland security industry, and we expect competition in this field, which is already substantial, to intensify. If we do not develop new and enhanced products, or if we are not able to invest adequately in our research and development activities, our business, financial condition and results of operations could be negatively impacted. Many of our competitors have significantly more cash and resources than we have. Our competitors may introduce products that are competitively priced, have increased performance or functionality, or incorporate technological advances that we have not yet developed or implemented. To remain competitive, we must continue to develop, market and sell new and enhanced systems and products at competitive prices, which will require significant research and development expenditures.

We cannot assure you that we will be able to compete successfully against current and future competitors.

Risks Relating to New Corporate Governance Standards

We expect our administrative costs and expenses resulting from new regulations to increase, adversely affecting our financial condition and results of operations.

We face new corporate governance requirements under the Sarbanes-Oxley Act of 2002, the NASDAQ Capital Market requirements and SEC rules adopted thereunder. These regulations when we become subject to them will increase our legal and financial compliance and make some activities more difficult, time-consuming and costly.

New corporate governance requirements have made it more difficult to attract qualified directors. As a result, our business may be harmed and the price of our stock may be adversely affected.

New corporate governance requirements have increased the role and responsibilities of directors and executive officers of public companies. These new requirements have made it more expensive for us to maintain director and officer liability insurance. We may be required to accept reduced coverage or incur significantly higher costs to maintain coverage. As a result, although we recently elected three directors that satisfy the “independence” standards of NASDAQ, it may be more difficult for us to attract and retain other qualified individuals to serve as members of our board of directors.

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.

We are required to establish and maintain appropriate internal controls over financial reporting. Our internal controls over financial reporting may have weaknesses and conditions that need to be addressed, the disclosure of which may have an adverse impact on the price of our common stock.

Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management's assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed, disclosure of management's assessment of our internal controls over financial reporting or disclosure of our independent registered public accounting firm's attestation to or report on management's assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

Standards for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 are uncertain, and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting, and attestation of this assessment by our independent registered public accountant. We expect that these requirements will first apply to our annual report for the fiscal year ending June 30, 2008 and June 30, 2009, respectively. The standards that must be met for management to assess the effectiveness of the internal control over financial reporting are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of its internal control over financial reporting. In addition, we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of its assessment by our independent registered public accountants. If management cannot assess our internal control over financial reporting as effective, or our independent registered public accounting firm is unable to issue an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical facts, the statements in this prospectus are forward-looking statements. Forward-looking statements are merely management’s current predictions of future events or based on current expectations, estimates and projections about the industry in which we operate, management's beliefs and assumptions made by management. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are outside Technest ’s control and management’s control.

These statements are inherently uncertain, and actual events could differ materially from our predictions. Important factors that could cause actual events to vary from our predictions include, among others, those discussed under the headings "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." We assume no obligation to update our forward-looking statements to reflect new information or developments, unless required by law. We urge readers to review carefully the risk factors described in this prospectus and the other documents that we file with the Securities and Exchange Commission. You can read these documents at www.sec.gov.

Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. Readers are cautioned not to put undue reliance on such forward-looking statements.

USE OF PROCEEDS

The shares of common stock offered by this prospectus are being offered by the selling stockholders. We will not receive any proceeds from the sale of shares by the selling stockholders. For information about the selling stockholders, see "Selling Stockholders" section of this prospectus. However, certain of the shares covered by this prospectus are issuable upon the exercise of warrants; we intend to use any cash proceeds from the exercise of these warrants for our working capital.

PRICE RANGE FOR COMMON STOCK AND DIVIDEND POLICY

Market Information

Until March 30, 2001 our common stock was traded on the OTC Bulletin Board under the symbol FNTN. On April 2, 2001, our trading symbol was changed to FNIT and in July 2001, it was changed to THNS. Prior to our initial public offering on December 16, 1996, there was no public trading market for such shares. On July 19, 2005, as a result of our reverse stock split, we began trading under the symbol TCNH. In June 2005, we changed our fiscal year end from December 31 to June 30; however, the following table sets forth the high and low closing bid quotations for our common stock as set forth on Nasdaq.com for the calendar years listed below:

Calendar Year	High	Low

2004
First Quarter	$27.43	$4.22
Second Quarter	$4.22	$4.22
Third Quarter	$12.66	$2.11
Fourth Quarter	$21.10	$2.11

2005
First Quarter	$63.29	$10.55
Second Quarter	$40.08	$12.66
Third Quarter	$52.74	$5.15
Fourth Quarter	$5.50	$4.50

2006
First Quarter	$11.35	$4.40
Second Quarter	$4.80	$2.20
Third Quarter	$3.52	$1.60
Fourth Quarter	$2.22	$1.42

The above quotations reflect inter-dealer prices, without retail mark-up, markdown or commission. These quotes are not necessarily representative of actual transactions or of the value of our common stock, and are in all likelihood not based upon any recognized criteria of securities valuation as used in the investment banking community. As of December 20, 2006, there were approximately 133 record holders of our common stock.

We have not paid and do not anticipate paying any cash dividends on our common stock in the foreseeable future. The payment of any cash dividends will be at the discretion of the board of directors and will be dependent upon our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant by the board.

Equity Compensation Plan Information

The following table sets forth certain information concerning all equity compensation plans previously approved by stockholders and all previous equity compensation plans not previously approved by stockholders, as of the most recently completed fiscal year:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	0	$0	10,000,000
Equity compensation plans not approved by security holders (2)	(2)		556,422(2)

Total	(2)	$0	10,556,422(2)

(1)	2001 Stock Option Plan.

(2)
On March 13, 2006, Technest adopted the Technest Holdings, Inc. 2006 Stock Award Plan (“the Plan”), pursuant to which Technest may award up to 1,000,000 shares of its common stock to employees, officers, directors, consultants and advisors to Technest and its subsidiaries. The purpose of this plan is to secure for Technest and its shareholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, Technest and its subsidiaries who are expected to contribute to the Company’s future growth and success. Technest has broad discretion in making grants under the Plan and may make grants subject to such terms and conditions as determined by the board of directors or the committee appointed by the board of directors to administer the Plan. Stock awards under the Plan will be subject to the terms and conditions, including any applicable purchase price and any provisions pursuant to which the stock may be forfeited, set forth in the document making the award. Pursuant to a Stockholder Agreement with Markland Technologies, Inc. dated March 13, 2006, (i) awards relating to no more than 500,000 shares may be granted in calendar year 2006 (the “2006 Awards”), (ii) the 2006 Awards shall vest no earlier than twelve (12) months following the date of grant of such awards, and (iii) awards granted on or after January 1, 2007 shall vest no more frequently than in four equal quarterly installments. To date, the Company has issued 159,778 shares under the Plan and is obligated to issue 283,800 shares, leaving 556,422 shares available for issuance under the Plan.

SELLING STOCKHOLDERS

The following section presents information regarding our selling stockholders. The selling stockholder table and the notes thereto describe each selling stockholder, their relationship to Technest and the number of securities being sold. Immediately thereafter, we have also included a table identifying the individuals having voting and investment control over the securities being sold. Finally, a description of how each selling stockholder acquired the securities being sold in this offering is detailed under the heading "Transactions with Our Selling Stockholders."

Selling Stockholder Table

The following table sets forth the approximate number of shares beneficially owned as of December 20, 2006 by each of the selling stockholders and their pledgees, assignees and successors-in-interest. Please consider the following when reviewing the information presented in the table and the notes:

•	The number of shares beneficially owned by the selling stockholders is determined in accordance with rules promulgated by the SEC.

•
Applicable percentage of ownership is based on 16,618,875 shares of common stock outstanding as of December 20, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of December 20, 2006 for each stockholder but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

•
Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or convertible within 60 days of December 20, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

•	The "Right to Acquire" column reflects beneficial ownership of shares subject to warrants and convertible preferred stock that may be exercised and converted within 60 days after December 20, 2006.

•	The "Shares Offered" under this prospectus column reflects all of the shares that each selling stockholder may offer under this prospectus.

•
The table assumes that the selling stockholders will sell all of the shares. No assurances can be given as to the actual number of shares that will be resold by the selling stockholders or that will be held by the selling stockholders after completion of the resales.

Information concerning the selling stockholders may change from time to time and changed information will be presented in a supplement to this prospectus if and when necessary and required. The selling stockholders may have sold, transferred or otherwise disposed of the securities being registered, since the date the selling stockholders provided the information regarding their securities holdings.

BENEFICIAL OWNERSHIP PRIOR TO OFFERING

NAME OF BENEFICIAL OWNER (1)	OUTSTANDING	RIGHT TO ACQUIRE	TOTAL	SHARES OFFERED UNDER THIS PROSPECTUS

DKR Soundshore Oasis Holding Fund, Ltd. / DKR Soundshore Strategic Holding Fund, Ltd. (2)(3)	211,361 (10)	459,768 (12)(13)	671,129 (15)	725,999 (10)(12)(13)(15)(16)

Southridge Partners LP (4)	576,523 (10)(11)	1,085,198 (13) (18)	1,661,721 (18)	995,424 (10)(11)(13)(16)

Verdi Consulting, Inc. (5)	803,269 (10)(11)(17)(19)	134,407 (12)	937,676	699,404 (10)(11)(12)(16)(17)

ipPartners, Inc. (6)	679,186 (11)(17)(19)	9,995 (12)	689,181	520,045 (11)(12)(16)(17)

Deer Creek Fund LLC (7)	166,786 (10)(11)(17)	0	166,786	194,220 (10)(12)(13)(16)

Southshore Capital Fund Ltd. (8)	96,771 (10)(11)	215,867 (13)(20)	312,638	167,956 (10)(11)(13)(16)

Garth LLC (9)	0	306,047 (14)	306,047	306,047 (14)

BENEFICIAL OWNERSHIP AFTER OFFERING

NAME OF BENEFICIAL OWNER	OUTSTANDING	RIGHT TO ACQUIRE	PERCENT

DKR Soundshore Oasis Holding Fund, Ltd. / DKR Soundshore Strategic Holding Fund, Ltd. (2)(3)	0	0	0

Southridge Partners LP (4)	0	740,371 (18)	4.46%

Verdi Consulting, Inc. (5)	300,000	0	1.81%

ipPartners, Inc. (6)	200,000	0	1.2%

Deer Creek Fund LLC (7)	0	0	0

Southshore Capital Fund Ltd. (8)	0	158,400 (20)	*

Garth LLC (9)	0	0	0

* Less than 1%

(1)	Each selling stockholder has represented to us that it is not a registered broker-dealer.
(2)
DKR Soundshore Oasis Holding Fund Ltd. was a party to the February 14, 2005 Securities Purchase Agreement between Technest and the investors thereto. Pursuant to the terms of this agreement, DKR Soundshore Oasis Holding Fund Ltd. received, among other things, warrants to purchase 218,390 shares of common stock at an exercise price of $6.50 and 218,390 shares of Series C preferred stock, convertible into 218,390 shares of common stock. As of December 20, 2006, a total of 200,793 shares of common stock has been issued to DKR Soundshore Oasis Holding Fund Ltd. in satisfaction of liquidated damages arising under the February 14, 2005 Registration Rights Agreement.

(3)
DKR Soundshore Strategic Holding Fund Ltd. was a party to the February 14, 2005 Securities Purchase Agreement between Technest and the investors thereto. Pursuant to the terms of this agreement, DKR Soundshore Strategic Holding Fund Ltd. received, among other things, warrants to purchase 11,494 shares of common stock at an exercise price of $6.50 and 11,494 shares of Series C preferred stock, convertible into 11,494 shares of common stock. As of December 20, 2006, a total of 10,568 shares of common stock has been issued to DKR Soundshore Strategic Holding Fund Ltd. in satisfaction of liquidated damages arising under the February 14, 2005 Registration Rights Agreement.

(4)
Southridge Partners LP was a party to the February 14, 2005 Securities Purchase Agreement between Technest and the investors thereto. Pursuant to the terms of this agreement, Southridge Partners LP received, among other things, warrants to purchase 344,827 shares of common stock at an exercise price of $6.50 and 344,827 shares of Series C preferred stock, convertible into 344,827 shares of common stock. On October 25, 2005, Southridge Partners LP exercised all of the warrants it received pursuant to the February 14, 2005 Securities Purchase Agreement. This exercise was pursuant to a net exercise provision and resulted in the issuance of 259,604 shares of common stock to Southridge Partners LP. As of December 20, 2006, a total of 316,919 shares of common stock has been issued to Southridge Partners LP in satisfaction of liquidated damages arising under the February 14, 2005 Registration Rights Agreement.

(5)
Verdi Consulting, Inc., a company wholly owned and controlled by Chad Verdi, was a party to the February 14, 2005 Securities Purchase Agreement between Technest and the investors thereto. Pursuant to the terms of this agreement, Verdi Consulting, Inc. received, among other things, warrants to purchase 258,620 shares of common stock at an exercise price of $6.50 and 258,620 shares of Series C preferred stock, convertible into 258,620 shares of common stock. On February 8, 2005 Verdi Consulting, Inc. was a party to a Securities Purchase Agreement with Technest. Pursuant to the terms of that agreement, Verdi Consulting, Inc. received 25 shares of Series A convertible preferred stock convertible into 118,382 shares of common stock. Subsequently, Verdi Consulting, Inc. received an additional 34.694 shares of Series A convertible preferred stock from Garth LLC and transferred an aggregate 30 shares of Series A convertible preferred stock to ipPartners, Inc. On June 20, 2005, Verdi Consulting, Inc. exercised 124,213 of the warrants it received pursuant to the February 14, 2005 Securities Purchase Agreement. This exercise was pursuant to a net exercise provision and resulted in the issuance of 104,452 shares of common stock to Verdi Consulting, Inc. On October 14, 2005, Verdi Consulting, Inc. converted its remaining shares of Series A convertible preferred stock into 140,610 shares of common stock and 258,620 shares of Series C preferred stock into 258,620 shares of common stock. As of December 20, 2006, a total of 237,782 shares of common stock has been issued to Verdi Consulting, Inc. in satisfaction of liquidated damages arising under the February 14, 2005 Registration Rights Agreement.

(6)
ipPartners, Inc., a company controlled and wholly owned by Robert Tarini, our former CEO and former Chairman of our Board of Directors, was a party to the February 14, 2005 Securities Purchase Agreement between Technest and the investors thereto. Pursuant to the terms of this agreement, ipPartners, Inc. received, among other things, warrants to purchase 143,678 shares of common stock at an exercise price of $6.50 and 143,678 shares of Series C preferred stock, convertible into 143,678 shares of common stock. Shares held by ipPartners, Inc. should be aggregated to those held by Mr. Tarini. Between March 7, 2005 and October 14, 2005, ipPartners, Inc. acquired 30 shares of Series A convertible preferred stock convertible into 118,382 shares of common stock. On June 20, 2005, ipPartners, Inc. exercised 133,683 of the warrants it received pursuant to the February 14, 2005 Securities Purchase Agreement. This exercise was pursuant to a net exercise provision and resulted in the issuance of 104,455 shares of common stock of ipPartners, Inc. On November 3, 2005, ipPartners, Inc. converted all of its shares of Series A convertible preferred stock into 142,059 shares of common stock and all of its shares of Series C preferred stock into 143,678 shares of common stock. As of December 20, 2006, a total of 88,994 shares of common stock has been issued to ipPartners, Inc. in satisfaction of liquidated damages arising under the February 14, 2005 Registration Rights Agreement which commenced on March 13, 2006, the date Mr. Tarini resigned as the CEO and Chairman of our Board of Directors.

(7)
Deer Creek Fund LLC was a party to the February 14, 2005 Securities Purchase Agreement between Technest and the investors thereto. Pursuant to the terms of this agreement, Deer Creek Fund LLC received, among other things, warrants to purchase 114,942 shares of common stock at an exercise price of $6.50 and 114,942 shares of Series C preferred stock, convertible into 114,942 shares of common stock. On January 20, 2006, Deer Creek Fund LLC exercised all of the warrants it received pursuant to the February 14, 2005 Securities Purchase Agreement. This exercise was pursuant to a net exercise provision and resulted in the issuance of 52,053 shares of common stock to Deer Creek Fund LLC. On January 20, 2006, Deer Creek Fund LLC converted 114,942 shares of Series C preferred stock into 114,942 shares of common stock. As of December 20, 2006, a total of 92,982 shares of common stock has been issued to Deer Creek Fund LLC in satisfaction of liquidated damages arising under the February 14, 2005 Registration Rights Agreement.

(8)
Southshore Capital Fund Ltd. was a party to the February 14, 2005 Securities Purchase Agreement between Technest and the investors thereto. Pursuant to the terms of this agreement, Southshore Capital Fund Ltd. received, among other things, warrants to purchase 57,467 shares of common stock at an exercise price of $6.50 and 57,467 shares of Series C preferred stock, convertible into 57,467 shares of common stock. On October 4, 2005, Southshore Capital Fund Ltd. exercised all of the warrants it received pursuant to the February 14, 2005 Stock Purchase Agreement. This exercise was pursuant to a net exercise provision and resulted in the issuance of 43,264 shares of common stock to Southshore Capital Fund Ltd. As of December 20, 2006, a total of 53,507 shares of common stock has been issued to Southshore Capital Fund Ltd. in satisfaction of liquidated damages arising under the February 14, 2005 Registration Rights Agreement.

(9)
On February 8, 2005, Garth LLC was a party to a Securities Purchase Agreement with Technest. Pursuant to that agreement, Garth LLC received 99.325 shares of Series A convertible preferred stock convertible into 470,333 shares of common stock. Prior to February 8, 2005, Garth LLC owned 12,404 shares of our common stock. Subsequently, Garth LLC transferred an aggregate of 34.694 shares of Series A convertible preferred stock to Verdi Consulting, Inc. and ipPartners, Inc.

(10)	Includes shares of common stock issued to the selling stockholder in satisfaction of liquidated damages arising under the February 14, 2005 Registration Rights Agreement as amended.

(11)	Includes shares common stock issued to the selling stockholder pursuant to the exercise of the warrants issued on February 14, 2005.

(12)	Includes shares of common stock issuable upon exercise of the warrants issued on February 14, 2005.

(13)	Includes shares of common stock issuable upon conversion of shares of Series C preferred stock issued on February 14, 2005.

(14)	Includes shares of common stock issuable upon conversion of Series A convertible preferred stock.

(15)
In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, the total number of shares of common stock beneficially owned by both entities has been aggregated for purposes of calculating beneficial ownership and may not exceed 4.999% on a combined basis.

(16)
Includes shares of common stock which may become issuable as liquidated damages pursuant to a Registration Rights Agreement dated February 14, 2005 and amended on October 3, 2005, effective as of September 30, 2005, and February 27, 2006.

(17)	Includes shares of common stock issued to the shareholder pursuant to the conversion of Series A convertible preferred stock and Series C preferred stock.

(18)
Based solely upon the information set forth in current reports on Form 8-K filed by Markland on March 28, 2006 and April 19, 2006 and on a Schedule 13G filed with the SEC on May 31, 2006. According to the Schedule 13G, Southridge Partners LP is the holder of 369.2 shares of Markland’s Series E Preferred Stock, which may be converted into 1,107,600 shares of Technest common stock (which are currently held by Markland). Pursuant to the terms of the Markland Series E Preferred Stock, Southridge Partners LP may not acquire more than 9.999% of the total outstanding shares of Technest common stock and therefore, based on the current outstanding shares of Technest common stock, the maximum of shares of Technest common stock that Southridge Partners LP could acquire upon conversion of the Markland Series E Preferred Stock is 740,371.

(19)
Based solely upon the information set forth in a current report on Form 8-K filed by Markland on March 28, 2006, the information in the table reflects a transfer by Markland of 500,000 shares of our common stock to Verdi Consulting, Inc. as compensation for services rendered in connection with arranging and negotiating certain transactions. Verdi Consulting, Inc. subsequently on or about August 16, 2006 transferred 200,000 of these shares to Mr. Robert Tarini, our former CEO and the former Chairman of our Board of Directors.

(20)
Based solely upon the information set forth in the current reports on Form 8-K filed by Markland on March 28, 2006 and April 19, 2006, the information in the table reflects Southshore Capital Fund Ltd.’s ownership of 52.8 shares of Markland’s Series E Preferred Stock, which may be converted into 158,400 shares of Technest common stock (all of which shares of common stock are currently held by Markland). Pursuant to the terms of the Markland Series E Preferred Stock, Southshore Capital Fund Ltd. may not acquire more than 9.999% of the total outstanding shares of Technest common stock.

Voting And Investment Control

The table below sets forth selling stockholders that are entities and the names of individuals having voting and investment control over the securities held by these entities on December 20, 2006. We prepared this table based upon information supplied to us by the selling stockholders. This information is not necessarily indicative of beneficial ownership for any other purpose.

Entity	Voting And Investment Control
Deer Creek Fund, LLC	Colm Wrynn / Marc Sharinn (a)
DKR Soundshore Oasis Holding Fund, Ltd.	Seth Fisher(b)
DKR Soundshore Strategic Holding Fund, Ltd.	Seth Fisher(b)
Garth LLC	David Sims (c)
Southridge Partners LP	Stephen Hicks (d)
Southshore Capital Fund Ltd.	David Sims (e)
Verdi Consulting, Inc.	Chad Verdi
ipPartners, Inc.	Robert Tarini

Notes

(a)	Colm Wrynn and Marc Sharinn each disclaim beneficial ownership of the shares of our common stock beneficially owned by Deer Creek Fund, LLC.
(b)	Seth Fisher disclaims beneficial ownership of the shares of Technest common stock beneficially owned by DKR Soundshore Oasis Holding Fund, Ltd. and DKR Soundshore Strategic Holding Fund, Ltd.
(c)	David Sims disclaims beneficial ownership of shares of our common stock beneficially owned by Garth LLC.
(d)	Stephen Hicks disclaims beneficial ownership of the shares of our common stock beneficially owned by Southridge Partners, LP.
(e)	David Sims disclaims beneficial ownership of shares of our common stock beneficially owned by Southshore Capital Fund, Ltd.

Transactions With Our Selling Stockholders

Up to 3,609,095 shares are being offered under this prospectus, all of which are being registered for sale for the account of the selling stockholders. The selling stockholders acquired these securities in connection with the following transactions.

Securities Purchase Agreement among Technest and Southridge Partners, LP, Southshore Capital Fund Ltd., ipPartners, Inc., DKR Soundshore Strategic Holding Fund, Ltd., DKR Soundshore Oasis Holding Fund, Ltd. and Deer Creek Fund LLC

This summary highlights the material terms of a stock purchase agreement, dated February 14, 2005, between us and Southridge Partners, LP, Southshore Capital Fund Ltd., ipPartners, Inc., DKR Soundshore Strategic Holding Fund, Ltd., DKR Soundshore Oasis Holding Fund, Ltd. and Deer Creek Fund LLC. For a detailed description of this agreement, you should refer to our current report on Form 8-K (SEC File # 000-27023) filed with the SEC on February 15, 2005 and the securities purchase agreement filed as an exhibit thereto. This current report and this agreement contain material information and are publicly available on the SEC’s web site at www.sec.gov. We urge you to obtain and read carefully copies of these reports and the exhibits thereto before making an investment decision.

Summary. We financed the acquisition of Genex pursuant to a Securities Purchase Agreement, dated February 14, 2005. In connection with this agreement, we and Markland entered into agreements providing for the registration of shares of common stock to be issued by Markland or us upon conversion of our Series B and Series C preferred stock and the exercise of warrants. In connection with the acquisition of Genex, our Board of Directors and the holders of a majority of our common stock approved a 1 for 211.18 reverse split of our outstanding common stock, which became effective as of the close of business on July 19, 2005. ipPartners, Inc., one of the investors in this transactions is a corporation solely owned and controlled by Robert Tarini. Mr. Tarini is our former chief executive officer and the former chairman of our board of directors. Mr. Tarini is also the chief executive officer and chairman of the board of directors of our majority stockholder, Markland Technologies, Inc.

Issuance of Units. We financed the acquisition of Genex with the sale of 1,149,425 shares of our Series B preferred stock (which is convertible into Markland common stock), five-year warrants to purchase up to 1,149,425 shares of our common stock for an exercise price of $6.50 per share (after giving effect to the Reverse Stock Split), and 1,149,425 shares of our Series C preferred stock convertible into 1,149,425 shares of our common stock (after giving effect to the Reverse Stock Split). We received gross proceeds of $5,000,000 in this offering. The issuance of these securities was not registered under the Securities Act, but was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof. The proceeds of this financing were used to fund the acquisition of Genex, pay transactions costs and fund working capital.

As of December 20, 2006, holders of the February 14, 2005 warrants have exercised warrants to purchase 775,132 shares of common stock pursuant to net exercise provisions set forth in the warrants. As a result of these exercises, Technest has issued 563,801 shares of common stock to the respective holders.

Series B Preferred Stock. On June 20, 2005, Markland entered into definitive agreements with DKR Soundshore Oasis Holding Fund, Ltd., DKR Soundshore Strategic Holding Fund, Ltd., Verdi Consulting, Inc., and ipPartners, Inc. pursuant to which Markland exchanged 632,182 shares of Technest Series B preferred stock (convertible into shares of Markland common stock) for 2,750 shares of Markland Series D preferred stock (also convertible into shares of Markland common stock). On August 19, 2005, Markland entered into a definitive exchange agreement with the Deer Creek Fund LLC, pursuant to which Markland exchanged 114,943 shares of our Series B preferred stock for 500 shares of Markland Series D preferred stock. On October 4, 2005, Markland entered into definitive agreements with Southridge Partners LP and Southshore Capital Fund Ltd. pursuant to which Markland exchanged 402,294 shares of our Series B preferred stock for 1,750 shares of Markland Series D preferred stock. As a result of these agreements, all of our Series B preferred stock has been retired.

Series C Preferred Stock. The Technest Series C preferred stock is convertible at the option of the stockholder at any time. The number of shares of Technest common stock into which each share of Series C preferred stock is convertible is determined by dividing $2.175 by the Series C conversion price, currently $2.175.

Each holder’s shares of Series C preferred stock may only be converted to the extent that after such conversion, the number of shares our common stock held by such holder and its affiliates will not exceed 4.999% of the outstanding shares of our common stock. The holder may waive this limitation in favor of an unwaivable 9.999% cap, with any such waiver not to be effective until 65 days after the request. Shares of the Series C preferred stock have a liquidation preference of approximately $2.175 per share, may only vote on changes to the rights, privileges and priority of the Series C preferred stock, receive dividends on an as converted basis whenever dividends are made to the Technest common stock holders, are not redeemable by Technest and are convertible into Technest common stock.

As of December 20, 2006, 517,240 shares of the Series C preferred stock have been converted into 517,240 shares of Common Stock.

Technest Registration Obligations. Technest and the investors in the private placement entered into a Registration Rights Agreement dated February 14, 2005. Pursuant to this agreement, Technest agreed to file a registration statement covering the resale of all of the common stock issuable upon conversion of the Series C preferred stock, (b) all of the common stock issuable upon exercise of the common stock purchase warrants, and (c) common stock which may become issuable to selling stockholders as liquidated damages for breach of covenants contained in or as a result of adjustments contemplated by the securities purchase agreement and the registration rights agreement. Technest agreed to use its best efforts to cause the registration statement to be declared effective as promptly as possible thereafter, and to keep the registration statement effective until twenty-four (24) months following the date on which the shelf registration becomes effective, unless the shares of common stock covered by the registration statement have been sold or may be sold pursuant to Rule 144(k) of the Securities Act without volume restrictions. Technest will be required to amend such registration statement or file an additional registration statement as soon as reasonably practicable if the number of shares of common stock issuable in lieu of the payment of partial liquidated damages exceeds the number of such shares then registered in a registration statement.

Failure to comply with the terms of the registration rights agreement will trigger liquidated damages equal to four percent (4%) of the purchase price paid by each holder in connection with the investors' investments for each month (and pro rata for any portion of a month) that Technest fails to meet the relevant filing date, the relevant effective date, or for such failure to keep the registration statement effective. Technest shall pay any such liquidated damages by issuing shares of common stock valued at ninety (90%) percent of the average of the trailing five (5) trading days' closing prices before the payment.

On February 27, 2006, we entered into an agreement (the “Amendment No. 2”), with Verdi Consulting, Inc. ipPartners, Inc., and Southridge Partners LP to amend the Registration Rights Agreement dated February 14, 2005. The purpose of Amendment No. 2 was to amend the Registration Rights Agreement to clarify Section 4 to more accurately reflect the original intent of the purchasers to ensure an orderly flow of the Registrable Securities (as such term is defined in the Registration Rights Agreement) into the public markets.

As of December 20, 2006, we have issued 1,001,545 shares of Common Stock in satisfaction of liquidated damages arising under the February 14, 2005 registration rights agreement.

Securities Purchase Agreements with Garth LLC and Verdi Consulting, Inc.

The following summary highlights the material terms of exchange agreements among us and on the one hand and Garth LLC and Verdi Consulting, Inc. on the other hand. A description of these agreements is also set forth in our current report on Form 8-K (SEC File # 000-27023) filed with the SEC on February 14, 2005 and the agreements themselves are filed as exhibits thereto. The Form 8-K and exhibits thereto are publicly available on the SEC’s web site at www.sec.gov. We urge you to obtain and read carefully copies of this report and documents before making an investment decision.

Summary. On February 8, 2005, we entered into an Exchange Agreement and a Securities Purchase Agreement with Garth LLC pursuant to which we agreed to issue 99.325 shares of our Series A convertible preferred stock in exchange for $25,000 in cash and the surrender of certain of our 8% Promissory Notes held by Garth LLC (the "Notes"). Immediately prior to their surrender, the Notes had an aggregate outstanding principal balance plus accrued interest of $74,848. We received net cash proceeds of $25,000 from this private placement.

On February 8, 2005, we entered into a Securities Purchase Agreement with Verdi Consulting, Inc. pursuant to which we sold twenty five (25) shares of our Series A convertible preferred stock for the aggregate consideration of $25,000.

The proceeds from the issuance of the Series A convertible preferred stock were used to reduce accounts payable.

Subsequently, ipPartners, Inc., Verdi Consulting, Inc. and Garth LLC engaged in a series of private placements, the end whereby Verdi Consulting, Inc. received 39.694 shares of Series A convertible preferred stock from Garth LLC and ipPartners, Inc. received 30 shares of Series A convertible preferred stock from Verdi Consulting, Inc.

Registration Rights. Both Garth LLC and Verdi Consulting, Inc. have certain piggy-back registration rights and are entitled to include the shares of our common stock underlying their shares of Series A convertible preferred stock in this registration statement.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations for the transition period beginning January 1, 2005 and ending June 30, 2005 and for the year ended June 30, 2006 and for the three months ended September 30, 2006 should be read together with our financial statements and related notes included elsewhere in this prospectus.

When reviewing the discussion below, you should keep in mind the substantial risks and uncertainties that characterize our business. In particular, we encourage you to review the risks and uncertainties described in the section entitled "Risk Factors” beginning on page 3 of this prospectus. These risks and uncertainties could cause actual results to differ materially from those forecasted in forward-looking statements or implied by past results and trends. Forward-looking statements are statements that attempt to project or anticipate future developments in our business; we encourage you to review the examples of forward-looking statements under "Note Regarding Forward-Looking Statements." These statements, like all statements in this prospectus, speak only as of the date of this prospectus (unless another date is indicated) and we undertake no obligation to update or revise the statements in light of future developments.

Recent Developments

Change in Fiscal Year. In June 2005, we changed our fiscal year end from December 31 to June 30.

Reverse Stock Split. On June 2, 2005, our Board of Directors and the holders of a majority of our outstanding shares of common stock approved a recapitalization in the form of a one (1) for two hundred eleven and eighteen one hundredths (211.18) reverse stock split of our shares of common stock, par value $.001 per share, outstanding after considering and concluding that the Reverse Stock Split was in our best interests and the best interests of our stockholders, with all fractional shares rounded up to the nearest whole number. The Reverse Stock Split was effective as of the close of business on July 19, 2005. The Reverse Stock Split did not reduce our authorized shares of common stock, which remains at 495,000,000 shares. Based on the number of shares outstanding as of July 19, 2005, after giving effect to the Reverse Stock Split, we had approximately 2,302,193 shares of Technest common stock outstanding. Technest began trading under the symbol "TCNH" on July 20, 2005.

Acquisition of EOIR. On August 17, 2005, pursuant to a Stock Purchase Agreement with Markland Technologies, Inc., our majority stockholder, we purchased all of the outstanding stock of E-OIR Technologies, Inc., formerly one of Markland’s wholly-owned subsidiaries. As consideration for the stock of EOIR, we issued 12 million shares of our common stock to Markland, and, as a result, Markland’s ownership of Technest increased from 85% immediately prior to the transaction to approximately 98% on a primary basis and from 39% to approximately 82% on a fully diluted basis (assuming the conversion of all of our convertible securities and the exercise of all warrants to purchase Technest common stock).

EOIR offers: (i) design and fabrication of customized remote sensor systems and platforms for U.S. Department of Defense, United States intelligence agencies and U.S. Department of Homeland Security applications; (ii) remote sensor data collection, data signal processing and data exploitation; and (iii) training in the use of remote sensor systems and data. Markland acquired EOIR on June 29, 2004. EOIR generated approximately 97% of Markland’s revenue for fiscal 2005.

Bank Financing and Certain Loan Repayments. On August 10, 2006, Technest, EOIR and Genex, closed on a financing under two Loan and Security Agreements with Silicon Valley Bank executed on August 4, 2006. One Credit Agreement provides for a term loan facility under which the Company may borrow term loans with an initial minimum loan of $3,000,000 (the “Term Loan Facility”). The other Credit Agreement provides for a one year revolving line of credit for up to $8,750,000 (the “Revolver”), provided that the Company’s borrowing under the Revolver is limited to 80% of eligible accounts receivable. In addition, the maximum amount outstanding under both Credit Agreements at any time may not exceed $10,000,000. Both the Term Loan Facility and the Revolver are secured by all of the Company’s assets and the assets of its subsidiaries, including all intellectual property.

Upon the date of closing under the Credit Agreements, the Company borrowed the entire $3,000,000 available under the Term Loan Facility and borrowed approximately $4,445,000 under the Revolver.

The Company used a portion of the proceeds of the Financing to pre-pay the outstanding principal of $4,952,526 of certain EOIR promissory notes issued in June 2004. After these payments, there remains outstanding EOIR notes issued in June 2004 having a total outstanding principal balance of $1,655,893, of which $608,957 is outstanding principal owed to Technest’s current Chief Executive Officer and one of the Company’s directors, Joseph P. Mackin. The security interest securing these remaining notes was subordinated to the Bank’s first priority security interest.

Results Of Operations

Year ended June 30, 2006 compared with the six months ended June 30, 2005

The push down basis of accounting has been applied to the February 14, 2005 acquisition of Technest by Markland and the acquisition of Genex by Technest. In accordance with the push down basis of accounting, Technest’s and Genex’s net assets were adjusted to their estimated fair values as of the date of acquisition. The purchase method of accounting was used by Technest Holdings, Inc. to record the assets acquired and liabilities assumed of Genex Technologies, Inc. on February 14, 2005.  Accordingly, the financial statements of Technest Holdings, Inc. as of and for periods ended subsequent to the acquisition are not comparable in all material respects to the financial statements of Technest Holdings, Inc. as of and for periods ended prior to the acquisition.

Since the acquisition of EOIR was a transaction between entities under common control, Technest recorded the net assets of EOIR at their carrying value on the date Technest became part of Markland’s control group, which occurred on February 14, 2005. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations”, Appendix D, Technest recognized the net assets of EOIR at their carrying amounts in the accounts of Markland on the date Technest came into Markland’s control group, February 14, 2005 and restated the financial statements to include the activity of EOIR from that date forward.

Technest also corrected its accounting for derivative financial instruments to conform to the requirements of Statements of Financial Accounting Standards ("SFAS") No. 133, as amended, and Emerging Issues Task Force No. ("EITF") 00-19. For certain warrants issued by Technest in February 2005, Technest could not conclude that the warrants were able to be settled in unregistered shares of common stock due to liquidated damage provisions in registration rights agreements. Therefore the warrants did not meet the requirements for classification as equity instruments. Instead, the warrants were recorded as liabilities and carried at fair value. Fair value adjustments to these derivative liabilities are charged (credited) to the statement of operations.

As a result of these transactions, and the change in fiscal year end previously described, the results of operations for the year ended June 30, 2006 are not comparable to the June 30, 2005.

Revenues

Technest had $81,092,049 in revenue during the year ended June 30, 2006 compared with $27,890,072 in revenue during the six months ended June 30, 2005. The prior period is not comparable as Technest acquired Genex and EOIR effectively on February 14, 2005 and revenue was included only from that date forward. The increase in revenue was due to a full year of revenue included in 2006 versus a partial year in 2005 and only since the acquisitions of EOIR and Genex, effective February 14, 2005. For the year ended June 30, 2006, our acquisition of EOIR contributed revenues of $77,547,584 and Genex contributed $3,544,465. For the six months ended June 30, 2005, our acquisition of EOIR contributed revenues of $26,732,019 and Genex contributed $1,158,053.

Revenues from EOIR’s omnibus contract were approximately $70.3 million and $31.5 for the year ended June 30, 2006, and the full six months ended June 30, 2005 respectively. EOIR has had a history of providing services under NVESD contracts.  In 1993, EOIR won the first NVESD Omnibus contract.  When this contract was re-competed in 1996, EOIR won the follow-on contract known as the Low-Tech contract, a five-year contract with a $248 million ceiling.  In July 2001 EOIR won the Low-Tech re-compete, a five year contract with a $406 million ceiling. In August 2006, the Government granted EOIR an additional “award term” for one year from July 2006 to July 2007. The performance periods for these contracts extend for 12 months beyond the end of the contract award period.

The overall value for the current five year contract is $406 million.  The cumulative value of individual awarded orders was approximately $360 million on June 30, 2006.

As the Company has been awarded this contract three consecutive times, we remain confident that we are in a strong position for the upcoming re-compete, however there can be no assurances that this will happen. The near term prospects for the Company will be dependent on the Company’s ability to be awarded the new contract.

Gross profit

The gross profit for the year ended June 30, 2006 was $14,549,810 or 18% of revenues. The gross profit for the six months ended June 30, 2005 was $5,408,939 or 19% of revenues. Technest expects to expand its commercial product revenues and, accordingly, gross profit on future revenues may differ. The gross profit margins allowed by our Government customers vary depending on the type of services performed depending on the degree of complexity and involvement in performing the service.

Selling, general and administrative expenses

Selling, general and administrative expenses for the year ended June 30, 2006 were $14,380,208 and consisted primarily of payroll costs plus a management fee of $1,000,000 to Markland, a related party, for administrative support services, engineering services and services rendered by executive officers of Markland. These management fees are expected to terminate by March 31, 2007 in accordance with our stockholder agreement with Markland. Also included in the selling, general and administrative expenses is $375,767 for stock-based compensation. This represents the amortization of stock-based compensation related to options for the purchase of Markland common stock granted to EOIR employees by Markland in conjunction with the original acquisition of EOIR in June 2004. It also includes the issuance by Technest of certain restricted stock grants to employees.

Selling, general and administrative expenses for the six months ended June 30, 2005 reflecting the Genex and EOIR acquisitions from February 14, 2005, were $5,809,945, and consisted primarily of payroll costs plus a management fees and other expenses of $893,219 to Markland, a related party, for administrative support services, engineering services and services rendered by executive officers of Markland. Also included in the selling, general and administrative expenses in 2005 is $1,044,512 for stock based compensation related to options for the purchase of Markland common stock granted to EOIR employees by Markland in conjunction with the original acquisition of EOIR in June 2004.

Research and development

Research and development expenses for the year ended June 30, 2006 were $159,209. These expenditures consisted primarily of unfunded research for new product development. Funded research and development is part of the Company’s revenue base and the associated costs are included in cost of revenues. Research and development expenses for the six months ended June 30, 2005 were $2,395,950. Of this amount, $2,095,000 was attributable to non-cash in-process research and development written off as a result of the acquisition of Genex. This amount was determined by management in consideration of a number of factors, including an independent purchase price allocation for Genex obtained as of the acquisition date and related to research and development projects in-process as of the acquisition date which have not reached technological feasibility and for which no alternative use exists. The projects in process were in the areas of intelligent surveillance, three-dimensional imaging, and medical imaging.

Amortization of intangible assets

Amortization of intangible assets for the year ended June 30, 2006 was $1,786,146. Amortization of intangible assets for the six months ended June 30, 2005 was $611,471. Amortization expense relates to the definite-lived intangible assets acquired in conjunction with Genex and EOIR effective as of February 2005.

Operating loss

The operating loss for the year ended June 30, 2006 was $1,775,753. The operating loss for the six months ended June 30, 2005 was $3,408,427.

Interest expense for the year ended June 30, 2006 was $3,179,672. Interest expense for the six months ended June 30, 2005 was $446,027.

Other (expenses) income

In connection with the acquisition of EOIR by Markland, EOIR issued $11,000,000 in original principal amount of notes due to the former stockholders of EOIR. The fair market value of these notes was $9,532,044 as determined by Markland’s management based on a number of factors including an independent valuation. The discount of $1,467,956 is being amortized to interest expense over the life of the note. Non-cash interest expense related to the amortization of this discount was $293,592 for the year ended June 30, 2006 and $110,097 for the six months ended June 30, 2005. These notes bear interest at the rate of six percent (6%) per annum and must be repaid within the next three years. Subsequent to June 30, 2006, Technest pre-paid outstanding principal of $4,952,526 of certain of the EOIR promissory notes. After these payments, there remain outstanding EOIR notes having a total principal balance of $1,655,893. Interest expense related to these notes was approximately $533,200 for the year ended June 30, 2006 and $324,000 in the six months ended June 30, 2005.

In the year ended June 30, 2006, Technest charged to interest expense $2,204,461 (including $2,104,461 paid in common stock) related to liquidated damages incurred for failure to have an effective registration statement.

Derivative income (loss) represents the changes in the fair value of certain warrants issued by Technest on February 14, 2005. These warrants did not meet the requirements for classification as equity instruments since the Company could not conclude that the warrants were settleable in unregistered shares of its common stock. As a result, the Company was required to reflect these warrants as derivative liabilities on the balance sheet. Each period, the change in the fair value of the warrants was charged (credited) to the statement of operations. In the year ended June 30, 2006 and the six months ended June 30, 2005, changes in the fair value of the warrants recorded as derivative income (loss) in the statements of operations was $25,046,489 and ($30,212,400), respectively. Derivative income (loss) had no impact of the Company’s cash flows and none of the warrants have been settled in cash. The Company determined the fair value of the warrants using the Black-Scholes option pricing model. Excluding derivative income (loss) would have resulted in pro forma net loss applicable to common shareholders would have been ($4,793,825) and ($6,403,735) for the year ended June 30, 2006 and six months ended June 30, 2005, respectively. Pro forma basic and diluted loss per common share would have been ($0.31) and ($0.60) for the year ended June 30, 2006 and six months ended June 30, 2005, respectively.

On September 30, 2005, the Company amended the terms of its Registration Rights Agreement such that any liquidated damages would only be payable in common stock. As a result of this amendment, the Company was able to conclude that the warrants could be settled in unregistered shares. Therefore, the warrants were no longer required to be recorded as derivative liabilities and there have been no additional derivative income (loss) recorded related to these warrants since that date.

Other income for the year ended June 30, 2006 and the six months ended June 30, 2005 was $161,600 and $40,567, respectively, and was primarily related to interest income on cash balances.

Net income (loss) applicable to common shareholders

The net income applicable to common stockholders for the year ended June 30, 2006 was $20,252,664. As previously described, the net income was entirely due to derivative income of $25,046,489.

The net (loss) applicable to common stockholders for the six months ended June 30, 2005 was ($36,616,135). This reflects the non-cash deemed dividends related to the beneficial conversion features of $124,848 for Series A convertible preferred stock and $2,465,000 for Series C convertible preferred stock. It also includes a derivative loss of ($30,212,400).

Three months ended September 30, 2006 compared with the three months ended September 30, 2005

For the three months ended September 30, 2005, Technest corrected its accounting for derivative financial instruments to conform to the requirements of Statements of Financial Accounting Standards ("SFAS") No. 133, as amended, and Emerging Issues Task Force No. ("EITF") No. 00-19. For certain warrants issued by Technest in February 2005, Technest could not conclude that the warrants were able to be settled in unregistered shares of common stock due to liquidated damage provisions in registration rights agreements. Therefore the warrants did not meet the requirements for classification as equity instruments. Instead, the warrants were recorded as liabilities and carried at fair value. Fair value adjustments to these derivative liabilities are charged (credited) to the statement of operations.

Revenue

Technest had $19,969,638 in revenue during the three months ended September 30, 2006 compared with $18,996,341 for the same period in 2005.

Revenues from EOIR’s omnibus contract were $17,429,682 for the three months ended September 30, 2006 compared to $16,318,285 for the three months ended September 30, 2005.  In August 2006, the Government granted EOIR an additional “award term” for one year from July 2006 to July 2007. The performance periods for these contracts extend for 12 months beyond the end of the contract award period expiring in July 2008.

Gross profit

The gross profit for the three months ended September 30, 2006 was $3,760,115 compared with $3,405,886 for the same period in 2005. The gross profit margin for the three months ended September 30, 2006 was 19% compared with 18% for the same period in 2005.

Selling, general and administrative expenses

Selling, general and administrative expenses for the three months ended September 30, 2006 was $3,755,905 and consisted primarily of payroll. Selling, general and administrative expenses for the three months ended September 30, 2005 was $3,040,732. The increase in selling, general and administrative expenses is due higher stock compensation expense and the fair value of a warrant issued to a consultant in the quarter. Included in selling, general and administrative expenses, amortization of compensatory element of stock issuances for the three months ended September 30, 2006 were $398,630. This represents the amortization of stock-based compensation related to restricted stock grants to certain officers, directors and senior employees. Amortization of compensatory element of stock issuances for the three months ended September 30, 2005 were $96,339 and related to options for the purchase of Markland common stock granted to EOIR employees by Markland in conjunction with the original acquisition of EOIR in June 2004. Selling, general and administrative expenses for the three months ended September 30, 2006 included a charge of $253,038 for the fair value of a warrant granted to a consultant in the quarter. Also included in selling general and administrative expenses are management fees paid to Markland. These amounted to $250,000 for the three months ended September 30, 2006 and 2005, respectively and are expected to terminate in March 2007.

Research and development

Research and development expenses for the three months ended September 30, 2006 and 2005 were $5,424 and $60,745, respectively. These expenditures consisted primarily of unfunded research for new product development. Funded research and development is part of the Company’s revenue base and the associated costs are included in cost of revenues.

Amortization of intangible assets

Amortization of intangible assets for the three months ended September 30, 2006 and 2005 were $446,511 and $440,869 respectively.

Operating loss

The operating loss for the three months ended September 30, 2006 was $447,725 compared with a loss of $136,460 for the period ended September 30, 2005.

Interest expense and other income

In connection with the acquisition of EOIR by Markland, EOIR issued $11,000,000 in original principal amount of notes due to the former stockholders of EOIR. The fair market value of these notes was $9,532,044 as determined by Markland’s management based on a number of factors including an independent valuation. The discount of $1,467,956 is being amortized to interest expense over the life of the note. These notes bear interest at the rate of six percent (6%) per annum and must be repaid within the next three years. In the three months ended September 30, 2006, Technest pre-paid outstanding principal of $4,952,526 of certain of the EOIR promissory notes. After these payments, there remain outstanding EOIR notes having a total principal balance of $1,655,893.

Interest expense for the three months ended September 30, 2006 and 2005 were $1,452,459 and $669,647, respectively. This included non-cash interest expense of $562,045 (primarily paid in common stock) related to liquidated damages incurred for failure to have an effective registration statement, $63,467 related to amortization of deferred financing costs and $672,070 related to the accelerated accretion of the note discount resulting from the prepayment of the EOIR note. The Company also incurred and paid interest of $95,132 and $59,651 on the Silicon Valley Bank debt and remaining EOIR notes, respectively.

Derivative income represents the change in the fair value of certain warrants issued by Technest on February 14, 2005. These warrants did not meet the requirements for classification as equity instruments since the Company could not conclude that the warrants were settleable in unregistered shares of its common stock. As a result, the Company was required to reflect these warrants as derivative liabilities on the balance sheet. Each period, the change in the fair value of the warrants was charged (credited) to the statement of operations. In the three months ended September 30, 2005, the change in the fair value of the warrants recorded as derivative income in the statements of operations was $25,046,489. Derivative income had no impact of the Company’s cash flows and none of the warrants have been settled in cash. The Company determined the fair value of the warrants using the Black-Scholes option pricing model. Excluding derivative income would have resulted in pro forma net loss applicable to common shareholders of ($775,525) for the three months ended September 30, 2005. Pro forma basic and diluted loss per common share would have been ($0.05) for the same period.

On September 30, 2005, the Company amended the terms of its Registration Rights Agreement such that any liquidated damages would only be payable in common stock. As a result of this amendment, the Company was able to conclude that the warrants could be settled in unregistered shares. Therefore, the warrants were no longer required to be recorded as derivative liabilities and there have been no additional derivative income (loss) recorded related to these warrants since that date.

Other income for the three months ended September 30, 2006 and 2005 was $27,893 and $30,582, respectively, and was primarily related to interest income on cash balances.

Net income (loss) applicable to common shareholders

The net loss applicable to common stockholders for the three months ended September 30, 2006 was ($1,872,291).

The net income applicable to common stockholders for the three months ended September 30, 2005 was $24,270,964. As previously described, the net income was entirely due to derivative income of $25,046,489.

Liquidity And Capital Resources

Cash and Working Capital

On September 30, 2006, Technest had a negative working capital balance of $7,447,284. This represents an increase in the negative working capital balance of $3,922,042 compared with June 30, 2006. This is the result of an increase in the current portion of long-term debt by $1,710,240 and $2,645,621 related to the revolving line of credit as a result of the bank financing. This was partially offset by a reduction in long term debt of $3,124,914 compared with the previous quarter. Technest’s current liabilities include $394,412 due to Markland, Technest’s parent company. Net cash used in operating activities was $923,418 for the three months ended September 30, 2006. Non-cash expenses included in the net loss totaled $2,495,373 while changes in the components of working capital used cash of $1,546,502. Most of this change in working capital was related to reductions in accounts payables and accrued expenses and other current liabilities of $3,535,412.

Cash Used in Investing Activities

Technest used cash of $32,151 for the acquisition of equipment.

Cash Used in Financing Activities

In the three months ended September 30, 2006, $5,086,744 was used for loan repayments and $4,923,582 was raised from bank financing, net of expenses.

Sources of Liquidity

During the three months ended September 30, 2006, we satisfied our cash requirements primarily through operating cash flows, our cash reserves and a bank loan. On September 30, 2006, the Company had cash and cash equivalents of $2,243,479 and a funded contract backlog from the Government of $41.2 million. In addition, the Company obtained a revolving line of credit and a term loan with a commercial bank in the maximum amount of $10 million. At September 30, 2006, under certain conditions, an additional $4.4 million is available under the revolving line of credit to fund the Company’s working capital needs. As a result of the forgoing, management believes that Technest has sufficient sources of liquidity to satisfy its obligations for at least the next 12 months.

Off Balance Sheet Arrangements

We have a letter of credit in the amount of $250,000 issued in favor of a bank in conjunction with our corporate credit cards. Other than this letter of credit, we have no other off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders. As of September 30, 2006, Technest had warrants outstanding for the purchase of 649,286 shares of common stock. However, due to the net share settlement provisions of the majority of these warrants, Technest does not expect any material cash proceeds upon exercise.

Effect of inflation and changes in prices

Management does not believe that inflation and changes in price will have a material effect on operations.

Critical Accounting Policies

The preparation of Technest's financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities as of the date of the financial statements and the amounts of revenues and expenses recorded during the reporting periods. We base our estimates on historical experience, where applicable, and other assumptions that we believe are reasonable under the circumstances. Actual results may differ from our estimates under different assumptions or conditions.

The sections below present information about the nature of and rationale for our critical accounting policies.

Principles Of Consolidation

Our consolidated financial statements as of September 30, 2006 include the accounts of Technest, and our wholly-owned subsidiaries- Genex and EOIR. We have eliminated all significant inter-company balances and transactions.

Concentrations

Statement of Financial Accounting Standards ("SFAS") No. 105, "Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk," requires that we disclose any significant off-balance-sheet and credit risk concentrations. We are subject to concentrations of credit risk because the majority of our revenues and accounts receivable are derived from the U.S. government, including the Department of Defense, who is not required to provide collateral for amounts owed to us. We do not believe that we are subject to any unusual credit risks, other than the normal level of risk attendant to operating our business.

As of September 30, 2006, we had cash balances in banks in excess of the maximum amount insured by the FDIC. In addition, we derive substantially all of our contract revenue from contracts with Federal government agencies. Consequently, substantially all of our accounts receivable are due from Federal government agencies either directly or through other government contractors.

Research And Development

We charge research and development costs to expense as incurred. Funded research and development is part of our revenue base and the associated costs are included in cost of revenues. We capitalize costs related to acquired technologies that have achieved technological feasibility and have alternative uses. We expense as research and development costs the technologies we acquire if they are in process at the date of acquisition or have no alternative uses.

No new technologies were acquired during the three months ended September 30, 2006 and as such there are no capitalized or expensed in-process research and development costs during this period relating thereto.

Impairment Of Goodwill And Amortizable Intangibles

In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," we review goodwill and amortizable intangibles for impairment annually, or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of our business enterprise below its carrying value. The impairment test requires us to estimate the fair value of our overall business enterprise down to the reporting unit level. We identify and record our intangible assets at the reporting unit level and also conduct our impairment tests at the reporting unit level as required by paragraphs 30-31 of SFAS No. 142, “Goodwill and Other Intangible Assets”.

We estimate fair value using either a discounted cash flows model, or an approach using market comparables, to determine fair value. Under the discounted cash flows method, we utilize estimated long-term revenue and cash flows forecasts developed as part of our planning process, together with an applicable discount rate, to determine fair value. Under the market approach, fair value is determined by comparing us to similar businesses (or guideline companies). Selection of guideline companies and market ratios require management's judgment. The use of different assumptions within our discounted cash flows model or within our market approach model when determining fair value could result in different valuations for goodwill.

Estimated Useful Lives Of Amortizable Intangible Assets

We amortize our amortizable intangible assets over the shorter of the contractual/legal life or the estimated economic life.

Definite-lived intangible assets acquired from Genex represent costs of outside legal counsel related to obtaining new patents.  Patent costs are amortized over the legal life of the patents, generally fifteen years, starting on the patent issue date.  The costs of unsuccessful and abandoned patent applications are expensed when abandoned.  The cost to maintain existing patents are expensed as incurred.  The nature of the technology underlying these patents relates to 3D imaging, intelligent surveillance and 3D facial recognition technologies.

Technest also acquired commercialized technology relating to 3D facial recognition cameras and contracts and customer relationships from the application of 3D imaging technologies to breast cancer research for the National Institute of Health and disposable sensors and 3D face mapping for the Department of Defense. The amounts assigned to definite-lived intangible assets were determined by management based on a number of factors including an independent purchase price allocation analysis. These assets have an estimated useful life of five years.

Contracts and Customer relationships acquired as a result of business combinations (see Note 3) have been valued by management considering various factors including independent appraisals done by valuation and financial advisory firms in accordance with SFAS No. 141, “Business Combinations”, SFAS No. 142, “Goodwill and Other Intangible Assets”, FASB Concepts Statement Number 7 and EITF Issue No. 02-17, “Recognition of Customer Relationship Assets Acquired in a Business Combination”. These assets are being amortized over the contractual terms of the existing contracts plus anticipated contract renewals in accordance with EITF Issue No. 02-17.

Impairment Of Long-Lived Assets

Pursuant to SFAS No. 144, we continually monitor events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. We recognize an impairment loss when the carrying value of an asset exceeds expected cash flows. Accordingly, when indicators or impairment of assets are present, we evaluate the carrying value of such assets in relation to the operating performance and future undiscounted cash flows of the underlying business. Our policy is to record an impairment loss when we determine that the carrying amount of the asset may not be recoverable. No impairment charges were recorded in the three months ended September 30, 2006 and 2005.

Revenue Recognition

We recognize revenue when the following criteria are met: (1) we have persuasive evidence of an arrangement, such as agreements, purchase orders or written requests, (2) we have completed delivery and no significant obligations remain, (3) our price to our customer is fixed or determinable, and (4) collection is probable.

Revenues from time and materials contracts are recognized as costs are incurred. Revenues from firm fixed price contracts are recognized on the percentage-of-completion method, either measured based on the proportion of costs recorded to date on the contract to total estimated contract costs or measured based on the proportion of labor hours expended to date on the contract to total estimated contract labor hours, as specified in the contract. However, during the three months ended September 30, 2006 less than 1% of Technest’s revenue has come from firm fixed price contracts.

Provisions for estimated losses on all contracts are made in the period in which such losses become known. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revision to cost and income and are recognized in the period in which the revisions are determined. Technest participates in teaming agreements where they are the primary contractor and they participate with other organizations to provide complex integrated remote sensor product and technology development services to the Federal government. Technest has managerial and oversight responsibility for all team members as well as the responsibility for the ultimate acceptability of all integrated technical performance criteria under the contracts for deliverable services and products. Technest as the prime contractor whom accepts risks for these customer funded tasks includes as revenues the amounts that they bill under the teaming arrangements and include as direct costs amounts that are reimbursable or paid to team members. Revenues under teaming arrangements amounted to $934,027 for the three months ended September 30, 2006.

Impact Of Recently Issued Accounting Standards

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after Nov. 15, 2007. The Company is currently evaluating the impact of SFAS 157 on the consolidated financial statements.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108 (“SAB 108”). SAB 108 considers the effects of prior year misstatements when quantifying misstatements in current year financial statements. It is effective for fiscal years ending after Nov. 15, 2006. The Company does not believe the adoption of SAB 108 will have a material impact on the consolidated financial statements.

In June 2006, the FASB issued FIN No. 48, “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires financial statement recognition of the impact of a tax position, if that position is more likely than not to be sustained on examination, based on the technical merits of the position. The provisions of FIN 48 will be effective for financial statements issued for fiscal years beginning after Dec. 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. The Company does not expect the adoption of FIN 48 to have a material effect on the consolidated financial statements.

BUSINESS

General

Technest Holdings, Inc. provides advanced technology, products, and services to the defense and homeland security marketplaces. We work closely with the U.S. military, major defense prime contractors, and government intelligence agencies to develop advanced electronic systems, devices, and equipment. We remain aligned with the needs of the U.S. Government and the U.S. Department of Defense by focusing on intelligence, surveillance, reconnaissance, communication and network systems, and systems integration. Through our operating subsidiaries, we have been serving the military and government sectors for over 25 years.

Company Organization

We operate in five principal technical areas: Advanced Sensor Systems, Imaging and Intelligence Solutions, Operational Management, Intelligent Surveillance, and Chemical and Explosive Detection.

Advanced Sensor Systems

Advanced Sensor Systems is engaged in design, research and development, systems integration, sustainment, support, and upgrade of advanced sensor systems for the U.S. military; this includes high performance targeting and surveillance sensors, driving enhancements, rifle sights, fusion and automatic target recognition, mine and minefield detection, mine neutralization, minefield breaching, sensor system performance modeling and analysis, virtual prototyping, simulation-based analyses, high-performance multi-color Focal Plane Arrays (FPA), multi-function lasers, distributed sensor networks, Long Wavelength Infrared (LWIR) and Short Wavelength Infrared (SWIR) arrays, unattended ground sensors, and rapid prototyping.

The majority of the work performed by Advanced Sensor Systems is carried out through an Omnibus Contract with the United States Army Night Vision and Electronic Sensors Directorate. We retain non exclusive rights to sell the technologies that we develop under this contract. Our main products include Interchangeable Wide Area Search Surveillance System (IWAS3), Safety Evaluation Range Training System (SERTSTM), Universal Sensor Remoting Device (USRD), Pelco Camera Translators, WinProcTM, IProcTM, GPS GroundTruther, TTAASPTM, and EOIRTATM.

IWAS3 is a passive multi-spectrum mast-mounted surveillance system that delivers complete 360-degree long-range surveillance, reconnaissance, and protection. It is currently in design based on a request from the Army’s Night Vision and Electronic Sensors Directorate.

SERTS™ is an audio and video recording system that allows instructors to instruct, review, and qualify trainees. SERTS is a minimally intrusive, multi-platform compatible, audio/video monitoring system that brings range evaluators to the action inside a host of live fire exercise vehicles. It transmits live audio and video from the exercise vehicle directly to a range tower for exercise monitoring, recording, and post exercise review.

USRD is an embedded system that allows multiple sensors to be remotely controlled. USRD is designed to remotely control and retrieve data from multiple sensors and transfer data to a base station through wired and wireless communications.

Pelco Camera Translators is an embedded system that allows non-Pelco cameras to be integrated into Pelco networks; that is, it allows non-Pelco cameras to be controlled by a standard Pelco control network.

WinProc™ is a thermal imaging display and analysis software based tool designed for viewing and analyzing thermal images. It offers a range of features including Fourier analysis, high and low pass filters, thermal image calibration, image statistics, and advanced digital display algorithms.

IProc™ is an interferogram processing and analysis software based tool that permits analysis of interferograms from spectrometers. Designed for the analysis of remotely captured chemical emission spectral information, the analysis tool enables the recognition of targeted chemical signatures.

GPS GroundTruther is a software based tool that can be used to keep accurate positioning information for multiple vehicles during field tests.

TTAASP™ and EOIRTA™ are software based tools that assist in predictive modeling of thermal targets and are used to calculate detection probabilities of targets at arbitrary angles and ranges.

Imaging and Intelligence Solutions

Imaging and Intelligence Solutions is engaged in the design, research and development, integration, analysis, modeling, and training of classified solutions in support of the United States’ intelligence community and homeland security.

We provide support to the National Geospatial-Intelligence Agency (NGA) College, including program management support, curriculum development and instruction in Geospatial and Imaging Analysis, Advanced Geospatial Intelligence, and Measurements and Signal Intelligence. We develop core curriculum: platform, web- and computer-based training; and maintain the Soft Copy Keys Program. We develop specialized tools and algorithms for atmospheric computation and full-spectrum signal processing, promote imaging standards, evaluate new technology, assist users with Advanced Geospatial Intelligence technologies, and maintain spectral libraries used throughout the Intelligence Community. For the National Ground Intelligence Center, we provide systems modeling, intelligence analysis for military operations and disaster relief, and we develop and integrate remote triggering devices and monitoring stations used in field testing and air-and ground-based sensor analysis. We support maritime advanced geospatial imagery exploitation and counter drug operations, as well as all-source analysis for Army operational forces.

Operational Management

Operational Management is engaged in the program management, integration, training, logistics, analysis, and field support of numerous projects for the U.S. military.

We provide program management support for the Marine Corps Systems Command (MCSC), which includes providing logistical support of current projects and integration with legacy systems. We also are assisting in the development of the Electro-Optical Test Facility (EOTF) for the Program Manager Optics and Non-Lethal Systems (PM ONLS). This encompasses the full life-cycle of the test facility; as we will design the facility, oversee the procurement of equipment, develop standard operating procedures, and manage the thermal testing portion of the lab. We provide systems integration, board design, training, and field support for products, such as DoubleShot, which is currently actively deployed in Operation Iraqi Freedom (OIF) in support of the Marine Corps Warfighting Lab (MCWL). In addition, we represent the Marine Corps in the joint development of Joint Chemical Agent Detector (JCAD), Joint Service Light Standoff Chemical Agent Detector (JSLSCAD), Joint Service Light Nuclear, Biological, Chemical, Reconnaissance System (JSLNBCRS), as well as other engineering technology in support of the MCSC Chemical, Biological, Radiological, Nuclear Defense (CBRND) team. This support consists of testing emerging technology, providing logistical support and management of legacy systems. We also provide systems integration support for the Directed Energy Technology Office (DETO) at Naval Surface Warface Center Dahlgren Division (NSWCDD) integrating various sensors, such as Driver Viewer Enhancer and Blue Force Tracker, into a prototype directed energy system in support of OIF.

Intelligent Surveillance

Intelligent Surveillance is engaged in the design, research and development, integration, analysis, modeling, system networking, and support of advanced surveillance and three-dimensional imaging devices and systems.

We provide full life-cycle support, technology, and very specialized expertise in the areas of real-time embedded image processing, software and systems engineering, as well as three-dimensional facial recognition. We also develop re-configurable, multi-sensor systems with unique, nonstandard architectures. In addition, we develop sensors for detection of concealment of intent using thermal and three-dimensional imaging, devices for early detection of cancer using non-invasive and non-radiological diffuse optical tomography, and more effective and less risky radiation treatments for cancer by using three-dimensional imaging for patient re-positioning. Our major products include our OmniEye™ Wellcam, OmniEye™ Cerberus, Smart Optical Sensor (SOS), Smart Suite™, Omnivision, Small Tactical Ubiquitous Detection System (STUDS), and 3D SketchArtist.

OmniEye™ Wellcam is an ultra light, portable 360 degree field of view camera which can be used in field applications, such as detection of underground weapon caches and search and rescue beneath building rubble, due to its durability. OmniEye™ Cerberus is a re-configurable multi-sensor system that is designed for long distance infrared and visible light detection. OmniEye™ Cerberus delivers this flexibility while still maintaining seamless panoramic coverage up to 360 degrees.

SOS high speed image processing platform powers our Smart Suite™ algorithms, enhancing both new and existing sensor systems with capabilities including: reliable target detection, motion tracking, and object classification and recognition. Smart Suite™ algorithms are a portfolio of advanced video analysis and augmentation modules. The SOS is a powerful system that allows multiple cameras to be deployed easily in a distributed, scaleable network that provides autonomous surveillance.

OmniVision is a software platform for a wide range of security and surveillance camera products. Built as a modular system, OmniVision can operate as a standalone application or easily integrate into existing systems. The unique architecture of OmniVision puts next-generation capabilities within reach of traditional camera and digital video recorder systems. The system includes software application modules for many different end user needs.

STUDS are state-of-the-art, miniature, disposable, low-cost motion-tracking, positioning and imaging sensors that permit long-range surveillance at high resolution. The system also includes rapidly deployable wireless networking and GIS mapping for integration with legacy sensors, among other advantages.

3D SketchArtist is a three-dimensional composite sketch tool that uses our patented three-dimensional morphing technology. The tool allows you to transform ordinary two-dimensional sketches into rapidly evolving mock-ups that can be modified via facial features, poses, expressions, and lighting in seconds.

Chemical and Explosive Detection

Chemical and Explosive Detection is engaged in the design, research and development, software and hardware engineering, integration, training, and networking of advanced Chemical/Biological and Improvised Explosive Devices (IED) detection sensors.

We provide technologies that reliably detect the presence of chemical, biological, and explosive devices or components from stand-off distances utilizing multi-spectral electro-optical sensing methods. We also provide Chemical/Biological and IED simulators and real-time training devices with product specific specifications. Our major products include our Shipboard Automatic Chemical Agent Detection and Alarm (ACADA), Automated, Adaptive Chemical Examination System (AACES), and M22 Simulator.

The Shipboard ACADA is a man-portable point detection system used to detect all classic nerve and blister agents as well as other chemical warfare agent vapors. The system is easily upgradeable for new agents. Designed for and patented by the U.S. Navy, it can operate in a shipboard environment and detect agents at low concentrations in real time. It also has visible and audible alarms.

AACES is a Fourier Transform Infrared (FTIR) spectrometer-based chemical detector that not only detects but also identifies chemicals at standoff ranges of several kilometers and can do so passively, at a distance safe from danger to the user. The system can also transmit data wirelessly to a PDA, allowing the user to be at even greater standoff ranges.

The M22 Simulator is a training system that is a replica of the actual M22 system and simulates the operation of the M22 ACADA when activated. Through a networked PDA that allows instructors to control random scenarios, the system permits remote control over multiple simulator units. The M22 Simulator reproduces all light sequence behaviors of the M22 system and uses a recording of the actual unit’s alarm when stimulants are detected.

Business Strategy

Moving forward it is our goal to continue to strengthen our position as a niche supplier of very advanced electronic devices and systems. The strategies that we have in place to achieve this goal are outlined below:

•	Leverage existing relationships with government agencies to help fund product development;

•	Utilize relationships with current industry partners to bring technology to market;

•	Develop and expand upon our existing technologies and services;

•	Offer more fully integrated services and products;

•	Continue to develop a robust intellectual property portfolio for licensing and partnership purposes; and

•	Seek strategic acquisitions.

Technest History

Technest Holdings, Inc. is the successor of a variety of businesses dating back to 1993. We were incorporated in 1993 as Alexis and Co. in the State of Nevada, and subsequently changed our name to Wee Wees Inc. Prior to December 17, 1996, we had no operations. Between December 1996 and May 2002, we were involved in a number of different businesses.

On March 25, 2003, we sold all outstanding shares of Technest.com, Inc. (a subsidiary of Technest Holdings, Inc.) to Aberdeen Avenue LLC for the purchase price of $1.00. As a result of this sale, we reversed $2,234,428 of the subsidiary’s liabilities which was recorded as other income during the second quarter 2003.

On April 1, 2003, we exchanged all of our shares in Corpfin.com, Inc. with six shareholders in return for 16,261,822 shares of our common stock. Thereafter we retired these shares. On October 10, 2003, we filed a Form N-54C withdrawing our election to be treated as a business development company.

Between October 10, 2003 and February 14, 2005, we had no operations, nominal assets, accrued liabilities totaling $184,468 and 139,620 (post-reverse stock split) shares of common stock issued and outstanding.

Acquisition of Genex. On February 14, 2005, Technest became a majority owned subsidiary of Markland Technologies, Inc., a homeland defense, armed services and intelligence contractor. Technest issued to Markland 1,954,023 shares of its common stock in exchange for 10,168,764 shares of Markland common stock which were used as partial consideration for the concurrent acquisition of Genex Technologies, Inc. The acquisition of Genex Technologies, Inc. was effected pursuant to an Agreement Plan of Merger, dated February 14, 2005, by and among Markland, Technest, Mtech Acquisition, Inc. (a wholly-owned subsidiary of Technest), Genex and Jason Geng (the then sole stockholder of Genex). Technest paid $3,000,000 in cash and transferred the 10,168,764 shares of Markland common stock to Jason Geng, the sole stockholder of Genex, for all of the capital stock of Genex. As a result of this transaction, Genex Technologies, Inc. became a wholly-owned subsidiary of Technest. Technest financed the acquisition of Genex with the sale of 1,149,425 shares of Technest Series B preferred stock (which were convertible into Markland common stock), five-year warrants to purchase up to 1,149,425 shares of Technest common stock for an exercise price of $6.50 per share (after giving effect to the Reverse Stock Split), and 1,149,425 shares of Technest Series C preferred stock convertible into 1,149,425 shares of Technest's common stock (after giving effect to the Reverse Stock Split). Technest received gross proceeds of $5,000,000 in this offering. The issuance of these securities was not registered under the Securities Act, but was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof.

The Merger Agreement provides for Mr. Geng to receive a six-month unsecured promissory note in the principal amount of $550,000 that accrues interest at the rate of 6% per year. Also, the Merger Agreement provides that if Genex meets specified revenue goals at the end of each of the first three years following February 14, 2005, Technest will pay to Mr. Geng contingent consideration of additional shares of Technest common stock equal to the fair market value of 30% of the difference in Genex's gross revenue during the year proceeding the payment and its gross revenue in 2004. Finally, the Merger Agreement provides that if the Intraoral Technologies are commercialized, Mr. Geng will be entitled to 50% of all profits generated from the Intraoral Technologies for a period of five years following February 14, 2005. Following the acquisition, it is Technest’s opinion that Mr. Geng omitted material representations from the Merger Agreement regarding the status of regulatory audits, the impact of certain internal control deficiencies and the non-disclosure of ongoing government investigations into certain conduct by Mr. Geng and Genex prior to the acquisition of Genex by Technest, and as a result, Markland and Technest have not issued and do not intend to issue the promissory note, the additional Markland share consideration or the contingent payments of Technest common stock. To date, Mr. Geng has not contested Technest's position, has not sought payment and Technest believes that the possibility that it will have to issue additional shares or other consideration is remote.

In connection with the financings of the acquisition of Genex, Technest entered into a Registration Rights Agreement dated February 14, 2005 with the investors in the financing. Pursuant to this agreement, Technest agreed to file a registration statement covering the resale of all of the common stock issuable upon conversion of the Series C preferred stock, (b) all of the common stock issuable upon exercise of the common stock purchase warrants, and (c) common stock which may become issuable to selling stockholders as liquidated damages for breach of covenants contained in or as a result of adjustments contemplated by the securities purchase agreement and the registration rights agreement. Failure to comply with the terms of this agreement triggers liquidated damages that accrue at a rate of 4% of the initial subscription amount for any month, or pro-rata portion thereof, during which a condition giving rise to liquidated damages shall continue, and such damages shall be paid in Technest common stock.

Reverse Stock Split. On June 2, 2005, our Board of Directors and the holders of a majority of our outstanding shares of common stock approved a recapitalization in the form of a one (1) for two hundred eleven and eighteen one hundredths (211.18) reverse stock split of our shares of common stock, par value $.001 per share, outstanding (the “Reverse Stock Split”) after considering and concluding that the Reverse Stock Split was in our best interests and the best interests of our stockholders, with all fractional shares rounded up to the nearest whole number. The Reverse Stock Split was effective as of the close of business on July 19, 2005. The Reverse Stock Split did not reduce the amount of authorized shares of our common stock, which remains at 495,000,000.

Acquisition of EOIR. On August 17, 2005, pursuant to a Stock Purchase Agreement with Markland, our majority stockholder, we purchased all of the outstanding stock of EOIR, formerly one of Markland’s wholly-owned subsidiaries. As consideration for the stock of EOIR, we issued 12 million shares of our common stock to Markland, and, as a result, Markland’s ownership of Technest increased at the time of the transaction from 85% to approximately 98% on a primary basis and from 39% to approximately 82% on a fully diluted basis (assuming the conversion of all of our convertible securities and the exercise of all warrants to purchase Technest common stock). This reorganization did not result in a change of control of EOIR. We did not need stockholder consent in order to complete this reorganization.  Markland acquired EOIR on June 29, 2004.  EOIR generated approximately 97% of Markland’s revenue for fiscal 2005.

Because Markland continues to own a majority interest in Technest, Markland will continue to include Technest results in its consolidated financial statements.

Competition

The markets for our products and solutions are extremely competitive and are characterized by rapid technological change as a result of technical developments exploited by our competitors, changing technical needs of customers, and frequent introductions of new features. We expect competition to increase as other companies introduce products that are competitively priced, that may have increased performance or functionality, or that incorporate technological advances not yet developed or implemented by us. Some of our present and potential competitors may have financial, marketing, and research resources substantially greater than ours. In order to compete effectively in this environment, we must continually develop and market new and enhanced products at competitive prices, and have the resources to invest in significant research and development activities. There is a risk that we may not be able to make the technological advances necessary to compete successfully. Existing and new competitors may enter or expand their efforts in our markets, or develop new products to compete against ours. Our competitors may develop new technologies or enhancements to existing products or introduce new products that will offer superior price or performance features. New products or technologies may render our products obsolete. Many of our primary competitors are well-established companies that have substantially greater financial, managerial, technical, marketing, personnel and other resources than we do.

We have particular proprietary technologies, some that have been developed and others that are in development. We will focus on our proprietary technologies, or leverage our management experience, in order to differentiate ourselves from these organizations. There are many other technologies being presented to the Department of Homeland Security that directly compete with our technologies. The Department of Homeland Security may pursue solutions different from ours.

Intellectual Property

Our ability to compete effectively depends to a significant extent on our ability to protect our proprietary information. We rely primarily on patents and trade secret laws and confidentiality procedures to protect our intellectual property rights. We own 17 U.S. patents. We enter into confidentiality agreements with our consultants and key employees, and maintain controls over access to and distribution of our technology, software and other proprietary information. The steps we have taken to protect our technology may be inadequate to prevent others from using what we regard as our technology to compete with us.

We do not generally conduct exhaustive patent searches to determine whether the technology used in our products infringes patents held by third parties. In addition, product development is inherently uncertain in a rapidly evolving technological environment in which there may be numerous patent applications pending, many of which are confidential when filed, with regard to similar technologies.

We may face claims by third parties that our products or technology infringe their patents or other intellectual property rights in the future. Any claim of infringement could cause us to incur substantial costs defending against the claim, even if the claim is invalid, and could distract the attention of our management. If any of our products are found to violate third-party proprietary rights, we may be required to pay substantial damages. In addition, we may be required to re-engineer our products or seek to obtain licenses from third parties to continue to offer our products. Any efforts to re-engineer our products or obtain licenses on commercially reasonable terms may not be successful, which would prevent us from selling our products, and in any case, could substantially increase our costs and have a material adverse effect on our business, financial condition and results of operations.

Dependence On U.S. Government Contracts

Almost all of our range of services and products are sold to agencies of the U.S. Government. Although we are continuously working to diversify our client base, we will continue to aggressively seek additional work from the U.S. Government. As with other government contractors, our business is subject to government client funding decisions and actions that are beyond our control.

Much of our business is won through submission of formal competitive bids. Commercial bids are frequently negotiated as to terms and conditions for schedule, specifications, delivery and payment. With respect to bids for government work, however, in most cases the client specifies the terms and conditions and the form of contract.

Essentially all contracts with the United States Government, and many contracts with other government entities, permit the government client to terminate the contract at any time for the convenience of the government or for default by the contractor. We operate under the risk that such terminations may occur and have a material impact on operations.

Government Regulation

Most of our U.S. Government business is subject to unique procurement and administrative rules based on both laws and regulations, including the U.S. Federal Acquisition Regulation, that provide various profit and cost controls, rules for allocations of costs, both direct and indirect, to contracts and non-reimbursement of unallowable costs such as interest expenses and some costs related to business acquisitions, including for example the incremental depreciation and amortization expenses arising from fair value increases to the historical carrying values of acquired assets.

Companies supplying defense-related equipment to the U.S. Government are subject to some additional business risks specific to the U.S. defense industry. Among these risks are the ability of the U.S. Government to unilaterally suspend a company from new contracts pending resolution of alleged violations of procurement laws or regulations. In addition, U.S. Government contracts are conditioned upon the continuing availability of Congressional appropriations. Congress usually appropriates funds for a given program on a September 30 fiscal year basis, even though contract performance may take several years. Consequently, at the outset of a major program, the contract is usually partially funded, and additional monies are normally committed to the contract by the procuring agency only as appropriations are made by Congress for future fiscal years.

U.S. Government contracts are, by their terms, subject to unilateral termination by the U.S. Government either for its convenience or default by the contractor if the contractor fails to perform the contracts' scope of work. Upon termination other than for a contractor's default, the contractor will normally be entitled to reimbursement for allowable costs and an allowance for profit. Foreign defense contracts generally contain comparable provisions permitting termination at the convenience of the government. To date, none of our significant contracts have been terminated.

As is common in the U.S. defense industry, we are subject to business risks, including changes in the U.S. Government's procurement policies, governmental appropriations, national defense policies or regulations, service modernization plans, and availability of funds. A reduction in expenditures by the U.S. Government for products and services of the type we manufacture and provide, lower margins resulting from increasingly competitive procurement policies, a reduction in the volume of contracts or subcontracts awarded to us or the incurrence of substantial contract cost overruns could materially adversely affect our business.

Sales and Marketing

We currently divide the marketing efforts of our products and services into three areas: (1) directly to federal or local government agencies; (2) to large partners who may represent an opportunity for us as subcontractors; and (3) to commercial entities. These marketing duties are divided among senior management.

Manufacturing

Our primary manufacturing facilities are located in Spotsylvania, Virginia.

Employees

As of December 20, 2006, Technest Holdings had a total of 197 employees, 164 of which are full-time employees of our wholly-owned subsidiary, EOIR, 13 of which are part-time employees of EOIR. We believe our future success will depend upon the continued service of our key technical and senior management personnel and upon our continued ability to attract and retain highly qualified technical and managerial personnel. None of our employees is represented by a labor union. We have never experienced a work stoppage and consider our relationship with our employees to be good.

Recent Transactions

Bank Financing

On August 10, 2006, Technest and its wholly-owned subsidiaries, E-OIR and Genex, closed on a financing (the “Financing”) under two Loan and Security Agreements with Silicon Valley Bank (the “Bank”) executed on August 4, 2006 (the “Credit Agreements”). One Credit Agreement provides for a term loan facility under which the Company may borrow term loans with an initial minimum loan of $3,000,000 (the “Term Loan Facility”). Subject to the Bank’s receipt of additional documentation for the period through the month ending December 31, 2006 and if no event of default under the Credit Agreement has occurred or is continuing, we may borrow up to an additional $1,000,000 under the Term Loan Facility on or before February 15, 2007. The other Credit Agreement provides for a one year revolving line of credit for up to $8,750,000 (the “Revolver”), provided that our borrowing under the Revolver is limited to 80% of our eligible accounts receivable. In addition, the maximum amount outstanding under both Credit Agreements at any time may not exceed $10,000,000. Both the Term Loan Facility and the Revolver are secured by all of our assets and the assets of our subsidiaries, including all of our intellectual property and of our subsidiaries

Upon the date of closing under the Credit Agreements, we borrowed the entire $3,000,000 available under the Term Loan Facility and borrowed approximately $4,445,000 under the Revolver.

Interest on all outstanding amounts under the Term Loan is payable monthly at a rate equal to the Bank’s prime rate plus 2.75%. This interest rate will be reduced to (i) the Bank’s prime rate plus 2.00% if we achieve a Fixed Charge Coverage Ratio (as defined in the Credit Agreement with respect to the Term Loan Facility) of at least 1.75 to 1.0 for three consecutive fiscal quarters after August 4, 2006 or (ii) the Bank’s prime rate plus 1.50% if we achieve a Fixed Charge Coverage Ratio of at least 2.0 to 1.0 for three consecutive fiscal quarters after August 4, 2006. Each loan under the Term Loan Facility is repayable in 36 equal monthly principal installments plus accrued interest.

The Revolver will bear interest at a rate equal to the Bank’s prime rate plus 0.50% per annum, but we must pay a minimum quarterly amount equal to the interest on an outstanding balance of $1,400,000. In addition, we will pay a monthly collateral handling fee of 0.10% per month on financed receivables. Interest and handling fees are paid as invoices are collected.

The financial covenants under the Term Loan require that we maintain, on a monthly basis tested as of the last day of each month, a minimum quick ratio (representing the ratio of quick assets (or cash and accounts receivable) plus total marketable securities to current liabilities, plus all short-term indebtedness to the Bank but excluding subordinated debt and debt from affiliates) of 0.70 to 1.0 through November 30, 2006, 0.85 to 1.0 from December 31, 2006 through May 31, 2007, 1.0 to 1.0 from June 30, 2007 through August 31, 2007 and 1.20 to 1.0 from September 30, 2007 and all monthly reporting periods thereafter. If we do not maintain these ratios, then the sum of our cash plus 80% of our eligible accounts receivable minus our borrowings under the Revolver must exceed $2,000,000. We must maintain a Fixed Charge Coverage Ratio measured on the last day of every month for the three month period ending on the last day of such month, of at least 1:0 to 1:0 through periods ending November 30, 2006; at least 1.25:1.0 for periods ending on December 31, 2006 through May 31, 2007; and at least 1.50:1.0 for all periods thereafter. In addition, the Credit Agreements contain affirmative and negative covenants concerning our operations including restrictions on our ability to dispose of our assets, change our business, ownership or management, incur other indebtedness, create or permit liens on our property, make investments, pay dividends, redeem stock or engage in transactions with affiliates.

Markland Technologies, Inc. (“Markland”), the holder of the majority of Technest’s common stock, has entered into an Unconditional Guaranty pursuant to which Markland agreed to guaranty up to $6,000,000 of the principal obligations plus interest thereon and related expenses under the Credit Agreements and a Stock Pledge Agreement pursuant to which Markland pledged to the Bank 1,739,130 shares of Technest common stock currently owned by Markland, which had a market value of $6,000,000 as of August 4, 2006. The Guaranty and the Stock Pledge Agreement terminate August 3, 2008 if no event of default has occurred.

The Credit Agreements, the Unconditional Guaranty by Markland and the Stock Pledge Agreement are filed as Exhibits 10.1, 10.2, 10.4 and 10.5, respectively to Technest’s Current Report on Form 8-K filed August 14, 2006.

Pre-Payment of Promissory Notes

We used a portion of the proceeds of the Financing to pre-pay the outstanding principal of $4,952,526 of certain EOIR promissory notes issued in June 2004. After these payments, there remains outstanding EOIR notes issued in June 2004 having a total outstanding principal balance of $1,655,893, of which $608,957 is outstanding principal owed to Technest’s current Chief Executive Officer and one of our directors, Joseph P. Mackin. The security interest securing these remaining notes was subordinated to the Bank’s first priority security interest.

Transaction with Markland Technologies, Inc.

The following summary highlights the material terms of a Stockholder Agreement and License Agreement with Markland Technologies, Inc., each dated March 13, 2006. A detailed description of these agreements is also set forth in our current report on Form 8-K (SEC File # 000-27023) filed with the SEC on March 17, 2006 and the agreements themselves are filed as exhibits thereto. The Form 8-K and exhibits thereto are publicly available on the SEC’s web site at www.sec.gov. We urge you to obtain and read carefully copies of this report and documents before making an investment decision.

Stockholder Agreement with Markland Technologies, Inc.

On March 13, 2006, we entered into a stockholder agreement (the “Stockholder Agreement”) with Markland Technologies, Inc., the holder of a majority of our outstanding common stock in order to clarify and define terms relating to (i) the issuance of Technest’s securities, (ii) our corporate governance, (iii) the listing of Technest’s securities on The NASDAQ Capital Market, (iv) registration of shares of Technest’s common stock currently held by the Stockholder, (v) intellectual property rights and (v) the provision by the Stockholder of certain corporate services to Technest.

Pursuant to the terms of the Stockholder Agreement, we are required to:

•
refrain from issuing any shares of our common stock or securities convertible into our common stock without the consent of Markland for a period of twenty-six months, other than 1,000,000 shares to be issued under our 2006 Stock Award Plan and certain permissible offerings;

•	Maintain a board of directors consisting of five directors, not less than three of whom shall be “independent” directors as defined by the National Association of Securities Dealers;

•	Comply with the corporate governance requirement set forth in the National Association of Securities Dealers’ Marketplace Rules;

•	Submit an application for inclusion on The NASDAQ Capital Market and take all such actions as may be necessary to cause the application to be accepted; and

•	Make twelve monthly payments, beginning in April 2006, in the amount of $83,333 to Markland for administrative, manufacturing and engineering services for product development to Technest.

We have also granted Markland certain registration rights pursuant to which we are obligated to register all or a portion of those shares of our common stock held by Markland, or any parties to whom Markland may transfer those shares, with the Securities and Exchange Commission for public resale. Such registrations are to be carried out from time to time, at our expense, upon the written request of Markland, with certain limitations.

Pursuant to the terms of the Stockholder Agreement, Markland has agreed:

•	For a period of twelve months from the date of the agreement, not to vote the shares held by it to increase the size of our board of directors or to remove any of the directors currently in office;

•
To consent to our participation in up to two offerings of common stock in the next twelve months, provided that we do not offer shares of common stock in such an offering at a price of less than $5.85, and that Markland, and its assigns, be permitted to participate as a selling shareholder in any such offering.

License Agreement with Markland Technologies, Inc.

On March 13, 2006, we entered into a license agreement with Markland (the “License Agreement”). Pursuant to the License Agreement, we granted Markland an exclusive, world-wide license to make, use and sell products and services based on our intellectual property, to parties other than federal, state or local government agencies involved in intelligence, military, law enforcement or homeland defense functions. The license granted by the License Agreement shall be in effect until all of our current patents or patent applications have expired or until such time as the License Agreement is terminated pursuant to its terms.

Pursuant to the terms of the License Agreement, Markland is required to pay us twenty-five percent of the net gross profits, as defined in the License Agreement, they realize on any sale of any product or service utilizing the licensed intellectual property.

Additionally, if at the end of three years from the date of execution of the License Agreement, Markland has not realized enough net gross profits to generate an aggregate $300,000 of royalties, or $150,000 in royalties on an annual basis thereafter, the license shall become non-exclusive.

As a condition of the License Agreement, we are required to take all steps reasonably necessary to maintain our current patents and prosecute our current patent applications.

The License Agreement provides that Markland may cancel the agreement at any time upon 180 days notice. We may cancel the License Agreement if Markland fails to make a required royalty payment and does not cure such failure within thirty days of receiving notice of the failure or Markland violates the licensing terms of the License Agreement.

Markland’s Ownership of Technest Common Stock

Markland Technologies, Inc., our majority stockholder, filed current reports on Form 8-K (SEC File # 000- 28863) on March 28, 2006 and April 19, 2006, to announce the entry into definitive agreements involving Markland’s ownership of certain shares of our common stock. Among other things, the Form 8-Ks reported that Markland issued a new series of preferred stock, referred to as the Markland Series E preferred stock. Each share of Markland’s Series E preferred stock is convertible, at the option of the holder, into either (i) 3,000 shares of Technest common stock, currently outstanding and held by Markland, or (ii) 697,500 shares of Markland’s common stock.

Registration Rights

In connection with the issuance of shares of the newly designated Series E preferred stock, Markland agreed to cause us to file a registration statement with the SEC to register the resale of our common stock underlying the conversion of the Markland Series E preferred stock. Pursuant to our Stockholder Agreement with Markland, dated March 13, 2006, we are contractually required to prepare and file certain types of resale registration statements at Markland’s request. Based solely on the disclosures in Markland’s Form 8-Ks, we understand that Markland has issued approximately 1,232.2 shares of Series E preferred stock to four institutional investors (the “Series E Investors”), which is potentially convertible into 3,696,600 shares of our common stock. The availability of these shares for sale in the public markets pursuant to an effective registration statement may cause a significant drop in the market price of our common stock.

Important Aspects of Markland Agreements

It is important to note that Technest is not a party to any of the agreements involving the Markland Series E preferred stock and the issuance of the Markland Series E preferred stock does not require Technest to issue any additional securities. Conversions of the Markland Series E preferred stock will be satisfied entirely by shares of our common stock that are currently outstanding and held by Markland.

In addition to the registration rights mentioned above, some important aspects of the March 24, 2006 agreements, as amended, between Markland and the Series E Investors include:

•	the escrow of an aggregate of 4,640,192 shares of our common stock held by Markland to secure the conversion of the Markland Series E preferred stock;

•
an agreement by two of the Series E Investors to purchase up to an additional 267.2 shares of Markland Series E preferred stock, convertible into 801,600 shares of our common stock, in five separate closings between April 17, 2006 and June 15, 2006, of which 92 shares of Markland Series E was purchased on April 17, 2006;

•
the transfer of 500,000 shares of our common stock held by Markland to Verdi Consulting, Inc. as compensation for services rendered in connection with arranging and negotiating the above mentioned transactions;

•
an agreement that Markland, subject to certain specified exceptions, for up to two (2) years will not sell or transfer any shares of our common stock without the consent of a majority of the Series E Investors and thereafter will not sell more than 10% of its shares of our common stock into the open market during any calendar month; and

•
an agreement from each of the Series E Investors that they will not convert more that 10% of their shares of Series E preferred stock during any calendar month and will not sell more than 10% of their shares of our common stock into the open market during any calendar month.

A description of the March 24, 2006 agreements, as amended, between Markland and the Series E Investors is set forth in Markland’s current reports on Form 8-K filed with the SEC on March 28, 2006 and April 19, 2006. The Form 8-Ks and exhibits thereto are publicly available on the SEC’s web site at www.sec.gov. Although we did not participate in the preparation of these current reports and can therefore provide no assurances as to the accuracy of the information they contain, we urge you to obtain and read carefully copies of these reports and, in particular, the agreements included as exhibits to these reports, before making a decision to invest in our common stock.

PROPERTY

EOIR, our wholly owned subsidiary, holds a three-year lease for its executive and administrative offices of approximately 5,420 square feet in Woodbridge, Virginia. The lease expires on September 30, 2008. EOIR leases approximately 10,000 square feet in Spotsylvania, Virginia, where it houses its software development unit. The lease expires on October 31, 2009. EOIR also holds a five-year lease for 6,951 square feet in Spotsylvania, Virginia. The lease expires on October 15, 2010. EOIR also has several offices located in Fredericksburg, Virginia - one office with 1,200 square feet, with a two-year lease that expires on October 31, 2006, and one with 4,200 square feet, with a three-year lease that expires on June 30, 2007. Monthly lease amounts for these facilities total approximately $36,600. In addition, we have a three-year lease for executive offices of approximately 2,000 square feet in Boston, Massachusetts, which expires December 1, 2009. The monthly rental amount for this facility is approximately $4,500.

Genex Technologies, Inc., our wholly-owned subsidiary, leased offices with approximately 6,831 square feet in Kensington, Maryland, pursuant to a five-year lease which expired on January 31, 2006, which we had been extending on a monthly basis. Monthly lease amounts for this facility totaled approximately $10,100. Genex has entered into a five-year lease for approximately 6,800 square feet in Bethesda, Maryland with a monthly lease amount of approximately $14,250. Genex moved into this space on April 1, 2006.

We believe that our present facilities are adequate to meet our current needs. If new or additional space is required, we believe that adequate facilities are available at competitive prices. However, we may not be able to relocate to a new facility without severely disrupting the production of our goods.

LEGAL PROCEEDINGS

Technest Holdings, Inc.

On or about July 23, 1998, H & H Acquisition Corporation, individually and purportedly on behalf of Technest Holdings, commenced an action in United States District Court, Southern District of New York entitled H & H Acquisition Corp., individually and on behalf of Technest Holdings, Inc. v. Financial Intranet Holdings, Inc. Technest Holdings, Inc., F/K /A Financial Intranet, Inc., Ben Stein, Interwest Transfer Co., Steven A. Sanders, Michael Sheppard, Maura Marx, Henry A. Schwartz, Leonard Gotshalk, Gotshalk Enterprises, Law Office of Steven A. Sanders, P.C. and Beckman, Millman & Sanders, LLP, 98 Civ. 5269. The plaintiffs are purporting to act on behalf of Technest in the context of a shareholder’s derivative suit. The action’s principal basis appears to be a claim that Ben Stein, a former director and Secretary of Technest, wrongfully claims ownership of shares of common stock that Stein agreed to purchase from H&H. According to H&H, these shares belong to them. H&H asserts sixteen causes of action. Only some make allegations against Technest Holdings, Inc., Michael Sheppard and Maura Marx, former officers of Technest.

Technest, Mr. Sheppard and Ms. Marx believe that the claims against Technest, Mr. Sheppard and Ms. Marx are without merit and are vigorously defending the action. Technest, Mr. Sheppard and Ms. Marx have filed responses to the claims against them. The responses deny all material allegations of the complaint and the claim asserted by the transfer agent, and asserts a variety of defenses. We cannot make any assurances about the litigation’s outcome.

In June 2006, the court directed the parties to address the court’s continuing subject matter jurisdiction over Technest in the H&H matter. Technest has responded to the court’s direction and believes that as a result of intervening corporate actions, the injunctive relief sought by the plaintiff which gives rise the court’s subject matter jurisdiction in this case has been rendered moot, thereby depriving the court of continuing subject matter jurisdiction. Technest believes that the case as currently styled is fundamentally a dispute between H&H Acquisition Corp. and Ben Stein.

As of December 20, 2006, Technest has not been notified of a trial date for this matter.

On or about May 30, 2006, Deer Creek Fund LLC filed a claim for Interference with Contract and Breach of the Implied Covenant of Good Faith and Fair Dealing against Technest, seeking unspecified monetary damages.  Deer Creek alleges misconduct on the part of Technest related to a proposed sale by Deer Creek of 157,163 shares of Technest common stock at $7.00 per share and the applicability of certain selling restrictions under a registration rights agreement entered into between the parties. Technest believes that the allegations in this lawsuit are entirely without merit. Technest has been aggressively defending this action, and has filed an answer denying Deer Creek’s allegations and vigorously opposes all relief sought.

EOIR Technologies, Inc.

On or about September 16, 2004, Joseph R. Moulton, Sr. initiated a lawsuit in the Circuit Court of Spotsylvania County, Virginia, against Markland, EOIR, and our former Chief Executive Officer and former Director, Robert Tarini, in his capacity as Markland’s Chief Executive Officer. Mr. Moulton was the largest single shareholder of EOIR prior to its acquisition by Markland, owning approximately 67% of the EOIR capital stock. Mr. Moulton received approximately $5,863,000 in cash and a promissory note of EOIR in the approximate principal amount of $6,967,000 for his shares of EOIR at the closing of the acquisition of EOIR by Markland.

In his complaint Mr. Moulton asserts, among other things, that Markland and EOIR breached their obligations under the Stock Purchase Agreement, dated June 30, 2004, pursuant to which Markland acquired EOIR, by terminating Mr. Moulton's employment with EOIR and removing him from the EOIR board of directors.

On August 3, 2006, Mr. Moulton, Technest, Markland, EOIR and Robert Tarini reached a settlement agreement pursuant to which upon payment of $120,000 and the pre-payment of certain EOIR outstanding promissory notes, the parties each dismissed their claims against one another.

Markland and EOIR were notified on July 11, 2005 by counsel for Greg and Mary Williams, former shareholders and employees of EOIR and, in the case of Mr. Williams, a former director of Markland, that the Williams’ filed a lawsuit in the Commonwealth of Virginia, naming EOIR and Markland as defendants, seeking damages in the amount of $3,000,000 regarding a number of contractual disputes involving the registration of shares of Markland common stock underlying certain options issued to the Williams’ in connection with the acquisition of EOIR by Markland and severance payments pursuant to severance agreements by and among the Williams’, EOIR and Markland. On August 3, 2005, EOIR and Markland filed an answer and a demurrer denying all liability. On November 4, 2005, the Court heard the demurrer filed by EOIR Technologies, Inc. and Markland Technologies, Inc. and denied it. On April 6, 2006, a hearing was held in the Circuit Court for the City of Fredericksburg, Virginia on the Williams’ motion for summary judgment. On May 4, 2006, the court granted the Williams’ motion for summary judgment with regard to liability on Count I of the Williams’ claim regarding severance payment and Count III of their claim regarding Markland’s failure to register shares of Markland’s common stock underlying their options. We have, and continue to assert that Count III of the Williams’ complaint does not allege wrongdoing by EOIR and thus, we believe that we have no liability on that claim. Count II of the claim, which seeks a declaration that the promissory notes issued to Mr. and Mrs. Williams in connection with the acquisition of EOIR by Markland on June 29, 2004 are in default and an acceleration of the payments due under those notes, was not addressed by the court’s order.

On July 27, 2006, we entered into an agreement with the Williams pursuant to which we paid them $246,525 in satisfaction of their claims for severance under Count I and agreed to pay the outstanding balance of their promissory notes, along with all accrued but unpaid interest, in satisfaction of Count II which was paid on August 10, 2006. The Williams continue to assert claims against us for attorney’s fees and costs on all three counts of their complaint. Count III was not addressed by this agreement.

On September 1, 2006, we entered into an agreement with Markland pursuant to which we agreed to indemnify Markland against any judgment for damages or attorney’s fees ordered by the Court pursuant to Counts I or II and Markland agreed to indemnify us against any judgment for damages or attorney’s fees ordered by the Court pursuant to Count III.

On October 24, 2006, the trial of this case was continued to March 21, 22 and 23, 2007, at which time the damages, if any, for Count III will be determined as well as costs and attorney’s fees, if applicable, for Counts I, II and III.

In the event that Mr. and Mrs. Williams prevail in any of their claims against Markland, Technest shares owned by Markland would be among the assets available to satisfy a resulting judgment.

DIRECTORS AND EXECUTIVE OFFICERS

The following table set forth information regarding our current executive officers and the current members of our board of directors. The name, age and present principal occupation or employment, and material occupations, positions, offices or employment for the past five years, for each of our directors and executive officers, are set forth below.
Name	Age	Position	Year Began

Joseph P. Mackin	56	Chief Executive Officer, President, Chairman of the Board of Directors	2005
Gino M. Pereira	49	Chief Financial Officer, Director	2005
Darlene M. Deptula-Hicks (1)	49	Director	2006
David R. Gust (1)	64	Director	2006
Robert Doto (1)	61	Director	2006

(1)	Members of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee.

Dr. Joseph P. Mackin was appointed President of Technest on April 1, 2005. On March 13, 2006, Dr. Mackin was appointed Chief Executive Officer and Chairman of the Board of Directors of Technest. He has been a member of our Board of Directors since April 1, 2005. On March 13, 2006, he resigned as the President/Chief Operating Officer and a director of Markland. He had been a member of the Board of Directors of Markland since July 13, 2004 and had served as Markland's Chief Operating Officer since December 7, 2004. Prior to the acquisition of EOIR by Markland in June 2004, Dr. Mackin had been with EOIR, for four years and is currently the President and CEO of EOIR. He has served on numerous government panels and committees, and has had an extensive career in the military in weapons systems development and acquisition.  Prior to joining EOIR, Dr. Mackin was an Assistant Sensor Systems Group Leader at MIT Lincoln Laboratories where, among other things, he served as the system integration lead for the Smart Sensor Web program. Dr. Mackin holds a Ph.D. in Physics from the Massachusetts Institute of Technology and a B.S. in Engineering from the United States Military Academy at West Point.  He is a graduate of the Defense Systems Management College, and holds a DOD level 3 certification (the highest) in both R&D and Project Management.  He is a retired Colonel in the United States Army.

Gino M. Pereira has served as our Chief Financial Officer since February 14, 2005. On January 6, 2006, Mr. Pereira was elected to our Board of Directors. Mr. Pereira has served as Markland's Chief Financial Officer since December 7, 2004. Mr. Pereira currently serves on the Board of Directors of Teletrak Environmental Systems. From 1991 through 2000, Mr. Pereira was employed by CDC Technologies, Inc., located in Oxford, Connecticut. From 1991 through 1998, Mr. Pereira was CDC Technologies' Executive Vice President and Chief Financial Officer. In 1999, Mr. Pereira assumed the role of Chief Operating Officer of CDC Technologies. Mr. Pereira remained in that role through 2000. In January 2001, Mr. Pereira assumed the position of Chief Operating Officer of CDC Acquisition Corporation, a subsidiary company of Drew Scientific Group plc. Mr. Pereira remained in that position until November 2001, when he became a principal at Interim Management Solutions in Oxford, Connecticut. During his tenure at Interim Management Solutions, Mr. Pereira has acted as an interim or part-time Chief Financial Officer or Chief Operations Officer for numerous small and emerging companies. In January 2003, Mr. Pereira also became a Managing Director of Kiwi Securities, Inc., an independently owned investment banking firm, a post he held until December 7, 2004. Mr. Pereira is a Fellow of the Chartered Association of Certified Accountants (UK).

Darlene M. Deptula-Hicks has served on our Board of Directors and as the chairperson of our Audit and Nominating and Corporate Governance Committees since March 15, 2006. Ms. Deptula-Hicks is the Executive Vice President of Finance, Chief Financial Officer and Treasurer of iCAD, Inc., a public company providing Computer-Aided Detection (CAD) solutions for the early identification of cancer. Prior to joining iCAD, she served as Executive Vice President and Chief Financial Officer and Treasurer of ONI Medical Systems, Inc. since January 2002. Previously, from 1998 to 2001 she served as Executive Vice President and Chief Financial Officer and Treasurer of Implant Sciences Corporation, an early stage company that had its initial public offering in June of 1999. Ms. Deptula-Hicks currently serves on the Board of Directors and as Chair of the Audit Committee of IMCOR Pharmaceutical Company, a public biotech company and serves on the Board of Trustees of the Rockingham County 4-H Foundation. Ms. Deptula-Hicks has over 25 years experience in financial management positions in the high technology and life sciences sectors. Ms. Deptula-Hicks received her B.S. degree in Accounting from New Hampshire College and her MBA from Rivier College.

Major General David R. Gust, USA, Ret. has served on our Board of Directors and as the chairperson of our Compensation Committee since March 15, 2006. Since 2004, General Gust has served as the Manager for Federal Telecommunications for Bechtel National, Inc. Prior to that, he was the President and Chief Executive Officer of Technical and Management Services Corporation from 2000 to 2004. General Gust retired from the United States Army in 2000 after completing a career of 34 years of service. At retirement, he was the US Army Deputy Chief of Staff for Research, Development and Acquisition, Army Material Command. General Gust received his B.S. in Electrical Engineering from the University of Denver and Master’s Degrees in Systems Management and National Security and Strategy from the University of Southern California and the United States Naval War College, respectively.

Robert Doto has served on our Board of Directors since March 15, 2006. Since 2004, Mr. Doto has served as the President for Robert Doto Associates, Inc. From 1998 through 2003, Mr. Doto held positions as the Director of Intelligence and Information Warfare Directorate, CECOM RDEC, the Associate Director of Research, Development and Engineering Center, CECOM and the Director, Communications-Electronics, Research, Development and Engineering Center, RDECOM at Fort Monmouth, New Jersey. Mr. Doto is a retired member of the Federal Senior Executive Service. Mr. Doto received his B.S. in Electrical Engineering from Newark College of Engineering and his M.S. from Fairleigh Dickinson University.

Board and Committee Matters

Independence. Our Board of Directors has determined that three of the five nominees standing for re-election - Darlene M. Deptula-Hicks, Robert Doto, and David R. Gust, are independent directors as defined by the NASDAQ Rule 4200(a)(15) governing the independence of directors.

Our Board of Directors has three standing committees that were created in March 2006: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. All three of our independent directors serve on each committee. Ms. Deptula-Hicks chairs the Audit Committee and the Nominating and Corporate Governance Committee and General Gust chairs the Compensation Committee.

Audit Committee. The Audit Committee has authority to select and engage our independent registered public accounting firm and is responsible for reviewing our audited financial statements, accounting processes and reporting systems. The Audit Committee also discusses the adequacy of our internal financial controls with our management and our independent registered public accounting firm. In addition, the Audit Committee is responsible for overseeing the independence of, and approving all types of services provided by, our independent registered public accounting firm.

Our Board of Directors has considered and concluded that each of the members of the Audit Committee satisfies the independence and financial literacy and expertise requirements as defined by the NASDAQ Stock Market standards governing the qualifications of Audit Committee members. Additionally, our Board of Directors has determined that Ms. Darlene M. Deptula-Hicks qualifies as an audit committee financial expert under the rules of the SEC. The Audit Committee operates under a written charter adopted by the Board, which is available on our website—www.technestholdings.com.

Compensation Committee. Our Compensation Committee is responsible for establishing cash compensation policies with respect to our executive officers, key employees and directors, determining the compensation to be paid to our executive officers and administering our stock award plan.

Nominating and Corporate Governance Committee. Our Nominating and Governance Committee identifies individuals qualified to become Board members and recommends to the Board the director nominees for the next annual meeting of shareholders and candidates to fill vacancies on the Board. Additionally, the Committee recommends to the Board the directors to be appointed to Board committees. The Committee also develops and recommends to the Board a set of corporate governance guidelines applicable to the Board and to the Company and oversees the effectiveness of our corporate governance in accordance with those guidelines. The Nominating and Corporate Governance Committee operates pursuant to a written charter, which is available on our website—www.technestholdings.com.

Special Committee. In light of Markland’s significant holdings of our common stock and the potential for conflict given Mr. Pereira’s current positions with Markland and Technest, and in an effort to avoid even the mere appearance of a conflict, the Board of Technest on September 22, 2006 formed a special committee comprised of the three independent directors - Ms. Deptula-Hicks, Mr. Doto, and General Gust, to address issues arising from or related to, directly or indirectly, the ownership of our common stock by Markland and its assignees and to take any action the special committee deems appropriate.

Family Relationships

There are no family relationships between any of the directors or executive officers.

Director Compensation

Director Fees. Our directors who are not employees of Technest receive compensation for their services as directors in the form of an annual retainer of $40,000, payable in quarterly installments, plus reimbursement for travel expenses. We pay non-employee directors who serve as the chairperson of a committee of the Board of Directors an additional $10,000 per year, except for the Nominating and Corporate Governance Committee. Directors who are also our employees receive no additional compensation for serving as directors.

Stock Awards. In addition, our non-employee directors upon election received restricted stock grants of 20,000 shares under our 2006 Stock Award Plan, which are subject to forfeiture in the event the director is not providing services to Technest on April 1, 2007.

EXECUTIVE COMPENSATION

Executive Compensation Prior to the Genex Transaction

Prior to the acquisition of Genex Technologies, Inc. in February 2005, other than the restricted stock grant described below, our executive officers were not compensated. On July 28, 2004, Technest issued 1,250,000 restricted shares to Mark Allen, a director and principal officer (not giving effect to the Reverse Stock Split in July 2005). At the time, Technest valued these shares at their market value on the date of issuance of $.02 per share (not giving effect to the Reverse Stock Split in July 2005). Mr. Allen resigned on March 30, 2005.

Executive Compensation After the Genex Transaction

The following table sets forth certain compensation information for our Chief Executive Officer, our former Chief Executive Officer and our other executive officer whose salary and bonus for the year ended June 30, 2006 exceeded $100,000. We refer to these persons as the named executive officers.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation ($)	Restricted Stock Awards (#)	All Other Compensation ($)(1)
Joseph P. Mackin (2) President and Chief Executive Officer	2006	$322,404	$105,000(3)	$53,000(4)	23,913(5)(6)	$17,816
	2005	$62,500(7)(8)	---	---	---	---

Gino M. Pereira Chief Financial Officer	2006	$170,070(9)	$52,500(3)	$13,500(4)	(6)	$1,577
	2005	$62,500(7)(9)	---	---	---	---

Robert Tarini (10) Former Chief Executive Officer	2006	$40,000(7)(11)	---	---	---	---
	2005	$25,000(7)(11)	---	---	---	---

_______________________

(1)	Unless otherwise noted, this represents Technest’s matching and safe harbor contributions under its 401(k) plan.

(2)	On March 13, 2006, Dr. Mackin was appointed the Chief Executive Officer and Chairman of the Board of Directors of Technest.

(3)	This bonus is to be paid in fiscal year 2007 as Technest’s cash flow needs permit.

(4)	Pursuant to the executive’s employment agreement, the executive received a fixed amount per month for auto expense, business office expense and other personal expenses.

(5)
Represents shares received as consideration for the subordination of Dr. Mackin’s security interest to Silicon Valley Bank; such shares are subject to forfeiture if prior to February 10, 2008 (18-months from the anniversary of the closing date of the bank financing with Silicon Valley Bank) Dr. Mackin voluntarily terminates his services or is terminated for cause.

(6)
Pursuant to their respective employment agreements with Technest which were entered into on March 13, 2006, Dr. Mackin and Mr. Pereira are to receive an initial award of 120,000 shares and 72,000 shares, respectively, which shall be issued on the first business day after Technest has filed a registration statement on Form S-8 registering the 2006 Stock Award Plan and shall vest in three equal installments on April 1, 2007, July 1, 2007 and October 1, 2007. As of October 20, 2006, no shares have been issued.

(7)
These executive officers were also the executive officers of Markland Technologies, Inc. and were parties to individual employment agreements with Markland. Markland acquired Technest in February 2005. For the period from February through June 2005, Markland and Technest did not have any special arrangements with regard to these individuals’ compensation as executive officers of Technest. After its acquisition of EOIR in August 2005, Technest agreed to pay Markland $250,000 per quarter for the services of its executives and other administrative support, including legal and accounting functions.

(8)
For the period from February 2005 (the month of Markland’s acquisition of Technest) through June 30, 2005, Dr. Mackin was a party to an employment agreement with Markland pursuant to which Dr. Mackin’s annual salary was $300,000 ($25,000 per month). We estimate that approximately 50% of Dr. Mackin’s time was spent on Technest matters during this five-month period.

(9)
For the period from February 2005 (the month of Markland’s acquisition of Technest) through February 2006, Mr. Pereira was a party to an employment agreement with Markland pursuant to which Mr. Pereira’s annual salary was $300,000 ($25,000 per month). We estimate that approximately 50% of Mr. Pereira’s time was spent on Technest matters during this period.

(10)	On March 13, 2006, Mr. Tarini resigned as the Chief Executive Officer and Chairman of the Board of Directors of Technest.

(11)
For the period from February 2005 (the month of Markland’s acquisition of Technest) through March 13, 2006, Mr. Tarini was a party to an employment agreement with Markland pursuant to which Mr. Tarini’s annual salary was $300,000 ($25,000 per month). We estimate that approximately 20% of Mr. Tarini’s time was spent on Technest matters during this period.

Stock Option Plans

Technest Holdings, Inc. has established the 2001 Stock Option Plan which provides for the granting of options which are intended to qualify either as incentive stock options within the meaning of Section 422 of the Internal Revenue Code or as options which are not intended to meet the requirements of such section. The total number of shares of common stock reserved for issuance under the plan is 10,000,000. Options to purchase shares may be granted under the plan to persons who, in the case of incentive stock options, are key employees (including officers) or, in the case of non-statutory stock options, are key employees (including officers) or non-employee directors or non-employee consultants.

The exercise price of all incentive stock options granted under the plan must be at least equal to the fair market value of such shares on the date of the grant or, in the case of incentive stock options granted to the holder of more than 10% of Technest Holdings common stock, at least 110% of the fair market value of such shares on the date of the grant. The maximum exercise period for which incentive stock options may be granted is ten years from the date of grant (five years in the case of an individual owning more than 10% of the Company's common stock). The aggregate fair market value (determined at the date of the option grant) of shares with respect to which incentive stock options are exercisable for the first time by the holder of the option during any calendar year shall not exceed $100,000.

The exercise price of all non-statutory stock options granted under the plan must be at least equal to the 100% of the fair market value of such shares on the date of the grant.

As of today, no options have been granted under the plan.

Stock Option Grants And Stock Appreciation Rights

We did not grant any stock options or stock appreciation rights to the executive officers or directors during the fiscal year ended June 30, 2006.

Exercises Of Stock Options And Stock Appreciation Rights With Year-End Values

No stock options or stock appreciation rights were exercised by our officers, directors or employees during the fiscal year ended June 30, 2006.

Long-Term Incentive Plans

During fiscal year 2006, we did not have any long-term incentive plans, pension plans, or similar compensatory plans for our directors or executive officers.

Stock Award Plan

On March 13, 2006, Technest adopted the Technest Holdings, Inc. 2006 Stock Award Plan, pursuant to which Technest may award up to 1,000,000 shares of its common stock to employees, officers, directors, consultants and advisors to Technest and its subsidiaries. The purpose of this plan is to secure for Technest and its shareholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, Technest and its subsidiaries who are expected to contribute to the Company’s future growth and success.

Technest has broad discretion in making grants under the Plan and may make grants subject to such terms and conditions as determined by the board of directors or the committee appointed by the board of directors to administer the Plan. Stock awards under the Plan will be subject to the terms and conditions, including any applicable purchase price and any provisions pursuant to which the stock may be forfeited, set forth in the document making the award. Pursuant to the Stockholder Agreement with Markland, (i) awards relating to no more than 500,000 shares may be granted in calendar year 2006 (the “2006 Awards”), (ii) the 2006 Awards shall vest no earlier than twelve (12) months following the date of grant of such awards, and (iii) awards granted on or after January 1, 2007 shall vest no more frequently than in four equal quarterly installments.

Employment Agreements with Joseph P. Mackin and Gino M. Pereira

On March 13, 2006, we entered into employment agreements with our President and Chief Executive Officer, Dr. Joseph Mackin, and our Chief Financial Officer, Gino M. Pereira. The employment agreements provide for:

•	a term of five years beginning on March 13, 2006;

•	a base salary of $350,000 per year; in Mr. Pereira’s case, his base salary is subject to adjustment as Mr. Pereira is required to devote not less than sixty percent of his working time to Technest;

•	payment of all necessary and reasonable out-of-pocket expenses incurred by the executive in the performance of his duties under the agreement;

•	$5,000 per month for auto expense, business office expense and other personal expenses;

•	eligibility to participate in bonus or incentive compensation plans that may be established by the board of directors from time to time applicable to the executive's services;

•	eligibility to receive a bonus if we achieve revenue and profit milestones set by the board of directors; and

•
eligibility to receive equity awards as determined by the board of directors or a committee of the board of directors composed in compliance with the corporate governance standards of any applicable listing exchange, with an initial award of 120,000 shares for Dr. Mackin and 72,000 shares for Mr. Pereira, which shall be issued on the first business day after Technest has filed a registration statement on Form S-8 registering the 2006 Stock Award Plan and shall vest in three equal installments on April 1, 2007, July 1, 2007 and October 1, 2007.

Both Dr. Mackin and Mr. Pereira will be eligible to receive a bonus of up to 300% of his annual base salary. If Technest meets the goals of the board of directors in annual gross profit, the executive shall be entitled to a bonus equal to fifty percent of his annual salary.  In the event that Technest exceeds the goals of the board of directors in annual gross profit, the executive shall be entitled to an additional amount equal to five percent of the gross profit in excess of the goals of the board of directors up to the maximum allowable cash bonus.

The employment agreements provide that in the event that the executive's engagement with us is terminated by us without cause (as that term is defined in Section 8(b) of the agreement), or by the executive for "Good Reason" (as that term is defined in Section 8(c) of the agreement), we will continue to pay the executive’s cash salary and provide health insurance through the expiration of his agreement, and in Dr. Mackin’s case, we will cause our wholly owned subsidiary, EOIR Technologies, Inc., to prepay the outstanding principal on the promissory note issued to Dr. Mackin in connection with the acquisition of EOIR by Markland on June 30, 2004. Currently, the outstanding principal amount on Dr. Mackin’s note is $635,417. In the event that the executive’s employment with us is terminated for any other reason, there will be no continuation of cash salary payments or health insurance or acceleration of debt payment.

Dr. Mackin’s employment agreement was filed as exhibit 10.3 to our current report on Form 8-K filed on March 17, 2006 and Mr. Pereira’s employment agreement was filed as exhibit 10.4 to the same report.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information regarding the beneficial ownership of our common stock as of December 20, 2006 by:

- each of the individuals listed on the “Summary Compensation Table” below;

- each of our directors, officers and nominees;

- each person (including any group) who is known by us to own beneficially 5% or more of our common stock; and

- all current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options warrants and any other type of convertible securities held by that person that are currently exercisable or exercisable within 60 days of December 20, 2006, are deemed issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage ownership of each other shareholder. Percentage of ownership is based on 16,618,875 shares of common stock outstanding on December 20, 2006.

Except as indicated in the footnotes to this table, each shareholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by them. Unless otherwise noted below, the address of the beneficial owners is Technest Holdings, Inc., 276 Washington Street, P.O. Box 367, Boston, Massachusetts, 02108.

Beneficial Owner	Number of Shares Beneficially Owned
	Shares	Percent

Markland Technologies, Inc. (1) 222 Metro Center Blvd. Warwick, RI 02886	13,454,023 (2)(3)	80.96% (2)(3)

Aberdeen Avenue LLC Cayside, 2nd Floor Georgetown, Grand Cayman, Cayman Islands, British West Indies	1,661,721 (4)	9.999%

Southridge Partners LP 90 Grove Street Ridgefield, CT 06877	1,661,721 (5)	9.999%

Verdi Consulting, Inc. 100 Pheasant Drive East Greenwich, RI 02818	937,676 (6)	5.6%

Robert Tarini, Former Chief Executive Officer and Former Director (7) c/o Markland Technologies, Inc. 222 Metro Center Blvd. Warwick, RI 02886	689,181 (3)(8)	4.14%

Joseph P. Mackin, Chief Executive Officer, President and Director	23,913 (9)	*

Gino M. Pereira, Chief Financial Officer and Director	0 (3)	0

Darlene M. Deptula-Hicks, Director	20,000 (10)	*

David R. Gust, Director	20,000 (10)	*

Robert Doto, Director	20,000 (10)	*

All Current Directors and Executive Officers as a Group (5 Persons)	83,913	*

*Less than 1%

(1) The directors of Markland, Robert Tarini and Gino M. Pereira, share voting and investment control over the shares of Technest held by Markland. Each disclaims beneficial ownership of such shares.

(2) Based solely upon the information set forth in a current report on Form 8-K filed by Markland on March 28, 2006. According to the current report, Markland recently issued shares of a newly-created Series E Preferred Stock, which converts, at the option of the holder, into either 3,000 shares of Technest Common Stock (which are currently owned by Markland) or 697,500 shares of Markland’s Common Stock. However, the Series E Preferred Stock can be converted only to the extent that the holder will not, as a result of the conversion, hold in excess of 9.999% of the total outstanding shares of Technest Common Stock (with respect to conversions into Technest Common Stock) or 9.999% of the outstanding shares if Markland’s Common Stock (with respect to conversions into Markland’s Common Stock). As of December 20, 2006, Markland has issued 1,232.2 shares of Series E Preferred Stock, which may be converted into 3,696,600 shares of Technest common stock, and has placed in escrow an aggregate of 4,640,192 shares of our common stock held by Markland to secure the conversion of the Markland Series E Preferred Stock.

Markland has declared a distribution to its stockholders of 2,500,000 shares that it owns of Technest. Upon the distribution to its stockholders of 2,500,000 shares of Technest, Markland’s ownership of Technest will be 65.9%. If all of the shares held in escrow were transferred by Markland, Markland’s ownership of Technest would drop to 38%.

Markland also entered into a Stock Pledge Agreement pursuant to which Markland pledged to Silicon Valley Bank in connection with a Technest bank financing 1,739,130 shares of Technest common stock currently owned by Markland, which had a market value of $6,000,000 as of August 4, 2006 (the date the Stock Pledge Agreement was executed). The Stock Pledge Agreement terminates August 3, 2008 if no event of default has occurred.

(3) Based solely upon the information set forth in a current report on Form 8-K filed by Markland on October 24, 2006, on October 20, 2006, the Board of Markland Technologies, Inc. approved conditional grants to its Chief Executive Officer, Robert Tarini and its Chief Financial Officer, Gino Pereira, of up to 1,000,000 shares of Technest common stock currently held by Markland. These grants were made in consideration of certain fiscal 2006 achievements, but contain significant “vesting” restrictions in that the officers will receive such shares in annual 20% increments (100,000 shares each over the next five years) commencing on October 20, 2007 only if they remain employees of Markland at each such interval (subject to accelerated “vesting” discussed below). Each such grant shall be vested immediately upon the date of grant. In the event that, during the five-year period commencing on October 20, 2006, (i) Markland no longer retains a majority of the equity ownership and/or voting power of Technest, (ii) there is a “Change of Control” (as defined below) of Markland, or (iii) such officer’s employment with Markland is terminated by Markland without “Cause” or such officer terminates his own employment for “Good Reason” (as such terms are defined in such officer’s existing employment agreement or any subsequent employment agreement that replaces such agreement), all stock subject to future grants at the time of such event shall be delivered to such officer and vest immediately. The term “Change of Control” means a change in the majority ownership of the equity and/or voting interests of Markland, or the termination of the majority of the directors on the Board of Markland.

(4) Based solely upon the information set forth in current reports on Form 8-K filed by Markland on March 28, 2006 and April 19, 2006. According to the current reports, James LLC is the holder of 690 shares of Markland’s Series E Preferred Stock, which may be converted into 2,070,000 shares of Technest common stock (which are currently owned by Markland). Pursuant to the terms of the Markland Series E Preferred Stock, James LLC may not acquire more than 9.999% of the total outstanding shares of Technest common stock. James LLC subsequently assigned its shares of Markland Series E Preferred Stock to Aberdeen Avenue LLC.

(5) Based solely upon the information set forth in current reports on Form 8-K filed by Markland on March 28, 2006 and April 19, 2006 and on a Schedule 13G filed with the SEC on May 31, 2006. According to the Schedule 13G, Southridge Partners LP is the holder of 369.2 shares of Markland’s Series E Preferred Stock, which may be converted into 1,107,600 shares of Technest common stock (which are currently held by Markland). Pursuant to the terms of the Markland Series E Preferred Stock, Southridge Partners LP may not acquire more than 9.999% of the total outstanding shares of Technest common stock.

Southridge Partners LP currently holds 259,604 shares of Common Stock from a net exercise of warrants, 316,919 shares of Common Stock in satisfaction of liquidated damages arising under Technest’s February 14, 2005 Registration Rights Agreement and 344,827 shares of Series C Convertible Preferred Stock that are convertible into 344,827 shares of Common Stock. Stephen Hicks has voting and investment control over the securities held by Southridge Partners, LP and disclaims beneficial ownership of such shares.

(6) Consists of 803,269 shares currently outstanding, of which 237,782 shares were issued in satisfaction of liquidated damages arising under Technest’s February 14, 2005 Registration Rights Agreement and 134,407 shares issuable upon exercise of warrants to purchase common stock with an exercise price of $6.50. Chad Verdi has voting and investment control over these shares.

(7) On March 13, 2006, Mr. Tarini resigned as the Chief Executive Officer and Chairman of the Board of Directors of Technest.

(8) Consists of 679,186 shares currently outstanding, of which 479,186 shares are held by ipPartners, Inc., a company controlled and wholly owned by Robert Tarini, and 9,995 shares issuable upon exercise of warrants to purchase common stock with an exercise price of $6.50 held by ipPartners, Inc.

(9) Represents shares that are subject to forfeiture if prior to February 10, 2008 (18-months from the anniversary of the closing date of the bank financing with Silicon Valley Bank) Dr. Mackin voluntarily terminates his service or is terminated for cause.

(10) Represents shares of common stock that are subject to forfeiture in the event the director is not providing services to Technest on April 1, 2007.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was, or is, or is threatened to be made a party in a completed, pending or threatened proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation), by reason of being or having been an officer, director, employee or agent of the corporation or serving in certain capacities at the request of the corporation. Indemnification may include attorneys' fees, judgments, fines and amounts paid in settlement. The person to be indemnified must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. With respect to actions by or in the right of the corporation, indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action was brought or other court of competent jurisdiction determines upon application that in view of all circumstances the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.  Unless indemnification is ordered by a court, the determination to pay indemnification must be made by the stockholders, by a majority vote of a quorum of our board of directors who were not parties to the action, suit or proceeding, or in certain circumstances by independent legal counsel in a written opinion. Section 78.751 of the Nevada Revised Statutes permits the articles of incorporation or bylaws to provide for payment to an indemnified person of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification.  Section 78.7502 of the Nevada Revised Statutes also provides that to the extent a director, officer, employee or agent has been successful on the merits or otherwise in the defense of any such action, he or she must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We completed a financing on February 14, 2005 in connection with the acquisition of our now wholly-owned subsidiary, Genex Technologies, Inc. Mr. Robert Tarini, our former Chief Executive Officer, was an investor in that financing through ipPartners, Inc., a company owned by Mr. Tarini. ipPartners Inc. invested $625,000 in this financing and received 143,678 shares of Technest Series B preferred stock, 143,678 shares of Technest Series C preferred stock, and warrants to purchase 143,678 shares of Technest common stock. The Technest Series B preferred stock was convertible into shares of Markland common stock. On June 20, 2005, ipPartners, Inc. exchanged all of its Technest Series B preferred stock for Markland Series D preferred stock.

On August 17, 2005, pursuant to a Stock Purchase Agreement with Markland Technologies, Inc., our majority stockholder, we purchased all of the outstanding stock of E-OIR Technologies, Inc. (“EOIR”), formerly one of Markland’s wholly-owned subsidiaries. As consideration for the stock of EOIR, we issued 12 million shares of our common stock to Markland, and as a result, Markland’s ownership of Technest increased from 85% immediately prior to the transaction to approximately 98% on a primary basis and from 39% to approximately 82% on a fully diluted basis (assuming the conversion of all of our convertible securities and the exercise of all warrants to purchase Technest common stock).

Daniel Clevenger, the Company’s Secretary and Co-General Counsel, is the son-in-law of Joseph P. Mackin, our Chief Executive Officer. Mr. Clevenger’s aggregate compensation for fiscal year 2006 was approximately $196,400.

Markland Technologies, Inc.

Stockholder Agreement with Markland Technologies, Inc.

On March 13, 2006, we entered into a stockholder agreement (the “Stockholder Agreement”) with Markland Technologies, Inc., the holder of a majority of our outstanding common stock, in order to clarify and define terms relating to (i) the issuance of Technest’s securities, (ii) our corporate governance, (iii) the listing of Technest’s securities on The NASDAQ Capital Market, (iv) registration of shares of Technest’s common stock currently held by the Stockholder, (v) intellectual property rights and (v) the provision by the Stockholder of certain corporate services to Technest.

Pursuant to the terms of the Stockholder Agreement, we are required to:

•
Refrain from issuing any shares of our common stock or securities convertible into our common stock without the consent of Markland for a period of twenty-six months, other than 1,000,000 shares to be issued under our 2006 Stock Award Plan and certain permissible offerings;

•	Maintain a board of directors consisting of five directors, not less than three of whom shall be “independent” directors as defined by the National Association of Securities Dealers;

•	Comply with the corporate governance requirement set forth in the National Association of Securities Dealers’ Marketplace Rules;

•	Submit an application for inclusion on The NASDAQ Capital Market and take all such actions as may be necessary to cause the application to be accepted; and

•
Make twelve monthly payments, beginning in April 2006, in the amount of $83,333 to Markland for administrative, manufacturing and engineering services for product development to Technest (Technest had agreed to make these payments since its acquisition of EOIR in August 2005).

We have also granted Markland certain registration rights pursuant to which we are obligated to register all or a portion of those shares of our common stock held by Markland, or any parties to whom Markland may transfer those shares, with the Securities and Exchange Commission for public resale. Such registrations are to be carried out from time to time, at our expense, upon the written request of Markland, with certain limitations.

Pursuant to the terms of the Stockholder Agreement, Markland has agreed:

•	For a period of twelve months from the date of the agreement, not to vote the shares held by it to increase the size of our board of directors or to remove any of the directors currently in office;

•
To consent to our participation in up to two offerings of common stock in the next twelve months, provided that we do not offer shares of common stock in such an offering at a price of less than $5.85, and that Markland, and its assigns, be permitted to participate as a selling shareholder in any such offering.

License Agreement with Markland Technologies, Inc.

On March 13, 2006, we entered into a license agreement with Markland (the “License Agreement”). Pursuant to the License Agreement, we granted Markland an exclusive, world-wide license to make, use and sell products and services based on our intellectual property, to parties other than federal, state or local government agencies involved in intelligence, military, law enforcement or homeland defense functions. The license granted by the License Agreement shall be in effect until all of our current patents or patent applications have expired or until such time as the License Agreement is terminated pursuant to its terms.

Pursuant to the terms of the License Agreement, Markland is required to pay us twenty-five percent of the net gross profits, as defined in the License Agreement, they realize on any sale of any product or service utilizing the licensed intellectual property.

Additionally, if at the end of three years from the date of execution of the License Agreement, Markland has not realized enough net gross profits to generate an aggregate $300,000 of royalties, or $150,000 in royalties on an annual basis thereafter, the license shall become non-exclusive.

As a condition of the License Agreement, we are required to take all steps reasonably necessary to maintain our current patents and prosecute our current patent applications.

The License Agreement provides that Markland may cancel the agreement at any time upon 180 days notice. We may cancel the License Agreement if Markland fails to make a required royalty payment and does not cure such failure within thirty days of receiving notice of the failure or Markland violates the licensing terms of the License Agreement.

The above summary highlights the material terms of a Stockholder Agreement and License Agreement with Markland Technologies, Inc., each dated March 13, 2006. A detailed description of these agreements is also set forth in our current report on Form 8-K (SEC File # 000-27023) filed with the SEC on March 17, 2006 and the agreements themselves are filed as exhibits thereto. The Form 8-K and exhibits thereto are publicly available on the SEC’s web site at www.sec.gov. We urge you to obtain and read carefully copies of this report and documents before making an investment decision.

Unconditional Guaranty

On August 4, 2006, Markland Technologies, Inc. entered into an Unconditional Guaranty pursuant to which Markland agreed to guaranty up to $6,000,000 of the principal obligations plus interest thereon and related expenses under the Credit Agreements entered into among Technest, its wholly-owned subsidiaries, EOIR and Genex, and Silicon Valley Bank (the “Bank”) executed on August 4, 2006. Markland also entered into a Stock Pledge Agreement pursuant to which Markland pledged to the Bank 1,739,130 shares of Technest common stock currently owned by Markland, which had a market value of $6,000,000 as of August 4, 2006. The Guaranty and the Stock Pledge Agreement terminate August 3, 2008 if no event of default has occurred. The Credit Agreements, the Unconditional Guaranty by Markland and the Stock Pledge Agreement are filed as Exhibits 10.1, 10.2, 10.4 and 10.5, respectively to Technest’s Current Report on Form 8-K filed August 14, 2006.

Other

During the year ended June 30, 2006 and six months ended June 30, 2005, Technest recorded as selling, general and administrative expense a management fee of $1,000,000 and $562,500, respectively, to Markland for administrative support services, engineering services and services rendered by executive officers of Markland who also functioned as executive officers of the Company.

During the year ended June 30, 2006, EOIR made payments to Markland of approximately $2,350,000 in conjunction with the intercompany transactions described above.

At June 30, 2006, Technest also had amounts due to Markland for cash advances, for payment of shared expenses and transfer of inventory between Markland and Technest, in the amount of $595,782. At June 30, 2005, Technest had amounts due Markland in the amount of $2,254,960.

DESCRIPTION OF OUR SECURITIES

The following section contains a description of our common stock and other securities that we have issued from time to time. Our authorized capital stock consists of 495,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. As of December 20, 2006, we had 16,618,875 shares of our common stock issued and outstanding.

Common Stock

Voting Rights. Holders of our common stock are entitled to one vote per share held of record on all matters to be voted upon by our stockholders. Our common stock does not have cumulative voting rights. Persons who hold a majority of the outstanding common stock entitled to vote on the election of directors can elect all of the directors who are eligible for election.

Dividends. Subject to preferences that may be applicable to the holders of any outstanding shares of our preferred stock, the holders of our common stock are entitled to receive such lawful dividends as may be declared by our board of directors.

Liquidation And Dissolution. In the event of our liquidation, dissolution or winding up, and subject to the rights of the holders of any outstanding shares of our preferred stock, the holders of shares of our common stock will be entitled to receive pro rata all of our remaining assets available for distribution to our stockholders.

Other Rights And Restrictions. Our charter does not provide for the granting of preemptive rights to any stockholder. All outstanding shares are fully paid and nonassessable.

Our common stock is quoted on the OTC Bulletin Board by the National Association of Securities Dealers, Inc. under the symbol “TCNH.OB.”

Preferred Stock

Our articles of incorporation authorize us to issue shares of our preferred stock from time to time in one or more series without stockholder approval.

As of December 20, 2006, we had designated 150 shares as Series A convertible preferred stock. We have issued an aggregate 124.325 shares of Series A convertible preferred stock, of which 64.631 of which were currently outstanding. As of December 20, 2006 we had issued 1,149,425 shares of our preferred stock as Series B preferred stock, all of which were subsequently cancelled and no longer outstanding. As of December 20, 2006 we had designated 1,149,425 shares of our preferred stock as Series C preferred stock, of which 1,149,418 were issued and 517,240 shares of Series C preferred stock were converted into common stock, leaving 632,178 currently outstanding. Upon conversion, shares of Series A preferred stock may be retired and returned to the status of authorized and unissued shares of Series A preferred stock by the board of directors. Upon conversion, shares of Series C convertible preferred stock are returned to the pool of undesignated preferred stock.

The following is a summary description of the principal terms of each series of our preferred stock. For a complete statement of all the terms of each series of preferred stock, please review the applicable certificate of designations that we have previously filed with the SEC.  The certificate of designations for our Series A convertible preferred stock was filed as an exhibit to our current report on Form 8-K filed with the SEC on February 14, 2005.  The certificates of designations for our Series B preferred stock and our Series C preferred stock were filed as exhibits to our current report on Form 8-K filed with the SEC on February 15, 2005.

Series A Convertible Preferred Stock

Voting Rights. Except as otherwise provided under Nevada law, the Series A convertible preferred stockholders have no right to vote with the holders of our common stock. However, the holders of Series A convertible preferred stock will be entitled to vote as a separate class on any amendment to the terms or authorized number of shares of Series A convertible preferred stock, the issuance of any equity security ranking senior to the Series A convertible preferred stock and the redemption of or the payment of a dividend in respect of any junior security. Where the Series A convertible preferred stockholders do have the right to vote as a series, whether under our charter or pursuant to Nevada law, the affirmative vote of the holders of not less than 50% of the outstanding shares of Series A convertible preferred stock is necessary to constitute approval.

Dividends. In the event we make, or fix a record date for the determination of holders of common stock entitled to receive any distribution payable in our property or in our securities other than shares of common stock, then and in each such event the holders of the Series A convertible preferred stock shall receive, at the time of such distribution, the amount of property or the number of our securities that they would have received had their Series A convertible preferred shares been converted into common stock on the date of such event.

Conversion. Each share of the Series A convertible preferred stock is convertible at option of the Series A stock holder at any time, provided that sufficient authorized and unissued shares of common stock are available.  Each share of Series A convertible preferred stock converts into 4,735.297 shares of common stock, provided however, that in the event that such a conversion would result in the issuance of fractional shares of common stock, the number of shares of common stock issued shall be rounded down to the nearest whole number.  The Series A convertible preferred stock can be converted only to the extent that the Series A stockholder will not, as a result of the conversion, hold in excess of 4.999% of the total outstanding shares of our common stock. The Series A stockholder may elect to waive this restriction, but such a waiver shall not be effective until the 61st day after it is given.  Any shares of Series A convertible preferred stock so converted may be retired and returned to the status of authorized and unissued shares of Series A preferred stock by the board of directors.

Antidilution. Upon the occurrence of a stock distribution, stock combination or stock dividend, the conversion rate shall be adjusted so that the conversion rights of the Series A convertible preferred stock stockholders shall be nearly equivalent as practicable to the conversion rights of the Series A convertible preferred stock stockholders prior to such event.

Redemption. We may not redeem shares of the Series A convertible preferred stock.

Dissolution. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of the Series A convertible preferred stock shall be entitled to receive a liquidation preference of $1,000 per share.  The Series A convertible preferred stock is equal in rank to the Series B and Series C preferred stock and is senior to the common stock. If, upon any winding up of our affairs, our assets available to pay the holders of Series A convertible preferred stock, Series B preferred stock and Series C preferred stock are not sufficient to permit the payment in full, then all our assets will be distributed to those holders on a pro rata basis.

Series B Preferred Stock

The Series B preferred stock is no longer outstanding and has been cancelled. Pursuant to the certificate of designations once the Series B preferred stock is cancelled, it may no longer be reissued.

Series C Convertible Preferred Stock

Voting Rights. Except as otherwise provided under Nevada law, the Series C preferred stockholders have no right to vote.

Dividends. In the event we make, or fix a record date for the determination of holders of common stock entitled to receive any distribution payable in our property or in our securities other than shares of common stock, then and in each such event the holders of the Series C preferred stock shall receive, at the time of such distribution, the amount of our property or the number of our securities that they would have received had their Series C preferred shares been converted into common stock on the date of such event.

Conversion. Provided that sufficient shares of authorized and unissued shares of common stock are available, each share of the Series C preferred stock is convertible, at the option of the holder into one share of our common stock.  The Series C preferred stock can be converted only to the extent that the Series C stockholder will not, as a result of the conversion, hold in excess of 4.999% of the total outstanding shares of our common stock.  The Series C stockholder may elect to waive this restriction, but such a waiver shall not be effective until the 65th day after which it is given to us.  In no event can the Series C preferred stock be converted if such conversion will result in the holder will hold in excess of 9.999% of our common stock. . Any shares of Series C shares so converted shall be cancelled and shall return to the status of authorized, but unissued preferred stock of no designated series.

Antidilution. Upon the occurrence of a stock split, stock dividend, combination or reclassification of our common stock, the conversion rate shall be proportionately adjusted so that the conversion rights of the Series C preferred stock stockholders shall be nearly equivalent as practicable to the conversion rights of the Series C preferred stock stockholders prior to such event.

Redemption. We may not redeem shares of the Series C preferred stock.

Dissolution. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of the Series C preferred stock shall be entitled to receive a liquidation preference of $2.175 per share.  The Series C preferred stock is equal in rank to the Series A and Series B preferred stock and is senior to the common stock. If, upon any winding up of our affairs, our assets available to pay the holders of Series A preferred stock, Series B preferred stock and Series C preferred stock are not sufficient to permit the payment in full, then all our assets will be distributed to those holders on a pro rata basis.

Nevada Law And Certain Charter And Bylaw Provisions

Provisions of Nevada law, our charter and bylaws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Authorized But Unissued Stock. We have shares of common stock and preferred stock available for future issuance, in some cases, without stockholder approval. We may issue these additional shares for a variety of corporate purposes, including public offerings to raise additional capital, corporate acquisitions, stock dividends on our capital stock or equity compensation plans.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us, thereby protecting the continuity of our management. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

The Issuance Of Preferred Stock May Entrench Management Or Discourage A Change Of Control. Our Articles of Incorporation authorize the issuance of preferred stock that would have designations rights, and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividends, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

In the event of issuance, the preferred stock could be used, under some circumstances, as a method of discouraging, delaying or preventing a change in control of the company or, alternatively, granting the holders of preferred stock such rights as to entrench management. Current members of our management that are large stockholders and members of our Board may have interests that are different form other stockholders. Therefore, conflicting interests of some members of management and our stockholders may lead to stockholders desiring to replace these individuals. In the event this occurs and the holders of our common stock desired to remove current management, it is possible that our Board of Directors could issue preferred stock and grant the holders thereof such rights and preferences so as to discourage or frustrate attempts by the common stockholders to remove current management. In doing so, management would be able to severely limit the rights of common stockholders to elect the Board of Directors. In addition, by issuing preferred stock, management could prevent other shareholders from receiving a premium price for their shares as part of a tender offer.

        Recent Amendments to the Bylaws by the Board of Directors.  On December 14, 2006, the majority of the Board of the Directors of Technest voted, in accordance with Article XI, Section 11.1 of Technest’s Amended and Restated Bylaws (“Bylaws”), to amend certain sections of its Bylaws, effective immediately, as more specifically discussed below.

The following is qualified in its entirety by reference to the full text of our Bylaw amendments, which were filed as Exhibit 3.1 to our current report on Form 8-K dated December 20, 2006.

Advance Notice Provisions - Amendments to Article II, Section 2.2 and Section 2.3

Sections 2.2 and 2.3 of the Bylaws were amended to require that any stockholder seeking to bring business before an annual or special meeting of the stockholders, including nominations of candidates for election as directors, provide notice of such business to Technest, and certain other information, within a specified period prior to the meeting. Pursuant to amended Section 2.2, in order for a stockholder proposal to be considered timely for the 2007 Annual Meeting of Stockholders, it must be received by Technest’s Secretary at Technest’s principal executive offices no later than June 29, 2007, which is one hundred twenty (120) days prior to the anniversary date of Technest’s proxy statement released to stockholders in connection with Technest’s 2006 annual meeting of the stockholders. Prior to this amendment, there was no advance notice of business provision in the Bylaws.

Limitation on Calling a Special Meeting - Amendment to Article II, Section 2.3

Section 2.3 of the Bylaws was amended to provide that only the majority of the Board of Directors or the President of Technest may call a special meeting of stockholders. Prior to this amendment, a stockholder holding not less than 10% of the outstanding shares could have called a special meeting.

Elimination of Stockholder Action by Written Consent - Amendment to Article II, Section 2.10

Section 2.10 of the Bylaws was amended to eliminate the right of stockholders to act by written consent without a meeting. Prior to this amendment, actions of stockholders by written consent were permissible. As a result of this amendment, Sections 2.4 (Notice of Meetings), 2.6 (Voting Rights) and 9.1 (Record Date) were revised to remove the reference to actions by written consent.

Receipt of Written Consent by Stockholders. On December 14, 2006, Technest received, prior to the board actions mentioned above, a written consent of stockholders in lieu of a meeting from its majority stockholder, Markland Technologies, Inc., a Florida corporation. In the written consent, Markland voted to amend Article XI, Section 11.1 of the Bylaws to provide that the Bylaws may be amended and repealed in whole or in part and new Bylaws may be adopted only with the prior approval of Technest’s stockholders. By the terms of the written consent, the amendment is to be effective on the twentieth (20th) day following the date an information statement is first sent to the stockholders of Technest or given in accordance with Regulation 14C under the Securities Exchange Act of 1934, as amended. Pursuant to Regulation 14C, an information statement must be transmitted to Technest’s stockholder prior to such action by written consent becoming effective. Technest is undertaking to prepare the information statement in due course.

Transfer Agent. The transfer agent and registrar for our common stock is Florida Atlantic Stock Transfer, Inc.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that this Registration Statement is declared effective by the Commission;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.

Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing

(i) the name of each such selling stockholder and of the participating broker-dealer(s),

(ii) the number of shares involved,

(iii) the price at which such the shares of common stock were sold,

(iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,

(v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

(vi) other facts material to the transaction.

In addition, upon Technest being notified in writing by a selling stockholder that a donee or pledge intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the selling stockholder and/or the purchasers.

Each selling stockholder who is an affiliate of a broker-dealer has represented and warranted to Technest that he acquired the securities subject to this registration statement in the ordinary course of such selling stockholder's business and, at the time of his purchase of such securities such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities. As such, they are not underwriters within the meaning of Section 2(11) of the Securities Act. We have advised each selling stockholder that it may not use shares registered on this registration statement to cover short sales of common stock made prior to the date on which this registration statement shall have been declared effective by the Commission.

The selling stockholders have acknowledged that they understand their obligations to comply with these provisions of the Exchange Act and the rules thereunder and have agreed that they will not engage in any transaction in violation of such provisions.

If a selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Stockholders in connection with resales of their respective shares under this registration statement.

The selling stockholders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M, and have agreed that they will not engage in any transaction in violation of such provisions.

We are required to pay all fees and expenses incident to the registration of the shares, but we will not receive any proceeds from the sale of the common stock. We have agreed to indemnify the selling stockholders against some losses, claims, damages and liabilities, including liabilities under the Securities Act.

AVAILABLE INFORMATION

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Copies of the reports, proxy statements and other information may be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of such documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

This prospectus is part of a registration statement on Form SB-2 that we filed with the SEC. Some information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. For further information you may:

•	read a copy of the registration statement, including the exhibits and schedules, without charge at the SEC's Public Reference Room; or

•	obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

LEGAL MATTERS

Foley Hoag LLP of 155 Seaport Boulevard, Boston, Massachusetts 02210 has advised us about the legality and validity of the shares. We know of no members of Foley Hoag who are beneficial owners of our common stock or preferred stock.

EXPERTS

Our consolidated financial statements as of June 30, 2006, included in this prospectus have been audited by Wolf & Company, P.C., registered independent public accounting firm, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Our consolidated financial statements as of December 31, 2004, included in this prospectus have been audited by Sherb & Co., LLP, registered independent public accounting firm, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Genex Technologies, Inc. as of December 31, 2004 and 2003, included in this prospectus have been audited by Wolf & Company, P.C., registered independent public accounting firm, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of E-OIR Technologies, Inc. as of and for the year ended June 30, 2005, the six months ended June 30, 2004 and as of and for the year ended December 31, 2003, included in this prospectus have been audited by Wolf & Company, P.C., registered independent public accounting firm, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INDEX TO FINANCIAL STATEMENTS

Technest’s financial statements for the transition period, the notes to financial statements and the reports of independent registered public accounting firms with respect thereto, referred to in the Table of Contents to Financial Statements, appear elsewhere in this prospectus beginning on page F-1.

TECHNEST HOLDINGS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

INDEX

Page Number
Technest Holdings, Inc.
Periods ended June 30, 2006, June 30, 2005 and December 31, 2004
Reports Of Independent Registered Public Accounting Firms	F-3 - F-4
Consolidated Balance Sheets	F-5 - F-6
Consolidated Statements of Operations	F-7
Consolidated Statements of Changes in Stockholders’ Equity (Deficit)	F-8 - F-10
Consolidated Statements of Cash Flows	F-11 - F-13
Notes to Consolidated Financial Statements	F-14 - F-45

Unaudited Quarterly Financial Statements For The Quarter Ended September 30, 2006
Condensed Consolidated Balance Sheet at September 30, 2006	F-46
Condensed Consolidated Statements of Operations for the Three Months Ended September 30, 2006 and 2005	F-47
Condensed Consolidated Statement of Stockholders’ Equity for the Three Months Ended September 30, 2006	F-48
Condensed Consolidated Statements of Cash Flows for the Three Months Ended September 30, 2006 and 2005	F-49 - F-50
Notes to Condensed Consolidated Financial Statements	F-51 - F-69

Genex Technologies, Inc.
Years ended December 31, 2004 and 2003
Report Of Independent Registered Public Accounting Firm Balance Sheets as of December 31, 2004 and 2003	F-70
F-71 - F-72
Statements of Operations for the Years Ended December 31, 2004 and 2003	F-73
Statements of Stockholder’s Equity for the Years Ended December 31, 2004 and December 31, 2003	F-74
Statements of Cash Flows for the Years Ended December 31, 2004 and 2003	F-75
Notes to the Financial Statements	F-76 - F-82

EOIR Technologies, Inc.
Year ended June 30, 2005 and Six Months ended June 30, 2004
Report Of Independent Registered Public Accounting Firm	F-83
Balance Sheet as of June 30, 2005	F-84
Statements of Operations for the Year Ended June 30, 2005 and Six Months Ended June 30, 2004	F-85
Statements of Stockholder’s Equity for the Year Ended June 30, 2005 and Six Months Ended June 30, 2004	F-86
Statements of Cash Flows for the Years Ended June 30, 2005 and Six Months Ended June 30, 2004	F-87 - F-88
Notes to the Financial Statements	F-89 - F-118

Year ended December 31, 2003
Report Of Independent Registered Public Accounting Firm
Balance Sheet as of December 31, 2003
Statement of Income for the Year Ended December 31, 2003
Statement of Retained Earnings for the Year Ended December 31, 2003
Statement of Cash Flows for the Year Ended December 31, 2003
Notes to the Financial Statements

Technest Holdings, Inc., Genex Technologies, Inc. and EOIR Technologies, Inc. Unaudited Pro Forma Condensed Consolidated Financial Statements
Pro Forma Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 2005
Pro Forma Condensed Consolidated Statement of Operations for the Year Ended June 30, 2004
Notes to Pro Forma Condensed Consolidated Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Technest Holdings, Inc. and Subsidiaries
Boston, Massachusetts

We have audited the accompanying consolidated balance sheet of Technest Holdings, Inc. and subsidiaries as of June 30, 2006, and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the year ended June 30, 2006 and six months ended June 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects the financial position of Technest Holdings, Inc. and subsidiaries as of June 30, 2006, and the results of its operations and its cash flows for the year ended June 30, 2006 and six months ended June 30, 2005, in conformity with U.S. generally accepted accounting principles.

As described in Note 3 to the financial statements, the financial statements as of and for the six months ended June 30, 2005 have been retroactively restated to reflect certain warrants as derivative liabilities and to reflect the acquisition of an entity under common control as of the date the Company became a member of the controlled group.

/s/ Wolf & Company, P.C.
Wolf & Company, P.C.
Boston, Massachusetts
October 6, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Technest Holdings, Inc. and Subsidiary

We have audited the accompanying balance sheet of Technest Holdings, Inc. as of December 31, 2004, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the year ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects the financial position of Technest Holdings, Inc. as of December 31, 2004, and the results of its operations, stockholders' equity (deficit) and its cash flows for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has negative working capital of $309,177 and an accumulated deficit of $15,531,599 at December 31, 2004, and has incurred significant recurring operating losses which raise substantial doubt about its ability to continue as a going concern without the raising of additional debt and/or equity financing to fund operations. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sherb & Co., LLP
Certified Public Accountants

New York, New York
March 28, 2005

TECHNEST HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
JUNE 30, 2006

ASSETS

Current Assets
Cash and cash equivalents	$3,362,210
Accounts receivables	9,374,879
Unbilled receivables	2,054,121
Inventory and work-in-process	20,235
Restricted cash	250,000
Prepaid expenses and other current assets	154,352
Total Current Assets	15,215,797

Property and Equipment - Net of accumulated depreciation of $663,187	772,284

Other Assets
Deposits	75,250
Definite-lived intangible assets - Net of accumulated amortization of $3,485,525	11,552,529
Goodwill	14,035,551
Total Other Assets	25,663,330

Total Assets	$41,651,411

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$13,245,437
Accrued expenses and other current liabilities	4,848,935
Due to related parties, net	595,782
Current portion of long-term debt	50,885
Total Current Liabilities	18,741,039

Non-Current Liabilities
Long-term debt, less current portion and discount of $880,773	5,727,638

Total Liabilities	24,468,677

Commitments and Contingencies

TECHNEST HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET (continued)
JUNE 30, 2006

Stockholders’ Equity
Series A Convertible Preferred Stock - $.001 par value;
150 shares authorized; 64.325 shares issued and outstanding
(preference in liquidation of $124,325 at June 30, 2006)	--
Series B Convertible Preferred Stock - $.001 par value;
No shares authorized, issued and outstanding	--
Series C Convertible Preferred Stock - $.001 par value;
1,149,425 shares authorized; 632,185 issued and outstanding
(preference in liquidation of $1,374,987 at June 30, 2006)	632
Common Stock - par value $.001 per share;
495,000,000 shares authorized; 15,867,911 shares issued and outstanding	15,867
Additional paid-in capital	32,404,174
Accumulated deficit	(15,237,939)
Total Stockholders’ Equity	17,182,734

Total Liabilities and Stockholders’ Equity	$41,651,411

See notes to consolidated financial statements.
(Reflects reverse stock split of 1 for 211.18 on July 19, 2005)

TECHNEST HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 2006, THE SIX MONTHS ENDED JUNE 30, 2005 (RESTATED) AND
THE YEAR ENDED DECEMBER 31, 2004

	2006	2005	2004
		(Restated)

Revenues	$81,092,049	$27,890,072	$--

Cost of Revenues	66,542,239	22,481,133	--

Gross Profit	14,549,810	5,408,939	--

Operating Expenses
Selling, general and administrative (including $1,000,000 and $893,219 to related parties in the year ended June 30, 2006 and six months ended June 30, 2005, respectively)	14,380,208	5,809,945	104,818
Research and development	159,209	2,395,950	--
Amortization of intangible assets	1,786,146	611,471	--
Total Operating Expenses	16,325,563	8,817,366	104,818

Operating Loss	(1,775,753)	(3,408,427)	(104,818)

Other (Expenses) Income, Net
Other income	161,600	40,567	--
Interest expense	(3,179,672)	(446,027)	(7,690)
Derivative income (loss)	25,046,489	(30,212,400)	--
Total other (expenses) income, net	22,028,417	(30,617,860)	(7,690)
--
Net Income (Loss)	20,252,664	(34,026,287)	(112,508)

Deemed dividend on Series A Convertible Preferred Stock	--	124,848	--
Deemed dividend on Series C Convertible Preferred Stock	--	2,465,000	--

Net Income (Loss) Applicable to Common Shareholders	$20,252,664	$(36,616,135)	$(112,508)

Basic Income (Loss) Per Common Share	$1.33	$(3.42)	$(0.89)

Diluted Income (Loss) Per Common Share	$1.25	$(3.42)	$(0.89)

Weighted Average Number of Common Shares Outstanding - Basic	15,228,294	10,691,584	126,883
- Diluted	16,266,487	10,691,584	126,883

 See notes to consolidated financial statements.
(Reflects reverse stock split of 1 for 211.18 on July 19, 2005)

TECHNEST HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEAR ENDED JUNE 30, 2006, THE SIX MONTHS ENDED JUNE 30, 2005 (RESTATED) AND
THE YEAR ENDED DECEMBER 31, 2004

			Series A		Series B
			Convertible		Convertible
	Common Stock		Preferred Stock		Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount

Balance - January 1, 2004	117,951	$118	-	$-	-	$-
Issuance of common stock for services	21,309	21	-	-	-	-
Net loss	-	-	-	-	-	-
Balance -December 31, 2004	139,260	139	-	-	-	-
Issuance of Series A Convertible Preferred Stock	-	-	124	-	-	-
Net loss through February 14, 2005	-	-	-	-	-	-
Balance - February 14, 2005	139,260	139	124	-	-	-
Impact of applying push down accounting	-	-	-	-	-	-
Acquisition of EOIR	12,000,000	12,000	-	-	-	-
Amortization and remeasurement of stock-based compensation	-	-	-	-	-	-
Issuance of common stock to Markland in connection with the Genex acquisition	1,954,023	1,954	-	-	-	-
Issuance of Series B and C Convertible Preferred Stock and warrants	-	-	-	-	1,149,425	1,149
Exchange of Series B Convertible Preferred Stock for Markland Series D Preferred Stock	-	-	-	-	(632,182)	(632)
Common Stock issued in conjunction with warrant exercises	208,910	209	-	-	-	-
Net loss from February 15, 2005 to June 30, 2005 (restated)	-	-	-	-	-	-
Balance - June 30, 2005 (restated)	14,302,193	14,302	124	-	517,243	517
Conversion of Series A Convertible Preferred Stock into Common Stock	282,669	283	(60)	-	-	-
Conversion of Series C Convertible Preferred Stock into Common Stock	517,240	517	-	-	-	-
Common Stock issued in conjunction with warrant exercises	354,921	355	-	-	-	-
Common Stock issued in connection with liquidated damages associated with registration rights agreements	410,888	410	-	-	-	-
Exchange of Series B Convertible Preferred Stock for Markland Series D Preferred Stock	-	-	-	-	(517,243)	(517)
Amortization and forfeiture of stock-based compensation	-	-	-	-	-	-
Stock-based compensation related to restricted stock grants	-	-	-	-	-	-
Reclassify derivative liability to equity	-	-	-	-	-	-
Net income	-	-	-	-	-	-
Balance - June 30, 2006	15,867,911	$15,867	64	$-	-	$-

See notes to consolidated financial statements.
(Reflects reverse stock split of 1 for 211.18 on July 19, 2005)

TECHNEST HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEAR ENDED JUNE 30, 2006, THE SIX MONTHS ENDED JUNE 30, 2005 (RESTATED) AND
THE YEAR ENDED DECEMBER 31, 2004

	Series C
	Convertible		Subscription	Unearned
	Preferred Stock		Receivable	Compensation
	Shares	Amount	Amount	Amount

Balance - January 1, 2004	-	$-	$(7,035)	$-
Issuance of common stock for services	-	-	-	-
Net loss	-	-	-	-
Balance- December 31, 2004	-	-	(7,035)	-
Issuance of Series A Convertible Preferred Stock	-	-	-	-
Net loss through February 14, 2005	-	-	-	-
Balance - February 14, 2005	-	-	(7,035)	-
Impact of applying push down accounting	-	-	7,035	-
Acquisition of EOIR	-	-	-	(2,175,542)
Amortization and remeasurement of stock based compensation	-	-	-	634,052
Issuance of common stock to Markland in connection with the Genex acquisition	-	-	-	-
Issuance of Series B and C Convertible Preferred Stock and warrants	1,149,425	1,149	-	-
Exchange of Series B Convertible Preferred Stock for Markland Series D Preferred Stock	-	-	-	-
Common Stock issued in conjunction with warrant exercises	-	-	-	-
Net loss from February 15, 2005 to June 30, 2005 (restated)	-	-	-	-
Balance - June 30, 2005 (restated)	1,149,425	1,149	-	(1,541,490)
Conversion of Series A Convertible Preferred Stock to Common Stock	-	-	-	-
Conversion of Series C Convertible Preferred Stock to Common Stock	(517,240)	(517)	-	-
Common Stock issued in conjunction with warrant exercises	-	-	-	-
Common Stock issued in connection with liquidated damages associated with registration rights agreements	-	-	-	-
Exchange of Series B Convertible Preferred Stock for Markland Series D Preferred Stock	-	-	-	-
Amortization and forfeiture of stock-based compensation	-	-	-	1,541,490
Stock-based compensation related to restricted stock grants	-	-	-	-
Reclassification of derivative liability to equity	-	-	-	-
Net income	-	-	-	-
Balance - June 30, 2006	632,185	$632	$-	$-

See notes to consolidated financial statements.
(Reflects reverse stock split of 1 for 211.18 on July 19, 2005)

TECHNEST HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEAR ENDED JUNE 30, 2006, THE SIX MONTHS ENDED JUNE 30, 2005 (RESTATED) AND
THE YEAR ENDED DECEMBER 31, 2004

	Additional Paid-In Capital Amount	Accumulated Deficit Amount	Total Stockholders' Equity (Deficit) Amount

Balance - January 1, 2004	$15,139,339	$(15,419,091)	$(286,669)
Issuance of common stock for services	89,979	--	90,000
Net loss	--	(112,508)	(112,508)
Balance - December 31, 2004	15,229,318	(15,531,599)	(309,177)
Issuance of Series A Convertible Preferred Stock	124,848	-	124,848
Net loss through February 14, 2005	-	(2,250)	(2,250)
Balance - February 14, 2005	15,354,166	(15,533,849)	(186,579)
Impact of applying push down accounting	(15,356,554)	15,533,849	184,330
Acquisition of EOIR	16,533,761	(1,466,566)	12,903,653
Amortization and remeasurement of stock based compensation	158,832	-	792,884
Issuance of common stock to Markland in connection with the Genex acquisition	6,099,304	-	6,101,258
Issuance of Series B and C Convertible Preferred Stock and warrants	2,451,124	-	2,453,422
Exchange of Series B Convertible Preferred Stock for Markland Series D Preferred Stock	632	-	-
Common Stock issued in conjunction with warrant exercises	4,307,575	-	4,307,784
Net loss from February 15, 2005 to June 30, 2005 (restated)	-	(34,024,037)	(34,024,037)
Balance June 30, 2005 (restated)	29,548,840	(35,490,603)	(7,467,285)
Conversion of Series A Convertible preferred stock to Common Stock	(283)	-	-
Conversion of Series C convertible Preferred Stock to Common Stock	-	-	-
Common Stock issued in conjunction with warrant exercises	(355)	-	-
Common Stock issued in connection with liquidated damages associated with registration rights agreements	2,104,051	-	2,104,461
Exchange of Series B Convertible Preferred Stock for Markland Series D Preferred Stock	517	-	-
Amortization and forfeiture of stock based compensation	(1,445,151)	-	96,339
Stock-based compensation related to restricted stock grants	279,428	-	279,428
Reclassification of derivative liability to equity	1,917,127	-	1,917,127
Net income	-	20,252,664	20,252,664
Balance - June 30, 2006	$32,404,174	$(15,237,939)	$17,182,734

See notes to consolidated financial statements.
(Reflects reverse stock split of 1 for 211.18 on July 19, 2005)

 TECHNEST HOLDINGS, INC. AND SUBSIDIARIES
  CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED JUNE 30, 2006, THE SIX MONTHS ENDED JUNE 30, 2005 (RESTATED) AND
THE YEAR ENDED DECEMBER 31, 2004

	2006	2005 (Restated)	2004
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income (loss)	$20,252,664	$(34,026,287)	$(112,508)

Adjustment to reconcile net income (loss) to net
cash provided by (used in) operating activities:
Derivative (income) loss	(25,046,489)	30,212,400	--
Common stock issued in settlement of liquidated damages	2,104,461	--	--
Depreciation of property and equipment	385,032	120,524	--
Accrued interest on note payable paid in Series A Convertible Preferred Stock	--	7,690	--
Amortization of intangible assets	1,747,347	611,471	--
Acquired in-process research and development	--	2,095,000	--
Stock-based compensation	375,767	1,044,512	90,000
Non-cash interest expense	293,592	110,097	--
Changes in operating assets and liabilities:
Accounts receivable and unbilled receivables	(3,832,138)	(356,042)	--
Inventory and work in process	281,211	(183,704)	--
Deposits and prepaid expenses and other current assets	(83,824)	(46,969)	--
Restricted cash	--	(250,000)	--
Due to related parties	(1,553,960)	295,638	--
Accounts payable	2,795,528	4,464,187	11,659
Accrued expenses and other current liabilities	3,183,845	326,307	--
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	903,036	4,424,824	(10,849)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash used for acquisition of Genex Technologies, Inc., net of cash acquired	--	(2,515,516)	--
Proceeds from the sale of property and equipment	29,956	--	--
Cash acquired in acquisition of E-OIR Technologies, Inc.	--	1,916,079	--
Purchase of property and equipment	(324,499)	(65,657)	--
NET CASH USED IN INVESTING ACTIVITIES	(294,543)	(665,094)	--

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of Series A Convertible Preferred Stock	--	50,000	--
Proceeds from sale of Series B and C Convertible Preferred Stock and warrants, net	--	3,512,422	--
Payment of note payable and long-term debt	(2,858,891)	(1,709,683)	10,000
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(2,858,891)	1,852,739	10,000

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(2,250,398)	5,612,469	(849)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	5,612,608	139	988

CASH AND CASH EQUIVALENTS - END OF PERIOD	$3,362,210	$5,612,608	$139

See notes to consolidated financial statements.
(Reflects reverse stock split of 1 for 211.18 on July 19, 2005)

TECHNEST HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
FOR THE YEAR ENDED JUNE 30, 2006, THE SIX MONTHS ENDED JUNE 30, 2005 (RESTATED) AND
THE YEAR ENDED DECEMBER 31, 2004

	2006	2005 (Restated)	2004
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the periods for:
Interest	$576,620	$325,503	$--

Taxes	$--	$500	$--
Non-cash investing and financing activities:

Conversion of notes payable and accrued interest into Series A
Preferred Stock	$--	$74,848	$--

Common Stock issued in exchange for shares of Markland
Technologies, Inc. used in conjunction with the acquisition of
Genex Technologies, Inc.	$--	$6,101,258	$--
Common Stock issued in conjunction with the acquisition
of E-OIR Technologies, Inc.	$--	$12,903,653	$--

Deemed dividend Preferred Stock - beneficial conversion
feature - Series A	$--	$124,848	$--

Deemed dividend Preferred Stock - beneficial conversion
feature - Series C	$--	$2,465,000	$--

Reclassification of derivative liability to equity	$1,917,127	$4,307,784	$--

Inventory transferred to Markland	$105,218	$--	$--

See notes to consolidated financial statements.
(Reflects reverse stock split of 1 for 211.18 on July 19, 2005)

TECHNEST HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (concluded)
FOR THE YEAR ENDED JUNE 30, 2006, THE SIX MONTHS ENDED JUNE 30, 2005 (RESTATED) AND
THE YEAR ENDED DECEMBER 31, 2004

On February 14, 2005, the Company acquired 100% of the outstanding common stock of Genex Technologies, Inc. The transaction had the following non-cash impact on the balance sheet:

Accounts receivable	$166,557

Inventory and work in process	222,957

Prepaid expenses and other current assets	25,403

Property and equipment	44,000

Intangible assets, goodwill and in-process research and development	8,702,149

Accounts payable	(314,718)

Accrued expenses and other current liabilities	(229,574)

Equity issued	(6,101,258)

Net cash used for acquisition, net of cash acquired of $784,485	$2,515,516

On the date of the acquisition of Genex Technologies, Inc. and the application of push-down accounting (see Note 3), Technest Holdings, Inc. had net accounts payable of $184,330.

On August 17, 2005, the Company acquired 100% of the outstanding common stock of E-OIR Technologies, Inc. from Markland, Technest’s majority shareholder. As this was a transaction between entities under common control, Technest recognized the net assets of EOIR at their carrying amounts in the accounts of Markland at the date Technest came into Markland’s control group, February 14, 2005. The financial statements previously issued have been adjusted retroactively (restated) to reflect the transaction as of that date and to include the activity of EOIR from that date forward. The transaction had the following non-cash impact on the balance sheet:

Accounts receivable	$7,044,264

Prepaid expenses and other current assets	73,406

Property and equipment	873,640

Intangible assets and goodwill	21,371,550

Accounts payable	(5,615,425)
Accrued expenses and other current liabilities	(1,109,208)

Notes payable	(9,943,408)

Due to related parties	(1,707,245)

Equity issued	(12,903,653)

Cash acquired in acquisition	$1,916,079

See notes to consolidated financial statements.

TECHNEST HOLDINGS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2006, THE SIX MONTHS ENDED JUNE 30, 2005 (RESTATED) AND
THE YEAR ENDED DECEMBER 31, 2004

1. NATURE OF OPERATIONS

Business and Basis of Presentation

Technest Holdings, Inc. (“Technest” or “the Company”) had no operations between October 10, 2003 and February 14, 2005.

On February 14, 2005, Technest became a majority-owned subsidiary of Markland Technologies, Inc. (“Markland”), a homeland defense, armed services and intelligence contractor. Markland is a public company with a class of equity securities registered pursuant to Section 12(g) of the Exchange Act. Technest issued to Markland 1,954,023 shares of its common stock, representing a 93% ownership interest in Technest’s common stock, in exchange for 10,168,764 shares of Markland common stock valued at $6,101,258 which were used as partial consideration for the concurrent acquisition of Genex Technologies, Inc. (“Genex”) (see Note 3).

Effective June 29, 2004, Markland acquired 100% of the outstanding common stock of E-OIR Technologies, Inc. (“EOIR”), a company incorporated under the laws of the Commonwealth of Virginia, in conjunction with a Stock Purchase Agreement dated June 29, 2004 ("the Acquisition"). Markland agreed to pay the stockholders of EOIR $19,000,000, consisting of $8,000,000 in cash and promissory notes of $11,000,000. Additionally, Markland issued certain members of EOIR's management team options to purchase approximately $4,000,000 of Markland common stock. As a result of this transaction, EOIR became a wholly-owned subsidiary of Markland effective June 29, 2004.

On August 17, 2005, pursuant to a Stock Purchase Agreement with Markland, Technest purchased all of the outstanding stock of EOIR. As consideration for this purchase, Technest issued 12 million shares of its common stock to Markland. As a result of this transaction, EOIR became a wholly-owned subsidiary of Technest effective August 17, 2005. Since this was a transaction between entities under common control, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations”, Appendix D, Technest recognized the net assets of EOIR at their carrying amounts in the accounts of Markland on the date Technest came into Markland’s control group, February 14, 2005 and restated the financial statements to include the activity of EOIR from that date forward (see Note 3).

In connection with the Genex acquisition, the accounts of Technest have been adjusted using the push down basis of accounting to recognize the allocation of the consideration paid to the respective net assets acquired (see Note 3).

We operate in five principal technical areas: Advanced Sensor Systems, Imaging and Intelligence Solutions, Operational Management, Intelligent Surveillance, and Chemical and Explosive Detection.

Advanced Sensor Systems

Advanced Sensor Systems is engaged in design, research and development, systems integration, sustainment, support, and upgrade of advanced sensor systems for the U.S. military; this includes high performance targeting and surveillance sensors, driving enhancements, rifle sights, fusion and automatic target recognition, mine and minefield detection, mine neutralization, minefield breaching, sensor system performance modeling and analysis, virtual prototyping, simulation-based analyses, high-performance multi-color Focal Plane Array (FPA), multi-function lasers, distributed sensor networks, Long Wavelength Infrared (LWIR) and Short Wavelength Infrared (SWIR) arrays, unattended ground sensors, and rapid prototyping.

The majority of the work performed by Advanced Sensor Systems is carried out through an Omnibus Contract with the United States Army Night Vision and Electronic Sensors Directorate. We retain non exclusive rights to sell the technologies that we develop under this contract. Our main products, developed or nearing development, include Interchangeable Wide Area Search Surveillance System (IWAS3), Safety Evaluation Range Training System (SERTSTM), Universal Sensor Remoting Device (USRD), Pelco Camera Translators, WinProcTM, IProcTM, GPS GroundTruther, TTAASPTM, and EOIRTATM.

Imaging and Intelligence Solutions

Imaging and Intelligence Solutions is engaged in the design, research and development, integration, analysis, modeling, and training of classified solutions in support of the United States’ intelligence community and homeland security.

We provide support to the NGA College, including program management support, curriculum development and instruction in Geospatial and Imaging Analysis, Advanced Geospatial Intelligence, and Measurements and Signal Intelligence. We develop core curriculum: platform, web- and computer-based training; and maintain the Soft Copy Keys Program. We develop specialized tools and algorithms for atmospheric computation and full-spectrum signal processing, promote imaging standards, evaluate new technology, assist users with Advanced Geospatial Intelligence technologies, and maintain spectral libraries used throughout the Intelligence Community. For the National Ground Intelligence Center, we provide systems modeling, intelligence analysis for military operations and disaster relief, and we develop and integrate remote triggering devices and monitoring stations used in field testing and air-and ground-based sensor analysis. We support maritime advanced geospatial imagery exploitation and counter drug operations, as well as all-source analysis for Army operational forces.

The Advanced Technologies Research and Development group of Genex is focused on developing our imaging technology portfolio via advanced research in 3D facial recognition, intelligent surveillance 3D imaging, and medical imaging. By integrating our marketing pursuits with our R&D efforts, we expect to bring to market technological advances that have enhanced customer value. Some of our targeted research areas include: (i) fully integrated Surematch™ suite of 3D facial recognition software application programs; (ii) intelligent surveillance using two- and three-dimensional image processing to support homeland security, military, and commercial applications; (iii) detection of concealment of intent using thermal and 3D imaging to support anti-terrorist efforts; (iv) early detection of cancer using non-invasive and non-radiological diffuse optical tomography; and (v) more effective and less risky radiation treatment for cancer by use of 3D imaging for patient positioning.

Operational Management

Operational Management is engaged in the program management, integration, training, logistics, analysis, and field support of numerous projects for the U.S. military.

We provide program management support for the Marine Corps Systems Command (MCSC), which includes providing logistical support of current projects and integration with legacy systems. We also are assisting in the development of the Electro-Optical Test Facility (EOTF) for the Program Manager Optics and Non-Lethal Systems (PM ONLS). This encompasses the full life-cycle of the test facility; as we will design the facility, oversee the procurement of equipment, develop standard operating procedures, and manage the thermal testing portion of the lab. We provide systems integration, board design, training, and field support for products, such as DoubleShot, which is currently actively deployed in Operation Iraqi Freedom (OIF) in support of the Marine Corps Warfighting Lab (MCWL). In addition, we represent the Marine Corps in the joint development of Joint Chemical Agent Detector (JCAD), Joint Service Light Standoff Chemical Agent Detector (JSLSCAD), Joint Service Light Nuclear, Biological, Chemical, Reconnaissance System (JSLNBCRS), as well as other engineering technology in support of the MCSC Chemical, Biological, Radiological, Nuclear Defense (CBRND) team. This support consists of testing emerging technology, providing logistical support and management of legacy systems. We also provide systems integration support for the Directed Energy Technology Office (DETO) at Naval Surface Warface Center Dahlgren Division (NSWCDD) integrating various sensors, such as Driver Viewer Enhancer and Blue Force Tracker, into a prototype directed energy system in support of OIF.

Intelligent Surveillance

Intelligent Surveillance is engaged in the design, research and development, integration, analysis, modeling, system networking, and support of advanced surveillance and three-dimensional imaging devices and systems.

We provide full life-cycle support, technology, and very specialized expertise in the areas of real-time embedded image processing, software and systems engineering, as well as three-dimensional facial recognition. We also develop re-configurable, multi-sensor systems with unique, nonstandard architectures. In addition, we develop sensors for detection of concealment of intent using thermal and three-dimensional imaging, devices for early detection of cancer using non-invasive and non-radiological diffuse optical tomography, and more effective and less risky radiation treatments for cancer by using three-dimensional imaging for patient re-positioning. Our major products, developed or nearing development, include our OmniEye™ Wellcam, OmniEye™ Cerberus, Smart Optical Sensor (SOS), Smart Suite™, Omnivision, Small Tactical Ubiquitous Detection System (STUDS), and 3D SketchArtist.

Chemical and Explosive Detection

Chemical and Explosive Detection is engaged in the design, research and development, software and hardware engineering, integration, training, and networking of advanced Chemical/Biological and Improvised Explosive Devices detection sensors.

We provide technologies that reliably detect the presence of chemical, biological, and explosive devices or components from stand-off distances utilizing multi-spectral electro-optical sensing methods. We also provide Chemical/Biological and Improvised Explosive Devices simulators and real-time training devices with product specific specifications. Our major products, developed or nearing development, include our Shipboard Automatic Chemical Agent Detection and Alarm (ACADA), Automated, Adaptive Chemical Examination System (AACES), and M22 Simulator.

Reorganization and Restatements

On August 17, 2005, pursuant to a Stock Purchase Agreement with Markland Technologies, Inc., Technest’s majority stockholder, Technest purchased all of the outstanding stock of E-OIR Technologies, Inc., (“EOIR”), formerly one of Markland’s wholly-owned subsidiaries. As consideration for the stock of EOIR, Technest issued 12 million shares of its common stock to Markland. Markland’s ownership of Technest increased, at the time of the transaction, from 85% to approximately 98% on a primary basis and from 39% to approximately 82% on a fully diluted basis (assuming the conversion of all convertible securities and the exercise of all warrants to purchase Technest common stock). Accordingly, this reorganization did not result in a change of control of EOIR and Technest did not need stockholder consent in order to complete this reorganization.  Since this is a transaction between entities under common control, in accordance with SFAS No. 141, “Business Combinations”, Appendix D, the Company recorded the net assets of EOIR at their carrying value on the date Technest came into Markland’s control group, February 14, 2005 and the Company has restated its financial statements to include EOIR from this date (see Note 3). Markland acquired EOIR on June 29, 2004.

Technest also corrected its accounting for derivative financial instruments to conform to the requirements of Statements of Financial Accounting Standards ("SFAS") No. 133, as amended, and Emerging Issues Task Force No. ("EITF") 00-19 (See Notes 2 and 5). For certain warrants issued by Technest in February 2005, Technest could not conclude that the warrants were able to be settled in unregistered shares of common stock due to liquidated damage provisions in registration rights agreements. Therefore the warrants did not meet the requirements for classification as equity instruments. Instead, the warrants were recorded as liabilities and carried at fair value. Fair value adjustments to these derivative liabilities are charged (credited) to the statement of operations.

The impact of the restatement on the financial statements for the six months ended June 30, 2005 to include EOIR from February 14, 2005 and to correct the accounting for the warrants is as follows:

	As originally stated	Impact of EOIR	Impact of derivatives	Total impact of restatement

Net loss	$(2,728,639)	$(1,085,248)	$(30,212,400)	$(31,297,648)

Net loss applicable to common stockholders	$(4,903,487)	$(1,085,248)	$(30,627,400)	$(31,712,648)

Net loss applicable to common stockholders per common share	$(3.02)	$2.46	$(2.86)	$(0.40)

The net loss applicable to common stockholders per common share increased from ($3.02) to ($3.42) as a result of the acquisition of EOIR, the correction of the accounting for the warrants and the resulting restatement described above. Although the net loss applicable to common stockholders increased from ($4,903,487) to ($36,616,135), the additional 12,000,000 shares of common stock issued in the acquisition of EOIR increased the weighted average number of common shares outstanding from 1,624,918 to 10,691,584. The impact of the increased weighted average common shares outstanding significantly offset the additional net loss resulting in a small net increase in net loss applicable to common stockholders per common share.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Technest and its wholly-owned subsidiaries, Genex Technologies, Inc. and E-OIR Technologies, Inc. Genex was acquired on February 14, 2005. On August 17, 2005, Technest purchased all of the outstanding stock of EOIR, formerly one of Markland’s wholly-owned subsidiaries. As the transfer of EOIR was a transaction between entities under common control, the Company has restated its financial statements as though the transfer of EOIR occurred on the date Technest became part of Markland’s control group, February 14, 2005. All significant inter-company balances and transactions have been eliminated in consolidation.

The purchase method of accounting was used by Technest to record the assets acquired and liabilities assumed of Genex Technologies, Inc. on February 14, 2005. Accordingly, the accompanying financial statements of Technest Holdings, Inc. as of and for periods ended subsequent to the acquisition are not comparable in all material respects to the financial statements of Technest as of and for periods ended prior to the acquisition.

Fiscal Year-end

On June 30, 2005, the Board of Directors of Technest unanimously voted to change the fiscal year-end from December 31 to June 30.

Use of Estimates

The preparation of the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates that are particularly susceptible to change are the revenue recognized under the percentage completion method on firm fixed price contracts, allowance for doubtful accounts, the estimated useful lives of property and equipment, carrying value of goodwill, useful lives of intangible assets, the amount due to contracting government agencies as a result of their audits, the fair value allocation of consideration paid to the net assets of businesses acquired, the realizability of deferred tax assets and the fair value of derivative liability and equity instruments issued.

Concentrations and Risks

Technest has cash balances in banks in excess of the maximum amount insured by the FDIC as of June 30, 2006.

A significant portion of revenue is generated from contracts with Federal government agencies, including one contract with the U.S. Army expiring July 2007 which represented approximately $70,310,000 of revenue in the year ended June 30, 2006. Consequently, a significant portion of accounts receivable are due from Federal government agencies either directly or through other government contractors.

Technest is subject to risks common to companies in the Homeland Defense Technology industry, including, but not limited to, development by its competitors of new technological innovations, dependence on key personnel, protection of proprietary technology and loss of significant customers.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of ninety days or less to be cash equivalents. Cash equivalents consist of money market funds as of June 30, 2006.

Accounts Receivable

Accounts receivable represent the amounts invoiced by the Company under contracts. An allowance for doubtful accounts is determined based on management's best estimate of probable losses inherent in the accounts receivable balance. Management assesses the allowance based on known trouble accounts, historical experience and other currently available evidence.

A significant portion of the Company's receivables are due from government contracts, either directly or as a subcontractor. The Company has not experienced any material losses in accounts receivable related to these contracts and has provided no allowance at June 30, 2006. If management determines amounts to be uncollectible, they will be charged to operations when that determination is made.

Inventory and Work in Process

Inventories are stated at the lower of cost or market.  Cost is determined by the first-in, first-out method and market represents the lower of replacement costs or estimated net realizable value. Work in process represents allowable costs incurred but not billed related to contracts.

Property and Equipment

Property and equipment are valued at cost and are being depreciated over their useful lives using the straight-line method for financial reporting purposes. Routine maintenance and repairs are charged to expense as incurred. Expenditures which materially increase the value or extend useful lives are capitalized.

Property and equipment are depreciated over the estimated useful lives of assets as follows:

Software	3 years
Computer equipment	3 years
Furniture and fixtures	5-7 years
Leasehold improvements	Shorter of useful life or lease term
Vehicles	5 years

Property and equipment consisted of the following at June 30, 2006:

Software	$169,077
Computer equipment	665,111
Furniture and fixtures	345,275
Leasehold improvements	222,338
Vehicles	33,670
1,435,471
Less accumulated depreciation	(663,187)
$772,284

Depreciation expense for the year ended June 30, 2006, the six months ended June 30, 2005 and the year ended December31, 2004 was $385,032 and $120,524, and $-0- respectively.

Definite-lived Intangible Assets

Included in definite-lived intangible assets are the amounts assigned to customer relationships and contracts and patents acquired in connection with business combinations (see Note 3). Also included are certain costs of outside legal counsel related to obtaining new patents.

Patent costs are amortized over the legal life of the patents, generally fifteen years, starting on the patent issue date.  The costs of unsuccessful and abandoned patent applications are expensed when abandoned.  The cost to maintain existing patents are expensed as incurred.  The nature of the technology underlying these patents relates to 3-D imaging, intelligent surveillance and 3-D facial recognition technologies.

With the acquisition of Genex, Technest acquired Commercialized Technology (patents) relating to 3D facial recognition cameras and Contracts and Customer Relationships from the application of 3D imaging technologies to breast cancer research for the National Institute of Health and disposable sensors and 3D face mapping for the Department of Defense. The amounts assigned to definite-lived intangible assets were determined by management based on a number of factors including an independent purchase price allocation analysis. These assets have an estimated useful life of five years.

With the acquisition of EOIR, Technest acquired Contracts and Customer Relationships (see Note 3) related to sensor and chemical detection technologies with estimated useful lives of nine and ten years, respectively. The amounts assigned to definite-lived intangible assets were determined by management considering various factors including independent appraisals done by valuation and financial advisory firms in accordance with SFAS No. 141, “Business Combinations”, SFAS No. 142, “Goodwill and Other Intangible Assets”, Financial Accounting Standards Board (“FASB”) Concepts Statement Number 7 and Emerging Issued Task Force (“EITF”) Issue No. 02-17, “Recognition of Customer Relationship Assets Acquired in a Business Combination”. These assets are being amortized over the contractual terms of the existing contracts plus anticipated contract renewals in accordance with EITF Issue No. 02-17.

Fair Value of Financial Instruments

The financial statements include various estimated fair value information at June 30, 2006, as required by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments." Financial instruments are initially recorded at historical cost. If subsequent circumstances indicate that a decline in the fair value of a financial asset is other than temporary, the financial asset is written down to its fair value.

Unless otherwise indicated, the fair values of financial instruments approximate their carrying amounts. By their nature, all financial instruments involve risk, including credit risk for non-performance by counterparties. The maximum potential loss may exceed any amounts recognized in the consolidated balance sheets.

The fair value of cash, accounts receivable and accounts payable approximate their recorded amounts because of their relative market and settlement terms. The fair value of the notes payable issued to the former owners of EOIR (see Note 6) have been recorded at their fair value, as determined and valued by management considering various factors including an independent appraisal done by a valuation and financial advisory firm, which is less than the face value due to a below market interest rate.

Operating Segments

The Company operates in two Operating Segments as defined in paragraph 10 of SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information”. These are (1) the business of EOIR which primarily consists of products and services in the remote sensing technology and (2) the business of Genex which primarily consists of research and development, design and fabrication of 3D imaging and of intelligent surveillance products. Further, since both these operating segments have similar economic characteristics, as well as similar products and services, production processes, customers, distribution methods and regulatory environment, the Company concluded that they meet the aggregation criteria outlined in paragraph 17 of SFAS No. 131. Therefore, the Company aggregates the two operating segments into a single reportable segment in accordance with paragraph 16 of SFAS No. 131.

Revenue Recognition

Revenues from products are recognized when the following criteria are met: (1) there is persuasive evidence of an arrangement, such as contracts, purchase orders or written requests; (2) delivery has been completed and no significant obligations remain; (3) price to the customer is fixed or determinable; and (4) collection is probable.

Revenues from time and materials contracts are recognized as costs are incurred and billed. Allowable costs incurred but not billed as of a period end are recorded as work in process.

Revenues from firm fixed price contracts are recognized on the percentage-of-completion method, either measured based on the proportion of costs recorded to date on the contract to total estimated contract costs or measured based on the proportion of labor hours expended to date on the contract to total estimated contract labor hours, as specified in the contract.

Provisions for estimated losses on all contracts are made in the period in which such losses become known. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

The Company participates in teaming agreements where it is the primary contractor and it also participates with other organizations to provide complex integrated remote sensor product and technology development services to the Federal government. EITF Issue No. 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent” discusses the factors or indicators which should be considered in evaluating whether a company should recognize revenue based on (a) the gross amount billed to a customer because it has earned revenue from the sale of the goods or services or (b) the net amount retained (that is, the amount billed to the customer less the amount paid to a supplier) because it has earned a commission or fee. The Task Force reached a consensus that this is a matter of judgment that depends on the relevant facts and circumstances. The Company considered that it is the primary obligator in these arrangements and has managerial and oversight responsibility for all team members as well as the responsibility for the ultimate acceptability of all integrated technical performance criteria under the contracts for deliverable services and products. The Company also considered that, as the prime contractor it accepts risks for these customer funded tasks. The Company also considered that in many cases part of the services ordered by the customer are performed by the Company itself. Further in some cases the Company has discretion in supplier selection and also a reasonable latitude to establish the price with the customer for the service. The Company believes that based on the aforesaid considerations it meets with the criteria for Gross Revenue Reporting as discussed in EITF Issue No. 99-19. The Company therefore includes as revenues the amounts that they bill under these teaming arrangements and include as direct costs amounts that are reimbursable or paid to team members.

Revenues from teaming agreements for the year ended June 30, 2006, the six months ended June 30, 2005 and the year ended December 31, 2004 were $4.4 million, $1.7 million and $-0-, respectively.

Shipping Costs

Delivery and shipping costs are included in contract revenue and direct costs in the accompanying statements of operations.

Research and Development

The Company charges unfunded research and development costs to expense as incurred. Funded research and development is part of the Company’s revenue base and the associated costs are included in cost of revenues. The Company capitalizes costs related to acquired technologies that have achieved technological feasibility and have alternative uses. Acquired technologies which do not meet these criteria are expensed as in-process research and development costs. For the period ended June 30, 2005, the Company expensed $2,095,000 of acquired in-process research and development related to the acquisition of Genex (see Note 3).

Income Taxes

In accordance with SFAS No. 109, “Accounting for Income Taxes,” the Company allocates current and deferred taxes as if it were a separate tax payer.

Since its acquisition by Markland, the Company files consolidated income tax returns with Markland and, for financial statement purposes, computes its provision or benefit for income taxes based on the income and expenses reported in the Company’s statements of operations. The allocation is not subject to a tax sharing arrangement with Markland and it is based on the tax effect of the Company’s operations as if it had not been included in a consolidated return, based on the preacquisition book and tax basis of the Company’s assets and liabilities. Therefore, the impact of applying push down accounting (see Note 3) to the Company is not considered in determining the Company’s provision for income taxes. Amounts included in the Company’s statement of operations related to the impact of push down accounting, including the amortization of definite-lived intangible assets and stock-based compensation, have been considered permanent differences for purposes of the intercompany tax allocation.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. A deferred tax asset is recorded for net operating loss and tax credit carry forwards to the extent that their realization is more likely than not. The deferred tax benefit or expense for the period represents the change in the deferred tax asset or liability from the beginning to the end of the period.

Income (Loss) Per Share

Basic and diluted net income (loss) per common share has been computed based on the weighted average number of shares of common stock outstanding during the periods presented. Basic net income (loss) per share is computed by dividing net income (loss) by weighted-average common shares outstanding during the year. Diluted net income(loss) per share is computed by dividing net income(loss) by the weighted-average number of common and dilutive option and warrant shares outstanding based on the average market price of Technest’s common stock (under the treasury stock method).

The following table sets forth the computation of the weighted-average number of shares used in calculating basic and diluted net income (loss) per share in the year ended June 30, 2006:

2006
Weighted-average shares outstanding for basic net income per share	15,228,294
Series A Convertible Preferred Stock	306,047
Series C Convertible Preferred Stock	632,178
Warrants to purchase common stock	99,968
Total shares for diluted net income per share	16,266,487

Common stock equivalents, consisting of, Series A and C Convertible Preferred Stock, options and warrants were not included in the calculation of the diluted loss per share for the six months ended June 30, 2005 because their inclusion would have had the effect of decreasing the loss per share otherwise computed. As described in Note 9, common stock equivalents totaling 2,624,016 shares have been excluded from the calculation of net loss per share because they were antidilutive.

Net income (loss) per share for the period ended June 30, 2005 and the year ended December 31, 2004 have been retroactively restated to reflect a 1 for 211.18 reverse stock split effective at the close of business on July 19, 2005.

Impairment of Intangible Assets

The Company records as goodwill the excess of purchase price over the fair value of the identifiable net assets acquired. Goodwill is identified and recorded at the reporting unit level as required by paragraphs 30-31 of SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 142 prescribes a two-step process for impairment testing, at the reporting unit level, of goodwill, which is performed annually, as well as when an event triggering impairment may have occurred. The first step tests for impairment, while the second step, if necessary, measures the impairment. The Company has determined that its reporting units are its operating segments since this is the lowest level at which discrete financial information is available and regularly reviewed by management. The Company has elected to perform its annual analysis during the fourth quarter of each fiscal year. No indicators of impairment were identified in year ended June 30, 2006, the six months ended June 30, 2005 and the year ended December 31, 2004.

Impairment of Long-Lived Assets

Pursuant to SFAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets", Technest continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. An impairment loss is recognized when expected cash flows are less than the asset's carrying value. Accordingly, when indicators of impairment are present, Technest evaluates the carrying value of such assets in relation to the operating performance and future undiscounted cash flows of the underlying assets. Technest’s policy is to record an impairment loss when it is determined that the carrying amount of the asset may not be recoverable. No impairment charges were recorded in year ended June 30, 2006, the six months ended June 30, 2005 and the year ended December 31, 2004.

Derivative Instruments

Technest generally does not use derivative instruments to hedge exposures to cash-flow or market risks. However, certain warrants to purchase common stock that are indexed to the Company's common stock are classified as liabilities when the Company is not permitted to settle the instruments in unregistered shares. In such instances, net-cash settlement is assumed for financial reporting purposes, even when the terms of the underlying contracts do not provide for net-cash settlement. Such financial instruments are initially recorded at relative fair value with subsequent changes in fair value charged (credited) to operations in each reporting period. If the Company subsequently achieves the ability to settle the instruments in unregistered shares, the instruments are reclassified to equity at their fair value.

Stock-Based Compensation

As permitted under SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", which amended SFAS No. 123, "Accounting for Stock-Based Compensation", Technest has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees", and related interpretations including Financial Accounting Standards Board ("FASB") Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation", an interpretation of APB No. 25. Had the Company followed the fair value method in accounting for its stock-based employee compensation it would have had the following effect on the net income (loss) for the year ended June 30, 2006 and the six months ended June 30, 2005. For the year ended December 31, 2004 there was no effect on the net loss.

	Year ended June 30, 2006	Six months ended June 30, 2005

Net income (loss), as reported	$20,252,664	$(34,026,287)
Add: stock-based employee compensation under intrinsic value method included in net income (loss)	96,339	634,052
Deduct: stock-based employee compensation under fair value method	(118,232)	(1,097,587)
Pro forma net income (loss)	20,230,771	(34,489,822)
Deemed dividends on Series A and C Convertible Preferred Stock	--	(2,589,848)
Pro forma net income (loss) applicable to common stockholders	$20,230,771	$(37,079,670)
Basic income (loss) applicable to common stockholders per common share	$1.33	$(3.42)
Diluted income (loss) applicable to common stockholders per common share	$1.25	$(3.42)
Pro forma basic income (loss) applicable to common stockholders per common share	$1.33	$(3.47)
Pro forma diluted income (loss) applicable to common stockholders per common share	$1.24	$(3.47)

The assumptions used and weighted average information for the year ended June 30, 2006 and six months ended June 30, 2005 is as follows:

Fair value of stock	$0.12
Exercise price	$0.06
Expected dividend yield	0%
Expected lives (in years)	9
Volatility	69%
Risk-free interest rate	3.53%

Stock-based employee compensation relates to Markland issuances of its shares of common stock and options to purchase its common stock to employees of the Company (see Note 7) as well as issuances of Technest restricted stock to employees.

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123(R) (revised 2004), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and Amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is not an alternative. SFAS No. 123(R) must be adopted no later than the first interim period for fiscal years beginning after December 15, 2005. Technest expects to adopt SFAS No. 123(R) on July 1, 2006.

SFAS No. 123(R) permits public companies to adopt its requirements using one of two methods: a “modified prospective” approach or a “modified retrospective” approach. Under the modified prospective approach, compensation cost is recognized beginning with the effective date based on the requirements of SFAS 123(R) for all share-based payments granted after the effective date and the requirements of SFAS No. 123(R) for all awards granted to employees prior to the effective date of SFAS No. 123(R) that remain unvested on the effective date. The modified retrospective approach includes the requirements of the modified prospective approach but also permits entities to restate based on the amounts previously recognized under SFAS No. 123 for purposes of pro forma disclosures either for all prior periods presented or prior interim periods of the year of adoption. The Company is evaluating which method to adopt.

As permitted by SFAS No. 123, the Company currently accounts for the share-based payments made by Markland to its employees using APB Opinion No. 25’s intrinsic value method and, as such, generally recognizes no compensation cost for employee stock options. However, grants of Markland stock to employees have always been recorded at fair value as required under existing accounting standards. The Company does not expect the adoption of SFAS No. 123(R) to have a material effect on its results of operations. However, the Company’s results of operations could be materially affected by share-based payments issued after the adoption of SFAS 123(R). The impact of the adoption of SFAS No. 123(R) cannot be predicted at this time because it will depend on levels of share-based payments granted by Markland or Technest to the Company’s employees in the future.

SFAS No. 123(R) also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than an operating cash flow under current accounting literature. Since the Company does not currently receive the benefit of tax deductions in excess of recognized compensation cost, because of its net operating loss position, the change will have no immediate impact on our consolidated financial statements.

In May 2005, the FASB issued SFAS No. 154 "Accounting Changes and Error Corrections - A Replacement of APB Opinion No. 20 and FASB Statement No. 3 ("SFAS 154")". SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 does not change the guidance for reporting the correction of an error in previously issued financial statements or a change in accounting estimate. The provisions of SFAS 154 shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect the adoption of SFAS 154 to have a material effect on the consolidated financial position or results of operations.

In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertain Tax Positions”, an Interpretation of SFAS No. 109 (“FIN 48”), which clarifies the criteria for recognition and measurement of benefits from uncertain tax positions. Under FIN 48, an entity should recognize a tax benefit when it is “more-likely-than-not”, based on the technical merits, that the position would be sustained upon examination by a taxing authority. The amount to be recognized, given the “more likely than not” threshold was passed, should be measured as the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. Furthermore, any change in the recognition, derecognition or measurement of a tax position should be recognized in the interim period in which the change occurs. The Company expects to adopt FIN 48 as of July 1, 2007, and any change in net assets as a result of applying the Interpretation will be recognized as an adjustment to retained earnings on that date. The Company does not expect the adoption of FIN 48 to have a material effect on the consolidated financial position or results of operations.

In September 2006, the FASB issue SFAS No. 157, "Fair Value Measurement" ("SFAS 157"). SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 17, 2007 and interim periods within those fiscal years. The Company is evaluating the impact of adopting SFAS 157 on our consolidated financial position, results of operations and cash flows.

3. ACQUISITIONS

Purchase by Markland Technologies, Inc.

On February 14, 2005, in conjunction with a Securities Purchase Agreement between Technest and Markland, Technest issued 1,954,023 shares of common stock to Markland Technologies, Inc. in exchange for 10,168,764 shares of Markland’s common stock valued at $6,101,258 (“the Markland Investment”). The common stock issued to Markland represented 93% of Technest’s outstanding common stock. Consequently, Technest became a majority owned subsidiary of Markland on that date. The Securities Purchase Agreement contains provisions that may require Markland to deliver additional shares of its common stock to Technest in conjunction with the acquisition of Genex Technologies, Inc. (see below) and conversion of the Series B Convertible Preferred Stock (see Note 7).

Purchase of Genex Technologies, Inc.

The acquisition of Genex was effected pursuant to an Agreement and Plan of Merger dated February 14, 2005 (the "Merger Agreement"), by and among Markland, Technest, MTECH Acquisition, Inc. ("MTECH") (a wholly-owned subsidiary of Technest), Genex and Jason Geng, the sole stockholder of Genex.

In accordance with the terms of the Merger Agreement, on February 14, 2005, MTECH merged with and into Genex, with Genex surviving the merger as a wholly-owned subsidiary of Technest. As a result of the merger, all of the outstanding shares of the capital stock of Genex were automatically converted into the right to receive in the aggregate: (i) $3 million of cash; (ii) 10,168,764 shares of Markland's common stock (the shares of Markland common stock issued to Technest in the Markland Investment); and (iii) if earned, contingent payments in the form of additional shares of Technest common stock.  Contingent payment of additional shares of Technest common stock was to be paid each of the three years following the merger date based on amounts equal to 30% of Gross Revenue, as defined, in excess of Gross Revenue for the year ended December 31, 2004. The number of shares of Technest common stock to be used was based on the average volume-weighted closing bid price of Technest common stock on the OTC Bulletin Board for the twenty (20) trading days prior to the day before the date of the Agreement.  A brokerage fee in connection with this acquisition of $300,000 was also paid. In addition, Mr. Geng was to receive a twelve month unsecured promissory note in the principal amount of $550,000 bearing interest at the rate of 6% per annum. Mr. Geng's share consideration was to be adjusted to reflect changes in the closing bid price of Markland common stock in the 10 trading days following February 14, 2005, subject to limitations set forth in the Merger Agreement. Following the acquisition, the Company discovered what it believes were material misrepresentations made by Mr. Geng in the Merger Agreement related to the status of regulatory audits, the impact of certain internal control deficiencies and the non-disclosure of ongoing government investigations into certain conduct by Mr. Geng and Genex prior to Technest's acquisition, among others. As a result of damages arising in connection with these breaches, the Company has refused to issue the promissory note, the additional Markland share consideration, the contingent payments of Technest common stock or the additional cash payments of profits from the commercialization of Intraoral Technologies. In addition, Mr. Geng’s employment with Genex was terminated and the Company has ceased paying his salary under the employment agreement. To date, Mr. Geng has not contested Technest’s position, has not sought payment and Technest believes that the possibility that it will have to issue additional shares or other consideration is remote. In consideration of the unresolved contingencies and in accordance with SFAS No. 141, “Business Combinations”, paragraphs 25-27, Technest has excluded from its purchase accounting the promissory note, the contingent additional Markland share consideration, the contingent payments of Technest common stock or the contingent additional cash payments.

A summary of the allocation, as determined by management in consideration of a number of factors including an independent valuation, of the aggregate consideration for the merger to the fair value of the assets acquired and liabilities assumed is as follows:

Cash	$3,300,000
Shares of Markland Technologies, Inc. common stock	6,101,258
Total Purchase Price	$9,401,258

Fair value allocation to net assets acquired:

Fair value of assets acquired -
Current assets, including cash of $784,482	$1,199,402
Property and equipment	44,000
Fair value of liabilities assumed -
Accounts payable & accrued expenses	(544,292)
Fair value of identifiable net tangible assets acquired	699,110
Intangible assets - intellectual property	161,110
In-process research and development	2,095,000
Commercialized patents	440,000
Contracts and customer relationships	1,130,000
Goodwill	4,876,038
Total	$9,401,258

As a result of the transaction being structured as a stock acquisition, Technest does not expect any goodwill or other identifiable intangible assets resulting from the transaction to be deductible for income tax reporting purposes. Consequently, no deferred tax assets were recorded in connection with the merger.

In connection with the Genex acquisition, Technest also raised gross proceeds of $5,000,000 through a private placement of units consisting of 1,149,425 shares of Series B Convertible Preferred Stock, 1,149,425 shares of Series C Convertible Preferred Stock and warrants to purchase 1,149,425 shares of Technest’s Common Stock (see Note 7).

The appraisal method used in valuing in-process research and development (“IPR&D”) was Discounted Economic Income Computation Discount Rate.

The discount rate of 24 percent was developed from the Weighted Average Cost of Capital using the following assumptions:

WACC Equation

	WACC	=	SE(Kse)+ D(Kd)(1-t)

Where:	SE	=	Percentage Of Stockholder Equity	100%
	Kse	=	Return on Equity (Build-Up)	24%
	D	=	Percentage Of Capital Debt	0%
	Kd	=	Marginal Corporate Interest Rate	7%
	t	=	Marginal Corporate Tax Rate	40%
And:	WACC	=		24%

The return on stockholder equity was computed using the Build-Up Method:

Build-Up Equation

	Kse	=	Rf + Rp1 + Rp2 + Rp3

Where:	Rf	=	Risk Free Rate Of Return	4.5%
	Rp1	=	Equity Risk Premium	5.9%
	Rp2	=	Size Premium	4.0%
	Rp3	=	Additional Risk Premium	9.6%
And:	Kse	=		24.0%

Timing Of Cash Flows

Management provided a valuation firm a list of 25 projects in-house at the valuation date of which 11 were classified as IPRD. For each of the 25 projects, management provided a timeline for revenue generation for fiscal years 2006 to 2010. Management also provided company-wide financial projections for fiscal years 2006 to 2010. Using management’s projected timeline for revenue generation, appropriate expenses were allocated to the IPRD projects by the valuation firm.

Description Of Each IPRD Project

1.	Electronic Funnel/contraband detection

2.	Miniature Optical Sensor - Darpa/Navair

3.	Smart Obstacle Avoidance Sensor Systems - Navy/Special Forces

4.	Chemical Detection Trainers - Army/Marines

5.	NoseCam - Commercial

6.	NailCam - Commercial

7.	Prototypes And Product Development: Navigation

8.	Prototypes And Product Development: Intelligence and Surveillance

9.	Prototypes And Product Development: Explosive/Chemical Detection

10.	Prototypes And Product Development: Intelligent Surveillance Sensors

11.	Prototypes And Product Development: Explosive/Chemical Detection

Because the nature of many of these IPR&D projects are classified by the Department of Defense, the Company reports on these projects collectively as a mass asset.

Acquisition of EOIR and Restatement

On August 17, 2005, pursuant to a Stock Purchase Agreement with Markland Technologies, Inc., Technest’s majority stockholder, Technest purchased all of the outstanding stock of E-OIR Technologies, Inc., (“EOIR”), formerly one of Markland’s wholly-owned subsidiaries. As consideration for the stock of EOIR, Technest issued 12 million shares of its common stock to Markland. Markland’s ownership of Technest increased, at the time of the transaction, from 85% to approximately 98% on a primary basis and from 39% to approximately 82% on a fully diluted basis (assuming the conversion of all convertible securities and the exercise of all warrants to purchase Technest common stock). Accordingly, this reorganization did not result in a change of control of EOIR and Technest did not need stockholder consent in order to complete this reorganization.  Since this is a transaction between entities under common control, in accordance with SFAS No. 141, “Business Combinations”, Appendix D, the Company recorded the net assets of EOIR at their carrying value on the date Technest came into Markland’s control group, February 14, 2005 and the Company has restated its financial statements to include EOIR from this date (see Note 1). Markland acquired EOIR on June 29, 2004.  EOIR generated approximately 97% of Markland’s revenue for its latest fiscal year ended June 30, 2005. In conjunction with Markland’s acquisition of EOIR, Markland granted certain stock-based compensation to the employees of EOIR. As of February 14, 2005, there was unearned compensation related to these Markland issuances of $2,175,542 (see Note 7).

Pro Forma Information

Unaudited pro forma financial information for the year ended December 31, 2004, had the acquisitions of Genex and EOIR been completed as of January 1, 2004, is as follows:

	Six months ended June 30, 2005	Year ended December 31, 2004

Revenues	$33,779,982	$66,973,861

Loss from operations	$(32,488,450)	$(2,722,789)

Deemed dividends on beneficial conversion
to preferred stockholders	$--	$(2,174,848)

Net loss applicable to common stockholders	$(32,488,450)	$(4,897,637)

Net loss applicable to common stockholders per common share	$(2.30)	$(0.35)

Push-Down Accounting

Based on the substantial change in ownership and control of Technest, as well as the fact that the investors in the Technest financing (see Note 7) represent a collaborative group brought together to promote the acquisition of Genex, the push-down basis of accounting has been applied to the acquisition of Technest by Markland. In accordance with the push-down basis of accounting, Technest recorded Genex’s net assets at their estimated fair values as of the date of acquisition which resulted in the basis of the net assets acquired being adjusted as disclosed per the allocation summary shown in the Purchase of Genex Technologies, Inc. above and Technest’s accumulated deficit was reset to zero as of the acquisition date. The purchase price was allocated to the estimated fair value of Genex’s assets and liabilities by management in consideration of a number of factors including an independent purchase price allocation analysis.

The excess of the purchase price of Genex over the fair value of net tangible assets acquired is $8,702,148. Of this amount, $4,876,038 was allocated to goodwill, $2,095,000 to in-process research and development and $1,570,000 to amortizable intangible assets (see Note 4) comprised of contracts, customer relationships and commercialized patents.

Included in the statement of loss for the six months ended June 30, 2005 is selling, general and administrative expenses of approximately $2,250 related to the period from January 1, 2005 to February 14, 2005 prior to the application of push-down accounting.

4. DEFINITE-LIVED INTANGIBLE ASSETS

Definite-lived intangible assets consist of the following at June 30, 2006:

	Amount	Useful life (years)
Patents - Genex - commercialized technology	$440,000	5
Patents - Genex - other	161,110	15
Customer relationships and contracts - Genex	1,130,000	5
Customer relationships and contracts - EOIR- Sensor Technologies	11,755,000	9
Customer relationships and contracts - EOIR- Chemical Detection	1,551,944	10
	15,038,054
Accumulated amortization	(3,485,525)
Net definite-lived intangible asset	$11,552,529

Patents are amortized over their estimated useful life but not to exceed the legal life of the patent. Customer relationships and contracts are amortized over the contractual term of the existing contracts plus anticipated contract renewals in accordance with EITF 02-17. In determining the estimate useful life of the customer relationships and contracts, the Company considered a number of factors including, its history with these customers which dates back to 1993, the remaining term of existing contracts, the status of outstanding bids submitted for additional contracts or contract extensions, the stage of development of the major tasks covered by existing contracts, the likelihood of receiving additional contracts or contract extensions and the term over which the Company could reasonably predict future revenues from existing customers.

Amortization expense was $1,747,347, $611,471, and $-0-, for the year ended June 30, 2006, the six months ended June 30, 2005, and the year ended December 31, 2004, respectively. Future amortization expense related to the definite-lived intangible asset over the next five years is $1,786,046 per year.

5. DERIVATIVE LIABILITY

On February 14, 2005, in conjunction with the issuance of Technest’s Series B and C Convertible Preferred Stock, the Company issued warrants to purchase 1,149,425 shares of common stock at $6.50 per share. The shares issuable upon exercise of these warrants are covered by a Registration Rights Agreement which requires the Company to pay certain liquidated damages in the event that the Company does not have an effective registration statement. Due to the significance of the liquidated damages potentially due under the Registration Rights Agreement, the Company must conclude that settling the warrants in unregistered shares was “uneconomic”. Since it is not within the Company’s control to settle the warrants in registered shares, the Company is required to assume that the warrants will be net-cash settled. As a result, under EITF No. 00-19, the warrants did not meet the definition of equity instruments.

Upon issuance, the relative fair value of the warrants, net of issuance costs, $1,059,000, was recorded as a derivative liability. The warrants were marked-to-market each period with changes in the fair value being charged (credited) to the statement of operations. As of June 30, 2005, the fair value of the warrants was determined to be $26,963,616.

On September 30, 2005, the Company amended the terms of the Registration Rights Agreement such that any liquidated damages would only be payable in common stock. As a result of this amendment, the Company was able to conclude that the settlement of the warrants in unregistered shares was no longer uneconomic. Therefore, on September 30, 2005, the then fair value of the warrants, $1,917,127, was reclassified from derivative liabilities to additional paid-in capital.

In the year ended June 30, 2006 and the six months ended June 30, 2005, changes in the fair value of the warrants recorded as derivative (income) loss in the statements of operations was $25,046,489 and ($30,212,400), respectively.

In the six months ended June 30, 2005, the Company issued 208,910 shares of common stock upon exercise of warrants. The then fair value of the warrants of $4,307,784 was reclassified to par value of common stock and additional paid-in capital upon exercise.

The fair value of the warrants was determined using the Black-Scholes option pricing model and the assumptions described in Note 8. The warrants do not include provisions allowing for net-cash settlement, the Company has never net-cash settled any warrants and has settled all warrants to date through the issuance of unregistered shares.

6. LONG TERM DEBT

Notes Payable

On June 29, 2004, EOIR issued notes guaranteed by Markland in the face amount of $11,000,000 in connection with Markland’s acquisition of EOIR’s common stock. These notes accrue interest at 6% compounded monthly and are payable in quarterly installments over 60 months. The fair market value of these notes was $9,532,044 as determined by management based on a number of factors including an independent valuation. The discount of $1,467,956 will be amortized to interest expense over the life of the note. In the year ended June 30, 2006 and the six months ended June 30, 2005, the Company amortized $293,592 and $110,097 to non-cash interest expense respectively. The face value of the notes and the unamortized discount at June 30, 2006 was $6,608,411 and $880,773, respectively. Interest expense related to these notes was approximately $533,205 and $324,000, in the year ended June 30, 2006 and the six months ended June 30, 2005, respectively. Subsequent to June 30, 2006, the Company repaid a significant portion of these notes (see Note 16). As of June 30, 2006, amounts due to employees of EOIR, including Dr. Mackin, the Company’s CEO, total $ 2,019,305.

During 2003, the Company issued an 8% convertible demand note in the principal amount of $57,158. In April 2004, the Company issued an 8% demand note in the principal amount of $10,000. On February 8, 2005, these notes and accrued interest of $7,690 were satisfied by the issuance of Series A Convertible Preferred Stock (see Note 7). There was no interest expense related to these notes for the year ended June 30, 2006 or six months ended June 30, 2005. In the year ended December 31, 2004 interest expense related to these notes was $7,690.

Other Long-Term Bank Debt

The Company's other long-term bank debt consists of the following as of June 30, 2006:

First Market Bank, secured by research equipment, dated October, 2002 with monthly payments of $3,715 including interest at LIBOR plus 2.75% (6.27% at June 30, 2006)	$19,758
First Market Bank, dated July, 2002 with monthly payments of $15,278 plus interest at LIBOR plus 2.75%, (6.27% at June 30, 2006)	31,127
$50,885

Interest expense related to other long-term debt in the year ended June 30, 2006 and the six months ended June 30, 2005 was approximately $5,527 and $9,000, respectively.

Future debt maturities for all notes payable and long-term debt are as follows for the years ending:

June 30,
2007	$50,885
2008	2,203,000
2009	2,203,000
2010	2,202,411
Total	6,659,296
Less: debt discount	(880,773)
$5,778,523

Line of Credit

A $500,000 line of credit was established with Virginia Community Bank in October 1999 that was extended and increased to $600,000. It was secured by current accounts receivable and required interest at the prime lending rate. The line was repaid in full and closed in September 2004. Interest expense on the Line of Credit for the six months ended June 30, 2005 was approximately $3,000.

Refinancing

Subsequent to year-end, the Company obtained additional bank financing and repaid a significant portion of the notes payable above (see Note 16). Had the financing been obtained as of June 30, 2006, the pro forma current and non-current portion of long-term debt would have been as follows:

Current portion of long-term debt	$2,982,448
Non-current portion of long-term debt	3,676,848
Total long-term debt	$6,659,296

After repaying a portion of the notes payable, the Company received initial net cash proceeds from the additional bank financing of approximately $2,493,000.

7. STOCKHOLDERS' EQUITY (DEFICIT)

Series A Convertible Preferred Stock

On February 8, 2005, the Company's Board of Directors designated 150 shares of preferred stock as Series A Convertible Preferred Stock (“Series A Preferred Stock”). The Series A Preferred Stock is non-interest bearing, is not entitled to receive dividends and is not redeemable. The Series A Preferred Stock has a liquidation preference of $1,000 per share. The holders of Series A Preferred Stock have no voting rights except that they will be entitled to vote as a separate class on any amendment to the terms or authorized number of shares of Series A Preferred Stock, the issuance of any equity security ranking senior to the Series A Preferred Stock and the redemption of or the payment of a dividend in respect of any junior security. At any time, holders of Series A Preferred Stock may elect to convert their Series A Preferred Stock into common stock. Each share of Series A Preferred Stock is currently convertible into 4,735.3 shares of common stock provided that, following such conversion, the total number of shares of common stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% of the total number of issued and outstanding shares of common stock. The Series A Preferred Stock ranks pari passu with the Company's Series B and C Preferred Stock.

On February 8, 2005, the Company entered into an Exchange Agreement and a Securities Purchase Agreement with Garth LLC pursuant to which we agreed to issue 99.325 shares of our Series A Preferred Stock in exchange for $25,000 in cash and the surrender of certain of our 8% Promissory Notes held by Garth LLC (the "Notes"). Immediately prior to their surrender, the Notes had an aggregate outstanding principal balance plus accrued interest of $74,848. The Company received net cash proceeds of $25,000 from this private placement.

On February 8, 2005, the Company entered into a Securities Purchase Agreement with Verdi Consulting, Inc. pursuant to which we sold twenty five (25) shares of our Series A Preferred Stock for the aggregate consideration of $25,000.

The proceeds from the issuance of the Series A Preferred Stock were used to reduce accounts payable.

Verdi Consulting has certain piggy-back registration rights with respect to the common stock issuable upon conversion of the Series A Preferred Stock. These piggy-back registration rights expire when the shares of Common Stock issued pursuant to conversion of the Series A Shares can be sold without volume restrictions pursuant to Rule 144(k) of the Act.

During the year ended June 30, 2006, 59.694 shares of Series A Preferred Stock were converted into 282,669 shares of the Company’s common stock.

At June 30, 2006, there were 64.631 shares of Series A Preferred Stock issued and outstanding.

Series B and C Convertible Preferred Stock

On February 14, 2005, immediately after the acquisition by Markland of a controlling interest in Technest (see Note 3), an investor group consisting of Southridge Partners LP, Southshore Capital Fund Limited, Verdi Consulting, Inc., ipPartners, Inc., DKR Soundshore Oasis Holding Fund, Ltd., DKR Soundshore Strategic Holding Fund, Ltd. and Deer Creek Fund, LP (collectively, the "Investors") paid $5,000,000 in cash to Technest for 1,149,425 shares of Series B Convertible Preferred Stock (“Series B Preferred Stock”), 1,149,425 shares of Series C Convertible Preferred Stock (“Series C Preferred Stock), and five-year warrants to purchase up to 1,149,425 shares of Technest’s common stock at an exercise price of $6.48 per share (“the Investor Financing”) after adjusting for a 211.18 for one reverse stock split on July 19, 2005.

These securities were sold in units for a price of $4.35 per unit. Each unit consists of one share of Series B Preferred Stock; one share of Series C Preferred Stock and a warrant to purchase up to one share of Technest's common stock. Gross proceeds received from the sale of the units were $5,000,000.  From these proceeds, the Company paid a finder’s fee of $1,200,000 and legal fees related to the financing of $287,578.

The Series B Preferred Stock will be convertible into Markland common stock upon the earlier to occur of February 14, 2006 or the trading day immediately following the first period of five trading days during which Markland common stock has a closing bid price of $2.50 or higher on each day, if any. The number of shares to be issuable upon conversion of each share of Series B preferred stock will be equal to approximately 4.35 divided by the lower of $0.60 and the average closing bid price for the 20 trading days preceding such conversion. Shares of the Series B Preferred Stock have a liquidation preference of $2.175 per share, may only vote on changes to the rights, privileges and priority of the Series B Preferred Stock, do not accrue dividends and are not redeemable. The Series B Preferred Stock shall rank pari passu with the Company's Series A and C Preferred Stock.

The Series C Preferred Stock is convertible into Technest common stock at any time at the option of the stockholder. The number of shares of Technest common stock into which each share of Series C Preferred Stock is convertible is determined by dividing $2.175 by the Series C Conversion Price. The Series C Conversion Price is $2.175. Shares of the Series C Preferred Stock have a liquidation preference of approximately $2.175 per share, may only vote on changes to the rights, privileges and priority of the Series C Preferred Stock, receive dividends on an as converted basis whenever dividends are made to the Technest common stock holders, and are not redeemable. The Series C Preferred Stock shall rank pari passu with the Company's Series A and B Preferred Stock.

Technest and the Investors entered into a Registration Rights Agreement dated February 14, 2005. Pursuant to this agreement, Technest agreed to file a registration statement covering the resale of all of the common stock issuable upon conversion of the Series C preferred stock, (b) all of the common stock issuable upon exercise of the common stock purchase warrants, and (c) common stock which may become issuable to selling stockholders as liquidated damages for breach of covenants contained in or as a result of adjustments contemplated by the securities purchase agreement and the registration rights agreement. Technest agreed to use its best efforts to cause the registration statement to be declared effective as promptly as possible thereafter. On September 30, 2005, the Company amended the terms of this Registration Rights Agreement so that liquidated damages could only be paid for in the Company’s common stock at a rate of 4% of the initial subscription amount for any month (see Note 5).

Technest agreed to issue additional shares of its common stock to the Investors if the units did not have a market value of $6.525 at the end of one year. If the units did not have a market value of $6.525 on February 14, 2006, Technest would be obligated to issue in exchange for each unit a number of shares of common stock determined by dividing (i) the amount by which $6.525 exceeds the sum of the average closing bid prices of Markland’s and Technest’s common stock for the period beginning 10 trading days prior to the reset date and ending 10 trading days after the reset date by (ii) the average closing bid price of our common stock during that period. Effective October 25, 2005, there no longer any units outstanding and the Company was not obligated to issue any additional common stock.

On June 20, 2005, Markland entered into definitive exchange agreements with DKR Soundshore Oasis Holding Fund, Ltd., DKR Soundshore Strategic Holding Fund, Ltd., Verdi Consulting, Inc. ("Verdi"), and ipPartners, Inc., pursuant to which Markland exchanged 632,182 shares of Technest Series B Preferred Stock for 2,750 shares of Markland Series D Preferred Stock.  Subsequently, the Technest Series B Preferred shares held by Markland were cancelled.

In the year ended June 30, 2006, Markland entered into a definitive exchange agreement with the Deer Creek Fund LLC, pursuant to which Markland exchanged 2,250 shares of Markland Series D Preferred Stock for 517,243 shares of Technest Series B Convertible Preferred Stock. Subsequently, the Technest Series B Convertible Preferred shares held by Markland were cancelled.

In the year ended June 30, 2006, 517,240 shares of shares of Technest Series C preferred stock were converted to 517,240 shares of common stock.

On June 30, 2006, the Company had -0- shares of Series B Preferred Stock and 632,185 shares of Series C Preferred Stock issued and outstanding.

In the year ended June 30, 2006, the Company incurred liquidated damages of $2,329,466 which was charged to interest expense related to the Company's failure to have an effective registration statement. The Company settled $2,104,461 of this obligation through the issuance of 410,888 shares of Technest common stock and there is $195,000 included in accrued expenses and other current liabilities at June 30, 2006.

Beneficial Conversion Features

Based on the effective conversion price of the Series A Preferred Stock, the Company determined that there was a beneficial conversion feature of approximately $8,500,000. The beneficial conversion feature was limited to $124,848, the proceeds received from the Series A Preferred Stock. This beneficial conversion feature has been reflected as a deemed dividend to the Series A Preferred stockholders in the statement of loss for the six months ended June 30, 2005.

The Company allocated the proceeds received in the Investor Financing, on a relative fair value basis, to the Series B Preferred Stock, the Series C Preferred stock and the warrants. For purposes of this allocation, the Company estimated the fair value of the Series B and C Preferred Stock based on the fair value of the common stock into which these shares could convert. The Company estimated the fair value of the warrants using the Black-Scholes pricing model. Using the effective conversion price of the Series C Preferred Stock, the Company determined that there was a beneficial conversion feature of approximately $9,672,000. The beneficial conversion feature was limited to $2,465,000, the allocated proceeds received from the Series C Preferred Stock. This beneficial conversion feature has been reflected as a deemed dividend to the Series C Preferred stockholders in the statement of operations for the six months ended June 30, 2005. As additional paid-in capital includes amounts from both common and preferred stock, there is no net impact to stockholders’ equity as a result of the deemed dividend. Since the Series B Preferred Stock converts into common stock of Markland, there was considered to be no beneficial conversion feature or deemed dividend with respect to the common stockholders of Technest.

Common Stock Issuances

On July 28, 2004, the Company issued 5,919 restricted shares to Mark Allen, a director and principal officer of the company and 5,919 restricted shares to Michael Sheppard, a consultant and former director of the Company for services rendered. The Company valued these services at fair value, based on the quoted market price of the stock issued on the date of issuance which was determined to be more reliably measurable than the fair value of the services, and recorded consulting expense of $50,000 related to these services.

On August 9, 2004 the Company issued 4,735 restricted shares each to Verdi Consulting and Gary Wolff, two consultants for the Company, in lieu of cash compensation for services rendered. The Company valued these services at fair value, based on the quoted market price of the stock issued on the date of issuance which was determined to be more reliably measurable than the fair value of the services, and recorded consulting expense of $40,000 related to these services.

On February 14, 2005, Technest issued to Markland 1,954,023 shares of its common stock in exchange for 10,168,764 shares of Markland common stock in accordance with the terms of a Securities Purchase Agreement between Markland and Technest (see Note 3). On this date, Technest became a majority owned subsidiary of Markland. Markland also agreed to issue additional shares of its common stock with a value of $5,000,000 to Technest upon conversion of Technest's Series B Preferred Stock.

In conjunction with this Securities Purchase Agreement, Technest and Markland entered into a Registration Rights Agreement, dated February 14, 2005. Technest has agreed to use its best efforts to file a registration statement on Form SB-2 as soon as possible after it receives a request for registration from Markland (or the holder of a majority of the registrable securities if Markland transfers some or all of its shares) and to cause the registration statement to be declared effective. Pursuant to this agreement, Technest also agreed to keep the registration statement effective until the earlier of (a) thirty-six (36) months following the date of the agreement or (b) such time that the securities cease to be registrable securities due to the elimination of their transfer restrictions.

Markland, a homeland defense, armed services and intelligence contractor, is a public company with a class of equity securities registered pursuant to Section 12(g) of the Exchange Act.

On June 22, 2005, the Company issued 104,455 shares each to ipPartners and Verdi Consulting in a net-share exercise of warrants issued in conjunction with the Company Series B and C Convertible Preferred Stock to purchase 267,366 shares of the Company’s common stock. The net-share settlement feature was permitted as the Company failed to effect a registration statement by the prescribed date there under.

On August 17, 2005, pursuant to a Stock Purchase Agreement with Markland Technologies, Inc., our majority stockholder, Technest purchased all of the outstanding stock of EOIR, formerly one of Markland’s wholly-owned subsidiaries. As consideration for the stock of EOIR, Technest issued 12 million shares of its common stock to Markland. Since this was a transaction between entities under common control, the Company has reported this stock issuance as though the transfer of EOIR occurred at the date Technest became part of Markland’s control group, February 14, 2005.

During the year June 30, 2006, the company issued the following amounts of common stock:
-	282,669 shares on conversion of Series A Preferred Stock
-	517,240 shares on conversion of Series C Preferred Stock
-	354,921 shares in connection with the net share exercise of warrants
-	410,888 shares with a fair value of $2,104,461 in connection with liquidated damages, included in non-cash interest expense.

On January 19, 2006, the Board of Directors of Technest adopted a resolution preventing the Company from designating, authorizing or issuing any series of preferred stock, or any other security, instrument or contract, convertible or exercisable, either directly or indirectly into shares of common stock, unless the maximum number of shares of common stock potentially issuable upon such conversion can be determined at the time of designation, authorization, or issuance.

The Company has established the following reserves for the future issuance of common stock as follows:

Reserve for the exercise of warrants	374,286
Reserve for conversion of Series A Convertible Preferred Stock	306,047
Reserve for conversion of Series C Convertible Preferred Stock	632,185
Total reserves	1,312,518

Markland Stock Options

On June 29, 2004, Markland issued options to purchase its common stock to eleven former minority owners of EOIR who continued employment with EOIR. These options have a ten year term and vest ratably over a five year period. Ten of these employees received options to purchase 9,345,737 shares of Markland common stock at a price of $.3775. On the date of grant, the intrinsic value of these options, $3,528,016, was recorded as unearned stock-based compensation and additional paid in capital. This intrinsic value will be amortized to stock compensation over the five year vesting period.

One employee received five options, each of which allows for the purchase of a number of Markland shares equal to .11799575 times a fraction of $1,600,000 divided by the fair value of Markland’s stock on the vesting date. One of these options vests each year for the next five years. The exercise price of these options will be one-half the fair value of Markland’s stock on the vesting date. The intrinsic value of these options based on the fair value of Markland’s stock on June 30, 2005 is $471,983. This intrinsic value has been recorded as unearned stock-based compensation and additional paid in capital. Due to the variable nature of the exercise price and number of Markland shares to be issued under these options, the intrinsic value will be remeasured each period until the terms are fixed. The intrinsic value of each option will be amortized over the vesting periods. As of June 30, 2005, the maximum number of Markland shares issuable under these options is 7,866,383.

During the three months ended December 31, 2004, 3,009,574 options were cancelled due to the departure of four employees. In conjunction with the departure of two of these employees, Markland modified the options so that the employees were immediately vested in 40% of the options held. Without modification, these options would have been cancelled upon termination. As a result of this modification, EOIR remeasured the intrinsic value on the remeasurement date and determined that there was no incremental value. Therefore, the Company fully amortized the remaining unearned portion of the vested options upon modification. The cancellation of the remaining unvested options resulted in a reduction in unearned compensation and additional paid-in capital of $1,136,099.

In conjunction with an employment agreement with Dr. Mackin, Markland accelerated the vesting of Dr. Mackin’s options to purchase 1,250,286 shares of the Markland’s common stock at a price of $.3775 per share. As a result of this modification, the Company remeasured the intrinsic value of the modified options and determined that there was no additional intrinsic value. The Company fully amortized the unearned compensation related to these options. In May 2005, Markland allowed Dr. Mackin to exchange options to purchase 1,250,286 shares of common stock for the same number of shares of common stock. As a result, the Company has recorded additional paid-in capital and stock compensation, included in selling, general and administrative expenses, of $137,534, equal to the fair value of the Markland common stock on the date of grant.

In accordance with AICPA Accounting Interpretation 1, Stock Plans Established by a Principal Stockholder, of APB Opinion No. 25 and FASB Interpretation (FIN) No. 44, Accounting for Certain Transactions Involving Stock Compensation, paragraph 14, the Company has recognized the same amount of compensation expense for these awards as has been recognized by Markland in those consolidated financial statements. For the year ended June 30, 2006 and six months ended June 30, 2005, the Company recorded in selling, general and administrative expense $96,339 and $634,052, respectively, in stock-based compensation relating to these options. As of December 31, 2005 all these options were cancelled. The expense recognized through the cancellation date approximated the portion of the options that were fully vested upon cancellation. Therefore, there was no reversal of expense upon cancellation. As of June 30, 2006 and 2005, unearned compensation related to these options was $0 and $1,541,490, respectively.

Markland Common Stock Issuances

In the six months ended June 30, 2005, Markland issued 2,754,597 shares of its common stock to employees of EOIR. As a result, the Company has recorded additional paid-in capital and stock compensation, included in selling, general and administrative expenses, of $272,926, equal to the fair value of the Markland common stock on the date of grant.

Reverse stock split

On June 2, 2005, the Board of Directors of Technest and the holders of a majority of the common stock of Technest approved a 1-for-211.18 reverse split (the "Reverse Split"). The Reverse Split became effective at the close of business on July 19, 2005. All share and per share information has been retroactively restated to reflect the Reverse Split. The total authorized shares of common stock of 495,000,000 did not change as a result of the Reverse Split.

8. OPTIONS AND WARRANTS

In June 2001, the Company established the 2001 Stock Option Plan ("Plan") which provides for the granting of options which are intended to qualify either as incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or as options which are not intended to meet the requirements of such section ("Non-Statutory Stock Options"). The total number of shares of common stock for issuance under the 2001 Plan shall not exceed 10,000,000. Options to purchase shares may be granted under the Plan to persons who, in the case of Incentive Stock Options, are key employees (including officers) of the Company or, in the case of Non-statutory Stock Options, are key employees (including officers) or nonemployee directors of, or nonemployee consultants to, the Company.

The exercise price of all Incentive Stock Options granted under the Plan must be at least equal to the fair market value of such shares on the date of the grant or, in the case of Incentive Stock Options granted to the holder of more than 10% of the Company's common stock, at least 110% of the fair market value of such shares on the date of the grant. The maximum exercise period for which Incentive Stock Options may be granted is ten years from the date of grant (five years in the case of an individual owning more than 10% of the Company's common stock). The aggregate fair market value (determined at the date of the option grant) of shares with respect to which Incentive Stock Options are exercisable for the first time by the holder of the option during any calendar year shall not exceed $100,000.

The exercise price of all Non-Statutory Stock Options granted under the Plan must be at least equal to 80% of the fair market value of such shares on the date of the grant.

No options were granted pursuant to the Plan during the year ended June 30, 2006 and the six months ended June 30, 2005.

Summary information with respect to stock options and warrants granted is as follows:

		Weighted Average Exercise Price
	Number of Shares
Balance, December 31, 2003	4,352	$644.10
Expired	(456)	(232.18)
Balance, December 31, 2004	3,896	504.72
Issued	1,149,425	6.50
Expired	(80)	(4,434.78)
Exercised	(267,366)	(6.33)
Balance, June 30, 2005	885,875	8.12
Exercised	(507,773)	(6.50)
Expired	(3,816)	(3,259.17)
Balance, June 30, 2006	374,286	$6.50

The following table summarizes the Company's warrants outstanding at June 30, 2006:

Warrants outstanding and exercisable

Exercise price	Number	Expiration Date
$ 6.50	374,286	02/14/2010
Weighted average remaining life			3.75 years

As of June 30, 2006 all warrants are exercisable.

In connection with the Investor Financing on February 14, 2005 (see Note 7), the Company issued five year warrants to purchase 1,149,425 shares of Technest common stock at an exercise price of $6.50 per share. In accordance with the stock purchase warrant agreement, in the event a registration statement covering these shares is not declared effective within four months of the warrant issuance date, the warrant holders may exercise the warrants on a net share settlement basis. The Company did not have an effective registration statement covering these shares as of June 30, 2006. The relative fair value of these warrants of $1,508,000 was estimated using the Black-Scholes model and the following assumptions:

Exercise price	$ 6.50
Expected dividend yield	0%
Expected lives of warrants (in years)	5.0
Volatility	50%
Risk-free interest rate	3.53%

The Company estimated its expected volatility in consideration of a number of factors including its historical volatility and the volatility of comparable companies in terms of size and industry.

Upon issuance, these warrants were recorded as derivative liabilities (see Note 5).

In connection with the acquisition of Genex (see Note 3), Markland agreed to replace options to purchase 312,000 shares of Genex common stock with fully vested options for the purchase of the same number of shares of Markland common stock with an exercise price equal to the fair value of Markland’s common stock on the grant date. The fair value of these options was considered to be immaterial for purposes of determining the total consideration paid for Genex.

Stock Award Plan

On March 13, 2006, Technest adopted the Technest Holdings, Inc. 2006 Stock Award Plan, pursuant to which Technest may award up to 1,000,000 shares of its common stock to employees, officers, directors, consultants and advisors to Technest and its subsidiaries. The purpose of this plan is to secure for Technest and its shareholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, Technest and its subsidiaries who are expected to contribute to the Company’s future growth and success.

Technest has broad discretion in making grants under the Plan and may make grants subject to such terms and conditions as determined by the board of directors or the committee appointed by the board of directors to administer the Plan. Stock awards under the Plan will be subject to the terms and conditions, including any applicable purchase price and any provisions pursuant to which the stock may be forfeited, set forth in the document making the award. Pursuant to the Stockholder Agreement with Markland (see Note 8), (i) awards relating to no more than 500,000 shares may be granted in calendar year 2006 (the “2006 Awards”), (ii) the 2006 Awards shall vest no earlier than twelve (12) months following the date of grant of such awards, and (iii) awards granted on or after January 1, 2007 shall vest no more frequently than in four equal quarterly installments.

In the year ended June 30, 2006, in conjunction with employment agreements, five executives of Technest were granted 267,000 shares of the Company’s common stock. These shares are restricted and vest 33.33% on each of April 1, July 1 and October 1, 2007. The fair value of these shares, $1,361,700, is being recorded as stock-based compensation in selling, general and administrative expenses on a straight line basis over the vesting period. In the year ended June 30, 2006, the Company recorded $257,619 related to these restricted stock grants.

In the year ended June 30, 2006, the Company granted 100 shares of restricted common stock to each of its employees. As a result, the Company is obligated to issue 16,800 shares of its common stock. These shares vest on May 7, 2007. The fair value of these shares, $85,680, is being recorded as stock-based compensation in selling, general and administrative expenses on a straight line basis over the vesting period. In the year ended June 30, 2006, the Company recorded $21,809 related to these restricted stock grants.

9. NET (LOSS) INCOME PER SHARE

Securities that could potentially dilute basic earnings per share ("EPS") and that were not included in the computation of diluted EPS because to do so would have been anti-dilutive for the six months ended June 30, 2005, consist of the following:

Shares Potentially
Issuable
Series A Convertible Preferred Stock	588,716
Series C Convertible Preferred Stock	1,149,425
Stock options	3,816
Warrants	882,059
Total as of June 30, 2005	2,624,016

10. COMMITMENTS AND CONTINGENCIES

Facility Rental

Technest has a three-year lease for executive offices of approximately 2,000 square feet in Boston, Massachusetts, which expires December 31, 2009. The monthly rental amount for this facility is approximately $4,500.

Genex Technologies, Inc., a wholly-owned subsidiary of Technest, currently leases offices with approximately 6,848 square feet in Bethesda, Maryland, pursuant to a five-year lease which expires March 31, 2011. Monthly lease amounts for this facility total approximately $14,263, increasing annually by 3%. Genex moved into this space on April 1, 2006. Genex had leased offices with approximately 6,831 square feet in Kensington, Maryland, pursuant to a five-year lease which expired on January 31, 2006, which we had been extending on a monthly basis. Monthly lease amounts for this facility totaled approximately $10,100.

EOIR holds a three-year lease for its executive and administrative offices of approximately 5,420 square feet in Woodbridge, Virginia. The lease expires on September 30, 2008. EOIR leases approximately 10,000 square feet in Spotsylvania, Virginia, where it houses its software development unit. The lease expires on October 31, 2009. EOIR also holds a five-year lease for 6,951 square feet in Spotsylvania, Virginia. The lease expires on October 15, 2010. EOIR also has several offices located in Fredericksburg, Virginia - one office with 1,200 square feet, with a two-year lease that expires on October 31, 2006, and one with 4,200 square feet, with a three-year lease that expires on June 30, 2007. Monthly lease amounts for these facilities total approximately $36,600.

Rent expense for the year ended June 30, 2006 and the six months ended June 30, 2005 was $642,313 and $220,381, respectively.

The future minimum rental payments required under operating leases that have noncancellable or original lease terms in excess of one year as of June 30, 2006 as are follows:

June 30,
2007	$ 674,504
2008	662,359
2009	571,562
2010	353,144
2011	190,821
Total	$ 2,452,390

Government Contracts - Genex

The Company's billings and revenue on time and material contracts are based on provisional fringe, general & administrative and overhead rates which are subject to audit by the contracting government agency.  During an audit conducted in November 2004 covering the fiscal year 2002, the Defense Contract Audit Agency (“DCAA”) discovered significant deficiencies in Genex’s accounting system that resulted in misclassified and unallowable costs. Their examination disclosed eight significant deficiencies in Genex’s accounting system that resulted in misclassified costs. They were as follows:

1.	Contractor does not follow policies and procedures concerning accounting for unallowable costs.

2.	Contractor does not follow policies and procedures concerning accounting for material costs.

3.	Contractor lacks adequate written policies and procedures concerning capitalization of assets.

4.	Contractor does not have adequate policies and procedures to ensure proper segregation of duties in handling its labor costs.

5.	Contractor’s procedure for calculating the proposed hourly labor rate of its employees results in overstated labor costs.

6.	Contractor fails to maintain policies and procedures for classifying the labor categories of its employees.

7.	Employees fail to follow the contractor’s policies and procedures in regards to maintaining timesheets on a current basis.

8.	Contractor’s policy of billing labor costs results in billing the Government for employees that are not employees of Genex.

Since the acquisition of Genex, the management of Technest has terminated the Genex employees responsible for this function and rapidly installed appropriate internal controls and oversight over Genex’s accounting system to ensure that they comply with applicable laws and regulations and are adequate and operating effectively. The DCAA has since re-audited the Genex financial systems and has communicated to Genex that the revised procedures are satisfactory. Genex will be allowed to complete certain previous contacts awarded by the Department of Defense but may be required to refund amounts overbilled to its customers.

The Company has accrued $68,017 for overpayments for 2002 and has extended the analysis of misclassified and unallowed costs to June 30, 2005, after which there were no additional misclassified or unallowable costs. The Company has determined that $102,228 is the total amount repayable to the government (inclusive of $68,017 accrued for 2002 overpayments). This amount is included in accrued expenses at June 30, 2006.

The Company's billings related to certain U.S. Government contracts are based on provisional general and administrative and overhead rates which are subject to audit by the contracting government agency.

Lien on Assets

The holders of the outstanding Sellers Notes of EOIR (see Note 6) have a primary lien on all the assets of EOIR. The balance outstanding on these Notes as of June 30, 2006 was $6,608,411. Subsequent to June 30, 2006, the Company repaid a significant portion of these notes (see Note 16).

Letter of Credit

EOIR has a letter of credit in the amount of $250,000 issued in favor of a bank in conjunction with corporate credit cards.

Employment Agreements with Joseph P. Mackin and Gino M. Pereira

On March 13, 2006, Technest entered into employment agreements with its President and Chief Executive Officer, Dr. Joseph Mackin, and its Chief Financial Officer, Gino M. Pereira. The employment agreements provide for:

•	a term of five years beginning on March 13, 2006;

•
a base salary of $350,000 per year; in Mr. Pereira’s case, his base salary is subject to pro rata adjustment based on the time he spends working on Technest. Mr. Pereira is required to devote not less than sixty percent of his working time to Technest;

•	payment of all necessary and reasonable out-of-pocket expenses incurred by the executive in the performance of his duties under the agreement;

•	$5,000 per month for auto expense, business office expense and other personal expenses;

•	eligibility to participate in bonus or incentive compensation plans that may be established by the board of directors from time to time applicable to the executive's services;

•	eligibility to receive a bonus if Technest achieves revenue and profit milestones set by the board of directors; and

•
eligibility to receive equity awards as determined by the board of directors or a committee of the board of directors composed in compliance with the corporate governance standards of any applicable listing exchange, with an initial award of 120,000 shares for Dr. Mackin and 72,000 shares for Mr. Pereira, which shall be issued on the first business day after Technest has filed a registration statement on Form S-8 registering the 2006 Stock Award Plan and shall vest in three equal installments on April 1, 2007, July 1, 2007 and October 1, 2007. At June 30, 2006, no shares had been issued to either Dr. Mackin or Mr. Pereira.

Both Dr. Mackin and Mr. Pereira will be eligible to receive a bonus of up to 300% of his annual base salary. If Technest meets the goals of the board of directors in annual gross profit, the executive shall be entitled to a bonus equal to fifty percent of his annual salary.  In the event that Technest exceeds the goals of the board of directors in annual gross profit, the executive shall be entitled to an additional amount equal to five percent of the gross profit in excess of the goals of the board of directors up to the maximum allowable cash bonus. At June 30, 2006, the Company has accrued bonuses of $173,000 related to Dr. Mackin and Mr. Pereira.

The employment agreements provide that in the event that the executive's employment with Technest is terminated by Technest without cause (as that term is defined in Section 8(b) of the agreement), or by the executive for "Good Reason" (as that term is defined in Section 8(c) of the agreement), Technest will continue to pay the executive’s cash salary and provide health insurance through the expiration of his agreement, and in Dr. Mackin’s case, Technest will cause its wholly owned subsidiary, EOIR Technologies, Inc., to prepay the outstanding principal on the promissory note issued to Dr. Mackin in connection with the acquisition of EOIR by Markland on June 30, 2004. As of June 30, 2006, the outstanding principal amount on Dr. Mackin’s note is $608,957. In the event that the executive’s employment with Technest is terminated for any other reason, there will be no continuation of cash salary payments or health insurance or acceleration of debt payment.

Stockholder Agreement with Markland Technologies, Inc.

On March 13, 2006, Technest entered into a stockholder agreement (the “Stockholder Agreement”) with Markland in order to clarify and define terms relating to (i) the issuance of Technest’s securities, (ii) Technest’s corporate governance, (iii) the listing of Technest’s securities on The NASDAQ Capital Market, (iv) registration of shares of Technest’s common stock currently held by the Stockholder, (v) intellectual property rights and (v) the provision by the Stockholder of certain corporate services to Technest.

Pursuant to the terms of the Stockholder Agreement, Technest is required to:

•
refrain from issuing any shares of our common stock or securities convertible into our common stock without the consent of Markland for a period of twenty-six months, other than 1,000,000 shares to be issued under our 2006 Stock Award Plan and certain permissible offerings;

•	Maintain a board of directors consisting of five directors, not less than three of whom shall be “independent” directors as defined by the National Association of Securities Dealers;

•	Comply with the corporate governance requirement set forth in the National Association of Securities Dealers’ Marketplace Rules;

•	Submit an application for inclusion on The NASDAQ Capital Market and take all such actions as may be necessary to cause the application to be accepted; and

•	Make twelve monthly payments, beginning in April 2006, in the amount of $83,333 to Markland for certain services and other considerations.

Technest also granted Markland certain registration rights pursuant to which Technest is obligated to use its best efforts to register all or a portion of those shares of its common stock held by Markland, or any parties to whom Markland may transfer those shares, with the Securities and Exchange Commission for public resale. Such registrations are to be carried out from time to time, at our expense, upon the written request of Markland, with certain limitations. There are no liquidated damages provisions associated with these registration rights.

Pursuant to the terms of the Stockholder Agreement, Markland has agreed:

•
For a period of twelve months from the date of the agreement, not to vote the shares held by it to increase the size of Technest’s board of directors or to remove any of the directors currently in office;

•
To consent to Technest’s participation in up to two offerings of common stock in the next twelve months, provided that we do not offer shares of common stock in such an offering at a price of less than $5.85, and that Markland, and its assigns, be permitted to participate as a selling shareholder in any such offering.

License Agreement with Markland Technologies, Inc.

On March 13, 2006, Technest entered into a license agreement with Markland (the “License Agreement”). Pursuant to the License Agreement, Technest granted Markland an exclusive, world-wide license to make, use and sell products and services based on its intellectual property, to parties other than federal, state or local government agencies involved in intelligence, military, law enforcement or homeland defense functions. The license granted by the License Agreement shall be in effect until all of its current patents or patent applications have expired or until such time as the License Agreement is terminated pursuant to its terms.

Pursuant to the terms of the License Agreement, Markland is required to pay us a royalty of twenty-five percent of the net gross profits, as defined in the License Agreement, they realize on any sale of any product or service utilizing the licensed intellectual property.

Additionally, if at the end of three years from the date of execution of the License Agreement, Markland has not realized enough net gross profits to generate an aggregate $300,000 of royalties, or $150,000 in royalties on an annual basis thereafter, the license shall become non-exclusive.

As a condition of the License Agreement, we are required to take all steps reasonably necessary to maintain our current patents and prosecute our current patent applications.

The License Agreement provides that Markland may cancel the agreement at any time upon 180 days notice. Technest may cancel the License Agreement if Markland fails to make a required royalty payment and does not cure such failure within thirty days of receiving notice of the failure or Markland violates the licensing terms of the License Agreement.

In conjunction with the License Agreement, Technest transferred inventory with a cost of $105,218 from Genex to Markland related to Genex’s commercial products.

11. INCOME TAXES

There was no provision for federal income taxes for the year ended June 30, 2006 the six months ended June 30, 2005 and the year ended December 31, 2005, due to the Company's operating losses and a full valuation reserve on deferred tax assets.

Since its acquisition by Markland, the Company files consolidated income tax returns with Markland and, for financial statement purposes, computes its provision or benefit for income taxes based on the income and expenses reporting in the Company’s statements of operations. The allocation is not subject to a tax sharing arrangement with Markland and it is based on the tax effect of the Company’s operations as if it had not been included in a consolidated return, based on the pre-acquisition book and tax basis of the Company’s assets and liabilities.

The Company's deferred tax assets consist primarily of the tax effects of its net operating loss carry forwards. The use of the federal net operating loss carry forwards may be limited in future years as a result of ownership changes in the Company's common stock, as defined by section 382 of the Internal Revenue Code. The Company has not completed an analysis of these changes.

The Company has provided a full valuation reserve against the deferred tax asset because of the Company's loss history and significant uncertainty surrounding the Company's ability to utilize its net operating loss carryforward.

At June 30, 2006, the Company had net operating loss carryforwards for federal income tax purposes of approximately $11,000,000, which will expire in various amounts through 2026.

A reconciliation of the provision (benefit) for income taxes to taxes at the federal statutory rate is as follows:

	2006	2005	2004
Tax provision (benefit) at statutory rate	$6,886,000	$(11,568,000)	$(39,000)
Permanent differences due to:
Derivative income (loss)	(8,516,000)	10,272,000	--
Stock-based compensation	95,000	358,000	--
In-process research and development	--	718,000	--
Non-deductible interest	587,000	--	--
Losses providing no tax benefit	915,000	--	--
Amortization of definite lived intangibles	--	210,000	--
Other	33,000	10,000	39,000
	$--	$--	$--

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities at June 30, 2006 and June 30, 2005 are as follows:

	2006	2005	2004
Net operating loss carryforward	$4,200,000	$3,500,000	$3,500,000
Non-deductible EOIR intangibles	(4,100,000)	--	--
Valuation allowance	(100,000)	(3,500,000)	(3,500,000)
Net deferred tax assets	$-	$-	$-

For financial reporting purposes, the Company has recorded a valuation allowance against deferred tax assets as management has determined that it is not more likely than not that the deferred tax assets for which the allowance has been established will materialize. In the year ended June 30, 2006, the valuation allowance decreased $3,400,000 as a result of Technest's acquisition of EOIR on August 17, 2005 and EOIR's related deferred tax liability. In the six months ended June 30, 2005, there was no change in the valuation allowance.

12. RELATED PARTY TRANSACTIONS

With the exception of Deer Creek Fund LP, ipPartners, Inc. and Southshore Capital Fund Limited, all of the Investors in the Investor Financing on February 14, 2005 are either shareholders, officers and/or directors of Markland. ipPartners, Inc. is a corporation wholly owned and controlled by Mr. Tarini, Markland's Chief Executive Officer and Chairman and former Technest director. The Investor Financing was negotiated on behalf of Markland by senior management of Markland, including Mr. Tarini. The Markland Investment was approved by a unanimous vote of the Board of Directors of Markland including, Mr. Mackin and Mr. Ducey (a then director of Markland), neither of whom has an interest in the transaction.

During the year ended June 30, 2006 and six months ended June 30, 2005, the Company recorded as selling, general and administrative expense a management fee of $1,000,000 and $562,500, respectively, to Markland for administrative support services, engineering services and services rendered by executive officers of Markland who also functioned as executive officers of the Company (see Note 10).

During the year ended June 30, 2006, EOIR made payments to Markland of approximately $2,350,000 in conjunction with the intercompany transactions described above.

At June 30, 2006, the Company also had amounts due to Markland for cash advances, for payment of shared expenses and transfer of inventory between Markland and Technest, in the amount of $595,782. At June 30, 2005, the Company had amounts due Markland in the amount of $2,254,960.

13.  EMPLOYEE BENEFIT PLANS

Genex maintains a Simplified Employee Pension (the SEP Plan) for all employees who have attained the age of 21 and have completed three years of service. Participants may make voluntary contributions up to the maximum amount allowed by law, but not to exceed 15% of each participant’s eligible compensation. The combined totals of participant and Genex contributions may not exceed $30,000 by law. Genex contributions vest immediately to the participants.

Genex also maintains a defined contribution 401(k) profit sharing plan (the 401(k) Plan) for all employees except those who are non-resident aliens or are covered by a collective bargaining agreement.  Participants may make voluntary contributions up to the maximum amount allowable by law but not to exceed 20% of the participant's eligible compensation.  Genex contributions to the 401(k) Plan are at the discretion of management and vest to the participants ratably over a five-year period, beginning with the second year of participation.

EOIR has adopted a 401(k) plan for the benefit of certain employees. Essentially all EOIR employees are eligible to participate. The Company also contributes to the plan under a safe harbor plan requiring a 3% contribution for all eligible participants. In addition, the Company may contribute a 3% elective match. The Company contributed 6%, excluding bonuses on an annual basis, to those who have been employed by EOIR for more than one year and remain employed on the last day of the fiscal year.

Contributions and other costs of these plans in the twelve months ended June 30, 2006 and the six months ended June 30, 2005 were $832,020 and $257,876, respectively.

14.  LITIGATION

Technest Holdings, Inc.

On or about July 23, 1998, H & H Acquisition Corporation, individually and purportedly on behalf of Technest Holdings, commenced an action in United States District Court, Southern District of New York entitled “H & H Acquisition Corp., individually and on behalf of Technest Holdings, Inc. v. Financial Intranet Holdings, Inc. Technest Holdings, Inc., F/K /A Financial Intranet, Inc., Ben Stein, Interwest Transfer Co., Steven A. Sanders, Michael Sheppard, Maura Marx, Henry A. Schwartz, Leonard Gotshalk, Gotshalk Enterprises, Law Office of Steven A. Sanders, P.C. and Beckman, Millman & Sanders, LLP, 98 Civ. 5269”. The plaintiffs are purporting to act on behalf of Technest in the context of a shareholder’s derivative suit. The action’s principal basis appears to be a claim that Ben Stein, a former director and Secretary of Technest, wrongfully claims ownership of shares of common stock that Stein agreed to purchase from H&H. According to H&H, these shares belong to them. H&H asserts sixteen causes of action. Only some make allegations against Technest Holdings, Inc., Michael Sheppard and Maura Marx, former officers of Technest.

Technest, Mr. Sheppard and Ms. Marx believe that the claims against Technest, Mr. Sheppard and Ms. Marx are without merit and are vigorously defending the action. Technest, Mr. Sheppard and Ms. Marx have filed responses to the claims against them. The responses deny all material allegations of the complaint and the claim asserted by the transfer agent, and asserts a variety of defenses. We cannot make any assurances about the litigation’s outcome.

In June 2006, the court directed the parties to address the court’s continuing subject matter jurisdiction over Technest in the H&H matter. Technest has responded to the court’s direction and believes that as a result of intervening corporate actions, the injunctive relief sought by the plaintiff which gives rise the court’s subject matter jurisdiction in this case has been rendered moot, thereby depriving the court of continuing subject matter jurisdiction. Technest believes that the case as currently styled is fundamentally a dispute between H&H Acquisition Corp. and Ben Stein.

As of October 9, 2006, Technest has not been notified of a trial date for this matter.

On or about May 30, 2006, Deer Creek Fund LLC filed a claim for Interference with Contract and Breach of the Implied Covenant of Good Faith and Fair Dealing against Technest, seeking unspecified monetary damages.  Deer Creek alleges misconduct on the part of Technest related to a proposed sale by Deer Creek of 157,163 shares of Technest common stock at $7.00 per share and the applicability of certain selling restrictions under a registration rights agreement entered into between the parties. Technest believes that the allegations in this lawsuit are entirely without merit. Technest has been aggressively defending this action, and has filed an answer denying Deer Creek’s allegations and vigorously opposes all relief sought.

EOIR Technologies, Inc.

On or about September 16, 2004, Joseph R. Moulton, Sr. initiated a lawsuit in the Circuit Court of Spotsylvania County, Virginia, against Markland, EOIR, and our former Chief Executive Officer and former Director, Robert Tarini, in his capacity as Markland’s Chief Executive Officer. Mr. Moulton was the largest single shareholder of EOIR prior to its acquisition by Markland, owning approximately 67% of the EOIR capital stock. Mr. Moulton received approximately $5,863,000 in cash and a promissory note of EOIR in the approximate principal amount of $6,967,000 for his shares of EOIR at the closing of the acquisition of EOIR by Markland.

In his complaint Mr. Moulton asserts, among other things, that Markland and EOIR breached their obligations under the Stock Purchase Agreement, dated June 30, 2004, pursuant to which Markland acquired EOIR, by terminating Mr. Moulton's employment with EOIR and removing him from the EOIR board of directors.

On August 3, 2006, Mr. Moulton, Technest, Markland, EOIR and Robert Tarini reached a settlement agreement pursuant to which upon payment of $120,000 and the pre-payment of certain EOIR outstanding promissory notes, the parties each dismissed their claims against one another. The payments required by the settlement agreement were made on August 10, 2006.

Markland and EOIR were notified on July 11, 2005 by counsel for Greg and Mary Williams, former shareholders and employees of EOIR and, in the case of Mr. Williams, a former director of Markland, that the Williams’ filed a lawsuit in the Commonwealth of Virginia, naming EOIR and Markland as defendants, seeking damages in the amount of $3,000,000 regarding a number of contractual disputes involving the registration of shares of Markland common stock underlying certain options issued to the Williams’ in connection with the acquisition of EOIR by Markland and severance payments pursuant to severance agreements by and among the Williams’, EOIR and Markland. On August 3, 2005, EOIR and Markland filed an answer and a demurrer denying all liability. On November 4, 2005, the Court heard the demurrer filed by EOIR Technologies, Inc. and Markland Technologies, Inc. and denied it. On April 6, 2006, a hearing was held in the Circuit Court for the City of Fredericksburg, Virginia on the Williams’ motion for summary judgment. On May 4, 2006, the court granted the Williams’ motion for summary judgment with regard to liability on Count I of the Williams’ claim regarding severance payment and Count III of their claim regarding Markland’s failure to register shares of Markland’s common stock underlying their options. We have, and continue to assert that Count III of the Williams’ complaint does not allege wrongdoing by EOIR and thus, we believe that we have no liability on that claim. Count II of the claim, which seeks a declaration that the promissory notes issued to Mr. and Mrs. Williams in connection with the acquisition of EOIR by Markland on June 29, 2004 are in default and an acceleration of the payments due under those notes, was not addressed by the court’s order.

On July 27, 2006, the Company entered into an agreement with the Williams pursuant to which the Company paid them $246,525 in satisfaction of their claims for severance under Count I and agreed to pay the outstanding balance of their promissory notes, along with all accrued but unpaid interest, in satisfaction of Count II which was paid on August 10, 2006. The Williams continue to assert claims against us for attorney’s fees and costs on all three counts of their complaint. Count III was not addressed by this agreement.

On September 1, 2006, the Company entered into an agreement with Markland pursuant to which we agreed to indemnify Markland against any judgment for damages or attorney’s fees ordered by the Court pursuant to Counts I or II and Markland agreed to indemnify the Company against any judgment for damages or attorney’s fees ordered by the Court pursuant to Count III.

The case is currently set for trial on November 14, 15 and 16, 2006, at which time the damages, if any, for Count III will be determined as well as costs and attorney’s fees, if applicable, for Counts I, II and III.

In the event that Mr. and Mrs. Williams prevail in any of their claims against Markland, Technest shares owned by Markland would be among the assets available to satisfy a resulting judgment.

15. TRANSITION PERIOD

On June 30, 2005, the Company elected to change its fiscal year-end from December 31 to June 30 resulting in a six-month transition period. As a result, the unaudited statements for the comparable period in 2004 are set forth below.

TECHNEST HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

Six Months Ended
June 30, 2004

Revenues	$-

General and administrative expenses	5,787

Loss from operations	(5,787)

Net loss	$(5,787)

NET LOSS PER COMMON SHARE:
BASIC AND DILUTED	$(0.05)

WEIGHTED AVERAGE NUMBER OF SHARES:	117,951

TECHNEST HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

Six Months Ended June 30, 2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) from operations	$(5,787)

Changes in assets and liabilities:
Accounts payable and accrued expenses	(3,867)
NET CASH USED IN OPERATING ACTIVITIES	(9,654)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	10,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	10,000

NET INCREASE IN CASH	346

CASH - BEGINNING OF PERIOD	988

CASH - END OF PERIOD	$1,334

16. SUBSEQUENT EVENTS

Common Stock Issuances

Subsequent to June 30, 2006, the Company has issued 273,974 shares of common stock with a fair value of $706,990 in satisfaction of liquidated damages under our Registration Rights Agreement dated February 14, 2005, as amended on October 3, 2005 and February 27, 2006 for the months of June through September, 2006.

Bank Financing

On August 10, 2006, Technest, EOIR and Genex, closed on a financing (the “Financing”) under two Loan and Security Agreements with Silicon Valley Bank (the “Bank”) executed on August 4, 2006 (the “Credit Agreements”). One Credit Agreement provides for a term loan facility under which the Company may borrow term loans with an initial minimum loan of $3,000,000 (the “Term Loan Facility”). Subject to the Bank’s receipt of additional documentation for the period through the month ending December 31, 2006 and if no event of default under the Credit Agreement has occurred or is continuing, we may borrow up to an additional $1,000,000 under the Term Loan Facility on or before February 15, 2007. The other Credit Agreement provides for a one year revolving line of credit for up to $8,750,000 (the “Revolver”), provided that the Company’s borrowing under the Revolver is limited to 80% of eligible accounts receivable. In addition, the maximum amount outstanding under both Credit Agreements at any time may not exceed $10,000,000. Both the Term Loan Facility and the Revolver are secured by all of the Company’s assets and the assets of its subsidiaries, including all intellectual property.

Upon the date of closing under the Credit Agreements, the Company borrowed the entire $3,000,000 available under the Term Loan Facility and borrowed approximately $4,445,000 under the Revolver.

Interest on all outstanding amounts under the Term Loan is payable monthly at a rate equal to the Bank’s prime rate plus 2.75%. This interest rate will be reduced to (i) the Bank’s prime rate plus 2.00% if we achieve a Fixed Charge Coverage Ratio (as defined in the Credit Agreement with respect to the Term Loan Facility) of at least 1.75 to 1.0 for three consecutive fiscal quarters after August 4, 2006 or (ii) the Bank’s prime rate plus 1.50% if we achieve a Fixed Charge Coverage Ratio of at least 2.0 to 1.0 for three consecutive fiscal quarters after August 4, 2006. Each loan under the Term Loan Facility is repayable in 36 equal monthly principal installments plus accrued interest.

The Revolver will bear interest at a rate equal to the Bank’s prime rate plus 0.50% per annum, but the Company must pay a minimum quarterly amount equal to the interest on an outstanding balance of $1,400,000. In addition, the Company will pay a monthly collateral handling fee of 0.10% per month on financed receivables. Interest and handling fees are paid as invoices are collected.

The financial covenants under the Term Loan require that the Company maintain, on a monthly basis tested as of the last day of each month, a minimum quick ratio (representing the ratio of quick assets (or cash and accounts receivable) plus total marketable securities to current liabilities, plus all short-term indebtedness to the Bank but excluding subordinated debt and debt from affiliates) of 0.70 to 1.0 through November 30, 2006, 0.85 to 1.0 from December 31, 2006 through May 31, 2007, 1.0 to 1.0 from June 30, 2007 through August 31, 2007 and 1.20 to 1.0 from September 30, 2007 and all monthly reporting periods thereafter. If the Company does not maintain these ratios, then the sum of the Company’s cash plus 80% of eligible accounts receivable minus borrowings under the Revolver must exceed $2,000,000. The Company must maintain a Fixed Charge Coverage Ratio measured on the last day of every month for the three month period ending on the last day of such month, of at least 1:0 to 1:0 through periods ending November 30, 2006; at least 1.25:1.0 for periods ending on December 31, 2006 through May 31, 2007; and at least 1.50:1.0 for all periods thereafter. In addition, the Credit Agreements contain affirmative and negative covenants concerning the Company operations including restrictions on our ability to dispose of our assets, change our business, ownership or management, incur other indebtedness, create or permit liens on the Company’s property, make investments, pay dividends, redeem stock or engage in transactions with affiliates.

Markland has entered into an Unconditional Guaranty pursuant to which Markland agreed to guaranty up to $6,000,000 of the principal obligations plus interest thereon and related expenses under the Credit Agreements and a Stock Pledge Agreement pursuant to which Markland pledged to the Bank 1,739,130 shares of Technest common stock currently owned by Markland, which had a market value of $6,000,000 as of August 4, 2006. The Guaranty and the Stock Pledge Agreement terminate August 3, 2008 if no event of default has occurred.

Pre-Payment of Promissory Notes and Settlement of Moulton Litigation

The Company used a portion of the proceeds of the Financing to pre-pay the outstanding principal of $4,952,526 of certain EOIR promissory notes issued in June 2004. After these payments, there remains outstanding EOIR notes issued in June 2004 having a total outstanding principal balance of $1,655,893, of which $608,957 is outstanding principal owed to Technest’s current Chief Executive Officer and one of the Company’s directors, Joseph P. Mackin. The security interest securing these remaining notes was subordinated to the Bank’s first priority security interest.

In addition, the Company used a portion of the proceeds of the Financing to fully settle the lawsuit initiated by Joseph R. Moulton, Sr. in the Circuit Court of Spotsylvania County, Virginia, against Markland, EOIR, and Technest’s former Chief Executive Officer and former director, Robert Tarini, in his capacity as Markland’s Chief Executive Officer. Upon an additional payment to Mr. Moulton of $120,000 and the pre-payment in full of certain outstanding EOIR notes issued in June 2004 as stated above, the parties agreed to dismiss their claims against one another.

Unregistered Sale of Equity Securities

As consideration for the Credit Agreements and in connection with the closing of the Financing, the Company issued the Bank a Warrant to purchase 75,000 shares of Technest common stock at an exercise price of $5.85 per share. The Warrant expires August 3, 2013. We also entered into a Registration Rights Agreement with the Bank pursuant to which we granted “piggy-back” and S-3 registration rights for the shares of Technest common stock underlying the Warrant. This transaction was not registered under the Securities Act, but was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof. The fair value of this warrant will be recorded as a debt issuance cost and amortized to interest expense over the term of the debt.

As consideration for the subordination of the security interest to the Bank and in connection with the closing of the Financing, the Company issued to the seven remaining EOIR subordinated note holders a total of 99,779 shares of the Company’s common stock having a fair value of $289,359, of which our current Chief Executive Officer and one of the Company’s directors, Joseph P. Mackin, received 23,913 shares. Of the remaining six other note holders, five are employees and one is a consultant. This transaction was not registered under the Securities Act, but was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof. The fair value of these shares will be recorded as debt issuance costs and amortized to interest expense over the term of the Financing.

On July 17, 2006, the Company entered into an agreement with Crystal Research Associates to have an Executive Informational Overview independently written about the company. As part of the consideration, the Company issued Crystal Research a warrant to purchase 200,000 shares of Technest common stock at an exercise price of 110% of the closing price of the Company’s stock on July 17, 2006 or $1.89. The fair value of this warrant will be charged to expense as the services are performed.

TECHNEST HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2006
(Unaudited)

ASSETS

Current Assets
Cash and cash equivalents	$2,243,479
Accounts receivable	7,823,897
Unbilled receivables	1,354,492
Inventory and work in process	74,659
Restricted cash	250,000
Prepaid expenses and other current assets	166,307
Total Current Assets	11,912,834

Property and Equipment - Net of accumulated depreciation and amortization of $767,800	699,822

Other Assets
Deposits	69,202
Deferred financing costs - Net of accumulated amortization of $63,467	1,220,542
Definite-lived intangible assets - Net of accumulated amortization of $3,932,037	11,106,017
Goodwill	14,035,551
26,431,312
$39,043,968

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$10,676,712
Accrued expenses and other current liabilities	3,882,248
Due to related party	394,412
Revolving line of credit	2,645,621
Current portion of long-term debt	1,761,125
Total Current Liabilities	19,360,118

Non Current Liabilities
Long-term debt, less current portion and discount of $208,703	2,602,724
Total Liabilities	21,962,842

Commitments and Contingencies

Stockholders' Equity
Series A Convertible Preferred Stock - $.001 par value; 150 shares authorized; 64.325 shares issued and outstanding (preference in liquidation of $64,325 at September 30, 2006)	--
Series C Convertible Preferred Stock - $.001 par value; 1,149,425 shares authorized: 632,185 issued and outstanding (preference in liquidation of $1,375,002 at September 30, 2006)	632
Common stock - par value $.001 per share; 500,000,000 shares authorized; 16,174,031 shares issued and outstanding	16,173
Additional paid-in capital	34,174,551
Accumulated deficit	(17,110,230)
Total Stockholders' Equity	17,081,126
Total Liabilities and Stockholders' Equity	$39,043,968

See notes to condensed consolidated financial statements.

TECHNEST HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2006 and 2005
 (Unaudited)

	2006	2005
		(Restated)
Revenues	$19,969,638	$18,996,341

Cost of Revenues	16,209,523	15,590,455
Gross Profit	3,760,115	3,405,886

Operating Expenses:
Selling, general and administrative (including $250,000 to related parties in the three months ended September 30, 2006 and 2005, respectively)	3,755,905	3,040,732
Research and development	5,424	60,745
Amortization of intangible assets	446,511	440,869
Total Operating Expenses	4,207,840	3,542,346

Operating Loss	(447,725)	(136,460)

Other (Expenses) Income, Net
Interest expense	(1,452,459)	(669,647)
Derivative income	--	25,046,489
Other income, net	27,893	30,582
Total Other (Expenses) Income, Net	(1,424,566)	24,407,424

Net ( Loss) Income	$(1,872,291)	$24,270,964

Net Income (Loss) Per Common Share - Basic	$(0.12)	$1.70
- Diluted	$(0.12)	$1.47

Weighted Average Number Of Common Shares Outstanding - Basic	16,037,913	14,302,721
- Diluted	16,037,913	16,542,444

See notes to condensed consolidated financial statements.

(Reflects reverse stock split of 1 for 211.18 on July 19, 2005)

TECHNEST HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2006 (Unaudited)

	COMMON STOCK		SERIES A CONVERTIBLE PREFERRED STOCK		SERIES C CONVERTIBLE PREFERRED STOCK		ADDITIONAL PAID IN CAPITAL	ACCUMU-LATED DEFICIT	TOTAL STOCK-HOLDERS' EQUITY
	SHARES	AMOUNT	SHARES	AMOUNT	SHARES	AMOUNT	AMOUNT	AMOUNT	AMOUNT
Balance - July 1, 2006	15,867,911	$15,867	64	$--	632,185	$632	$32,404,174	$(15,237,939)	$17,182,734
Stock issued in connection with liquidated damages associated with registration rights agreements	206,341	206	--	--	--	--	556,839	--	557,045
Stock issued to note holders in connection with subordination of security interest for bank financing	99,779	100	--	--	--	--	344,138	--	344,238
Amortization of stock-based compensation related to restricted stock grants	--	--	--	--	--	--	398,630	--	398,630
Fair value of warrants issued in connection with bank financing	--	--	--	--	--	--	217,732	--	217,732
Fair value of warrants issued to a consultant	--	--	--	--	--	--	253,038	--	253,038

Net loss	--	--	--	--	--	--	--	(1,872,291)	(1,872,291)

Balance - September 30, 2006	16,174,031	$16,173	64	$--	632,185	$632	$34,174,551	$(17,110,230)	$17,081,126

See notes to condensed consolidated financial statements.

TECHNEST HOLDINGS, INC. AND SUBSIDIARIES
 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005
(Unaudited)

	2006	2005
Cash Flows From Operating Activities:		(Restated)

Net income (loss)	$(1,872,291)	$24,270,964

Adjustment to reconcile net income (loss) to net cash used in operating activities:
Derivative income	--	(25,046,489)
Depreciation and amortization of property and equipment	104,613	86,933
Amortization of intangible assets	446,511	440,869
Non-cash interest expense	1,292,583	73,399
Stock-based compensation	398,630	96,339
Fair value of warrants issued to a consultant	253,038	--
Changes in operating assets and liabilities:
Accounts receivable	1,550,982	(291,212)
Unbilled receivables	699,629	--
Inventory and work in process	(54,424)	120,211
Deposits and prepaid expenses and other current assets	(5,907)	442,227
Restricted cash	--	(251,204)
Due to related parties	(201,370)	(1,325,590)
Accounts payable	(2,568,725)	(1,075,084)
Accrued expenses and other current liabilities	(966,687)	589,149
Net Cash Used In Operating Activities	(923,418)	(1,869,488)

Cash Flows From Investing Activities:
Purchase of property and equipment	(32,151)	(55,409)
Net Cash Used In Investing Activities	(32,151)	(55,409)

Cash Flows From Financing Activities:
Proceeds from term loan	3,000,000	--
Proceeds from revolving line of credit, net	2,645,621	--
Payment of debt issuance costs	(141,667)	--
Payment of loan guarantee fee to Markland	(580,372)	--
Repayment of term loan	(83,333)	--
Repayment of notes payable	(5,003,411)	(610,592)
Net Cash Used in Financing Activities	(163,162)	(610,592)

TECHNEST HOLDINGS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (concluded) (UNAUDITED)

	For The Three Months Ended September 30,
	2006	2005
		(Restated)

Net Decrease In Cash	(1,118,731)	(2,535,489)

Cash And Cash Equivalents - Beginning Of Period	3,362,210	5,862,608

Cash And Cash Equivalents - End Of Period	$2,243,479	$3,327,119

Supplemental Disclosures Of Cash Flow Information:

Cash paid during the periods for:
Interest	$154,876	$66,248

Taxes	$--	$--

Non-cash investing and financing activities:

Fair value of common stock and warrants issued as deferred financing costs	$561,870	$--

See notes to condensed consolidated financial statements.

TECHNEST HOLDINGS, INC AND SUBSIDIARIES
NOTES TO CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months Ended September 30, 2006 and 2005
(Unaudited)

1. NATURE OF OPERATIONS

Business History

Technest Holdings, Inc. (“Technest” or “the Company”) had no operations between October 10, 2003 and February 14, 2005.

On February 14, 2005, Technest became a majority owned subsidiary of Markland Technologies, Inc. (“Markland”), a homeland defense, armed services and intelligence contractor. Technest issued to Markland 1,954,023 shares of its common stock, representing at the time of the acquisition a 93% ownership interest in Technest’s common stock on a primary basis, in exchange for 10,168,764 shares of Markland common stock which were used as partial consideration for the concurrent acquisition of Genex Technologies, Inc. (“Genex”) (see Note 3). The acquisition of Genex was effected pursuant to an Agreement and Plan of Merger dated February 14, 2005 (the "Merger Agreement"), by and among Markland, Technest, MTECH Acquisition, Inc. ("MTECH"), a wholly-owned subsidiary of Technest, Genex and Jason Geng, the sole stockholder of Genex.

Effective June 29, 2004, Markland acquired 100% of the outstanding common stock of E-OIR Technologies, Inc. (“EOIR”), a company incorporated under the laws of the Commonwealth of Virginia, in conjunction with a Stock Purchase Agreement dated June 29, 2004 ("the Acquisition"). Markland agreed to pay the stockholders of EOIR $19,000,000, consisting of $8,000,000 in cash and promissory notes of $11,000,000. Additionally, Markland issued certain members of EOIR's management team options to purchase approximately $4,000,000 of Markland common stock. As a result of this transaction, EOIR became a wholly-owned subsidiary of Markland effective June 29, 2004.

On August 17, 2005, pursuant to a Stock Purchase Agreement with Markland, Technest purchased all of the outstanding stock of EOIR. As consideration for this purchase, Technest issued 12 million shares of its common stock to Markland. As a result of this transaction, EOIR became a wholly-owned subsidiary of Technest effective August 17, 2005. Since this was a transaction between entities under common control, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations”, Appendix D, Technest recognized the net assets of EOIR at their carrying amounts in the accounts of Markland on the date Technest came into Markland’s control group, February 14, 2005 and restated the financial statements to include the activity of EOIR from that date forward (see Note 3).

In connection with these acquisitions, the accounts of Technest and Genex have been adjusted using the push-down basis of accounting to recognize the allocation of the consideration paid to the respective net assets acquired (see Note 3).

Our business, as it exists today, consists primarily of providing advanced engineering and research and development services in the areas of remote sensor systems and technologies, intelligent surveillance, chemical and explosives detection, and advanced technologies research and development.

Reorganization and Restatement

On August 17, 2005, pursuant to a Stock Purchase Agreement with Markland Technologies, Inc., Technest’s majority stockholder, Technest purchased all of the outstanding stock of E-OIR Technologies, Inc., formerly one of Markland’s wholly-owned subsidiaries. As consideration for the stock of EOIR, Technest issued 12 million shares of its common stock to Markland. Markland’s ownership of Technest increased, at the time of the transaction, from 85% to approximately 98% on a primary basis and from 39% to approximately 82% on a fully diluted basis (assuming the conversion of all convertible securities and the exercise of all warrants to purchase Technest common stock). Accordingly, this reorganization did not result in a change of control of EOIR and Technest did not need stockholder consent in order to complete this reorganization.  Since this is a transaction between entities under common control, in accordance with SFAS No. 141, “Business Combinations”, Appendix D, the Company recorded the net assets of EOIR at their carrying value on the date Technest came into Markland’s control group, February 14, 2005 and the Company has restated its financial statements to include EOIR from this date (see Note 3). Markland acquired EOIR on June 29, 2004.

Technest also corrected its accounting for derivative financial instruments to conform to the requirements of Statements of Financial Accounting Standards ("SFAS") No. 133, as amended, and Emerging Issues Task Force No. ("EITF") 00-19 (See Notes 2 and 5). For certain warrants issued by Technest in February 2005, Technest could not conclude that the warrants were able to be settled in unregistered shares of common stock due to liquidated damage provisions in registration rights agreements. Therefore the warrants did not meet the requirements for classification as equity instruments. Instead, the warrants were recorded as liabilities and carried at fair value. Fair value adjustments to these derivative liabilities are charged (credited) to the statement of operations.

The impact of the restatement on the financial statements for the three months ended September 30, 2005 to correct the accounting for the warrants is as follows:

	As originally stated	Impact of restatement	As restated
Net income (loss)	$(775,525)	$25,046,489	$24,270,964

Net income (loss) applicable to common stockholders	$(775,525)	$25,046,489	$24,270,964

Net income (loss) applicable to common stockholders per common share	$(.05)	$1.75	$1.70

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of Technest have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information, without being audited, pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary to make the financial statements not misleading have been included. Operating results for the three months ended September 30, 2006 are not necessarily indicative of the result that may be expected for the year ending June 30, 2007. The unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and footnotes included in the Company's 10-KSB for the year ended June 30, 2006 filed with the Securities and Exchange Commission.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The condensed consolidated financial statements include the accounts of Technest and its wholly-owned subsidiaries, Genex Technologies, Inc. and EOIR Technologies, Inc. All significant inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates that are particularly susceptible to change are the revenue recognized under the percentage of completion method on firm fixed price contracts, allowance for doubtful accounts, the estimated useful lives of property and equipment, carrying value of goodwill, useful lives of definite-lived intangible assets, the realizability of deferred tax assets, the amount due to contracting government agencies as a result of their audits, the fair value allocation of consideration paid to the net assets of businesses acquired and the fair value of derivative liabilities and equity instruments issued.

Concentrations

A significant portion of revenue is generated from contracts with Federal government agencies, including one contract with the U.S. Army which represented approximately $17,430,000 of revenue for the three months ended September 30, 2006. Consequently, a significant portion of all accounts receivable are due from Federal government agencies either directly or through other government contractors.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of ninety days or less to be cash equivalents. Cash equivalents consist of money market mutual funds as of September 30, 2006.  The Company has cash balances in banks in excess of the maximum amount insured by the FDIC as of September 30, 2006.

Restricted Cash

Restricted cash represents a one year certificate of deposit, maturing April 2007, collateralizing a letter of credit in the amount of $250,000 issued in favor of a bank in conjunction with the Company’s corporate credit cards.

Accounts Receivable

Accounts receivable represent the amount invoiced for product shipped and amounts invoiced by the Company under contracts. An allowance for doubtful accounts is determined based on management's best estimate of probable losses inherent in the accounts receivable balance. Management assesses the allowance based on known trouble accounts, historical experience and other currently available evidence.

A significant portion of the Company's receivables are due from government contracts, either directly or as a subcontractor. The Company has not experienced any material losses in accounts receivable related to these contracts and has provided no allowance at September 30, 2006. If management determines amounts to be uncollectible, they will be charged to operations when that determination is made.

Inventory and Work in Process

Inventories are stated at the lower of cost or market.  Cost is determined by the first-in, first-out method and market represents the lower of replacement costs or estimated net realizable value. Work in process represents allowable costs incurred but not billed related to contracts.

Property and Equipment

Property and equipment are valued at cost and are being depreciated over their useful lives using the straight-line method for financial reporting. Routine maintenance and repairs are charged to expense as incurred. Expenditures which materially increase the value or extend useful lives are capitalized.

Property and equipment are depreciated using straight-line methods over the estimated useful lives of assets as follows:

Software	3 years
Computer equipment	3 years
Furniture and fixtures	5-7 years
Leasehold improvements	Shorter of useful life and lease term
Vehicles	5 years

Property and equipment consisted of the following at September 30, 2006:

Software	$180,057
Computer equipment	686,282
Furniture and fixtures	345,275
Leasehold improvements	222,338
Vehicles	33,670
1,467,622
Less accumulated depreciation and amortization	(767,800)
$699,822

Depreciation and amortization expense for the three months ended September 30, 2006 and 2005 was $104,613 and $86,933, respectively.

Definite-lived Intangible Assets

Included in definite-lived intangible assets are the amounts assigned to customer relationships and contracts and patents acquired in connection with business combinations (see Note 3). Also included are certain costs of outside legal counsel related to obtaining new patents.

Patent costs are amortized over the legal life of the patents, generally fifteen years, starting on the patent issue date.  The costs of unsuccessful and abandoned patent applications are expensed when abandoned.  The cost to maintain existing patents are expensed as incurred.  The nature of the technology underlying these patents relates primarily to 3D imaging, intelligent surveillance and 3D facial recognition technologies.  As of September 30, 2006, certain of these technologies have been licensed to Markland.

With the acquisition of Genex, Technest acquired commercialized technology relating to 3D facial recognition cameras and contracts and customer relationships from the application of 3D imaging technologies to breast cancer research for the National Institute of Health and disposable sensors and 3D face mapping for the U.S. Department of Defense. The amounts assigned to these definite-lived intangible assets were determined by management based on a number of factors including an independent purchase price allocation analysis. These assets are being amortized over their estimated useful life of five years.

Contracts and Customer Relationships acquired as a result of business combinations (see Note 3) have been valued by management considering various factors including independent appraisals done by valuation and financial advisory firms in accordance with SFAS No. 141, “Business Combinations”, SFAS No. 142, “Goodwill and Other Intangible Assets”, Financial Accounting Standards Board (“FASB”) Concepts Statement Number 7 and Emerging Issued Task Force (“EITF”) Issue No. 02-17, “Recognition of Customer Relationship Assets Acquired in a Business Combination”. These assets are being amortized over the contractual terms of the existing contracts plus anticipated contract renewals in accordance with EITF Issue No. 02-17.

Fair Value of Financial Instruments

The financial statements include various estimated fair value information at September 30, 2006, as required by SFAS No. 107, "Disclosures about Fair Value of Financial Instruments." Financial instruments are initially recorded at historical cost. If subsequent circumstances indicate that a decline in the fair value of a financial asset is other than temporary, the financial asset is written down to its fair value.

Unless otherwise indicated, the fair values of financial instruments approximate their carrying amounts. By their nature, all financial instruments involve risk, including credit risk for non-performance by counterparties. The maximum potential loss may exceed any amounts recognized in the consolidated balance sheets.

The fair value of cash, accounts receivable and long-term debt approximate their recorded amounts because of their relative market and settlement terms. The fair value of the notes payable issued to the former owners of EOIR (see Note 3) have been recorded at their fair value. Management was primarily responsible for determining this fair value and in making its determination, management considered a number of factors, including an independent valuation.

Operating Segments

The Company operates in two Operating Segments as defined in paragraph 10 of SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information”. These are (1) the business of EOIR which primarily consists of products and services in remote sensing technology and (2) the business of Genex which primarily consists of research and development, design and fabrication of 3D imaging and of intelligent surveillance products. Further, since both these operating segments have similar economic characteristics, as well as similar products and services, production processes, customers, distribution methods and regulatory environment, the Company concluded that they meet the aggregation criteria outlined in paragraph 17 of SFAS No. 131. Therefore, the Company aggregates the two operating segments into a single reportable segment in accordance with paragraph 16 of SFAS No. 131.

Revenue Recognition

Revenues from products are recognized when the following criteria are met: (1) there is persuasive evidence of an arrangement, such as contracts, purchase orders or written requests; (2) delivery has been completed and no significant obligations remain; (3) price to the customer is fixed or determinable; and (4) collection is probable. Revenues from services related to border security logistic support are recognized at the time these services are performed.

Revenues from time and materials contracts are recognized as costs are incurred and billed. Allowable costs incurred but not billed as of a period end are recorded as work in process.

Revenues from firm fixed price contracts are recognized on the percentage-of-completion method, either measured based on the proportion of costs recorded to date on the contract to total estimated contract costs or measured based on the proportion of labor hours expended to date on the contract to total estimated contract labor hours, as specified in the contract.

Provisions for estimated losses on all contracts are made in the period in which such losses become known. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revision to cost and income and are recognized in the period in which the revisions are determined.

EOIR participates in teaming agreements where they are the primary contractor and they participate with other organizations to provide complex integrated remote sensor product and technology development services to the Federal government. EOIR has managerial and oversight responsibility for all team members as well as the responsibility for the ultimate acceptability of all integrated technical performance criteria under the contracts for deliverable services and products. EOIR, as the prime contractor who accepts risks for these customer funded tasks, includes as revenues the amounts that they bill under these teaming arrangements and include as direct costs amounts that are reimbursable or paid to team members because these teaming arrangements meet the criteria for gross revenue reporting as discussed in EITF Issue No. 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent”. This policy on revenue recognition is also supported by paragraph 60 of the AICPA’s Statement of Position No. 81-1 “Accounting for Performance of Construction-Type and Certain Production-Type Contracts”.   Revenues under teaming arrangements amounted to approximately $707,000 for the three months ended September 30, 2006.

Shipping Costs

Delivery and shipping costs are included in cost of revenue in the accompanying consolidated statements of operations.

Research and Development

The Company charges unfunded research and development costs to expense as incurred. Funded research and development is part of the Company's revenue base and the associated costs are included in cost of revenues. The Company capitalizes costs related to acquired technologies that have achieved technological feasibility and have alternative uses. The Company expenses as research and development costs the technologies we acquire if they are in process at the date of acquisition or have no alternative uses.

Income Taxes

In accordance with SFAS No. 109, “Accounting for Income Taxes,” the Company allocates current and deferred taxes as if it were a separate tax payer.

Since its acquisition by Markland, the Company files consolidated income tax returns with Markland and, for financial statement purposes, computes its provision or benefit for income taxes based on the income and expenses reported in the Company’s statements of operations. The allocation is not subject to a tax sharing arrangement with Markland and it is based on the tax effect of the Company’s operations as if it had not been included in a consolidated return, based on the preacquisition book and tax basis of the Company’s assets and liabilities. Therefore, the impact of applying push down accounting (see Note 3) to the Company is not considered in determining the Company’s provision for income taxes. Amounts included in the Company’s statement of operations related to the impact of push down accounting, including the amortization of definite-lived intangible assets and stock-based compensation, have been considered permanent differences for purposes of the intercompany tax allocation.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. A deferred tax asset is recorded for net operating loss and tax credit carry forwards to the extent that their realization is more likely than not. The deferred tax benefit or expense for the period represents the change in the deferred tax asset or liability from the beginning to the end of the period.

Income (Loss) Per Share

Basic and diluted net income (loss) per common share has been computed based on the weighted average number of shares of common stock outstanding during the periods presented. Basic net income (loss) per share is computed by dividing net income (loss) by weighted-average common shares outstanding during the year. Diluted net income(loss) per share is computed by dividing net income (loss) by the weighted-average number of common and dilutive option and warrant shares outstanding based on the average market price of Technest’s common stock (under the treasury stock method).

Common stock equivalents, consisting of Series A and C Convertible Preferred Stock and warrants were not included in the calculation of the diluted loss per share in the three months ended September 30, 2006 because their inclusion would have had the effect of decreasing the loss per share otherwise computed.

The following table sets forth the computation of the weighted-average number of shares used in calculating basic and diluted net income per share in the three months ended September 30, 2005:

Weighted-average shares outstanding for basic net income per share	14,302,721
Series A Convertible Preferred Stock	588,716
Series C Convertible Preferred Stock	1,149,425
Warrants to purchase common stock	501,582
Total shares for diluted net income per share	16,542,444

For purposes of computing the weighted average number of common shares outstanding, the Company assumed that the 12,000,000 shares of common stock issued to Markland in conjunction with the acquisition of EOIR (see Note 3) were issued on February 14, 2005.

Net income (loss) per share for all prior periods have been retroactively restated to reflect a 1 for 211.18 reverse stock split effective at the close of business on July 19, 2005.

Impairment of Intangible Assets

The Company records as goodwill the excess of the purchase price over the fair value of the identifiable net assets acquired. Goodwill is identified and recorded at the reporting unit level as required by paragraphs 30-31 of SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 142 prescribes a two-step process for impairment testing, at the reporting unit level, of goodwill annually as well as when an event triggering impairment may have occurred. The first step tests for impairment, while the second step, if necessary, measures the impairment. The Company has determined that its reporting units are its operating segments since this is the lowest level at which discrete financial information is available and regularly reviewed by management. The Company has elected to perform its annual analysis during the fourth quarter of each fiscal year. No indicators of impairment were identified in the three months ended September 30, 2006.

Impairment of Long-Lived Assets

Pursuant to SFAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets", Technest continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. An impairment loss is recognized when expected cash flows are less than the asset's carrying value. Accordingly, when indicators of impairment are present, Technest evaluates the carrying value of such assets in relation to the operating performance and future undiscounted cash flows of the underlying assets. Technest’s policy is to record an impairment loss when it is determined that the carrying amount of the asset may not be recoverable. No impairment charges were recorded in the three months ended September 30, 2006.

Derivative Instruments

Technest generally does not use derivative instruments to hedge exposures to cash-flow or market risks. However, certain warrants to purchase common stock that are indexed to the Company's common stock were classified as liabilities when the Company was not permitted to settle the instruments in unregistered shares. In such instances, net-cash settlement is assumed for financial reporting purposes, even when the terms of the underlying contracts do not provide for net-cash settlement. Such financial instruments were initially recorded at relative fair value with subsequent changes in fair value charged (credited) to operations in each reporting period. If the Company subsequently achieves the ability to settle the instruments in unregistered shares, the instruments are reclassified to equity at their fair value.

Stock-Based Compensation

On July 1, 2006, the Company adopted the provisions of SFAS No. 123(R), “Share-Based Payment”, which is a revision of SFAS No. 123, “Accounting for Stock Based Compensation”. There was no cumulative effect to the Company as a result of adopting this new accounting principle. Under SFAS No. 123(R), the Company now recognizes compensation costs resulting from the issuance of stock-based awards to employees and directors as an expense in the statement of operations over the service period based on a measurement of fair value for each stock award. As permitted under SFAS No. 123, prior to July 1, 2006, the Company accounted for its stock-based employee and director awards under the recognition and measurement principles of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees”, and related interpretation including Financial Accounting Standards Board ("FASB") Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation", an interpretation of APB No. 25. Under this intrinsic value method, compensation expense represented the excess, if any, of the quoted market price of the Company’s common stock at the grant date over the exercise price.

Had the Company followed the fair value method in accounting for its stock-based employee compensation it would have had the following effect on the net income for the three months ended September 30, 2005.

Three months ended September 30, 2005
Net income as reported (restated)	$24,270,964
Add: stock-based employee compensation under intrinsic value method included in net income	96,339
Deduct: stock-based employee compensation under fair value method	(196,958)
Pro forma net income applicable to common stockholders	$24,170,345
Basic net income per share - as reported (restated)	$1.70
Diluted net income per share - as reported (restated)	$1.47
Basic net income per share - pro forma	$1.69
Diluted net income per share - pro forma	$1.46

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after Nov. 15, 2007. The Company is currently evaluating the impact of SFAS 157 on the consolidated financial statements.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108 (“SAB 108”). SAB 108 considers the effects of prior year misstatements when quantifying misstatements in current year financial statements. It is effective for fiscal years ending after Nov. 15, 2006. The Company does not believe the adoption of SAB 108 will have a material impact on the consolidated financial statements.

In June 2006, the FASB issued FIN No. 48, “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires financial statement recognition of the impact of a tax position, if that position is more likely than not to be sustained on examination, based on the technical merits of the position. The provisions of FIN 48 will be effective for financial statements issued for fiscal years beginning after Dec. 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. The Company does not expect the adoption of FIN 48 to have a material effect on the consolidated financial statements.

3. ACQUISITIONS

Purchase by Markland Technologies, Inc.

On February 14, 2005, in conjunction with a Securities Purchase Agreement between Technest and Markland, Technest issued 1,954,023 shares of common stock to Markland Technologies, Inc. in exchange for 10,168,764 shares of Markland’s common stock (“the Markland Investment”). The common stock issued to Markland represents a 93% interest in Technest’s common stock. Consequently, Technest became a majority owned subsidiary of Markland on that date. The Securities Purchase Agreement contains provisions for Markland to deliver additional shares of its common stock to Technest in conjunction with the acquisition of Genex Technologies, Inc. (see below) and conversion of the Series B Convertible Preferred Stock (see Note 7).

Purchase of Genex Technologies, Inc.

The acquisition of Genex was effected pursuant to an Agreement and Plan of Merger dated February 14, 2005 (the "Merger Agreement"), by and among Markland, Technest, MTECH Acquisition, Inc. ("MTECH"), a wholly-owned subsidiary of Technest, Genex and Jason Geng, the sole stockholder of Genex.

In accordance with the terms of the Merger Agreement, on February 14, 2005, MTECH, a wholly-owned subsidiary of Technest, merged with and into Genex, with Genex surviving the merger as a wholly-owned subsidiary of Technest. As a result of the merger, all of the outstanding shares of the capital stock of Genex were automatically converted into the right to receive in the aggregate (i) $3 million in cash; (ii) 10,168,764 shares of Markland's common stock (the shares of Markland common stock issued to Technest in the Markland Investment); and (iii) if earned, contingent payments in the form of additional shares of Technest common stock. A brokerage fee in connection with this acquisition of $300,000 was also paid. In addition, Mr. Geng was to receive a twelve month unsecured promissory note in the principal amount of $550,000 that paid interest at the rate of 6% per annum. Mr. Geng's share consideration was to be adjusted to reflect changes in the closing bid price of Markland common stock in the 10 trading days following February 14, 2005, subject to limitations set forth in the Merger Agreement. Following the acquisition, the Company discovered what it believes were material misrepresentations made by Mr. Geng in the Merger Agreement. As a result of damages arising in connection with these breaches, the Company has refused to issue the promissory note, the additional Markland share consideration or the contingent payments of Technest common stock.

A summary of the initial allocation of the purchase price to the estimated fair value of the assets acquired and liabilities assumed is as follows:

Cash	$3,300,000
Shares of Markland Technologies, Inc. common stock	6,101,258
Total Purchase Price	$9,401,258

Fair value allocation to net assets acquired:

Fair value of assets acquired -
Current assets, including cash of $784,484	$1,199,402
Property and equipment	44,000
Fair value of liabilities assumed -
Accounts payable & accrued expenses	(544,292)
Fair value of identifiable net tangible assets acquired	699,110
Intangible assets - intellectual property	161,110
In-process research and development	2,095,000
Commercialized patents	440,000
Contracts and customer relationships	1,130,000
Goodwill	4,876,038
Total	$9,401,258

As a result of the transaction being structured as a stock acquisition, Technest does not expect any goodwill resulting from the transaction to be deductible for tax purposes. Consequently, no deferred tax assets were recorded in connection with the merger.

In connection with the Genex acquisition, Technest also raised gross proceeds of $5,000,000 through a private placement of units consisting of 1,149,425 shares of Series B Convertible Preferred Stock, 1,149,425 shares of Series C Convertible Preferred Stock and warrants to purchase 1,149,425 shares of Technest’s common stock (see Note 7).

Push Down Accounting

Based on the substantial change in ownership and control of Technest, as well as the fact that the investors in the Technest financing (see Note 7) represented a collaborative group brought together to accomplish the acquisition of Genex, the push down basis of accounting has been applied to the acquisition of Technest by Markland and the acquisition of Genex by Technest. In accordance with the push down basis of accounting, Technest’s and Genex’s net assets were adjusted to their estimated fair values as of the date of acquisition which resulted in the basis of the net assets acquired being adjusted as disclosed above and accumulated deficit was reset to zero as of the acquisition date.

Acquisition of EOIR and Restatement

On August 17, 2005, pursuant to a Stock Purchase Agreement with Markland Technologies, Inc., our majority stockholder, we purchased all of the outstanding stock of E-OIR Technologies, Inc., (“EOIR”), formerly one of Markland’s wholly-owned subsidiaries. As consideration for the stock of EOIR, we issued 12 million shares of our common stock to Markland. Markland’s ownership of Technest increased, at the time of the transaction, from 85% to approximately 98% on a primary basis and from 39% to approximately 82% on a fully diluted basis (assuming the conversion of all of our convertible securities and the exercise of all warrants to purchase Technest common stock). Accordingly, this reorganization did not result in a change of control of EOIR and Technest did not need stockholder consent in order to complete this reorganization.  Since this is a transaction between entities under common control, in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, “Business Combinations”, Appendix D, the Company recorded the net assets of EOIR at their carrying value on the date Technest came into Markland’s control group, February 14, 2005 and the Company has restated its financial statements to include EOIR from this date (see Note 1). Additionally, the Company has reported the results of operations and cash flows as though the transfer of EOIR occurred at the beginning of the periods presented. Financial statements and financial information for prior periods has been restated to include the results of EOIR in order to provide comparative information. Markland acquired EOIR on June 29, 2004.  EOIR generated approximately 97% of Markland’s revenue for its latest fiscal year ended June 30, 2005.

4. DEFINITE-LIVED INTANGIBLE ASSETS

Definite-lived intangible assets consist of the following at September 30, 2006:

Patents	$601,110
Customer relationships and contracts	14,436,944
Accumulated amortization	(3,932,037)
Net definite-lived intangible asset	$11,106,017

Amortization expense was $446,511 and $440,869 for the three months ended September 30, 2006 and 2005, respectively.

5. DERIVATIVE LIABILITY

On February 14, 2005, in conjunction with the issuance of Technest’s Series B and C Convertible Preferred Stock, the Company issued warrants to purchase 1,149,425 shares of common stock at $6.50 per share. The shares issuable upon exercise of these warrants are covered by a Registration Rights Agreement which requires the Company to pay certain liquidated damages in the event that the Company does not have an effective registration statement. Due to the significance of the liquidated damages potentially due under the Registration Rights Agreement, the Company must conclude that settling the warrants in unregistered shares was “uneconomic”. Since it is not within the Company’s control to settle the warrants in registered shares, the Company is required to assume that the warrants will be net-cash settled. As a result, under EITF 00-19, the warrants did not meet the definition of equity instruments.

On September 30, 2005, the Company amended the terms of the Registration Rights Agreement such that any liquidated damages would only be payable in common stock. As a result of this amendment, the Company was able to conclude that the settlement of the warrants in unregistered shares was no longer uneconomic. Therefore, on September 30, 2005, the then fair value of the warrants, $1,917,127, was reclassified from derivative liabilities to additional paid-in capital.

In the three months ended September 30, 2005 changes in the fair value of the warrants recorded as derivative income in the statements of operations was $25,046,489.

6. LONG-TERM DEBT AND REVOLVING LINE OF CREDIT

Bank loan

On August 10, 2006, Technest, EOIR and Genex, closed on a financing (the “Financing”) under two Loan and Security Agreements with Silicon Valley Bank (the “Bank”). One Credit Agreement provides for a term loan facility under which the Company may borrow term loans with an initial minimum loan of $3,000,000 (the “Term Loan”). Subject to the Bank’s receipt of additional documentation for the period through the month ending December 31, 2006 and if no event of default under the Credit Agreement has occurred or is continuing, the Company may borrow up to an additional $1,000,000 under the Term Loan facility on or before February 15, 2007. The other Credit Agreement provides for a one year revolving line of credit for up to $8,750,000 (the “Revolver”), provided that the Company’s borrowing under the Revolver is limited to 80% of Eligible Accounts Receivable, as defined. In addition, the maximum amount outstanding under both Credit Agreements at any time may not exceed $10,000,000. Both the Term Loan facility and the Revolver are secured by all of the Company’s assets and the assets of its subsidiaries, including all intellectual property.

Upon the date of closing under the Credit Agreements, the Company borrowed the entire $3,000,000 available under the Term Loan facility and borrowed approximately $4,445,000 under the Revolver. At September 30, 2006, the outstanding balance was $2,916,667 on the Term Loan and $2,645,621 on the Revolver.

Interest on all outstanding amounts under the Term Loan is payable monthly at a rate equal to the Bank’s prime rate plus 2.75%. Each loan under the Term Loan is repayable in 36 equal monthly principal installments (currently $83,333) plus accrued interest.

The Revolver will bear interest at a rate equal to the Bank’s prime rate plus 0.50% per annum, but the Company must pay a minimum quarterly amount equal to the interest on an outstanding balance of $1,400,000. In addition, the Company will pay a monthly collateral handling fee of 0.10% per month on financed receivables. Interest and handling fees are paid as invoices are collected.

The Bank’s prime rate as of September 30, 2006 is 8.25%.

The financial covenants under the Term Loan require that the Company maintain, on a monthly basis tested as of the last day of each month, a minimum quick ratio (representing the ratio of quick assets (or cash and accounts receivable) plus total marketable securities to current liabilities, plus all short-term indebtedness to the Bank but excluding subordinated debt and debt from affiliates) of 0.70 to 1.0 through November 30, 2006, 0.85 to 1.0 from December 31, 2006 through May 31, 2007, 1.0 to 1.0 from June 30, 2007 through August 31, 2007 and 1.20 to 1.0 from September 30, 2007 and all monthly reporting periods thereafter. If the Company does not maintain these ratios, then the sum of the Company’s cash plus 80% of eligible accounts receivable minus borrowings under the Revolver must exceed $2,000,000. The Company must maintain a Fixed Charge Coverage Ratio, as defined, measured on the last day of every month for the three month period ending on the last day of such month, of at least 1:0 to 1:0 through periods ending November 30, 2006; at least 1.25:1.0 for periods ending on December 31, 2006 through May 31, 2007; and at least 1.50:1.0 for all periods thereafter. In addition, the Credit Agreements contain affirmative and negative covenants concerning the Company operations including restrictions on our ability to dispose of our assets, change our business, ownership or management, incur other indebtedness, create or permit liens on the Company’s property, make investments, pay dividends, redeem stock or engage in transactions with affiliates.

In the event of prepayment, the Company will pay to the Bank a Prepayment Fee equal to: (i) three percent (3.0%) of the amount of any Term Advance prepaid during the first year of the Term Loan and (ii) two percent (2.0%) of the amount of any Term Advance prepaid for each year thereafter, prior to the Commitment Termination Date (as defined in the Credit Agreement).

Markland has entered into an Unconditional Guaranty pursuant to which Markland agreed to guaranty up to $6,000,000 of the principal obligations plus interest thereon and related expenses under the Credit Agreements and a Stock Pledge Agreement pursuant to which Markland pledged to the Bank 1,739,130 shares of Technest common stock currently owned by Markland, which had a market value of $6,000,000 as of August 4, 2006. The Guaranty and the Stock Pledge Agreement terminate August 3, 2008 if no event of default has occurred. In consideration for this guarantee and stock pledge, Technest paid Markland $580,372. This amount has been recorded as a debt issuance cost and will be amortized over the life of the Term Loan of 36 months. The Company incurred additional debt issuance costs of approximately $141,667.

A summary of the deferred financing costs as of September 30, 2006 is as follows:

Payment to Markland for guaranty	$580,372
Fair value of warrants granted to Silicon Valley Bank (see Note 8)	217,732
Fair value of common stock issued to EOIR note holders in connection with subordination (see Note 7)	344,238
Other deferred financing costs paid	141,667
Gross deferred financing costs	1,284,009
Accumulated amortization	(63,467)
Net deferred financing costs	$1,220,542

Pre-Payment of Promissory Notes

On June 29, 2004, EOIR issued notes guaranteed by Markland in the face amount of $11,000,000 in connection with Markland’s acquisition of EOIR’s common stock. These notes accrue interest at 6% compounded monthly and are payable in quarterly installments over 60 months. The fair market value of these notes was $9,532,044 as determined by management based on a number of factors including an independent valuation. The discount of $1,467,956 is amortized to interest expense over the life of the note.

The Company used a portion of the proceeds of the Financing to pre-pay the outstanding principal of $4,952,526 of certain EOIR promissory notes issued in June 2004. After these payments, there remain outstanding, notes having a total principal balance of $1,655,885. The security interest securing these remaining notes was subordinated to the Bank’s first priority security interest.

At September 30, 2006, the face value of the notes and unamortized discount was $1,655,885 and $208,703, respectively. During the three month ended September 30, 2006, the Company amortized $672,070 to non-cash interest expense.

During the three months ended September 30, 2006, the Company also prepaid in total $50,885 of debt due to First Market Bank. There is no outstanding balance on these loans at September 30, 2006.

7. STOCKHOLDERS' EQUITY

Series A Convertible Preferred Stock

On February 8, 2005, the Company's board of directors designated 150 shares of preferred stock as Series A Convertible Preferred Stock (“Series A Preferred Stock”). The Series A Preferred Stock is non-interest bearing, is not entitled to receive dividends and is not redeemable. The Series A Preferred Stock has a liquidation preference of $1,000 per share. The holders of Series A Preferred Stock have no voting rights except that they will be entitled to vote as a separate class on any amendment to the terms or authorized number of shares of Series A Preferred Stock, the issuance of any equity security ranking senior to the Series A Preferred Stock and the redemption of or the payment of a dividend in respect of any junior security. At any time, holders of Series A Preferred Stock may elect to convert their Series A Preferred Stock into common stock. Each share of Series A Preferred Stock is currently convertible into 4,735 shares of common stock provided that, following such conversion, the total number of shares of common stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% of the total number of issued and outstanding shares of common stock. The Series A Preferred Stock ranks pari passu with the Company's Series B and C Preferred Stock.

At September 30, 2006, there were 64.325 shares of Series A Preferred Stock issued and outstanding.

Series B and C Convertible Preferred Stock

On February 14, 2005, immediately after the acquisition by Markland of a controlling interest in Technest (see Note 3), Southridge Partners LP, Southshore Capital Fund Limited, Verdi Consulting, Inc., ipPartners, Inc., DKR Soundshore Oasis Holding Fund, Ltd., DKR Soundshore Strategic Holding Fund, Ltd. and Deer Creek Fund, LP (collectively, the "Investors") paid $5,000,000 in cash to Technest for 1,149,425 shares of Series B Convertible Preferred Stock (“Series B Preferred Stock”), 1,149,425 shares of Series C Convertible Preferred Stock (“Series C Preferred Stock), and five-year warrants to purchase up to 1,149,425 shares of Technest’s common stock at an exercise price of $6.50 per share (“the Investor Financing”) after adjusting for a 211.18 for one reverse stock split on July 19, 2005.

These securities were sold in units for a price of $4.35 per unit. Each unit consists of one share of Series B Preferred Stock; one share of Series C Preferred Stock and a warrant to purchase up to one share of Technest's common stock. Gross proceeds received from the sale of the units was $5,000,000. From these proceeds, the Company paid a finder’s fee of $1,200,000 and legal fees related to the financing of $287,578.

The Series B Preferred Stock was convertible into Markland common stock upon the earlier to occur of February 14, 2006 or the trading day immediately following the first period of five trading days during which Markland common stock has a closing bid price of $2.50 or higher on each day, if any. The number of shares issuable upon conversion of each share of Series B preferred stock was equal to approximately 4.35 divided by the lower of $0.60 and the average closing bid price for the 20 trading days preceding such conversion. Shares of the Series B Preferred Stock had a liquidation preference of $2.175 per share, could only vote on changes to the rights, privileges and priority of the Series B Preferred Stock, did not accrue dividends and were not redeemable. Upon conversion, the Series B Preferred Stock would be cancelled and not reissuable. The Series B Preferred Stock ranked pari passu with the Company's Series A and C Preferred Stock. At September 30, 2006, all Series B Preferred stock was converted and cancelled.

The Series C Preferred Stock is convertible into Technest common stock at any time at the option of the stockholder. The number of shares of Technest common stock into which each share of Series C Preferred Stock is convertible is determined by dividing $2.175 by the Series C Conversion Price. The Series C Conversion Price is $2.175. Shares of the Series C Preferred Stock have a liquidation preference of approximately $2.175 per share, may only vote on changes to the rights, privileges and priority of the Series C Preferred Stock, receive dividends on an as converted basis whenever dividends are made to the Technest common stock holders, and are not redeemable. The Series C Preferred Stock ranks pari passu with the Company's Series A and B Preferred Stock.

Technest and the Investors entered into a Registration Rights Agreement dated February 14, 2005. Pursuant to this agreement, Technest agreed to file a registration statement covering the resale of (a) all of the common stock issuable upon conversion of the Series C preferred stock, (b) all of the common stock issuable upon exercise of the common stock purchase warrants, and (c) common stock which may become issuable to selling stockholders as liquidated damages for breach of covenants contained in or as a result of adjustments contemplated by the securities purchase agreement related to the Investor Financing and the Registration Rights Agreement. Technest agreed to use its best efforts to cause the registration statement to be declared effective as promptly as possible thereafter. On September 30, 2005, the Company amended the terms of this Registration Rights Agreement so that liquidated damages could only be paid for in the Company’s common stock at a rate of 4% of the initial subscription amount for any month.

Technest agreed to issue additional shares of its common stock to the Investors if the combined market prices of Markland and Technest’s common stock do not equal or exceed $6.525 at the end of one year from the purchase date and assuming such Investors are still holding all the securities comprising the units. Effective October 25, 2005, there are no longer any units outstanding and the Company was not obligated to issue any additional common stock.

 On August 19, 2005, Markland entered into a definitive exchange agreement with the Deer Creek Fund LLC, pursuant to which Markland exchanged 500 shares of Markland Series D Preferred Stock for 114,942 shares of Technest Series B Convertible Preferred Stock. Subsequently, the Technest Series B Convertible Preferred shares held by Markland were cancelled. The Company recorded this as a contribution of capital from Markland with no net impact on equity.

On September 30, 2006, the Company had 632,185 shares of Series C Preferred Stock issued and outstanding.

In the three months ended September 30, 2006, the Company incurred liquidated damages of $562,045 which was charged to non-cash interest expense related to the Company's failure to file a registration statement and settled by the issuance of 206,341 shares of Technest common stock.

Common Stock Issuances

On August 17, 2005, pursuant to a Stock Purchase Agreement with Markland Technologies, Inc., our majority stockholder, we purchased all of the outstanding stock of EOIR, formerly one of Markland’s wholly-owned subsidiaries. As consideration for the stock of EOIR, we issued 12 million shares of our common stock to Markland. Since this was a transaction between entities under common control, the Company has reported this stock issuance as though the transfer of EOIR occurred at the date Technest became part of Markland’s control group,

During the three months ended September 30, 2006, the Company issued the following amounts of common stock.

•
206,341 shares of Technest common stock with a fair value of $557,045 in settlement of liquidated damages for failure to have an effective registration statement which has been recorded as non-cash interest expense.

•
99,779 shares of Technest common stock with a fair value of $344,238 to certain employees of EOIR that hold remaining outstanding sellers notes in consideration for subordination of their security interest in the assets of the Company to Silicon Valley Bank in connection with the bank financing. This amount has been recorded as deferred financing costs (see Note 6) and will be amortized over the life of the Term Loan of 36 months. This issuance includes 23,913 shares of common stock issued to the Company’s Chairman and Chief Executive Officer, Dr. Joseph Mackin.

8. OPTIONS AND WARRANTS

In June 2001, the Company established the 2001 Stock Option Plan (the "Plan") which provides for the granting of options which are intended to qualify either as incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or as options which are not intended to meet the requirements of such section ("Non-Statutory Stock Options"). The total number of shares of common stock for issuance under the Plan shall not exceed 10,000,000. Options to purchase shares may be granted under the Plan to persons who, in the case of Incentive Stock Options, are key employees (including officers) of the Company or, in the case of Non-Statutory Stock Options, are key employees (including officers) or nonemployee directors of, or nonemployee consultants to, the Company.

The exercise price of all Incentive Stock Options granted under the Plan must be at least equal to the fair market value of such shares on the date of the grant or, in the case of Incentive Stock Options granted to the holder of more than 10% of the Company's common stock, at least 110% of the fair market value of such shares on the date of the grant. The maximum exercise period for which Incentive Stock Options may be granted is ten years from the date of grant (five years in the case of an individual owning more than 10% of the Company's common stock). The aggregate fair market value (determined at the date of the option grant) of shares with respect to which Incentive Stock Options are exercisable for the first time by the holder of the option during any calendar year shall not exceed $100,000.

The exercise price of all Non-Statutory Stock Options granted under the Plan must be at least equal to 80% of the fair market value of such shares on the date of the grant.

No options were granted pursuant to the Plan during the periods ended September 30, 2006 and 2005.

Summary information with respect to warrants is as follows:

	Number of Shares	Weighted average Exercise Price
Balance, June 30, 2006	374,286	$6.50
Issued	275,000	2.97
Expired	-	-

Balance, September 30, 2006	649,286	$5.00

The weighted average fair value per share of the warrants issued in the three months ended September 30, 2006 is $1.83.

The following table summarizes the Company's warrants outstanding at September 30, 2006:

Warrants outstanding and exercisable

Exercise price	Number	Expiration Date
$6.50	374,286	02/14/2010
$5.85	75,000	08/13/2013
$1.89	200,000	07/17/2011
	649,286
Weighted average remaining life			4.2 years

As of September 30, 2006, all warrants are exercisable.

In connection with the acquisition of Genex (see Note 3), Markland agreed to replace options to purchase 312,000 shares of Genex common stock with fully vested options for the purchase of the same number of shares of Markland common stock with an exercise price equal to the fair value of Markland’s common stock on the grant date. The fair value of these options was considered to be immaterial for purposes of determining the total consideration paid for Genex.

Certain employees of EOIR were granted options for the purchase of Markland common stock on the original acquisition of EOIR on June 30, 2004, by Markland Technologies, Technest’s parent company. The amortization of stock-based compensation under these options exercisable for Markland common stock was $96,339 for the three months ended September 30, 2005, and is included in selling, general and administrative expense and as a contribution of capital.

As consideration for the Credit Agreements and in connection with the closing of the Financing (see Note 6), the Company issued Silicon Valley Bank a warrant to purchase 75,000 shares of Technest common stock at an exercise price of $5.85 per share with a term of 7 years. The warrant expires August 3, 2013. The Company also entered into a Registration Rights Agreement with the Bank pursuant to which we granted “piggy-back” and S-3 registration rights for the shares of Technest common stock underlying the warrant. The Registration Rights Agreement does not include any liquidated damage provisions. The fair value of this warrant was $217,732 and is recorded as deferred financing costs (see Note 6) and amortized to interest expense over the term of the Term Loan.

On July 17, 2006, the Company entered into an agreement with Crystal Research Associates to have an Executive Informational Overview independently written about the company. As part of the consideration, the Company issued Crystal Research a fully vested warrant to purchase 200,000 shares of Technest common stock at an exercise price of 110% of the closing price of the Company’s stock on July 17, 2006 or $1.89 with a term of 5 years. The fair value of this warrant was $253,038 and was included in selling, general and administrative expense in the three months ended September 30, 2006.

The fair value of these warrants was estimated using the Black-Scholes model and the following assumptions:

Exercise price	$ 1.89 - $5.85
Expected dividend yield	0%
Expected lives of warrants (in years)	5.0- 7.0
Volatility	110%
Risk-free interest rate	4.78%

Stock Award Plan

On March 13, 2006, Technest adopted the Technest Holdings, Inc. 2006 Stock Award Plan, pursuant to which Technest may award up to 1,000,000 shares of its common stock to employees, officers, directors, consultants and advisors to Technest and its subsidiaries. The purpose of this plan is to secure for Technest and its shareholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, Technest and its subsidiaries who are expected to contribute to the Company’s future growth and success.

Technest has broad discretion in making grants under the Plan and may make grants subject to such terms and conditions as determined by the board of directors or the committee appointed by the board of directors to administer the Plan. Stock awards under the Plan will be subject to the terms and conditions, including any applicable purchase price and any provisions pursuant to which the stock may be forfeited, set forth in the document making the award. Pursuant to the Stockholder Agreement with Markland, (i) awards relating to no more than 500,000 shares may be granted in calendar year 2006 (the “2006 Awards”), (ii) the 2006 Awards shall vest no earlier than twelve (12) months following the date of grant of such awards, and (iii) awards granted on or after January 1, 2007 shall vest no more frequently than in four equal quarterly installments.

In the three months ended September 30, 2006, stock-based compensation related to previously granted restricted stock awards was $398,630.

9. NET LOSS PER SHARE

Securities that could potentially dilute basic net loss per share in the future, and that were not included in the computation of diluted net loss per share for the three months ended September 30, 2006 because to do so would have been anti-dilutive consists of the following:

Shares Potentially
Issuable
Series A Convertible Preferred Stock	306,028
Series C Convertible Preferred Stock	632,185
Warrants	649,286
Total as of September 30, 2006	1,587,499

10. COMMITMENTS AND CONTINGENCIES

Facility Rental

Technest has a three-year lease for executive offices of approximately 2,000 square feet in Boston, Massachusetts, which expires December 31, 2009. The monthly rental amount for this facility is approximately $4,500.

Genex Technologies, Inc., a wholly-owned subsidiary of Technest, currently leases offices with approximately 6,848 square feet in Bethesda, Maryland, pursuant to a five-year lease which expires March 31, 2011. Monthly lease amounts for this facility total approximately $14,263, increasing annually by 3%. Genex moved into this space on April 1, 2006. Genex had leased offices with approximately 6,831 square feet in Kensington, Maryland, pursuant to a five-year lease which expired on January 31, 2006, which we had been extending on a monthly basis. Monthly lease amounts for this facility totaled approximately $10,100.

EOIR holds a three-year lease for its executive and administrative offices of approximately 5,420 square feet in Woodbridge, Virginia. The lease expires on September 30, 2008. EOIR leases approximately 10,000 square feet in Spotsylvania, Virginia, where it houses its software development unit. The lease expires on October 31, 2009. EOIR also holds a five-year lease for 6,951 square feet in Spotsylvania, Virginia. The lease expires on October 15, 2010. EOIR also has several offices located in Fredericksburg, Virginia - one office with 1,200 square feet, with a two-year lease that expires on October 31, 2006, and one with 4,200 square feet, with a three-year lease that expires on June 30, 2007. Monthly lease amounts for these facilities total approximately $36,600.

Rent expense for the three months ended September 30, 2006 and 2005, was $175,422 and $126,717 respectively.

Government Contracts - Genex

The Company's billings and revenue on time and material contracts are based on provisional fringe, general & administrative and overhead rates which are subject to audit by the contracting government agency.  During an audit conducted in November 2004 covering the fiscal year 2002, the Defense Contract Audit Agency (“DCAA”) discovered significant deficiencies in Genex’s accounting system that resulted in misclassified and unallowable costs. Their examination disclosed eight significant deficiencies in Genex’s accounting system that resulted in misclassified costs. They were:

1.	Contractor does not follow policies and procedures concerning accounting for unallowable costs.
2.	Contractor does not follow policies and procedures concerning accounting for material costs.
3.	Contractor lacks adequate written policies and procedures concerning capitalization of assets.
4.	Contractor does not have adequate policies and procedures to ensure proper segregation of duties in handling its labor costs.
5.	Contractor’s procedure for calculating the proposed hourly labor rate of its employees results in overstated labor costs.
6.	Contractor fails to maintain policies and procedures for classifying the labor categories of its employees.
7.	Employees fail to follow the contractor’s policies and procedures in regards to maintaining timesheets on a current basis.
8.	Contractor’s policy of billing labor costs results in billing the Government for employees that are not employees of Genex.

Since the acquisition of Genex, the management of Technest has terminated the Genex employees responsible for this function and rapidly installed appropriate internal controls and oversight over Genex’s accounting system to ensure that they comply with applicable laws and regulations and are adequate and operating effectively. The DCAA has since re-audited the Genex financial systems and has communicated to Genex that the revised procedures are satisfactory. Genex will be allowed to complete certain previous contacts awarded by the Department of Defense but may be required to refund amounts overbilled to its customers.

The Company has accrued $68,017 for overpayments for 2002 and has extended the analysis of misclassified and unallowed costs to June 30, 2005. The Company has determined that $102,228 is the total amount repayable to the government (inclusive of $68,017 accrued for 2002 overpayments). This amount is included in accrued expenses at September 30, 2006.

The Company's billings related to certain U.S. Government contracts are based on provisional general & administrative and overhead rates which are subject to audit by the contracting government agency.

Lien on Assets

Silicon Valley Bank (see Note 6) has a primary lien on all the assets of Technest and its subsidiaries. The balance outstanding to Silicon Valley Bank as of September 30, 2006 was $5,562,288.

Letter of Credit

EOIR has a letter of credit in the amount of $250,000 issued in favor of a bank in conjunction with corporate credit cards.

Employment Agreements

The Company is obligated under employment agreements with certain members of senior management.

11. INCOME TAXES

There was no provision for federal or state income taxes for the three months ended September 30, 2006 and 2005, due to the Company's operating losses and a full valuation reserve. Since its acquisition by Markland, the Company files a consolidated tax return with Markland.

The Company's deferred tax assets consist primarily of the net operating loss carry forwards. The use of the federal net operating loss carry forwards may be limited in future years as a result of ownership changes in the Company's common stock, as defined by section 382 of the Internal Revenue Code. The Company has not completed an analysis of these changes.

The Company has provided a full valuation reserve against the deferred tax asset because of the Company's loss history and significant uncertainty surrounding the Company's ability to utilize its net operating loss and tax credit carryforward.

12. RELATED PARTY TRANSACTIONS

With the exception of Deer Creek Fund LP, ipPartners, Inc., and Southshore Capital Fund Limited, all of the Investors in the Investor Financing on February 14, 2005 are either shareholders, officers and/or directors of Markland. ipPartners, Inc. is a corporation majority owned and controlled by Mr. Tarini, Markland's Chief Executive Officer and Chairman. The Investor Financing was negotiated on behalf of Markland by senior management of Markland, including Mr. Tarini. The Markland Investment was approved by a unanimous vote of the Board of Directors of Markland including, Mr. Mackin and Mr. Ducey, neither of whom has an interest in the transaction.

During the three months ended September 30, 2006, Markland invoiced EOIR $250,000 for administrative support services, engineering services and services rendered by Markland. During the three months ended September 30, 2006, EOIR paid Markland $451,370 in conjunction with the intercompany transactions described above.

At June 30, 2006, the Company had amounts due Markland in the amount of $394,412.

As consideration for the subordination of the security interest to the Bank and in connection with the closing of the Financing on August 10, 2006, the Company issued to the seven remaining EOIR subordinated note holders a total of 99,779 shares of the Company’s common stock having a fair value of $344,238, of which our current Chief Executive Officer and one of the Company’s directors, Joseph P. Mackin, received 23,913 shares. These were recorded as deferred financing costs (see Note 6).

Markland has entered into an Unconditional Guaranty pursuant to which Markland agreed to guaranty up to $6,000,000 of the principal obligations plus interest thereon and related expenses under the Credit Agreements and a Stock Pledge Agreement pursuant to which Markland pledged to the Bank 1,739,130 shares of Technest common stock currently owned by Markland, which had a market value of $6,000,000 as of August 4, 2006. The Guaranty and the Stock Pledge Agreement terminate August 3, 2008 if no event of default has occurred. In consideration for this guarantee and stock pledge, Technest paid Markland $580,372. This was recorded as a deferred financing cost (see Note 6).

13. EMPLOYEE BENEFIT PLANS

Genex maintains a Simplified Employee Pension (the SEP Plan) for all employees who have attained the age of 21 and have completed three years of service. Participants may make voluntary contributions up to the maximum amount allowed by law, but not to exceed 15% of each participant’s eligible compensation. The combined totals of participant and Genex contributions may not exceed $30,000 by law. Genex contributions vest immediately to the participants.

Genex also maintains a defined contribution 401(k) profit sharing plan (the 401(k) Plan) for all employees except those who are non-resident aliens or are covered by a collective bargaining agreement.  Participants may make voluntary contributions up to the maximum amount allowable by law but not to exceed 20% of the participant's eligible compensation.  Genex contributions to the 401(k) Plan are at the discretion of management and vest to the participants ratably over a five-year period, beginning with the second year of participation.

EOIR has adopted a 401(k) plan for the benefit of certain employees. Essentially all EOIR employees are eligible to participate. The Company also contributes to the plan under a safe harbor plan requiring a 3% contribution for all eligible participants. In addition, the Company may contribute a 3% elective match. The Company contributed 6%, excluding bonuses on an annual basis, to those who have been employed by EOIR for more than one year and remain employed on the last day of the fiscal year.

Contributions and other costs of these plans in the three months ended September 30, 2006 and 2005 were $213,946 and $193,617, respectively.

14. LITIGATION

H&H Acquisition Corp.

On July 23, 1998, H & H Acquisition Corp., individually and purportedly on behalf of Technest, commenced an action in federal court in the Southern District of New York against Technest, the founder and certain officers, among others. The complaint is an action to recover shares of common stock of the Company and unspecified damages. Management believes that the claims against the Company and certain officers are without merit and is vigorously defending the action. The Company cannot make any assurances about the litigation's outcome. However, the Company could be adversely affected if the plaintiff prevails.

In September 2002 the Company was served with a Summary Judgment Motion regarding H & H Acquisition Corp. and the Company answered the motion in November 2002. On January 3, 2005, the court denied the motion for summary judgment.

As of November 7, 2006, Technest has not been notified of a trial date for this matter.

Deer Creek

 On or about May 30, 2006, Deer Creek Fund LLC filed a claim for Interference with Contract and Breach of the Implied Covenant of Good Faith and Fair Dealing against Technest, seeking unspecified monetary damages.  Deer Creek alleges misconduct on the part of Technest related to a proposed sale by Deer Creek of 157,163 shares of Technest common stock at $7.00 per share and the applicability of certain selling restrictions under a registration rights agreement entered into between the parties. Technest believes that the allegations in this lawsuit are entirely without merit. Technest has been aggressively defending this action, and has filed an answer denying Deer Creek’s allegations and vigorously opposes all relief sought.

Joseph R. Moulton

 On or about September 16, 2004, Joseph R. Moulton, Sr. initiated a lawsuit in the Circuit Court of Spotsylvania County, Virginia, against Markland, EOIR, and our former Chief Executive Officer and former Director, Robert Tarini, in his capacity as Markland’s Chief Executive Officer. Mr. Moulton was the largest single shareholder of EOIR prior to its acquisition by Markland, owning approximately 67% of the EOIR capital stock. Mr. Moulton received approximately $5,863,000 in cash and a promissory note of EOIR in the approximate principal amount of $6,967,000 for his shares of EOIR at the closing of the acquisition of EOIR by Markland.

In his complaint Mr. Moulton asserts, among other things, that Markland and EOIR breached their obligations under the Stock Purchase Agreement, dated June 30, 2004, pursuant to which Markland acquired EOIR, by terminating Mr. Moulton's employment with EOIR and removing him from the EOIR board of directors.

On August 3, 2006, Mr. Moulton, Technest, Markland, EOIR and Robert Tarini reached a settlement agreement pursuant to which upon payment of $120,000 and the pre-payment of certain EOIR outstanding promissory notes, the parties each dismissed their claims against one another.

Greg & Mary Williams

Markland and EOIR were notified on July 11, 2005 by counsel for Greg and Mary Williams, former shareholders and employees of EOIR and, in the case of Mr. Williams, a former director of Markland, that the Williamses filed a lawsuit in the Commonwealth of Virginia, naming EOIR and Markland as defendants, regarding a number of contractual disputes involving the registration of shares of Markland common stock underlying certain options issued to the Williamses in connection with the acquisition of EOIR by Markland and severance payments called for pursuant to severance agreements by and among the Willliamses, EOIR and Markland.

On May 4, 2006, the court granted the Williams’ motion for summary judgment with regard to liability on Count I of the Williams’ claim regarding severance payment and Count III of their claim regarding Markland’s failure to register shares of Markland’s common stock underlying their options. We have, and continue to assert that Count III of the Williams’ complaint does not allege wrongdoing by EOIR and thus, we believe that we have no liability on that claim. Count II of the claim, which seeks a declaration that the promissory notes issued to Mr. and Mrs. Williams in connection with the acquisition of EOIR by Markland on June 29, 2004 are in default and an acceleration of the payments due under those notes, was not addressed by the court’s order.

On July 27, 2006, we entered into an agreement with the Williams pursuant to which we paid them $246,525 in satisfaction of their claims for severance under Count I and agreed to pay the outstanding balance of their promissory notes, along with all accrued but unpaid interest, in satisfaction of Count II which was paid on August 10, 2006. The Williams continue to assert claims against us for attorney’s fees and costs on all three counts of their complaint. Count III was not addressed by this agreement.

On September 1, 2006, we entered into an agreement with Markland pursuant to which we agreed to indemnify Markland against any judgment for damages or attorney’s fees ordered by the Court pursuant to Counts I or II and Markland agreed to indemnify us against any judgment for damages or attorney’s fees ordered by the Court pursuant to Count III.

On October 24, 2006 the trial of this case was continued to March 21, 2007, at which time the damages, if any, for Count III will be determined as well as costs and attorney’s fees, if applicable, for Counts I, II and III.

In the event that Mr. and Mrs. Williams prevail in any of their claims against Markland, Technest shares owned by Markland would be among the assets available to satisfy a resulting judgment.

15.  SUBSEQUENT EVENTS

Common Stock Issuances

Subsequent to September 30, 2006, the Company has issued 179,410 shares of common stock in satisfaction of liquidated damages under our Registration Rights Agreement dated February 14, 2005, as amended on October 3, 2005 and February 27, 2006.

On October 20, 2006, we issued 20,000 shares of our common stock to each of Darlene Deptula-Hicks, Robert Doto and David Gust, or non-employee directors, as compensation for their election and service on the Company’s board of directors beginning in March 2006. These shares are subject to forfeiture in the event that the grantee is not providing services to Technest as a director on April 1, 2007.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
GENEX Technologies, Inc.
Fredericksburg, Virginia

We have audited the accompanying balance sheets of Genex Technologies, Inc. as of December 31, 2004 and 2003, and the related statements of operations, stockholder’s equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Genex Technologies, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Wolf & Company, P.C. Boston, Massachusetts April 29, 2005

GENEX TECHNOLOGIES, INC.

BALANCE SHEETS
DECEMBER 31, 2004 AND 2003

	December 31,
	2004	2003
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$113,452	$106,204
Accounts receivable	969,953	1,778,559
Employee advances	30,000	33,000
Prepaid expenses and other current assets	25,404	15,156
Inventory	131,754	--
TOTAL CURRENT ASSETS	1,270,563	1,932,919

PROPERTY AND EQUIPMENT
Computers and equipment	39,684	22,192
Vehicles	26,134	55,972
	65,818	78,164
Less accumulated depreciation	(43,719)	(58,641)
	22,099	19,523

OTHER ASSETS
Definite-lived intangible assets	188,609	123,316
Less accumulated amortization	(26,712)	(16,581)
	161,897	106,735

	$1,454,559	$2,059,177

See report of independent registered public accounting firm and notes to financial statements.

GENEX TECHNOLOGIES, INC.

BALANCE SHEETS
DECEMBER 31, 2004 AND 2003

	DECEMBER 31,
	2004	2003
LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$6,150	$26,887
Short-term debt - related party	300,000	300,000
Other current liabilities	175,561	185,383
TOTAL CURRENT LIABILITIES	481,711	512,270

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER’S EQUITY
Common stock, par value $.001 per share;
20,000,000 shares authorized,
10,000,000 issued and outstanding	10,000	10,000
Additional paid-in capital	83,887	83,887
Unearned stock-based compensation	(13,324)	(27,256)
Retained earnings	892,285	1,480,276
TOTAL STOCKHOLDER’S EQUITY	972,848	1,546,907

	$1,454,559	$2,059,177

See report of independent registered public accounting firm and notes to financial statements.

GENEX TECHNOLOGIES, INC.

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003

Revenues	$5,165,536	$5,214,026

Direct costs	3,484,574	2,888,668

GROSS PROFIT	1,680,962	2,325,358

Operating expenses:
Selling, general and administrative expenses	1,874,888	1,412,509
Non-cash stock-based compensation	13,932	17,968
Depreciation and amortization	13,111	13,072
TOTAL OPERATING EXPENSES	1,901,931	1,443,549

OPERATING (LOSS) INCOME	(220,969)	881,809

Other income:
Interest income	5,390	2,567

NET (LOSS) INCOME	$(215,579)	$884,376

See report of independent registered public accounting firm and notes to financial statements.

GENEX TECHNOLOGIES, INC.
STATEMENTS OF STOCKHOLDER’S EQUITY
YEARS ENDED DECEMBER 31, 2004 AND 2003

	COMMON STOCK		UNEARNED STOCK-BASED COMPENSATION	ADDITIONAL PAID-IN CAPITAL	RETAINED EARNINGS	TOTAL STOCKHOLDER'S EQUITY
	SHARES	AMOUNT

Balance - January 1, 2003	10,000,000	$10,000	$(45,223)	$83,887	$770,693	$819,357
Net Income	----	----	----	----	884,376	884,376
Distributions	----	----	----	----	(174,793)	(174,793)
Amortization of unearned stock- based compensation	----	----	17,967	----	----	17,967
Balance - December 31, 2003	10,000,000	10,000	(27,256)	83,887	1,480,276	1,546,907
Net Loss	----	----	----	----	(215,579)	(215,579)
Distributions	----	----	----	----	(372,412)	(372,412)
Amortization of unearned stock- based compensation	----	----	13,932	----	----	13,932
Balance - December 31, 2004	10,000,000	$10,000	$(13,324)	$83,887	$892,285	$972,848

See report of independent registered public accounting firm and notes to financial statements.

GENEX TECHNOLOGIES, INC.

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(215,579)	$884,376
Adjustments to reconcile net (loss) income to net
cash provided by operating activities:
Depreciation and amortization	13,111	13,072
Amortization of stock based compensation	13,932	17,967
Loss on disposal of fixed assets	--	23,466
Change in operating assets and liabilities:
(Increase) decrease in assets:
Accounts receivable	808,606	(824,746)
Prepaid expenses and other current assets	(7,248)	54,612
Inventory	(131,754)	--
Increase in liabilities:
Accounts payable and accrued expenses	(20,737)	26,887
Other current liabilities	(9,822)	58,069
NET CASH PROVIDED BY OPERATING ACTIVITIES	450,509	253,703

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(17,492)	(30,230)
Investment in definite-lived intangible assets	(65,293)	(43,708)
NET CASH USED IN INVESTING ACTIVITIES	(82,785)	(73,398)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of bank overdraft	--	(198,768)
Proceeds from short-term debt - related party	300,000	300,000
Repayments of short-term debt - related party	(300,000)	--
Distributions	(360,476)	(174,793)
NET CASH USED IN FINANCING ACTIVITIES	(360,476)	(73,561)
INCREASE IN CASH AND CASH EQUIVALENTS	7,248	106,204

Cash and Cash Equivalents:
Beginning	106,204	--
Ending	$113,452	$106,204

Supplemental Cash Flow Disclosure

Non-cash distribution of property and equipment,	$11,936	$--

See report of independent registered public accounting firm and notes to financial statements.

GENEX TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

BUSINESS AND BASIS OF PRESENTATION:

Genex Technologies, Inc. (the "Company" or “Genex”) was incorporated in the State of Maryland in April 1995.  The Company, develops state-of-the-art electro-optical imaging products and technologies that address real-world customer needs in military and other applications. It has both a research and development team as well as two product teams; one with a focus on government products and one with a focus on commercial products.

Effective February 14, 2005, Technest Holdings, Inc., a publicly-traded corporation ("Technest"), acquired 100% of the Company's outstanding common stock in conjunction with a Stock Purchase Agreement dated February 14, 2005 ("the Acquisition"). Technest paid the stockholder $3,000,000 in cash and transferred 10,168,764 shares of Markland Technologies, Inc. common stock (previously owned by Technest) for all of the capital stock of Genex. As a result of this transaction, Genex Technologies, Inc. became a wholly-owned subsidiary of Technest.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

For purposes of reporting cash flows, the Company includes all cash accounts which are not subject to withdrawal restrictions or penalties.

REVENUE RECOGNITION

Revenues from time and materials contracts are recognized as costs are incurred.

Revenues from firm fixed price contracts are recognized on the percentage-of-completion method, either measured based on the proportion of costs recorded to date on the contract to total estimated contract costs or measured based on the proportion of labor hours expended to date on the contract to total estimated contract labor hours, as specified in the contract.

Provisions for estimated losses on all contracts are made in the period in which such losses become known. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revision to cost and income and are recognized in the period in which the revisions are determined.

ACCOUNTS RECEIVABLE

Accounts receivable represent the amount invoiced by the Company under contracts. An allowance for doubtful accounts is determined based on management's best estimate of probable losses inherent in the accounts receivable balance. Management assesses the allowance based on known trouble accounts, historical experience and other currently available evidence. If management determines amounts to be uncollectible, they will be charged to operations when that determination is made.

A significant portion of the Company's receivables are due from government contracts, either directly or as a subcontractor. The Company has not experienced any material losses in accounts receivable related to these contracts and has provided no allowance at December 31, 2004 and 2003. If management determines amounts to be uncollectible, they will be charged to operations when that determination is made.

GENEX TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003

DEPRECIATION AND AMORTIZATION
Property and equipment is stated at costs and is being depreciated using straight-line methods over the estimated useful lives of assets as follows:
Computers and equipment	3 years
Vehicles	5 years

INVENTORIES
Inventories are stated at the lower of cost or market.  Cost is determined by the first-in, first-out method and market represents the lower of replacement costs or estimated net realizable value.

INCOME TAXES

The Company, with the consent of its stockholder, elected to have its earnings taxed under Subchapter S of Chapter 1 of the Internal Revenue Code of 1986, as amended. Accordingly, for both Federal and state tax purposes, the Company's net income is taxed to the stockholders on their individual tax returns. Therefore, no provision for income taxes is recognized in the financial statements. On the effective date of the Acquisition (see above), the Company forfeited its status as a Subchapter S corporation.

CONCENTRATIONS

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade receivables. The Company places their temporary cash investments at financial institutions. However, a portion of temporary cash investments exceed FDIC insured levels.

A significant portion of contract revenue is generated from contracts with Federal government agencies either directly or as subcontractors. Consequently, substantially all accounts receivable are due from Federal government agencies either directly or through other government contractors. One contract with the Unisys Corporation  represented 15% of total revenue for the year ended December 31, 2004 and 6% of account receivables at December 31, 2004.  Three contracts, one with Unisys and two with the U.S. Department of Commerce represented 22%, 14% and 11% of total revenue for the year ended December 31, 2003 and 6%, 23% and 15% of accounts receivable at December 31, 2003, respectively.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Estimates that are particularly susceptible to significant change in the near term relate to the revenue recognized under percentage completion method firm fixed price contracts, allowance for doubtful accounts, the estimated useful lives of property and equipment, useful lives of patents, the amount due to contracting government agencies as a result of their audits and the fair value of equity instruments.

GENEX TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003

STOCK-BASED COMPENSATION

Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation encourages all entities to adopt a fair value based method of accounting for employee stock compensation plans, whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, whereby compensation cost is the excess, if any, of the quoted market price of the stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock. Stock options issued under the Company’s stock option plans generally have no intrinsic value at the grant date, and under APB No. 25 no compensation cost is recognized for them.

The Company applies APB No. 25 and related interpretations in accounting for stock options issued to employees and directors as more fully described in Note 4. Had compensation cost for the Company’s stock options issued to employees and directors been determined based on the fair value at the grant dates consistent with SFAS No. 123, there would have been no material impact on net (loss) income.

DEFINITE-LIVED INTANGIBLE ASSETS

Definite-live intangible assets represent costs of outside legal counsel related to obtaining new patents.  Patent costs are amortized over the legal life of the patents, generally twenty years, starting on the patent issue date.  The costs of unsuccessful and abandoned patent applications are expensed when abandoned.  The cost to maintain existing patents are expensed as incurred.  The nature of the technology underlying these patents relate to 3D imaging, intelligent surveillance and 3D facial recognition technologies.  Amortization expense was $10,657 and $7,493 in the years ended December 31, 2004 and 2003, respectively, and is expected to be approximately $11,000 in each of the next five years.

IMPAIRMENT OF LONG-LIVED ASSETS AND DEFINITE-LIVED INTANGIBLE ASSETS

Pursuant to SFAS No. 144, the Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets and definite-lived intangible assets may not be recoverable. An impairment loss is recognized when expected cash flows are less than the asset's carrying value. Accordingly, when indicators of impairment are present, the Company evaluates the carrying value of such assets in relation to the operating performance and future undiscounted cash flows of the underlying business. The Company's policy is to record an impairment loss when it is determined that the carrying amount of the asset may not be recoverable. If the carrying amount of the asset is determined not to be recoverable, a write-down to fair value is recorded based upon various techniques to estimate fair value.  No impairment charges were recorded in the years ended December 31, 2004 and 2003.

RESEARCH AND DEVELOPMENT

Research and development costs are charged to expense as incurred.

GENEX TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued Statement of Financial Accounting Standard (“SFAS”) No. 123R, Accounting for Stock-Based Compensation (“SFAS No. 123R”). SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires that the fair value of such equity instruments be recognized as an expense in the historical financial statements as services are performed. Prior to SFAS No. 123R, only certain pro forma disclosures of fair value were required. The provisions of this Statement are effective for small business issuers the first interim reporting period that begins after December 15, 2005. Accordingly, we will adopt SFAS No. 123R commencing with the quarter ending March 31, 2006. If we had included the fair value of employee stock options in our financial statements, our net loss for the years ended December 31, 2004 and 2003 would have been immaterial as disclosed above. Accordingly, the adoption of SFAS No. 123R is not expected to have a material effect on our financial statements.

In December 2004, FASB issued SFAS No. 151 (“SFAS 151”) Inventory Costs - an Amendment of ARB No. 43, Chapter 4. SFAS 151 clarifies the accounting for inventory when there are abnormal amounts of idle facility expense, freight, handling costs, and wasted materials. Under existing accounting principles, items such as idle facility expense, excessive spoilage, double freight, and re-handling costs may be “so abnormal” as to require treatment as current period charges rather than recorded as adjustments to the value of the inventory. SFAS 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement shall be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The adoption of SFAS 151 is not expected to have a material effect on our position or results of operations.

NOTE 2.  LEASE COMMITMENTS
Note 3.
The Company leases office space under the terms of a non-cancelable operating lease that expires in January 2006.  The office space lease provides for annual increases of 3% to the base rent and requires the Company to reimburse the landlord for its pro rata share of the increases in annual operating expenses and real estate taxes.  As of December 31, 2004 the following is a schedule of the future minimum lease payments required under this non-cancelable operating lease.

Years Ending December 31,
2005	$121,000
2006	10,399
Total	$131,399

The Company is recording rent expense on the straight-line basis and, as a result, has recorded a deferred rent accrual of $888 and $4,323 at December 31, 2004 and 2003.  Rent expense for the years ended December 31, 2004 and 2003 was $146,907 and $140,740, respectively.

GENEX TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 3.  CONTINGENCIES

The Company's billings and revenue on time and material contracts are based on provisional fringe, general & administrative and overhead rates which are subject to audit by the contracting government agency.  During an audit conducted in November 2004 covering the fiscal year 2002, the Defense Contract Audit Agency (“DCAA”) discovered significant deficiencies in Genex’s accounting system that resulted in misclassified and unallowable costs. As a result of this audit, Genex could be prevented from completing certain previous contracts awarded by the Department of Defense and may be required to refund amounts overbilled to its customers. The Company has accrued $ 68,017 for overpayments for 2002 and has extended the analysis of misclassified and unallowed costs to 2003 and 2004. The Company has an accrual of $102,228 and $115,492 at December 31, 2004 and 2003, respectively, to cover anticipated liabilities.

NOTE 4.  COMMON STOCK OPTIONS

In September 2000, the Company established the 2000 Stock Option Plan ("Plan") which provides for the granting of options which are intended to qualify either as incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or as options which are not intended to meet the requirements of such section ("Non-Statutory Stock Options"). The total number of shares of common stock for issuance under the 2000 Plan shall not exceed 1,000,000. Options to purchase shares may be granted under the Plan to persons who, in the case of Incentive Stock Options, are key employees (including officers) of the Company or, in the case of Non-statutory Stock Options, are key employees (including officers) or non-employee directors of, or non-employee consultants to, the Company.  The Company has reserved 1,000,000 shares of common stock for the exercise of options under the Plan.

The exercise price of all Incentive Stock Options granted under the Plan must be at least equal to the fair market value of such shares on the date of the grant or, in the case of Incentive Stock Options granted to the holder of more than 10% of the Company's common stock, at least 110% of the fair market value of such shares on the date of the grant. The maximum exercise period for which Incentive Stock Options may be granted is ten years from the date of grant (five years in the case of an individual owning more than 10% of the Company's common stock).
The exercise price of all Non-Statutory Stock Options granted under the Plan must be at least equal to 85% of the fair market value of such shares on the date of the grant.

During 2004 and 2003, options to purchase 20,000 and 60,000 shares of common stock were granted pursuant to the Plan. As of December 31, 2004 and 2003 there were 257,080 and 208,754 options vested respectively.

Summary information with respect to stock options granted is as follows:

	Number of Shares	Exercise Price

Balance, December 31, 2002	232,000	$1.07
Granted	60,000	$1.21

Balance, December 31, 2003	292,000	$1.10
Granted	20,000	$1.25

Balance, December 31, 2004	312,000	$1.11

GENEX TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 4.  COMMON STOCK OPTIONS (concluded)

A summary of options outstanding at December 31, 2004 is as follows

	Options outstanding			Options currently exercisable
	Weighted Avg.		Weighted Avg.	Weighted Avg.
Exercise Price range	Exercise Price	Number	Remaining life	Exercise price	Number
$1.00 - $1.25	$1.11	312,000	6.8 yrs	$1.08	257,080

The fair value of stock option grants is estimated using the Black-Scholes option-pricing model with the following assumptions:

FOR THE YEAR ENDED DECEMBER 31:	2004	2003

Option term (years)	10	10
Volatility	50.0%	50.0%
Risk-free interest rate	3.5%	3.5%
Dividend yield	0.0%	0.0%
Weighted-average fair value per option granted	$0.44	$0.44

Between the years 2000 and 2004, the Company issued options to purchase 150,000 shares of common stock to certain consultants and members of the Company’s advisory board.  These options have a term of 10 years and vest over periods up to  3 years.  The Company determined the fair value of these options on the grant date using the Black-Scholes option pricing.model.  For any options with ongoing performance requirements, the Company remeasures the fair value of the options each period.  The Company recorded total deferred compensation of $68,000 and amortization of deferred compensation related to these non-employee options of $13,932 and $17,967 in the years ended December 31, 2004 and 2003, respectively.

NOTE 5.  RELATED PARTY TRANSACTIONS

Advances to employees

Advances to employees represent short-term advances to employees.  There were no fixed repayment terms and no interest charged.  All amounts outstanding at December 31,2004 were collected in full subsequent to year-end.

Short-term debt - related parties

Short-term debt - related parties represent amounts advanced by a relative of the Company’s stockholder.  There were no fixed repayment terms and no interest charged.  All amounts outstanding were repaid in full subsequent to year-end.

Distributions

Distributions represent payments made by the Company on behalf of the sole stockholder, as well as certain property and equipment. Distributions of property and equipment were recorded at net book value and no gain or loss was recorded.

GENEX TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 6.  EMPLOYEE BENEFIT PLANS

The Company maintains a Simplified Employee Pension (the SEP Plan) for all employees who have attained the age of 21 and have completed three years of service. Participants may make voluntary contributions up to the maximum amount allowed by law, but not to exceed 15% of each participant’s eligible compensation. The combined totals of participant and Company contributions may not exceed $30,000 by law. The Company contributions vest immediately to the participants. The Company made no contributions to the SEP plan for the years ended December 31, 2004 and 2003, respectively.

The Company also maintains a define contribution 401(k) profit sharing plan (the 401(k) Plan) for all employees except those who are non-resident aliens or are covered by a collective bargaining agreement.  Participants may make voluntary contributions up to the maximum amount allowable by law but not to exceed 20% of the participant's eligible compensation.  Company contributions to the 401(k) Plan are at the discretion of management and vest to the participants ratably over a five-year period, beginning with the second year of participation.  The Company recorded contributions to the 401(k) Plan of $47,256 and $33,066 for the years ended December 31, 2004 and 2003, respectively.

NOTE 7.  SUBSEQUENT EVENTS

Subsequent to year end, 100% of the Company's outstanding common stock was acquired by Technest Holdings, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
E-OIR Technologies, Inc. (a wholly-owned subsidiary of Technest Holdings, Inc.)
Spotsylvania, Virginia

We have audited the accompanying balance sheet of E-OIR Technologies, Inc. (a wholly-owned subsidiary of Technest Holdings, Inc.) as of June 30, 2005, and the related statements of operations, changes in stockholders’ equity and cash flows for the year ended June 30, 2005 and six months ended June 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of E-OIR Technologies, Inc. (a wholly-owned subsidiary of Technest Holdings, Inc.) as of June 30, 2005, and the results of its operations and its cash flows for the year ended June 30, 2005 and six months ended June 30, 2004, in conformity with U.S. generally accepted accounting principles.

As described in Note 1, these financial statements represent the operations of the Company that were acquired by Markland Technologies, Inc. on June 29, 2004 and do not include the Company's wholly-owned subsidiary, RMS Enterprises, LLC, which was distributed to the Company's stockholders prior to the acquisition by Markland Technologies, Inc. Also, as described in Note 1, Technest Holdings, Inc., a majority-owned subsidiary of Markland Technologies, Inc., acquired the Company effective August 17, 2005.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.
Boston, Massachusetts
April 13, 2006

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)
BALANCE SHEET
JUNE 30, 2005

ASSETS

Current Assets
Cash and cash equivalents	$5,308,844
Accounts receivable	7,152,467
Restricted cash	250,000
Prepaid expenses and other current assets	128,303
Total Current Assets	12,839,614

Property and Equipment - Net of accumulated depreciation of $292,270	820,456

Other Assets
Definitive-lived intangible assets - Net of accumulated amortization of $1,306,111	10,448,889
Goodwill	5,120,649
Total Other Assets	15,569,538

Total Assets	$29,229,608

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$9,859,439
Accrued expenses and other current liabilities	1,354,704
Due to related parties, net	2,120,947
Income taxes payable, parent	188,000
Current portion of long-term debt	709,943
Total Current Liabilities	14,233,032

Non-Current Liabilities
Long-term debt, less current portion and discount of $1,174,365	7,633,879

Total Liabilities	21,866,912

Commitments and Contingencies

Stockholders’ Equity
Common Stock, par value $1 per share; 15,000 shares authorized, 12,000 shares
issued and outstanding	12,000
Additional paid-in capital	11,632,000
Unearned compensation	(1,541,490)
Accumulated deficit	(2,739,814)
Total Stockholders’ Equity	7,362,696

Total Liabilities and Stockholders’ Equity	$29,229,608

See report of independent registered public accounting firm and notes to financial statements.

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)
STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

	2005	2004

Revenues (including revenue from related parties of $421,064 in the year ended June 30, 2005)	$65,171,038	$29,649,986

Cost of Revenues	52,454,187	24,097,832

Gross Profit	12,716,851	5,552,154

Operating Expenses
Selling, general and administrative	12,849,354	3,455,902
Amortization of intangible assets	1,306,111	-
Total Operating Expenses	14,155,465	3,455,902

Operating (Loss) Income	(1,438,614)	2,096,252

Other Income (Expenses), Net
Interest income	59,521	13,065
Interest expense	(979,483)	(14,722)
Other expense	(193,238)	--
Total other (expenses), net	(1,113,200)	(1,657)

Net (Loss) Income Before Income Taxes	(2,551,814)	2,094,595

Provision for income taxes	188,000	--

Net (Loss) Income	$(2,739,814)	$2,094,595

See report of independent registered public accounting firm and notes to financial statements.

THE PURCHASE METHOD OF ACCOUNTING WAS USED BY MARKLAND TECHNOLOGIES, INC. TO RECORD THE ASSETS ACQUIRED AND LIABILITIES ASSUMED OF E-OIR TECHNOLOGIES, INC. ON JUNE 29, 2004 (SEE NOTE 3).  ACCORDINGLY, THE ACCOMPANYING FINANCIAL STATEMENTS OF E-OIR TECHNOLOGIES, INC. AS OF AND FOR PERIOD ENDED SUBSEQUENT TO THE ACQUISITION ARE NOT COMPARABLE IN ALL MATERIAL RESPECTS TO THE FINANCIAL STATEMENTS OF E-OIR TECHNOLOGIES, INC. AS OF AND FOR PERIODS ENDED PRIOR TO THE ACQUISITION.

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

				Retained
		Additional		Earnings/	Total
	Common	Paid-in	Unearned	(Accumulated	Stockholders'
	Stock	Capital	Compensation	Deficit)	Equity

Balance, December 31, 2003	$12,000	$-	$-	$754,155	$766,155
Net income	-	-	-	2,094,595	2,094,595
Distributions	-	-	-	(1,536,124)	(1,536,124)
Balance, June 29, 2004	12,000	-	-	1,312,626	1,324,626
Impact of push down accounting	-	12,180,000	(4,000,000)	(1,312,626)	6,867,374
Balance, June 30, 2004	12,000	12,180,000	(4,000,000)	-	8,192,000
Additional investment by Markland	-	177,639	-	-	177,639
Stock-based compensation	-	(725,639)	2,458,510	-	1,732,871
Net loss	-	-	-	(2,739,814)	(2,739,814)
Balance, June 30, 2005	$12,000	$11,632,000	$(1,541,490)	$(2,739,814)	$7,362,696

See report of independent registered public accounting firm and notes to financial statements.

THE PURCHASE METHOD OF ACCOUNTING WAS USED BY MARKLAND TECHNOLOGIES, INC. TO RECORD THE ASSETS ACQUIRED AND LIABILITIES ASSUMED OF E-OIR TECHNOLOGIES, INC. ON JUNE 29, 2004 (SEE NOTE 3).  ACCORDINGLY, THE ACCOMPANYING FINANCIAL STATEMENTS OF E-OIR TECHNOLOGIES, INC. AS OF AND FOR PERIOD ENDED SUBSEQUENT TO THE ACQUISITION ARE NOT COMPARABLE IN ALL MATERIAL RESPECTS TO THE FINANCIAL STATEMENTS OF E-OIR TECHNOLOGIES, INC. AS OF AND FOR PERIODS ENDED PRIOR TO THE ACQUISITION.

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

	2005	2004

Cash Flows From Operating Activities:

Net (loss) income	$(2,739,814)	$2,094,595

Adjustments to reconcile net (loss) income to net cash
provided by operating activities:
Depreciation and amortization of property and equipment	292,270	119,722
Amortization of definite-lived intangible assets	1,306,111	-
Non-cash interest expense	293,591	-
Stock-based compensation	1,732,871	-
Change in operating assets and liabilities:
(Increase) decrease in assets:
Accounts receivable	(2,200,457)	1,545,442
Restricted cash	(250,000)	-
Prepaid expenses and other current assets	60,517	(638,488)
Increase (decrease) in liabilities:
Accounts payable	6,903,082	284,530
Accrued expenses and other current liabilities	190,075	(2,462,236)
Unearned revenue	(324,140)	11,458
Income taxes payable, parent	188,000	-
Due to related parties, net	2,120,947	-
Net Cash Provided By Operating Activities	7,573,053	954,023

Cash Flows From Investing Activities:
Purchase of property and equipment	(82,726)	(91,430)
Net Cash Used In Investing Activities	(82,726)	(91,430)

Cash Flows From Financing Activities:
Repayment of long-term debt	(2,514,120)	(141,662)
Proceeds from line of credit	-	600,000
Distributions, including advances to unconsolidated subsidiaries	-	(1,536,124)
Net Cash Used In Financing Activities	(2,514,120)	(1,077,786)

- (Continued) -
See report of independent registered public accounting firm and notes to financial statements.

THE PURCHASE METHOD OF ACCOUNTING WAS USED BY MARKLAND TECHNOLOGIES, INC. TO RECORD THE ASSETS ACQUIRED AND LIABILITIES ASSUMED OF E-OIR TECHNOLOGIES, INC. ON JUNE 29, 2004 (SEE NOTE 3).  ACCORDINGLY, THE ACCOMPANYING FINANCIAL STATEMENTS OF E-OIR TECHNOLOGIES, INC. AS OF AND FOR PERIOD ENDED SUBSEQUENT TO THE ACQUISITION ARE NOT COMPARABLE IN ALL MATERIAL RESPECTS TO THE FINANCIAL STATEMENTS OF E-OIR TECHNOLOGIES, INC. AS OF AND FOR PERIODS ENDED PRIOR TO THE ACQUISITION.

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004
(Concluded)

	2005	2004

Net Increase (Decrease) In Cash and Cash Equivalents	$4,976,207	$(215,193)

Cash and Cash Equivalents - Beginning of Period	332,637	547,830

Cash and Cash Equivalents - End of Period	$5,308,844	$332,637

Supplemental Disclosures of Cash Flow Information
Cash payments for interest	$685,892	$14,722

Non-cash Investing and Financing Activity
Additional acquisition transaction costs paid by Markland	$177,639	$-
Reversal of distributions payable	$724,459	$-

See report of independent registered public accounting firm and notes to financial statements.

THE PURCHASE METHOD OF ACCOUNTING WAS USED BY MARKLAND TECHNOLOGIES, INC. TO RECORD THE ASSETS ACQUIRED AND LIABILITIES ASSUMED OF E-OIR TECHNOLOGIES, INC. ON JUNE 29, 2004 (SEE NOTE 3).  ACCORDINGLY, THE ACCOMPANYING FINANCIAL STATEMENTS OF E-OIR TECHNOLOGIES, INC. AS OF AND FOR PERIOD ENDED SUBSEQUENT TO THE ACQUISITION ARE NOT COMPARABLE IN ALL MATERIAL RESPECTS TO THE FINANCIAL STATEMENTS OF E-OIR TECHNOLOGIES, INC. AS OF AND FOR PERIODS ENDED PRIOR TO THE ACQUISITION.

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

NOTE 1. NATURE OF OPERATIONS

Business and Basis of Presentation

E-OIR Technologies, Inc. (the "Company") was incorporated on June 1, 1981 under the laws of the Commonwealth of Virginia. The Company provides research and engineering services to a variety of Defense and Intelligence Community customers. The Company's technical services include design and fabrication of sensor systems for military and intelligence community applications; remote sensor data collection, data signal processing and data exploitation; and training in the use of remote sensor systems and data. These efforts involve systems engineering, system integration, prototyping, field collections as well as data analysis and processing. During 2005 and 2004, EOIR’s most significant source of revenues is an Omnibus Contract with the United States Army Night Vision and Electronic Sensors Directorate. Approximately 84% and 86% of EOIR revenues for the year ended June 30, 2005 and the six months ended June 30, 2004, respectively, were derived from this contract.

Effective June 29, 2004, Markland Technologies, Inc., a publicly-traded Florida corporation ("Markland"), acquired 100% of the Company's outstanding common stock in conjunction with a Stock Purchase Agreement dated June 29, 2004 ("the Acquisition"). Markland agreed to pay the stockholders of the Company $19,000,000, consisting of $8,000,000 in cash and promissory notes of $11,000,000. Additionally, Markland issued certain members of the Company's management team options to purchase approximately $4,000,000 of Markland common stock. As a result of this transaction, the Company became a wholly-owned subsidiary of Markland effective June 29, 2004. For purposes of these stand-alone financial statements, Markland applied the push down basis of accounting to the Company (see Note 3). In conjunction with the Acquisition, the Company changed its fiscal year end from December 31 to June 30 to be consistent with Markland’s fiscal year end.

Prior to the effective date of the Acquisition, the Company was a 100% owner of RMS Enterprises, LLC ("RMS"). RMS is involved in the hospitality industry and owns two hotels and a restaurant in the Fredericksburg, Virginia area. Immediately prior to the Acquisition, the stock of RMS was distributed to the former owners of the Company and was therefore not acquired by Markland. Since RMS was not acquired by Markland, its operations are completely separate from and unrelated to those of the Company, and no costs or expenses relating to RMS have been incurred by the Company, RMS has been excluded from these financial statements for the six months ended June 30, 2004.

On August 17, 2005, pursuant to a Stock Purchase Agreement with Markland, Technest Holdings, Inc. (“Technest”), a majority-owned subsidiary of Markland, purchased all of the outstanding stock of the Company. As consideration for this purchase, Technest issued 12 million shares of its common stock to Markland. As a result of this transaction, the Company became a wholly-owned subsidiary of Technest effective August 17, 2005. Since this was a transaction between entities under common control, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations”, Appendix D, Technest recognized the net assets of the Company at their carrying amounts in the accounts of Markland at the date of transfer.

The Company is subject to risks common to companies in the Homeland Defense Technology industry, including, but not limited to, development by its competitors of new technological innovations, dependence on key personnel, protection of proprietary technology and loss of significant customers. Since the United States Government represents substantially all of the Company’s current revenue, the loss of this customer would have a material adverse effect on the Company's future operations.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the accompanying financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates that are particularly susceptible to change are the revenue recognized under percentage of completion method on firm fixed price contracts, allowance for doubtful accounts, the estimated useful lives of property and equipment, the estimated useful lives of definite-lived intangible assets, impairment of definitive-lived intangible assets and goodwill, the valuation of reserves on deferred tax assets and the amount due to contracting government agencies as a result of their audits.

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentrations

A significant portion of revenue is generated from contracts with Federal Government agencies. Consequently, a significant portion of accounts receivable is due from Federal Government agencies either directly or through other Government contractors.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of ninety days or less to be cash equivalents. Cash equivalents consist of money market funds as of June 30, 2005.  The Company has cash balances in banks in excess of the maximum amount insured by the FDIC as of June 30, 2005.

Restricted Cash

Restricted cash represents a one year certificate of deposit, originally maturing in February 2006 and extended until April 2007, collateralizing a letter of credit in the amount of $250,000 issued in favor of a bank in conjunction with the Company’s corporate credit cards.

Accounts Receivable

Accounts receivable represent the amounts invoiced by the Company under contracts. An allowance for doubtful accounts is determined based on management's best estimate of probable losses inherent in the accounts receivable balance. Management assesses the allowance based on known trouble accounts, historical experience and other currently available evidence.

A significant portion of the Company's receivables are due from Government contracts, either directly or as a subcontractor. The Company has not experienced any material losses in accounts receivable related to these contracts and has provided no allowance at June 30, 2005. If management determines amounts to be uncollectible, they will be charged to operations when that determination is made.

Property and Equipment

Property and equipment are valued at cost and are being depreciated over their useful lives using the straight-line method for financial reporting. Routine maintenance and repairs are charged to expense as incurred. Expenditures which materially increase the value or extend useful lives are capitalized.

Property and equipment are depreciated using straight-line methods over the estimated useful lives of assets as follows:

Software	3 years
Computer equipment	3 years
Furniture and fixtures	5-7 years
Leasehold improvements	Shorter of useful life or lease term
Vehicles	5 years

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment (concluded)

Property and equipment consisted of the following at June 30, 2005:

Software	$117,349
Computer equipment	550,685
Furniture and fixtures	168,874
Leasehold improvements	220,550
Vehicles	55,268
1,112,726
Less accumulated depreciation	(292,270)
$820,456

Depreciation expense for the year ended June 30, 2005 and the six months ended June 30, 2004 was $292,270 and $119,722, respectively.

Definite-lived Intangible Assets

Definite-lived intangible assets consist of customer relationships and contracts resulting from the acquisition of the Company by Markland.

Customer Relationships and Contracts have been valued by management considering various factors including independent appraisals done by valuation and financial advisory firms in accordance with SFAS No. 141, “Business Combinations”, SFAS No. 142, “Goodwill and Other Intangible Assets”, Financial Accounting Standards Board (“FASB”) Concepts Statement Number 7 and Emerging Issues Task Force (“EITF”) Issue No. 02-17, “Recognition of Customer Relationship Assets Acquired in a Business Combination”. These assets are being amortized over nine years, being the contractual terms of the existing contracts plus anticipated contract renewals in accordance with EITF Issue No. 02-17.

Operating Segments

The Company operates in one Operating Segment as defined in paragraph 10 of SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information”. The Operating Segment primarily consists of products and services related to remote sensing technology.

Revenue Recognition

The Company recognizes revenue when the following criteria are met: (1) there is persuasive evidence of an arrangement, such as contracts, purchase orders or written requests; (2) we have completed delivery and no significant obligations remain, (3) our price to our customer is fixed or determinable, and (4) collection is probable.

Revenues from time and materials contracts are recognized as costs are incurred and billed. Allowable costs incurred but not billed as of a period end are recorded as work in process.

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition (concluded)

Revenues from firm fixed price contracts are recognized on the percentage-of-completion method, either measured based on the proportion of costs recorded to date on the contract to total estimated contract costs or measured based on the proportion of labor hours expended to date on the contract to total estimated contract labor hours, as specified in the contract.

Provisions for estimated losses on all contracts are made in the period in which such losses become known. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revision to cost and income and are recognized in the period in which the revisions are determined.

The Company participates in teaming agreements where they are the primary contractor and they participate with other organizations to provide complex integrated remote sensor product and technology development services to the Federal government. The Company has managerial and oversight responsibility for all team members as well as the responsibility for the ultimate acceptability of all integrated technical performance criteria under the contracts for deliverable services and products. The Company, as the prime contractor who accepts risks for these customer funded tasks, includes as revenues the amounts that they bill under these teaming arrangements and include as direct costs amounts that are reimbursable or paid to team members because these teaming arrangements meet the criteria for gross revenue reporting as discussed in EITF Issue No. 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent”. This policy on revenue recognition is also supported by paragraph 60 of the AICPA’s Statement of Position 81-1 “Accounting for Performance of Construction-Type and Certain Production-Type Contracts”.

Income Taxes

In accordance with SFAS No. 109, “Accounting for Income Taxes” and consistent with EITF No. 86-09, “IRC Section 338 and Push-Down Accounting,” the Company allocates current and deferred taxes as if it were a separate tax payer

Since the Acquisition, the Company files consolidated income tax returns with Markland and, for financial statement purposes, computes its provision or benefit for income taxes based on the income and expenses reported in the Company’s statements of operations. The allocation is not subject to a tax sharing arrangement with Markland and it is based on the tax effect of the Company’s operations as if it had not been included in a consolidated return, based on the preacquisition book and tax basis of the Company’s assets and liabilities. Therefore, the impact of applying push down accounting (see Note 3) to the Company is not considered in determining the Company’s provision for income taxes. Amounts included in the Company’s statement of operations related to the impact of push down accounting, including the amortization of definite-lived intangible assets and stock-based compensation, have been considered permanent differences for purposes of the intercompany tax allocation.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. A deferred tax asset is recorded for net operating loss and tax credit carry forwards to the extent that their realization is more likely than not. The deferred tax benefit or expense for the period represents the change in the deferred tax asset or liability from the beginning to the end of the period.

Prior to June 29, 2004, the Company, with the consent of its stockholders, elected to have its earnings taxed under Subchapter S of Chapter 1 of the Internal Revenue Code of 1986, as amended. Accordingly, for both Federal and state tax purposes, the Company's net income was taxed to the stockholders on their individual tax returns. Therefore, no provision for income taxes is recognized in the financial statements for the six month ended June 30, 2004. On the effective date of the Acquisition, the Company forfeited its status as a Subchapter S corporation.

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments

The financial statements include various estimated fair value information at June 30, 2005, as required by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments." Financial instruments are initially recorded at historical cost. If subsequent circumstances indicate that a decline in the fair value of a financial asset is other than temporary, the financial asset is written down to its fair value.

Unless otherwise indicated, the fair values of financial instruments approximate their carrying amounts. By their nature, all financial instruments involve risk, including credit risk for non-performance by counterparties. The maximum potential loss may exceed any amounts recognized in the balance sheet.

The fair value of cash, accounts receivable and accounts payable approximate their recorded amounts because of their relative market and settlement terms. The fair value of the notes payable issued to the former owners of the Company (see Note 6) have been recorded at their fair value, as determined and valued by management considering various factors including an independent appraisal done by a valuation and financial advisory firm, which is less than the face value due to a below market interest rate.

Shipping Costs

Delivery and shipping costs are included in contract revenue and direct costs in the accompanying statements of operations.

Impairment of Intangible Assets

The Company has recorded as goodwill the excess of Markland’s purchase price over the fair value of the identifiable net assets acquired. Goodwill is identified and recorded at the reporting unit level as required by paragraphs 30-31 of SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 142 prescribes a two-step process for impairment testing, at the reporting unit level, of goodwill annually as well as when an event triggering impairment may have occurred. The first step tests for impairment, while the second step, if necessary, measures the impairment. The Company has determined that its reporting unit is its operating segment since this is the lowest level at which discrete financial information is available and regularly reviewed by management. The Company has elected to perform its annual analysis during the fourth quarter of each fiscal year. No indicators of impairment were identified in the year ended June 30, 2005. There were no intangible assets in the six months ended June 30, 2004.

Impairment of Long-Lived Assets

Pursuant to SFAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets", the Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. An impairment loss is recognized when expected cash flows are less than the asset's carrying value. Accordingly, when indicators of impairment are present, the Company evaluates the carrying value of such assets in relation to the operating performance and future undiscounted cash flows of the underlying assets. The Company’s policy is to record an impairment loss when it is determined that the carrying amount of the asset may not be recoverable. No impairment charges were recorded in the year ended June 30, 2005 and six months ended June 30, 2004.

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-Based Compensation

At June 30, 2005 , as permitted under SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", which amended SFAS No. 123, "Accounting for Stock-Based Compensation", the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees", and related interpretation including FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation", an interpretation of APB No. 25. Had the Company followed the fair value method in accounting for its stock-based employee compensation it would have had the following effect on the net income (loss) for the year ended June 30, 2005 and six months ended June, 2004.

	Year ended June 30,	Six months ended June 30,
	2005	2004
Net (loss) income as reported	$(2,739,814)	$2,094,595
Add: stock-based employee compensation under intrinsic value method included in net income (loss)	96,339	--
Deduct: stock-based employee compensation under fair value method	(196,958)	--
Pro forma net (loss) income	$(2,840,433)	$2,094,595

The assumptions used and weighted average information for the year ended June 30, 2005 were as follows:

Fair value of stock	$0.12
Exercise price	$0.06
Expected dividend yield	0%
Expected lives (in years)	9
Risk-free interest rate	3.53%

Stock-based employee compensation relates to Markland issuances of its shares of common stock and options to purchase its common stock to employees of the Company (see Note 8).

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123(R) (revised 2004), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and Amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is not an alternative. SFAS No. 123(R) must be adopted no later than the first interim period for fiscal years beginning after December 15, 2005. The Company expects to adopt SFAS No. 123(R) on July 1, 2006.

SFAS No. 123(R) permits public companies to adopt its requirements using one of two methods: a “modified prospective” approach or a “modified retrospective” approach. Under the modified prospective approach, compensation cost is recognized beginning with the effective date based on the requirements of SFAS 123(R) for all share-based payments granted after the effective date and the requirements of SFAS No. 123(R) for all awards granted to employees prior to the effective date of SFAS No. 123(R) that remain unvested on the effective date. The modified retrospective approach includes the requirements of the modified prospective approach but also permits entities to restate based on the amounts previously recognized under SFAS No. 123 for purposes of pro forma disclosures either for all prior periods presented or prior interim periods of the year of adoption. The Company is evaluating which method to adopt.

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Concluded)

Recent Accounting Pronouncements (concluded)

As permitted by SFAS No. 123, the Company currently accounts for the share-based payments made by Markland to its employees using APB Opinion No. 25’s intrinsic value method and, as such, generally recognizes no compensation cost for employee stock options. However, grants of Markland stock to employees have always been recorded at fair value as required under existing accounting standards. The Company does not expect the adoption of SFAS No. 123(R) to have a material effect on its results of operations. However, the Company’s results of operations could be materially affected by share-based payments issued after the adoption of SFAS 123(R). The impact of the adoption of SFAS No. 123(R) cannot be predicted at this time because it will depend on levels of share-based payments granted by Markland or Technest to the Company’s employees in the future.

SFAS No. 123(R) also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than an operating cash flow under current accounting literature.

NOTE 3. PUSH DOWN ACCOUNTING

Based on the complete change in ownership and control of the Company upon its acquisition by Markland on June 29, 2004, the push down basis of accounting has been applied to the acquisition of the Company by Markland. In accordance with the push down basis of accounting, the Company’s net assets were adjusted to their estimated fair values as of the date of acquisition which resulted in the basis of the net assets acquired being adjusted as disclosed below and accumulated deficit was reset to zero as of the acquisition date. Accordingly, the accompanying financial statements of the Company as of and for year ended June 30, 2005 are not comparable in all material respects to the financial statements of the Company as of and for six months ended June 30, 2004.

A summary of the allocation, as determined by management considering various factors including independent appraisals done by a valuation and financial advisory firm, of the fair value of the assets acquired and liabilities assumed on June 29, 2004 is as follows:

Fair value of net assets acquired:

Fair value of assets acquired -
Current assets, including cash of $332,637	$6,073,467
Property and equipment	1,030,000
Fair value of liabilities assumed -
Accounts payable & accrued expenses	(4,445,125)
Bank loans and overdrafts	(1,032,308)
Fair value of identifiable net tangible assets acquired -	1,626,034
Customer relationships and contracts	11,755,000
Goodwill	5,120,649
Total Purchase Price	$18,501,683

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

NOTE 4. DEFINITE-LIVED INTANGIBLE ASSETS

Definite-lived intangible assets consist of the following at June 30, 2005:

	Amount	Useful life (years)
Customer relationships and contracts - Sensor Technologies	11,755,000	9
Accumulated amortization	(1,306,111)
Net definite-lived intangible asset	$10,448,889

Amortization expense was $1,306,111 and $0 for the year ended June 30, 2005 and six months ended June 30, 2004, respectively. Future amortization expense related to the definite-lived intangible asset over the next five years is $1,306,111 per year.

NOTE 5. GOODWILL

On the date of the Acquisition, the Company had a payable of $724,459 to the former stockholders related to possible taxes due in conjunction with the final pre-acquisition tax return. In the year ended June 30, 2005, this accrual was determined to no longer be required and no distributions were due to the former stockholders. This reduction in payables was considered an adjustment in the fair value of the Company’s net assets acquired by Markland and, accordingly, was recorded as a reduction in Goodwill of $724,459. In addition, actual transaction costs paid by Markland exceeded the original estimate by $177,639. These additional transaction costs were recorded as an increase in Goodwill of $177,639 in the year ended June 30, 2005.

NOTE 6. LONG-TERM DEBT

Notes Payable

On June 29, 2004, the Company issued notes guaranteed by Markland in the face amount of $11,000,000 in connection with Markland’s acquisition of the Company’s common stock. These notes accrue interest at 6% compounded monthly and are payable in quarterly installments over 60 months. The fair value of these notes on the date of the Acquisition was $9,532,044 as determined by management based on a number of factors including an independent valuation. The discount of $1,467,956 will be amortized to interest expense over the life of the note. During the year ended June 30, 2005 and the six months ended June 30, 2004, the Company recorded non-cash interest expense related to the amortization of the discount of $293,591 and $0, respectively. Other interest expense on these notes was $660,000 and $0 for the year ended June 30, 2005 and six months ended June 30, 2004, respectively. The face value of the notes and the unamortized discount at June 30, 2005 was $9,387,750 and $1,174,365, respectively. The holders of the outstanding notes have a primary lien on all the assets of the Company.

Other Long-Term Bank Debt

The Company's other long-term bank debt consists of the following as of June 30, 2005:

First Market Bank, secured by research equipment, dated October, 2002 with monthly payments of $3,715 including interest at LIBOR plus 2.75% (6.27% at June 30, 2005)	$39,438
First Market Bank, dated July, 2002 with monthly payments of $15,278 plus interest at LIBOR plus 2.75%, (6.27% at June 30, 2005)	56,027
First Market Bank, secured by leasehold improvements, dated March 19, 2003 with monthly payments of $3,514 including interest at 5.05%	22,128
A American Honda Finance, secured by vehicle, dated March 24, 2003 with monthly payments of $406 including interest at 4.70%	12,844

$130,437

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004
NOTE 6. LONG-TERM DEBT (Concluded)

Interest expense on other long-term debt was $17,228 and $10,544 for the year ended June 30, 2005 and six months ended June 30, 2004, respectively.

Future debt maturities for all notes payable and long-term debt are as follows for the years ending:

June 30,
2006	$709,943
2007	2,204,600
2008	2,203,644
2009	2,200,000
2010	2,200,000
Total	9,518,187
Less: debt discount	(1,174,365)
$8,343,822

NOTE 7. LINE OF CREDIT

A $500,000 line of credit was established with Virginia Community Bank in October 1999 that was extended and increased to $600,000. It was secured by current accounts receivable and required interest at the prime lending rate. The line was repaid in full and closed in September 2004. Interest expense on the Line of Credit for the year ended June 30, 2005 and six months ended June 30, 2004, was $8,664 and $4,178 respectively.

NOTE 8. STOCKHOLDERS’ EQUITY

Stock Options

On June 29, 2004, Markland issued options to purchase its common stock to eleven former minority owners of the Company who continued employment with the Company. These options have a ten year term and vest ratably over a five year period. Ten of these employees received options to purchase 9,345,737 shares of Markland common stock at a price of $.3775. On the date of grant, the intrinsic value of these options, $3,528,016, was recorded as unearned stock-based compensation and additional paid in capital. This intrinsic value will be amortized to stock compensation expense, included in selling, general and administrative expense, over the five year vesting period.

One employee received five options, each of which allows for the purchase of a number of Markland shares equal to .11799575 times a fraction of $1,600,000 divided by the fair value of Markland’s stock on the vesting date. One of these options vests each year for the next five years. The exercise price of these options will be one-half the fair value of Markland’s stock on the vesting date. The intrinsic value of these options based on the fair value of Markland’s stock on June 30, 2005 is $471,983. This intrinsic value has been recorded as unearned stock-based compensation and additional paid-in capital. Due to the variable nature of the exercise price and number of Markland shares to be issued under these options, the intrinsic value will be remeasured each period until the terms are fixed. The intrinsic value of each option will be amortized over the vesting periods. As of June 30, 2005, the maximum number of Markland shares issuable under these options is 7,866,383.

During the three months ended December 31, 2004, 3,009,574 options were cancelled due to the departure of four employees. In conjunction with the departure of two of these employees, Markland modified the options so that the employees were immediately vested in 40% of the options held. Without modification, these options would have been cancelled upon termination. As a result of this modification, the Company remeasured the intrinsic value on the remeasurement date and determined that there was no incremental value. Therefore, the Company fully amortized the remaining unearned portion of the vested options upon modification. The cancellation of the remaining unvested options resulted in a reduction in unearned compensation and additional paid-in capital of $1,136,099.

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

NOTE 8. STOCKHOLDERS’ EQUITY (Concluded)

Stock Options (concluded)

In conjunction with a May 2005 amendment to an employment agreement with Dr. Mackin, Chief Operating Officer of Markland, Markland accelerated the vesting of Dr. Mackin’s options to purchase 1,250,286 shares of the Markland’s common stock at a price of $.3775 per share. As a result of this modification, the Company remeasured the intrinsic value of the modified options and determined that there was no additional intrinsic value. The Company fully amortized the unearned compensation related to these options.

For the year ended June 30, 2005 and six months ended June 30, 2004, the Company recorded $1,322,411 and $0 in stock compensation, included in selling, general and administrative expense, relating to these options.

Markland Common Stock Issuances

In the year ended June 30, 2005, Markland issued 4,004,883 shares of its common stock to employees of the Company. As a result, the Company has recorded additional paid-in capital and stock compensation, included in selling, general and administrative expenses, of $410,460, equal to the fair value of the Markland common stock on the date of grant. There were no shares issued to employees in the six months ended June 30, 2004.

Additional Paid-in Capital

Additional paid-in capital represents cash payments made by Markland in conjunction with the Acquisition.

Distributions

The Company recorded as distributions amounts expended on behalf of RMS Enterprises, LLC (see Note 1) in the amount of $1,536,124 for the six months ended June 30, 2004.

NOTE 9. COMMITMENTS AND CONTINGENCIES

Facility Rental

The Company holds a three-year lease for its executive and administrative offices of approximately 5,420 square feet in Woodbridge, Virginia. The lease expires on September 30, 2008. The Company leases approximately 10,000 square feet in Spotsylvania, Virginia, where it houses its software development unit. The lease expires on October 31, 2009. The Company also holds a five-year lease for 6,951 square feet in Spotsylvania, Virginia. The lease expires on October 15, 2010. The Company also has several offices located in Fredericksburg, Virginia - one office with 1,200 square feet, with a two-year lease that expires on October 31, 2006, and one with 4,200 square feet, with a three-year lease that expires on June 30, 2007. Monthly lease amounts for these facilities total approximately $29,548.

Rent expense for the year ended June 30, 2005 and the six months ended June 30, 2004 was $384,894, and $76,767, respectively.

The future minimum rental payments required under operating leases that have noncancellable or original lease terms in excess of one year as of June 30, 2005 as are follows:

June 30,
2006	$483,871
2007	460,517
2008	453,733
2009	254,130
2010	165,328
Thereafter	55,321
Total	$1,872,900

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

NOTE 9. COMMITMENTS AND CONTINGENCIES (Concluded)

Government Contracts

The Company's billings on time and material contracts are based on provisional general & administrative and overhead rates which are subject to audit by the contracting Government agency. Audits have been completed for all fiscal years through June 30, 2004. The Company's experience with these audits has generally been favorable.

Lien on Assets

The holders of convertible notes issued by Markland have a second lien on all the assets of the Company. The balance outstanding on these convertible notes as of June 30, 2005 was $3,660,000.

Letter of Credit

The Company has a letter of credit in the amount of $250,000 issued in favor of a bank in conjunction with corporate credit cards.

NOTE 10. INCOME TAXES

The provision for income taxes in the year ended June 30, 2005 of $188,000 represents the intercompany tax allocation. The Company recorded income taxes payable, parent in the same amount related to the current period provision for income taxes.

Since the Acquisition, the Company files consolidated income tax returns with Markland and, for financial statement purposes, compute its provision or benefit for income taxes based on the income and expenses reporting in the Company’s statements of operations. The allocation is not subject to a tax sharing arrangement with Markland and it is based on the tax effect of the Company’s operations as if it had not been included in a consolidated return, based on the preacquisition book and tax basis of the Company’s assets and liabilities.

Prior to its acquisition by Markland, the Company had elected to have its earnings taxed under Subchapter S of Chapter 1 of the Internal Revenue Code of 1986, as amended. Accordingly, for both Federal and state tax purposes, the Company's net income was taxed to the prior stockholders of the Company on their individual tax returns. Therefore, there was no provision for income taxes in the financial statements for the six month ended June 30, 2004.

The provision for income taxes for the year ended June 30, 2005 is as follows:

2005
Current tax provision:
Federal	$155,000
State	30,000
185,000
Deferred tax provision
Federal	3,000
State	-
3,000

188,000

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

NOTE 10. INCOME TAXES (Concluded)

A reconciliation of the provision for income taxes (benefit) to the federal statutory rate is as follows:

	2005
Tax benefit at statutory rate	$(34%	)
Permanent differences
Amortization of definite-lived intangibles	18%
Stock-based compensation	23%
Total Permanent Differences	41%
Benefit of state income taxes	(1%	)
	6%

The Company's deferred tax liabilities consist of differences between the book and tax basis of property and equipment. The Company determined that its net deferred tax liability at June 30, 2005 was immaterial.

NOTE 11. RELATED PARTY TRANSACTIONS

During the year ended June 30, 2005, the Company accrued $1,500,000 due to Markland for administrative support services, engineering services and services rendered by executive officers of Markland who also function as executive officers of the Company. No such amounts were accrued in the six months ended June 30, 2004. At June 30, 2005, the Company had amounts due to Markland for cash advances for payment of shared expenses in the amount of $767,664. The total amount due to Markland is $2,267,664 at June 30, 2005.

During the year ended June 30, 2005, the Company recognized revenue of $421,064 related to services provided to Genex Technologies, Inc. (“Genex”), an entity under common control. No such amounts were recognized in the six months ended June 30, 2004.

At June 30, 2005, the Company had a net amount of $2,556 due from Science and Technology Research Corporation, Inc. (“STR”), a subsidiary of Markland.

At June 30, 2005, the Company had a net amount of $144,742 due from Genex for sales made and shared services provided to Genex.

At June 30, 2005, the Company had a net amount of $581 due to Technest.

The Company believes that all transactions described above were made on terms no less favorable to it than those obtainable from unaffiliated third parties. All future transactions, if any, with its executive officers, directors and affiliates will be on terms no less favorable to it than those that will be obtainable from unrelated third parties at the time such transactions are made.

NOTE 12. PROFIT SHARING PLAN

The Company has adopted a 401(k) plan for the benefit of certain employees. Essentially all employees are eligible to participate. The Company also contributes to the plan under a safe harbor plan requiring a 3% contribution for all eligible participants. In addition, the Company may contribute a 3% elective match. The Company contributed 6% of gross wages, excluding bonuses on an annual basis, to those who have been employed for more than one year and remain employed on the last day of the fiscal year.

Contributions and other costs of the plan in the years ended June 30, 2005 and six months ended June 30, 2004 aggregated $662,618 and $272,937, respectively.

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

NOTE 13. LITIGATION

Joseph R. Moulton

On or about September 16, 2004, Joseph R. Moulton, Sr. initiated a lawsuit in the Circuit Court of Spotsylvania County, Virginia, against the Company, Markland, and Robert Tarini, in his capacity as Markland’s Chief Executive Officer. Mr. Moulton was the largest single shareholder of the Company prior to its acquisition by Markland, owning approximately 67% of the Company’s capital stock. Mr. Moulton received approximately $5,863,000 in cash and a promissory note of the Company in the approximate principal amount of $6,967,000 for his shares of the Company at the closing of the acquisition of the Company by Markland.

In his complaint Mr. Moulton asserts, among other things, that Markland and the Company breached their obligations under the stock purchase agreement, dated June 30, 2004, pursuant to which Markland acquired the Company, by terminating Mr. Moulton's employment with the Company and removing him from the Company’s board of directors.

Mr. Moulton is seeking damages allegedly suffered by his loss of employment, extreme emotional distress, and costs incurred to enforce his contractual rights. In addition, he is seeking some other equitable relief including, the appointment of a receiver to oversee the management of the Company until the promissory notes issued to former Company shareholders at the closing of the acquisition are paid in full and a declaratory judgment that Markland and the Company's actions constitute an event of default under these promissory notes allowing for the acceleration of all amounts due thereunder. As Mr. Moulton is suing in his personal capacity rather than as a representative of the former Company shareholders, he is asking the court to accelerate the payment of the outstanding principal amount of his note, which as of June 30, 2005, was $5,255,021. Markland is a guarantor of these notes.

Markland, Mr. Tarini and the Company believe that the allegations in this lawsuit are entirely without merit. Markland and the Company have filed an answer denying Mr. Moulton's allegations and opposing vigorously all equitable relief sought. Markland and the Company have also filed a counterclaim against Mr. Moulton seeking damages resulting from alleged misconduct and misrepresentations on the part of Mr. Moulton related to the Company’s relationship with certain banks.

On April 4, 2005 a hearing was held in the Spotsylvania County Circuit Court on Markland and the Company’s demurrer to certain claims brought by Mr. Moulton. As a result of that hearing, the claim by Mr. Moulton that his employment was terminated in violation of public policy was dismissed by the court, and the Court dismissed those aspects of Mr. Moulton's complaint suggesting that he was pursuing his claims on behalf of other unnamed sellers of the Company’s shares. Mr. Moulton was not given leave to amend or refile these claims.

On December 16, 2005, the start of the trial of this matter was continued from January 17, 2006 to September 5, 2006. In addition on that day, Mr. Moulton was permitted by the Court to amend his complaint to add an additional cause of action.

On February 3, 2006, a hearing was held in the Spotsylvania County Circuit Court on Markland and the Company’s demurrer to certain claims brought by Mr. Moulton. As a result of that hearing, Mr. Moulton’s cause of action alleging breach of an employment contract by the Company was dismissed with prejudice by the Court.

Greg & Mary Williams

Markland and the Company were notified on July 11, 2005 by counsel for Greg and Mary Williams, former shareholders and employees of the Company and, in the case of Mr. Williams, a former director of Markland, that the Williamses filed a lawsuit in the Commonwealth of Virginia, naming the Company and Markland as defendants, regarding a number of contractual disputes involving the registration of shares of Markland common stock underlying certain options issued to the Williamses in connection with the acquisition of the Company by Markland and severance payments called for pursuant to severance agreements by and among the Williamses, the Company and Markland. On August 3, 2005, the Company and Markland filed an answer and a demurrer denying all liability.

On April 6, 2006, a hearing was held in the Spotsylvania County Circuit Court, Virginia on the Williams’ motion for summary judgment on certain claims brought by Mr. and Mrs. Williams relating to their severance payments. On that day, the court took the matter under advisement.

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

NOTE 14. SUBSEQUENT EVENTS

On August 17, 2005, pursuant to a Stock Purchase Agreement with Markland, Technest, a majority-owned subsidiary of Markland, purchased all of the outstanding stock of the Company. As a result of this transaction, the Company became a wholly-owned subsidiary of Technest effective August 17, 2005. Since this was a transaction between entities under common control, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations”, Appendix D, Technest recognized the net assets of the Company at their carrying amounts in the accounts of Markland at the date of transfer.

As of December 31, 2005 all outstanding options granted by Markland to employees of the Company had been cancelled.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
E-OIR Technologies, Inc.
Spotsylvania, Virginia

We have audited the accompanying balance sheet of E-OIR Technologies, Inc. as of December 31, 2003, and the related statements of income, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of E-OIR Technologies, Inc. as of December 31, 2003, and the results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

As described in Note 1, these financial statements represent the operations of the Company that were acquired by Markland Technologies, Inc. on June 29, 2004 and do not include the Company's wholly-owned subsidiary, RMS Enterprises, LLC, which was distributed to the Company's stockholders prior to the acquisition.

\s\ Wolf & Company, P.C.

Boston, Massachusetts
September 9, 2004

E-OIR TECHNOLOGIES, INC.

BALANCE SHEET
DECEMBER 31, 2003

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$547,830
Accounts receivable	6,497,452
Other receivable	1,557
Prepaid expenses	68,507
Other current assets	19,268
TOTAL CURRENT ASSETS	7,134,614

PROPERTY AND EQUIPMENT
Computers and equipment	$1,435,342
Furniture and fixtures	186,837
Vehicles	140,090
Software	128,965
Structures	274,569
2,165,803
Less accumulated depreciation and amortization	(1,408,917)
756,886
OTHER ASSETS
Unbilled receivable	60,000

$7,951,500

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accrued expenses and payroll taxes	$863,273
Accounts payable	5,418,594
Unearned revenue	312,682
Current maturities on long-term debt	287,037
Other current liabilities	16,827
TOTAL CURRENT LIABILITIES	6,898,413

LONG-TERM LIABILITIES
Long-term debt, less current maturities	286,932

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, par value $1 per share;
15,000 shares authorized, 12,000
shares issued and outstanding	12,000
Retained earnings	754,155
TOTAL STOCKHOLDERS' EQUITY	766,155

$7,951,500

See report of independent registered public accounting firm and notes to financial statements.

E-OIR TECHNOLOGIES, INC.

STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2003

Revenues	$42,680,858

Direct costs:
Salaries	6,202,424
Team members and subcontractors	22,367,388
Travel	453,422
Materials	4,830,447
Other	3,453
TOTAL DIRECT COSTS	33,857,134

GROSS PROFIT	8,823,724

Operating expenses:
Indirect salaries and employee benefits	3,650,809
Materials and supplies	44,297
Utilities	83,160
Taxes	670,667
Travel	112,445
Insurance	110,282
Consultants	35,311
Legal	35,662
Accounting fees	44,180
Training	22,253
Maintenance	28,873
Advertising	70,614
Rent	136,179
Relocation	1,456
Miscellaneous	82,344
Computer network support	174,353
Depreciation and amortization	319,636
TOTAL OPERATING EXPENSES	5,622,521

OPERATING INCOME	3,201,203

Other income and (expenses):
Interest income	12,541
Interest expense	(30,239)
Other expense	(18,159)
TOTAL OTHER (EXPENSE), NET	(35,857)

NET INCOME	$3,165,346

See report of independent registered public accounting firm and notes to financial statements.

E-OIR TECHNOLOGIES, INC.

STATEMENT OF RETAINED EARNINGS
YEAR ENDED DECEMBER 31, 2003

Balance, beginning of period	$1,151,516
Net income	3,165,346
Distributions, including advances to unconsolidated subsidiary	(3,562,707)
Balance, end of period	$754,155

See report of independent registered public accounting firm and notes to financial statements.

E-OIR TECHNOLOGIES, INC.

STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2003

2003

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,165,346
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	319,636
Change in operating assets and liabilities:
(Increase) decrease in assets:
Accounts receivable	(3,408,076)
Prepaid expenses	(6,845)
Other assets	10,694
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	3,143,300
Other current liabilities	16,827
Unearned revenue	(227,631)

NET CASH PROVIDED BY OPERATING ACTIVITIES	3,013,251

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(208,035)
NET CASH (USED IN) INVESTING ACTIVITIES	(208,035)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	141,584
Principle payments on long-term debt	(431,577)
Distributions, including advances to unconsolidated subsidiaries	(3,062,707)

NET CASH (USED IN) FINANCING ACTIVITIES	(3,352,700)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(547,484)

Cash and Cash Equivalents:
Beginning	1,095,314

Ending	$547,830

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash payments for interest	$30,239

NONCASH INVESTING AND FINANCING TRANSACTIONS:
Distributions payable	$500,000

See report of independent registered public accounting firm and notes to financial statements.

E-OIR TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2003

NOTE 1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

BUSINESS AND BASIS OF PRESENTATION:

E-OIR Technologies, Inc. (the "Company") was incorporated on June 1, 1981 under the laws of the State of Virginia. The Company provides research and engineering services to a variety of Defense and Intelligence Community customers. The Company's technical services include design and fabrication of sensor systems for military and intelligence community applications. These efforts involve systems engineering, system integration, prototyping, field collections as well as data analysis and processing. Substantially all of the Company's revenues are derived from approximately twenty Government contracts with ten different U.S. Government agencies.

Effective June 29, 2004, Markland Technologies, Inc., a publicly-traded Florida corporation ("Markland"), acquired 100% of the Company's outstanding common stock in conjunction with a Stock Purchase Agreement dated June 29, 2004 ("the Acquisition"). Markland agreed to pay the stockholders of the Company $19,000,000, consisting of $8,000,000 in cash and promissory notes of $11,000,000. Additionally, Markland issued certain members of the Company's management team options to purchase approximately $4,000,000 of Markland common stock. As a result of this transaction, the Company became a wholly owned subsidiary of Markland effective June 29, 2004.

Prior to the effective date of the Acquisition, the Company was a 100% owner of RMS Enterprises, LLC ("RMS"). RMS is involved in the hospitality industry and owns two hotels and a restaurant in the Fredericksburg, Virginia area. Immediately prior to the Acquisition, the stock of RMS was distributed to the former owners of the Company and was therefore not acquired by Markland. Since RMS was not acquired by Markland, its operations are completely separate from and unrelated to those of the Company, and no costs or expenses relating to RMS have been incurred by the Company, RMS has been excluded from these financial statements. The Company had advanced amounts to RMS as follows:

December 31, 2003

Cumulative advances to RMS	$5,046,642

For purposes of these financial statements, all amounts advanced to RMS have been treated as distributions to stockholders in the year in which they were advanced.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

For purposes of reporting cash flows, the Company includes all cash accounts which are not subject to withdrawal restrictions or penalties.

E-OIR TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2003

NOTE 1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

REVENUE RECOGNITION

Revenues from time and materials contracts are recognized as costs are incurred.

Revenues from firm fixed price contracts are recognized on the percentage-of-completion method, either measured based on the proportion of costs recorded to date on the contract to total estimated contract costs or measured based on the proportion of labor hours expended to date on the contract to total estimated contract labor hours, as specified in the contract.

Provisions for estimated losses on all contracts are made in the period in which such losses become known. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revision to cost and income and are recognized in the period in which the revisions are determined.

The Company participates in teaming agreements where they are the primary contractor and they participate with other organizations to provide services to the Federal government. The Company has managerial and oversight responsibility for team members as well as the responsibility for the ultimate acceptability of performance under the contract. The Company includes as revenues the amounts that they bill under the teaming arrangements and include as direct costs amounts that are reimbursable or paid to team members. The amounts earned under teaming agreements with other organizations and included in the Company's revenues were $11,829,186 for the year ended December 31, 2003.

Unearned revenue represents cash collections in excess of revenue earned on firm fixed price contracts. Unearned revenue is determined as follows at December 31, 2003:

Unearned revenue, beginning of period	$540,313
Billings	808,035
Costs and profit	(1,035,666)
Unearned revenue, ending of period	$312,682

ACCOUNTS RECEIVABLE

Accounts receivable represent the amount invoiced by the Company under contracts. An allowance for doubtful accounts is determined based on management's best estimate of probable losses inherent in the accounts receivable balance. Management assesses the allowance based on known trouble accounts, historical experience and other currently available evidence. The Company's receivables are due entirely from government contracts. The Company has not experienced any losses in accounts receivable and has provided no allowance at December 31, 2003. If management determines amounts to be uncollectible, they will be charged to operations when that determination is made.

Unbilled receivables represent a contract withholding which the Company expects to collect at the conclusion of the contract.

DEPRECIATION AND AMORTIZATION

Property and equipment are depreciated using straight-line methods over the estimated useful lives of assets as follows:

Computers and equipment	3 years
Furniture and fixtures	5-7 years
Vehicles	5 years
Software	3 years
Structures	Shorter of lease term or useful life

E-OIR TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2003

NOTE 1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

ACCRUED COMPENSATED ABSENCES

Full-time employees receive annual leave based upon length of employment. Annual leave is paid to employees upon termination of employment and has been accrued in the financial statements.

INCOME TAXES

The Company, with the consent of its stockholders, elected to have its earnings taxed under Subchapter S of Chapter 1 of the Internal Revenue Code of 1986, as amended. Accordingly, for both Federal and state tax purposes, the Company's net income is taxed to the stockholders on their individual tax returns. Therefore, no provision for income taxes is recognized in the financial statements. On the effective date of the Acquisition (see above), the Company forfeited its status as a Subchapter S corporation.

CONCENTRATIONS

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade receivables. The Company places their temporary cash investments at financial institutions. However, a portion of temporary cash investments exceed FDIC insured levels.

Substantially all contract revenue is generated from contracts with Federal government agencies. Consequently, substantially all accounts receivable are due from Federal government agencies either directly or through other government contractors. One contract with the U.S. Army represented 86% of total revenue and 86% of account receivables at December 31, 2003.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Estimates that are particularly susceptible to significant change in the near term relate to the revenue recognized under percentage completion method firm fixed price contracts, allowance for doubtful accounts and the estimated useful lives of property and equipment.

SHIPPING COSTS

Delivery and shipping costs are included in contract revenue and direct costs in the accompanying statements of income.

RESEARCH AND DEVELOPMENT

Research and development costs are charged to expense as incurred.

E-OIR TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2003

NOTE 1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (Concluded)

RECENT ACCOUNTING PRONOUNCEMENTS

In August 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement addresses financial accounting and reporting for the impairment and disposal of long-lived assets. This statement is effective for fiscal years beginning after December 15, 2001. The adoption of this statement did not have any material impact on the Company's financial position or results of operations.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. The adoption of SFAS No. 146 did not have a material effect on the Company's financial position or results of operations.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure, an Amendment of FASB Statement No. 123." This Statement provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends disclosure requirements to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The FASB has prescribed a tabular format and location for the disclosures. No stock-based employee compensation cost is reflected in operations, as there are no options or other forms of stock-based compensation outstanding.

In November 2002, the FASB issued Interpretation No. 45, ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 requires a company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantee and elaborates on existing disclosure requirements related to guarantees and warranties. The initial recognition requirements of FIN 45 are effective for guarantees issued or modified after December 31, 2002 and adoption of the disclosure requirements are effective for the Company as of December 31, 2002. The adoption of FIN 45 did not have a significant impact on the Company's financial position or results of operations.

In January 2003, as amended in December 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51." FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period ending after December 15, 2004. The adoption of FIN 46 did not have any effect on the Company's financial statements, as the Company does not have any variable interest entities.

In May 2003, the FASB issued SFAS No.150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability. Many of those instruments were previously classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this statement did not have any impact on our financial position or results of operations.

IMPAIRMENT OF LONG-LIVED ASSETS

Pursuant to SFAS No. 144, the Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. An impairment loss is recognized when expected cash flows are less than the asset's carrying value. Accordingly, when indicators or impairment are present, the Company evaluates the carrying value of such assets in relation to the operating performance and future undiscounted cash flows of the underlying business. The Company's policy is to record an impairment loss when it is determined that the carrying amount of the asset may not be recoverable. No impairment charges were recorded in the year ended December 31, 2003.

E-OIR TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2003

NOTE 2. LONG-TERM DEBT

The Company's long-term debt consists of the following as of December 31, 2003:

Wachovia Bank, secured by a SUV, dated November, 2001 with monthly payments of $877 including interest of 6.1%	$28,012

Chrysler Finance Company, secured by a van, dated April, 2000 with monthly payments of $405 including interest of 4.9%	1,562

First Market Bank, secured by research equipment, dated October, 2002 with monthly payments of $3,715 including interest of LIBOR plus 2.75% (3.87% at December 31, 2003)	162,335

First Market Bank, dated July, 2002 with monthly payments of $15,278 plus interest of LIBOR plus 2.75%, (3.87% at December 31, 2003)	277,030

First Market Bank, secured by leasehold improvements, dated March 19, 2003 with monthly payments of $3,514 including interest of 5.05%	85,376

American Honda Finance, secured by automobile, dated March 24, 2003 with monthly payments of $406 including interest of 4.70%	19,654
$573,969

Future debt maturities are as follows for the years ending:
December 31,:

2004	$287,037
2005	195,838
2006	57,467
2007	33,469
2008	158
Total	$573,969

Interest expense was $30,239 for the year ended December 31, 2003.

E-OIR TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2003

NOTE 3. LINE OF CREDIT

A $500,000 line of credit was established with Virginia Community Bank in October 1999. It is secured by current accounts receivable with variable interest at the prime lending rate. No balance is outstanding at December 31, 2003. The line of credit was extended subsequent to year end, increased to $600,000 and expires in April, 2005.

NOTE 4. RELATED PARTY TRANSACTIONS

The Company rents certain office space from a company owned by a minority stockholder of the Company. Rent expense related to these leases was $24,301 for the year ended December 31, 2003.

The Company recorded as distributions amounts expended on behalf of RMS Enterprises, LLC in the amount of $159,821 for the year ended December 31, 2003. The Company has guaranteed certain debt of RMS (see Note 6).

NOTE 5. LEASE COMMITMENTS

The Company leases office spaces for its headquarters, storage, and two other locations. The lease on the office space at headquarters is on a month-to-month basis. Minimum monthly rental payments for the headquarters are $1,983 with adjustments due to changes in real estate tax levies.

The lease on the Fredericksburg office space requires payments of $1,530 per month and expires in December 2004.

The Occoquan office is leased for 3 years through September 2005. Monthly payments for 2003 were $7,452 and are $7,678 thereafter.

Storage space in Stafford is leased on a month-to-month basis requiring payments of $126 monthly.

Minimum annual rentals are as follows for the years ending December 31:

2004	$150,735
2005	99,165
Total	$249,900

Rent expense for the year ended December 31, 2003 $136,179.

NOTE 6. CONTINGENCIES

The Company's billings on time and material contracts are based on provisional general & administrative and overhead rates which are subject to audit by the contracting government agency. Audits have been completed for all fiscal years through 2001. The Company's experience with these audits has generally been favorable.

The Company has guaranteed certain debt outstanding to RMS Enterprises, LLC. RMS obtained bank financing totaling $1,543,000 on June 27, 2003, which is due in full at its maturity on November 30, 2004. For no consideration, the Company agreed to guarantee the bank debt on behalf of RMS to enable it to obtain a sufficient level of financing and to obtain a favorable interest rate. The Company may be required to perform on the guarantee only in the event of nonpayment of the debt by RMS. The Company has recourse only to the general credit of RMS should the Company be required to perform under the guarantee. The majority stockholder of the Company has also provided the bank a guarantee of this debt.

Subsequent to year end, in April 2004, the Company guaranteed certain additional debt to RMS totaling $5,400,000. In August, 2004, the bank fully released Markland of this guarantee.

E-OIR TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2003

NOTE 7. PROFIT SHARING PLAN

The Company has adopted a 401(k) plan for the benefit of certain employees. Essentially all employees are eligible to participate. Beginning in 2003, the Company also contributes to the plan under a safe harbor plan requiring a 3% contribution for all eligible participants. In addition, the Company may contribute a 2% elective match. The Company contributed 5.00% of gross wages, excluding bonuses on an annual basis, to those who have been employed for more than one year and remain employed on the last day of the year during the year ended December 31, 2003. Contributions and other costs of the plan in 2003 aggregated $392,869.

NOTE 8. SUBSEQUENT EVENTS

Subsequent to year end, the Company signed lease agreements totaling approximately $7,901 per month. Two of these agreements expire December 2004. The third agreement continues until July 2007.

Subsequent to year end, 100% of the Company's outstanding common stock was acquired by Markland. Immediately prior to the Acquisition, the Company distributed the stock of its wholly owned subsidiary, RMS Enterprises, LLC, to it stockholders (see Note 1).

TECHNEST HOLDINGS, INC., GENEX TECHNOLOGIES, INC.
AND
E-OIR TECHNOLOGIES, INC.
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

The following unaudited pro forma condensed consolidated statements of operations combine the results of operations of Technest for the six months ended June 30, 2005 and the year ended December 31, 2004 with the results of operations of E-OIR Technologies, Inc. (“EOIR”) and Genex Technologies, Inc. (“Genex”) for the periods then ended as if the transactions had occurred as of the beginning of the period. For the period ended December 31, 2004, the sales and net income for EOIR was recast from the EOIR audited financial statements for the six months ended June 30, 2004 and the six months from July 1, 2004 and December 31, 2004 from the EOIR audited financial statement for the year ended June 30, 2005. There are no periods excluded or included more than once for this presentation.

On February 14, 2005, in conjunction with a Securities Purchase Agreement between Technest and Markland Technologies, Inc. (“Markland”), Technest issued 1,954,023 shares of common stock to Markland in exchange for 10,168,764 shares of Markland’s common stock.  The common stock issued to Markland represented a 93% interest in Technest’s common stock.  Consequently, Technest became a majority owned subsidiary of Markland on that date.

On February 14, 2005, Technest paid $3,000,000 in cash and transferred 10,168,764 shares of Markland common stock to the sole stockholder of Genex for all of the capital stock of Genex. As a result of this transaction, Genex became a wholly-owned subsidiary of Technest.

On August 17, 2005, pursuant to a Stock Purchase Agreement with Markland, Technest purchased all of the outstanding stock of EOIR, formerly one of Markland’s wholly-owned subsidiaries. As consideration for the stock of EOIR, Technest issued 12 million shares of its common stock to Markland. Since this was a transaction between entities under common control, the historical carrying value of EOIR's assets and liabilities have been carried over and no purchase price adjustment was made. Technest’s financial statements for the six months ended June 30, 2005 have been restated to include EOIR from February 15, 2005, the date that Technest became a member of the controlled group.

No pro forma balance sheets are presented since both EOIR and Genex are included in Technest’s consolidated balance sheet as of June 30, 2005 and for all periods presented subsequent to that date.

The pro forma condensed consolidated financial statements should be read in conjunction with the separate historical financials statements of Technest.  These pro forma condensed, consolidated financial statements are not necessarily indicative of the consolidated financial position, had the acquisition occurred on the date indicated above, or the consolidated results of operations which might have existed for the periods indicated or the results of operations as they may be in the future.

Technest Holdings, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2005
(Unaudited)

		E-OIR	Genex
	Technest	Technologies,	Technologies,
	Holdings, Inc.	Inc.	Inc.
	and Subsidiary	(Jan 1 to Feb 14, 2005)	(Jan 1 to Feb 14, 2005)		Pro forma Adjustments	Pro forma

REVENUES	$27,890,072	$5,859,867	$570,239	(1)	$(540,196)	$33,779,982

COST OF REVENUES	22,481,133	4,654,417	209,537	(1)	(540,196)	26,804,891

GROSS PROFIT	5,408,939	1,205,450	360,702		-	6,975,091

OPERATING EXPENSES
Selling, general and administrative	5,807,695	1,465,648	128,115		-	7,401,458
Research and development	2,395,950	-	-	(3)	(2,095,000)	300,950
Amortization of intangible assets	611,471	60,115	-	(2)	223,255	894,841

TOTAL OPERATING EXPENSES	8,815,116	1,525,763	128,115		(1,871,745)	8,597,249

OPERATING INCOME (LOSS)	(3,406,177)	(320,312)	232,587		1,871,745	(1,622,158)

OTHER EXPENSES (INCOME), NET:
Interest expenses	446,027	147,515	-	(4)	119,199	712,741
Other expense (income), net	(40,567)	(6,033)	(14,498)		-	(61,098)

TOTAL OTHER EXPENSES (INCOME), NET	405,460	141,482	(14,498)		119,199	651,643

NET INCOME (LOSS) BEFORE INCOME TAXES	(3,811,637)	(461,794)	247,084		1,752,546	(2,273,800)

Income taxes	-	-	-	(5)	-	-

NET INCOME (LOSS)	(3,811,637)	(461,794)	247,084		1,752,546	(2,273,800)

DEEMED PREFERRED STOCK DIVIDENDS	2,174,848	-	-	(3)	(2,174,848)	-

NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS	$(5,986,485)	$(461,794)	$247,084		$3,927,394	$(2,273,800)

BASIC AND DILUTED LOSS PER COMMON SHARE

Loss from continuing operations	($3.68)					($0.16)

Weighted Average Number of Common Shares Outstanding	1,624,918			(6)	12,477,650	14,102,568

See notes to pro forma condensed consolidated financial statements.

Technest Holdings, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2004
(Unaudited)

	Technest
	Holdings, Inc.	E-OIR	Genex
	and	Technologies,	Technologies,		Pro forma
	Subsidiary	Inc.	Inc.		Adjustments	Pro forma

REVENUES	$-	$61,808,325	$5,165,536		$-	$66,973,861

COST OF REVENUES	-	49,798,790	3,484,574		-	53,283,364

GROSS PROFIT	-	12,009,535	1,680,962		-	13,690,497

OPERATING EXPENSES
Selling, general and administrative	104,818	9,532,004	1,901,931		-	11,538,753
Research and development	-	-	-	(3)	2,095,000	2,095,000
Amortization of intangible assets	-	653,056	-	(2)	1,132,990	1,786,046

TOTAL OPERATING EXPENSES	104,818	10,185,059	1,901,931		3,227,990	15,419,798

OPERATING INCOME (LOSS)	(104,818)	1,824,476	(220,969)		(3,227,990)	(1,729,301)

OTHER EXPENSES (INCOME), NET:
Interest expenses	7,690	509,506	-	(4)	509,500	1,026,696
Other expense (income), net	-	(27,817)	(5,390)		-	(33,207)

TOTAL OTHER EXPENSES (INCOME), NET	7,690	481,689	(5,390)		509,500	993,489

NET INCOME (LOSS) BEFORE INCOME TAXES	(112,508)	1,342,788	(215,579)		(3,737,490)	(2,722,789)

Income taxes	-	-	-	(5)	-	-

NET INCOME (LOSS)	(112,508)	1,342,788	(215,579)		(3,737,490)	(2,722,789)

DEEMED PREFERRED STOCK DIVIDENDS	-	-	-	(3)	2,174,848	2,174,848

NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS	$(112,508)	$1,342,788	$(215,579)		$(5,912,338)	$(4,897,637)

BASIC AND DILUTED LOSS PER COMMON SHARE:
Loss from continuing operations	$(0.89)					$(0.35)

Weighted Average Number of Common Shares Outstanding after reverse split of 1: 211.18	126,883			(6)	13,954,023	14,080,906

See notes to pro forma condensed consolidated financial statements.

Technest Holdings, Inc. and Subsidiaries
Notes to Pro Forma Condensed Consolidated Financial Statements
(Unaudited)

Note 1 - The Acquisition of Technest Holdings, Inc. by Markland Technologies, Inc.

On February 14, 2005, Technest became a majority-owned subsidiary of Markland Technologies, Inc. (“Markland”), a homeland defense, armed services and intelligence contractor. Markland is a public company. Technest issued to Markland 1,954,023 shares of its common stock, representing a 93% ownership interest in Technest’s common stock, in exchange for 10,168,764 shares of Markland common stock valued at $6,101,258 which were used as partial consideration for the concurrent acquisition of Genex Technologies, Inc. Subsequently, the fiscal year end of Technest was changed from December 31 to June 30.

Note 2 - The Acquisition of Genex Technologies, Inc.

On February 14, 2005, Technest paid $3,000,000 in cash and transferred 10,168,764 shares of Markland stock to Jason Geng, the sole stockholder of Genex Technologies, Inc. (“Genex”) for all of the capital stock of Genex. As a result of this transaction, Genex became a wholly-owned subsidiary of Technest.

Note 3 - The Acquisition of EOIR Technologies, Inc.

On August 17, 2005, pursuant to a Stock Purchase Agreement with Markland Technologies, Inc. (“Markland”), our majority stockholder, we purchased all of the outstanding stock of E-OIR Technologies, Inc., (“EOIR”), formerly one of Markland’s wholly-owned subsidiaries. As consideration for the stock of EOIR, we issued 12 million shares of our common stock to Markland. Markland's ownership of Technest is approximately 98% on a primary basis and 82% on a fully diluted basis (assuming the conversion of all of our convertible securities and the exercise of all warrants to purchase Technest common stock) after consummation of the transaction. Accordingly, this reorganization did not result in a change of control of EOIR and did not need stockholder consent.  Since this is a transaction between entities under common control, the historical carrying value of EOIR's assets and liabilities were carried over and no purchase price adjustments were made. Technest’s financial statements for the six months ended June 30, 2005 include EOIR from February 15, 2005, the date that Technest became a member of Markland’s control group.

Note 3 - Pro Forma Presentation and Adjustments

The unaudited pro forma condensed consolidated financial statements combine Technest with EOIR and Genex as if the transactions had occurred as of the beginning of the period.  Accordingly, the following pro forma adjustments were made:

Pro Forma Adjustments (1) - Elimination of Intercompany Transactions

Transactions between EOIR and Genex have been eliminated beginning January 1, 2004. These transactions included revenues from collaborative efforts on certain EOIR customer orders where Genex was a subcontractor to EOIR before the acquisition of EOIR by Technest.

Pro Forma Adjustment (2) - Pro forma amortization of intangible assets of EOIR and Genex as if the acquisitions had occurred as of the beginning of the periods presented.

Pro Forma Adjustment (3) - Effects from Acquisition and Financing of Genex Technologies, Inc.

In-process research and development and deemed dividends relating to the acquisition of Genex have been recorded as if they occurred as of the beginning of the periods presented.

Pro Forma Adjustment (4) - Interest Expense

The pro forma interest expense assumes the $11,000,000 EOIR loan with an interest rate of 6% compounded monthly was outstanding since January 1, 2004. This debt was issued at a discount of $1,467,956 which is being amortized to interest expense over the term of the debt.

Pro Forma Adjustment (5) - Income Taxes

No income tax expense or benefit has been recorded because Technest and subsidiaries had a loss and also because they would have filed a consolidated tax return with Markland. Both Technest and Markland have a valuation reserve against deferred tax assets resulting primarily from net operating losses and loss carry forwards which are available to offset any taxable income.

Pro Forma Adjustment (6) - Weighted average number of common shares outstanding

The pro forma adjustment for the weighted average number of common shares outstanding includes the effect of the February 15, 2005 issuance of 1,954,023 shares (post reverse split) of common stock of Technest to Markland for the acquisition of Genex Technologies and the August 17, 2005 issuance of 12,000,000 shares of common stock of Technest to Markland for the acquisition of EOIR as if they were issued on January 1, 2004.

PART II

Information Not Required In Prospectus

Item 24.  Indemnification Of Directors And Officers.

Section 78.7502 of the Nevada Revised Statutes permits the indemnification of directors and officers of Nevada corporations.

Under Nevada law, we have the power to indemnify any person who was, or is, or is threatened to be made a party in a completed, pending or threatened proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation), by reason of being or having been an officer, director, employee or agent of the corporation or serving in certain capacities at the request of the corporation. Indemnification may include attorneys' fees, judgments, fines and amounts paid in settlement. The person to be indemnified must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful.  With respect to actions by or in the right of the corporation, indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action was brought or other court of competent jurisdiction determines upon application that in view of all circumstances the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.  Unless indemnification is ordered by a court, the determination to pay indemnification must be made by the stockholders, by a majority vote of a quorum of our board of directors who were not parties to the action, suit or proceeding, or in certain circumstances by independent legal counsel in a written opinion. Section 78.751 of the Nevada Revised Statutes permits the articles of incorporation or bylaws to provide for payment to an indemnified person of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification.  Section 78.7502 also provides that to the extent a director, officer, employee or agent has been successful on the merits or otherwise in the defense of any such action, he or she must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons in control pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

Our officers and directors are covered by an insurance policy purchased by us with respect to, among other things, the liabilities that may arise under the statutory provisions referred to above. Our directors and officers are also insured against particular liabilities, including some liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they are not indemnified by us.

Item 25.  Other Expenses Of Issuance And Distributions.

The following table provides information regarding the various anticipated expenses payable by Technest in connection with the issuance and distribution of the securities being registered. We are paying the expenses incurred in registering the shares, but all selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Nature Of Expense	Amount
SEC registration fee	$7,361.89
Accounting fees and expenses	$12,500
Legal fees and expenses	$25,000
Transfer agent fees	$1,500
Printing and related fees	$10,000
Miscellaneous	$8,638.11
Total	$65,000

Item 26.  Recent Sales Of Unregistered Securities.

We have issued the following unregistered securities within the last three years. The following information regarding our securities has been adjusted to reflect a 1-for-211.18 reverse stock split effected on July 19, 2005.

As consideration for an agreement with Crystal Research Associates, LLC for the assistance in the creation of marketing information entered into on July 17, 2006, we issued Crystal a Warrant to purchase 200,000 shares of Technest common stock at an exercise price of $1.89 per share, 110% premium to the closing price of Technest common stock on July 17, 2006. The Warrant expires on July 17, 2011. We also entered into a Registration Rights Agreement with Crystal pursuant to which we granted “piggy-back” and S-3 registration rights for the shares of Technest common stock underlying the Warrant. This transaction was not registered under the Securities Act, but was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof.

As consideration for the Credit Agreements with Silicon Valley Bank (the “Bank”) and in connection with the closing of the financing with the Bank, on August 10, 2006, we issued the Bank a Warrant to purchase 75,000 shares of Technest common stock at an exercise price of $5.85 per share. The Warrant expires August 3, 2013. We also entered into a Registration Rights Agreement with the Bank pursuant to which we granted “piggy-back” and S-3 registration rights for the shares of Technest common stock underlying the Warrant. This transaction was not registered under the Securities Act, but was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof.

As consideration for the subordination of the security interest to the Bank and in connection with the closing of the financing, on August 10, 2006, we issued to the seven remaining EOIR subordinated note holders a total of 99,779 shares of our common stock, of which our current Chief Executive Officer and one of our directors, Joseph P. Mackin, received 23,913 shares. Of the remaining six other note holders, five are our employees and one is a consultant. This transaction was not registered under the Securities Act, but was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof.

On October 4, 2005, Technest issued an aggregate of 302,868 shares of common stock to Southridge Partners LP and Southshore Capital Fund Ltd. upon the exercise, by those entities, of common stock purchase warrants. The issuance of these securities was not registered under the Securities Act of 1933, as amended, but was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof.

On October 3, 2005 we entered into an Amendment to the Registration Rights Agreement dated February 14, 2005, which was filed as Exhibit 4.3 to our current report on Form 8-K filed with the SEC on February 15, 2005 (SEC File No. 000-27023), by and among Technest and certain holders of our Series C preferred stock (the "Registration Rights Agreement").  The Registration Rights Agreement required Technest to use our best efforts to file a registration statement covering the resale of shares of our common stock issuable upon conversion of the outstanding Series C convertible preferred stock by April 30, 2005, and to cause such registration statement to be declared effective no later than June 29, 2005. The Amendment provides that liquidated damages pursuant to the Registration Rights Agreement shall accrue at a rate of 4% of the initial subscription amount for any month, or pro-rata portion thereof, during which a condition giving rise to liquidated damages shall continue, and that such damages shall be paid in our common stock.  As of December 20, 2006, we have issued 1,001,545 shares under this provision. The issuance of these securities was not registered under the Securities Act of 1933, as amended, but was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof.

On June 20, 2005 Technest issued an aggregate 208,910 shares of common stock to Verdi Consulting, Inc. and ipPartners, Inc. upon the exercise, by those entities, of common stock purchase warrants. The issuance of these securities was not registered under the Securities Act of 1933, as amended, but was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof.

In accordance with the terms of the Markland Securities Purchase Agreement, on February 14, 2005, Technest issued to Markland 1,954,023 shares of its common stock in exchange for 10,168,764 shares of Markland common stock and Markland agreed to issue shares of common stock upon conversion of Technest's Series B preferred stock (which, together with the Technest Series C preferred stock and warrants, was sold to investors in the financing discussed below). Technest used the shares of common stock paid to it by Markland to fund a portion of the merger consideration paid to Jason Geng, the sole shareholder of Genex. The issuance of these securities was not registered under the Securities Act of 1933, as amended, but was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof.

On February 14, 2005, immediately after the acquisition by Markland of a controlling interest in Technest, Southridge Partners LP, Southshore Capital Fund Limited, Verdi Consulting, Inc., ipPartners, Inc., DKR Soundshore Oasis Holding Fund, Ltd., DKR Soundshore Strategic Holding Fund, Ltd. and Deer Creek Fund LLC paid $5,000,000 in cash for 1,149,425 shares of Technest Series B preferred stock, five-year warrants to purchase up to 1,149,425 shares of Technest common stock for an exercise price of $6.50 per share, and 1,149,425 shares of Technest Series C preferred stock convertible into 1,149,425 shares of Technest's common stock. The proceeds of this financing were used by Technest to fund the acquisition of Genex, pay transaction costs and fund working capital. These securities were sold in units for a price of $4.35 per unit. The issuance and sale of these securities was not registered under the Securities Act, but were made in reliance upon the exemptions from the registration requirements set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, insofar as such securities were issued only to "accredited investors" within the meaning of Rule 501 of Regulation D.

Item 27.  Exhibits.

Exhibit No.	Description	Filed with this Registration Statement	Incorporated by reference
			Form	Filing Date	Exhibit No.

2.1	Securities Purchase Agreement by and among Technest Holdings, Inc. and Southridge Partners LP, Southshore Capital Fund Limited, ipPartners, Inc, Verdi Consulting, Inc., DKR Soundshore Oasis Holding Fund, Ltd., DKR Soundshore Strategic Holding Fund, Ltd. and Deer Creek Fund LLC, dated February 14, 2005		8-K	February 15, 2005	2.1
2.2	Securities Purchase Agreement between Markland Technologies, Inc. and Technest Holdings, Inc., dated February 14, 2005		8-K	February 15, 2005	2.2
2.3	Agreement and Plan of Merger by and between Technest Holdings, Inc., MTECH Acquisition, Inc., Genex Technologies, Inc. and Jason Geng, dated February 14, 2005		8-K	February 15, 2005	2.3
2.4	2001 Stock Option Plan		DEF 14A	June 14, 2001	C
3.1	Restated Articles of Incorporation dated December 22, 1998		SB-2	February 26, 1999	3.1
3.2	Restated Articles of Incorporation of Registrant, dated as of December 14, 2000, as filed with the Secretary of State of the State of Nevada on March 2, 2001.		10-KSB	April 16, 2001	3.2
3.3	Certificate of Amendment to Articles of Incorporation		8-K	August 9, 2001	3.1

3.4	Amended and Restated By-Laws dated May 21, 2001.	DEF 14A	June 14, 2001	B
3.5	Bylaw Amendments	8-K	December 20, 2006	3.1
4.1	Form of Common Stock Certificate.	SB-2	February 26, 1999	4.1
4.2	Series A Convertible Preferred Stock Certificate of Designations, filed with the Secretary of State of Nevada on February 8, 2005.	8-K	February 14, 2005	4.1
4.3	Registration Rights Agreement between Markland Technologies, Inc. and Southridge Partners LP, Southshore Capital Fund Limited, ipPartners, Inc, Verdi Consulting, Inc., DKR Soundshore Oasis Holding Fund, Ltd., DKR Soundshore Strategic Holding Fund, Ltd. and Deer Creek Fund LLC for Markland Common Stock, dated February 14, 2005.	8-K	February 15, 2005	4.1
4.4	Registration Rights Agreement between Technest Holdings, Inc. and Markland Technologies, Inc., dated February 14, 2005.	8-K	February 15, 2005	4.2
4.5	Registration Rights Agreement between Technest Holdings, Inc. and Southridge Partners LP, Southshore Capital Fund Limited, ipPartners, Inc, Verdi Consulting, Inc., DKR Soundshore Oasis Holding Fund, Ltd., DKR Soundshore Strategic Holding Fund, Ltd. and Deer Creek Fund LLC for Technest Series C Preferred Stock and Warrants for Technest common stock, dated February 14, 2005.	8-K	February 15, 2005	4.3
4.6	Registration Rights Agreement between Technest Holdings, Inc. and Jason Geng for registration of Earnout Shares, dated February 14, 2005.	8-K	February 15, 2005	4.4

4.7	Registration Rights Agreement between Markland Technologies, Inc. and Jason Geng, dated February 14, 2005.	8-K	February 15, 2005	4.5
4.8	Form of Technest Common Stock Purchase Warrant.	8-K	February 15, 2005	4.6
4.9	Technest Series B Convertible Preferred Stock Certificate of Designations filed with the Secretary of State of Nevada on February 14, 2005.	8-K	February 15, 2005	4.7
4.10	Technest Series C Convertible Preferred Stock Certificate of Designations filed with the Secretary of State of Nevada on February 14, 2005.	8-K	February 15, 2005	4.8
4.11	Amendment No. 1 to the Registration Rights Agreement dated October 3, 2005 among Technest Holdings, Inc., Verdi Consulting, Inc., ipPartners, Inc., Southridge Partners LP and Southshore Capital Fund, Ltd., amending the Registration Rights Agreement dated February 14, 2005 among these parties.	8-K	October 7, 2005	4.2
4.12	Amendment No. 2 to Registration Rights Agreement dated February 27, 2006 among Technest Holdings, Inc., Verdi Consulting, Inc., ipPartners, Inc., Southridge Partners LP and Southshore Capital Fund, Ltd., amending the Registration Rights Agreement dated February 14, 2005 among these parties.	8-K	March 2, 2006	4.2
4.13	Technest Common Stock Warrant issued to Silicon Valley Bank dated August 4, 2006.	8-K	August 14, 2006	4.1
4.14	Registration Rights Agreement between Technest Holdings, Inc. and Silicon Valley Bank dated August 4, 2006.	8-K	August 14, 2006	4.2
4.15	Technest Common Stock Warrant issued to Crystal Research Associates LLC dated July 17, 2006.	10-KSB	October 13, 2006	4.15

4.16	Registration Rights Agreement between Technest Holdings, Inc. and Crystal Research Associates LLC dated July 17, 2006.	10-KSB	October 13, 2006	4.16
5.1	Opinion of Foley Hoag LLP	X
10.1	Securities Purchase Agreement between the registrant and Verdi Consulting dated February 8, 2005.	8-K	February 14, 2005	10.1
10.2	Form of 8% Promissory Note between the registrant and Garth LLC.	8-K	February 14, 2005	10.2
10.3	Exchange Agreement between the registrant and Garth LLC dated February 8, 2005.	8-K	February 14, 2005	10.3
10.4	Securities Purchase Agreement between the registrant and Garth LLC dated February 8, 2005.	8-K	February 14, 2005	10.4
10.5	Escrow Agreement between Markland Technologies, Inc. Technest Holdings, Inc. Genex Technologies, Inc., Jason Geng, and Wilmington Trust Company, dated February 14, 2005.	8-K	February 15, 2005	10.1
10.6	Form of Option to be granted under the 2004 Markland Stock Incentive Plan.	8-K	February 15, 2005	10.6
10.7	Stock Purchase Agreement between Markland Technologies, Inc. and Technest Holdings, Inc. dated August 17, 2005.	8-K	August 18, 2005	10.1
10.8	Night Vision Electronic Sensors Directorate (NVESD) Omnibus Contract between E-OIR Measurement Inc., a subsidiary of EOIR and United States Army Night Vision and Electronic Sensors Directorate.	10-QSB	November 21, 2005	10.2
10.9	Stock Purchase Agreement by and between Markland and EOIR, dated June 30, 2004.	10-QSB	November 21, 2005	10.3
10.10	Form of Promissory Note made by EOIR Technologies, Inc. and dated June 29, 2004.	10-QSB	November 21, 2005	10.4
10.11	Security Agreement by and between EOIR and sellers of EOIR stock, dated June 30, 2004.	10-QSB	November 21, 2005	10.5

10.12	Pledge and Security Agreement, by and between Markland, EOIR and the Sellers thereon, dated June 29, 2004	10-QSB	November 21, 2005	10.6
10.13	Lease Agreement between Branch Banking and Trust Company of Virginia and E-OIR Technologies, dated May 31, 2002	10-QSB	February 21, 2006	10.1
10.14	First Amendment to Lease by and between Branch Banking and Trust Company of Virginia and E-OIR Technologies, Inc. dated October 1, 2005	10-QSB	February 21, 2006	10.2
10.15	Jackson Square Office Park Deed of Lease by and between LJ Holding, L.C. and E-OIR Technologies, Inc., dated September 22, 2004	10-QSB	February 21, 2006	10.3
10.16	Deed of Commercial Office Lease Agreement between BDC Spotsylvania LLC and E-OIR Technologies, Inc., dated May 16, 2005	10-QSB	February 21, 2006	10.4
10.17	First Amendment to Deed of Commercial Office Lease Agreement between BDC Spotsylvania LLC and E-OIR Technologies, Inc. dated September 29, 2005	10-QSB	February 21, 2006	10.5
10.18	Lease between Paul J Kingston, Trustee of M.P.A. Realty Trust, and Technest Holdings, Inc., dated December 31, 2005	10-QSB	February 21, 2006	10.6
10.19	Office Lease Agreement between Motor City Drive, LLC and Genex Technologies, Inc., dated December 20, 2005	10-QSB	February 21, 2006	10.7
10.20	Stockholders’ Agreement between Markland Technologies, Inc. and Technest Holdings, Inc. dated March 13, 2006.	8-K	March 17, 2006	10.1
10.21	License Agreement between Markland Technologies, Inc. and Technest Holdings, Inc. dated March 13, 2006.	8-K	March 17, 2006	10.2
10.22	Employment Agreement between Joseph P. Mackin and Technest Holdings, Inc. dated March 13, 2006.	8-K	March 17, 2006	10.3

10.23	Employment Agreement between Gino M. Pereira and Technest Holdings, Inc. dated March 13, 2006.	8-K	March 17, 2006	10.4
10.24	Form of Restricted Stock Agreement between Joseph P. Mackin and Technest Holdings, Inc.	8-K	March 17, 2006	10.5
10.25	Form of Restricted Stock Agreement between Gino M. Pereira and Technest Holdings, Inc.	8-K	March 17, 2006	10.6
10.26	Release and Indemnification Agreement between Robert Tarini and Technest Holdings, Inc. dated March 13, 2006.	8-K	March 17, 2006	10.7
10.27	Technest Holdings, Inc. 2006 Stock Award Plan.	8-K	March 17, 2006	10.8
10.28	Loan and Security Agreement for Term Loan among Silicon Valley Bank, Technest Holdings, Inc., E-OIR Technologies, Inc. and Genex Technologies, Inc. dated August 4, 2006.	8-K	August 14, 2006	10.1
10.29	Loan and Security Agreement for Working Capital Line of Credit among Silicon Valley Bank, Technest Holdings, Inc., E-OIR Technologies, Inc. and Genex Technologies, Inc. dated August 4, 2006.	8-K	August 14, 2006	10.2
10.30	Intellectual Property Security Agreement among Silicon Valley Bank, Technest Holdings, Inc., E-OIR Technologies, Inc. and Genex Technologies, Inc. dated August 4, 2006.	8-K	August 14, 2006	10.3
10.31	Unconditional Guaranty by Markland Technologies, Inc. dated August 4, 2006.	8-K	August 14, 2006	10.4
10.32	Stock Pledge Agreement between Markland Technologies, Inc. and Silicon Valley Bank dated August 4, 2006.	8-K	August 14, 2006	10.5
10.33	Agreement relating to Certain Promissory Notes between Technest Holdings, Inc. and Joseph P. Mackin dated August 4, 2006.	8-K	August 14, 2006	10.6
10.34	First Allonge to Promissory Note of Joseph P. Mackin dated August 4, 2006.	8-K	August 14, 2006	10.7
10.35	Restricted Stock Grant Agreement between Technest Holdings, Inc. and Joseph P. Mackin dated August 4, 2006.	8-K	August 14, 2006	10.8

10.36	Indemnification Agreement between Technest Holdings, Inc. and Markland Technologies, Inc. dated September 1, 2006.		10-KSB	October 13, 2006	10.36
16.1	Letter from Sherb & Co.		8-K/A	August 25, 2005	16.1
21.1	List of the Subsidiaries of Technest Holdings, Inc.		10-KSB	October 13, 2006	21.1
23.1	Consent of Foley Hoag LLP	*
23.2	Consent of Wolf & Company, PC	X
23.3	Consent of Wolf & Company, PC	X
23.4	Consent of Wolf & Company, PC	X
23.5	Consent of Wolf & Company, PC	X
23.6	Consent of Sherb & Co.	X
24.1	Power of Attorney (contained on the signature page to this registration statement)

* Included in Exhibit 5.1.

Item 28.   Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) Each prospectus filed pursuant to Rule 424(b)(§230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment No. 5 to the registration statement to be signed on its behalf by the undersigned, in the City of Boston, Commonwealth of Massachusetts, on January 24, 2007.

TECHNEST HOLDIINGS, INC.

By: /s/ Joseph P. Mackin
Joseph P. Mackin
Chief Executive Officer

POWER OF ATTORNEY

Know all men by these presents, that each individual whose signature appears below constitutes and appoints Gino Miguel Pereira and Joseph P. Mackin, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits and schedules thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, which they, or either of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes or any of them, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Amendment No. 5 to the registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Joseph P. Mackin	Chief Executive Officer, President and	January 24, 2007
Joseph P. Mackin	Chairman of the Board of Directors

/s/ Gino M. Pereira	Chief Financial Officer, Principal	January 24, 2007
Gino M. Pereira	Accounting Officer and Director

/s/ Darlene M. Deptula-Hicks	Director	January 24, 2007
Darlene M. Deptula-Hicks

/s/ David R. Gust	Director	January 24, 2007
David R. Gust

/s/ Robert Doto	Director	January 24, 2007
Robert Doto